                                                      Pursuant to Rule 424b5
                                                      Registration No. 33-94448

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS ARE AVAILABLE. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED OCTOBER 22, 1996

          PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED OCTOBER 22, 1996)

                                  $395,151,146
                                 (APPROXIMATE)

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                   DEPOSITOR

                      GMAC COMMERCIAL MORTGAGE CORPORATION
                                    SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-C1
                            ------------------------

    The Series 1996-C1 Mortgage Pass-Through Certificates (the "CERTIFICATES") will consist of the following 15 classes (each, a "CLASS"): (i) the Class X-1 and Class X-2 Certificates (collectively, the "CLASS X CERTIFICATES"); (ii) the Class A-1, Class A-2A and Class A-2B Certificates (collectively, the "CLASS A CERTIFICATES"; and collectively with the Class X Certificates, the "SENIOR CERTIFICATES"); (iii) the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the "SUBORDINATE CERTIFICATES"; and collectively with the Senior Certificates, the "REMIC REGULAR CERTIFICATES");

                            ------------------------  (cover cont. on next page)

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN
 OR OBLIGATION OF THE DEPOSITOR, GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY
   OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE
    LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR
     INSTRUMENTALITY OR BY THE DEPOSITOR, GMAC COMMERCIAL MORTGAGE
       CORPORATION OR ANY OF THEIR AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
       OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
          CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
    MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                            ------------------------

     PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE S-17 HEREIN AND PAGE 11 IN THE PROSPECTUS BEFORE PURCHASING ANY OFFERED CERTIFICATE.

                                               INITIAL CERTIFICATE                                ASSUMED FINAL
                   CLASS                            BALANCE(1)            PASS-THROUGH RATE    DISTRIBUTION DATE(2)
-------------------------------------------   ----------------------      -----------------    --------------------
Class X-1..................................                 N/A(3)                    (4)             July 15, 2006
Class X-2..................................                 N/A(5)                    (6)            March 15, 2021
Class A-1..................................        $ 33,475,146                       (7)         February 15, 2006
Class A-2A.................................         190,353,000                                    October 15, 2003
Class A-2B.................................          71,963,000                                   February 15, 2006
Class B....................................          31,978,000                                      April 15, 2006
Class C....................................          26,268,000                                        May 15, 2006
Class D....................................          27,409,000                                     August 15, 2006
Class E....................................          13,705,000                                  September 15, 2006

                                                        (footnotes on next page)
                            ------------------------

    The Offered Certificates will be purchased from the Depositor by Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (the "UNDERWRITERS") and will be offered by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting
expenses payable by the Depositor estimated to be approximately $           ,
will be    % of the initial aggregate Certificate Balance of the Offered
Certificates, plus accrued interest. The Offered Certificates are offered by the Underwriters subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to certain other conditions. It is expected that the Offered Certificates will be delivered in book-entry form through the
Same-Day Funds Settlement System of DTC on or about November   , 1996 (the
"DELIVERY DATE"), against payment therefor in immediately available funds.

GOLDMAN, SACHS & CO.                                       MORGAN STANLEY & CO.
                                                               INCORPORATED

                   AND SOLELY AS MEMBERS OF THE SELLING GROUP

CONTIFINANCIAL SERVICES CORPORATION                           [ING BARINGS LOGO]

          The date of this Prospectus Supplement is October   , 1996.

(footnotes from previous page)
------------------
(1) Subject to a variance of plus or minus 5%.
(2) The "ASSUMED FINAL DISTRIBUTION DATE" with respect to any Class of Offered Certificates is the Distribution Date (as defined herein) on which the final distribution would occur for such Class of Certificates based upon the assumption that no Mortgage Loan is prepaid prior to its stated maturity and otherwise based on the Maturity Assumptions (as described herein). The actual performance and experience of the Mortgage Loans will likely differ from such assumptions. The Rated Final Distribution Date (as defined herein) for each Class of Offered Certificates with a Certificate Balance is the Distribution Date in October, 2028. See "Yield and Maturity Considerations" herein.
(3) The Class X-1 Certificates will not have a Certificate Balance and will accrue interest on a Notional Amount (as defined herein) that is equal to the aggregate Stated Principal Balance (as defined herein) of the Group 1 Loans outstanding from time to time.
(4) Approximate initial Pass-Through Rate. For each Distribution Date subsequent to the initial Distribution Date, the related Pass-Through Rate will be variable and will, in general, equal the excess, if any, of the weighted average of the Net Mortgage Rates (as defined herein) of the Group 1 Loans from time to time, over the Pass-Through Rate applicable to the Class A-1 Certificates (or, if such Certificates are no longer outstanding, that would otherwise have been applicable thereto) from time to time.
(5) The Class X-2 Certificates will not have a Certificate Balance and will accrue interest on a Notional Amount that is equal to approximately 99.9% of the aggregate Stated Principal Balance of all the Mortgage Loans outstanding from time to time.
(6) Approximate initial Pass-Through Rate. Subsequent to the initial Distribution Date, the related Pass-Through Rate will be variable and will, in general, equal the excess, if any, of (a) the weighted average of (i) the Net Mortgage Rates of the Group 1 Loans (in each case, net of the applicable Pass-Through Rate for the Class X-1 Certificates) and (ii) the Net Mortgage Rates of the Group 2 Loans from time to time, over (b) the weighted average of the Pass-Through Rates applicable to the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates from time to time.
(7) Initial Pass-Through Rate. The related Pass-Through Rate will remain at
        % per annum for each Distribution Date, up to and including the
    Distribution Date in           . Thereafter the related Pass-Through Rate
    will be variable, will reset every six months and will, in general, equal
    the lesser of (x) Certificate Six-Month LIBOR from time to time, plus    %,
    and (y) the weighted average of the Net Mortgage Rates of the Group 1 Loans from time to time.
                            ------------------------
(cover continued from prior page)

and (iv) the Class R-I, Class R-II and Class R-III Certificates (the "REMIC RESIDUAL CERTIFICATES"). Only the Senior Certificates and the Class B, Class C, Class D and Class E Certificates (collectively, the "OFFERED CERTIFICATES") are offered hereby. The respective Classes of Offered Certificates will be issued with the respective Certificate Balances and Pass-Through Rates set forth or otherwise described in the table on the cover page hereof.

     The Certificates will represent the entire beneficial ownership interest in a trust fund (the "TRUST FUND") to be established by the Depositor, that will consist primarily of a segregated pool (the "MORTGAGE ASSET POOL") of conventional, multifamily and commercial mortgage loans (the "MORTGAGE LOANS"). The Cut-off Date is November 1, 1996 and, as of such date, the Mortgage Loans had an aggregate principal balance (the "INITIAL POOL BALANCE") of $456,822,350, after application of all payments of principal due on or before such date, whether or not received, and subject to a variance of plus or minus 5%. Certain characteristics of the Mortgage Loans are described herein under "Description of the Mortgage Asset Pool".

     The Mortgage Asset Pool has been divided into two separate sub-pools (each, a "LOAN GROUP"), designated as "LOAN GROUP 1" (and the Mortgage Loans included therein, the "GROUP 1 LOANS") and "LOAN GROUP 2" (and the Mortgage Loans included therein, the "GROUP 2 LOANS"), each of which is described herein. Loan Group 1 will consist of all the adjustable-rate Mortgage Loans, and Loan Group 2 will consist of all the fixed-rate Mortgage Loans and Mortgage Loans with a one-time step-down in their Mortgage Rates shortly following the Delivery Date. As of the Cut-off Date, the Group 1 Loans and the Group 2 Loans will have aggregate principal balances, after taking into account all payments of principal due on or before such date, whether or not received, of $33,475,147 and $423,347,204, respectively, in each case subject to a variance of plus or minus 5%.

     As described herein, three separate REMIC elections will be made with respect to the Trust Fund for federal income tax purposes (the REMICs formed thereby being herein referred to as "REMIC I", "REMIC II" and "REMIC III", respectively). The Offered Certificates will constitute "regular interests" in REMIC III. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

     Distributions on the Certificates will be made, to the extent of available funds, on the 15th day of each month or, if any such 15th day is not a business day, then on the next business day, beginning in December 1996 (each, a "DISTRIBUTION DATE"). As described herein, interest distributions on each Class of Offered Certificates will be made on each Distribution Date based on the Pass-Through Rate then applicable to such Class and the Certificate Balance or Notional Amount, as the case may be, of such Class outstanding immediately prior to such Distribution Date. Distributions allocable to principal of the respective Classes of Certificates with Certificate Balances (the "PRINCIPAL BALANCE CERTIFICATES") will be made in the amounts and in accordance with the priorities described herein until the Certificate Balance of each such Class is reduced to zero. No Class of Class X Certificates will have a Certificate Balance or entitle the holders thereof to receive distributions of principal. As described herein, any Prepayment Premiums actually collected on the Mortgage Loans will be distributed among certain of the

Classes of Certificates in the amounts and in accordance with the priorities described herein. See "Description of the Certificates--Distributions" herein.

     As and to the extent described herein, the Subordinate Certificates will be subordinate to the Senior Certificates; and each Class of Subordinate Certificates will further be subordinate to each other class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. The REMIC Residual Certificates will be subordinate to the Regular Interest Certificates. See "Description of the Certificates--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" herein.

     The yield to maturity of each Class of Offered Certificates will depend on, among other things, the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans that result in a reduction of the Certificate Balance or Notional Amount of such Class. The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) and losses on or in respect of, in the case of the Class X-1 Certificates, the Group 1 Loans and, in the case of the Class X-2 Certificates, the Group 2 Loans (and, to a lesser extent, the Group 1 Loans), which rate and timing of principal payments and losses may fluctuate significantly from time to time. A rate of principal prepayments on the Mortgage Loans that is more rapid than expected by investors will have a material negative effect on the yield to maturity of one or both Classes of the Class X Certificates. Investors in the Class X Certificates should consider the associated risks, including the risk that a rapid rate of principal prepayments on the Mortgage Loans could result in the failure of investors in either or both Classes of such Certificates to recover fully their initial investments. See "Yield and Maturity Considerations" herein and "Yield and Maturity Considerations" and "Risk Factors--Yield and Prepayment Considerations" in the Prospectus.

     See "Index of Principal Definitions" in the Prospectus for the location of meanings of capitalized terms used but not defined herein. See "Index of Principal Definitions" herein for location of meanings of other capitalized terms used herein.

     There is currently no secondary market for the Offered Certificates. The Underwriters intend to make a secondary market in the Offered Certificates, but are not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Offered Certificates will not be listed on any securities exchange.

     THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED OCTOBER 22, 1996, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     UNTIL JANUARY   , 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS

                                             PAGE
                                             -----
TRANSACTION OVERVIEW......................     S-5
SUMMARY OF PROSPECTUS SUPPLEMENT..........     S-6
RISK FACTORS..............................    S-17
    The Certificates......................    S-17
    The Mortgage Loans....................    S-17
DESCRIPTION OF THE MORTGAGE ASSET POOL....    S-21
    General...............................    S-21
    Certain Terms and Conditions of the
      Mortgage Loans......................    S-22
    Additional Mortgage Loan
      Information.........................    S-27
    The Mortgage Loan Sellers.............    S-29
    Certain Underwriting Matters..........    S-29
    Certain Legal Aspects of Mortgage
      Loans Under California Law..........    S-31
    Assignment of the Mortgage Loans;
      Repurchases.........................    S-31
    Representations and Warranties;
      Repurchases.........................    S-32
    Changes in Mortgage Asset Pool
      Characteristics.....................    S-34
SERVICING OF THE MORTGAGE
  LOANS...................................    S-35
    General...............................    S-35
    The Servicer..........................    S-36
    Termination of the Servicer with
      Respect to Specially Serviced
      Mortgage Loans and REO Properties...    S-36
    Servicing and Other Compensation and
      Payment of Expenses.................    S-37
    The Extension Adviser.................    S-40
    Modifications, Waivers, Amendments and
      Consents............................    S-41
    Sale of Defaulted Mortgage Loans......    S-42
    REO Properties........................    S-42
    Inspections; Collection of Operating
      Information.........................    S-43
DESCRIPTION OF THE CERTIFICATES...........    S-43

                                             PAGE
                                             -----
    General...............................    S-43
    Book-Entry Registration of the Offered
      Certificates........................    S-44
    Certificate Balances and Notional
      Amounts.............................    S-45
    Pass-Through Rates....................    S-45
    The Certificate Groups................    S-46
    Distributions.........................    S-47
    Subordination; Allocation of Losses
      and Certain Expenses................    S-52
    P&I Advances..........................    S-53
    Appraisal Reductions..................    S-54
    Reports to Certificateholders; Certain
      Available Information...............    S-54
    Voting Rights.........................    S-56
    Termination; Retirement of
      Certificates........................    S-57
    The Trustee...........................    S-57
YIELD AND MATURITY CONSIDERATIONS.........    S-57
    Yield Considerations..................    S-57
    Weighted Average Life.................    S-60
    Certain Price/Yield Tables............    S-66
    Yield Sensitivity of the Class X
      Certificates........................    S-74
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...    S-77
    General...............................    S-77
    Original Issue Discount and Premium...    S-77
    Characterization of Investments in
      Offered Certificates................    S-79
METHOD OF DISTRIBUTION....................    S-79
LEGAL MATTERS.............................    S-80
RATINGS...................................    S-80
LEGAL INVESTMENT..........................    S-81
ERISA CONSIDERATIONS......................    S-81
INDEX OF PRINCIPAL TERMS..................    S-83
ANNEX A...................................     A-1
ANNEX B...................................     B-1

                              TRANSACTION OVERVIEW

     Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus relating to the Offered Certificates in making their investment decision. The following Transaction Overview does not include all relevant information relating to the securities and collateral described herein, particularly with respect to the risks and special considerations involved with an investment in such securities and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Prior to making an investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in this Prospectus Supplement and the Prospectus. See "Index of Principal Terms" in this Prospectus Supplement and "Index of Principal Definitions" in the Prospectus.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                           INITIAL                                                                          INITIAL
           RATINGS       CERTIFICATE         PERCENT OF                              DESCRIPTION          CERTIFICATE
            (S&P/        BALANCE OR         INITIAL POOL                            OF CERTIFICATE       INTEREST RATE
CLASS     MOODY'S)     NOTIONAL AMOUNT        BALANCE        SUBORDINATION(C)       INTEREST RATE        (APPROXIMATE)
------------------------------------------------------------------------------------------------------------------------
 X-1      NR/Aaa        $  33,475,146(b)                                          Variable Rate I/O
------------------------------------------------------------------------------------------------------------------------
 X-2      NR/Aaa          456,365,528(b)                                          Variable Rate I/O
------------------------------------------------------------------------------------------------------------------------
 A-1      AAA/Aaa          33,475,146            7.33%             35.25%         Floating Rate
------------------------------------------------------------------------------------------------------------------------
 A-2A     AAA/Aaa         190,353,000           41.67              35.25          Fixed Rate
------------------------------------------------------------------------------------------------------------------------
 A-2B     AAA/Aaa          71,963,000           15.75              35.25          Fixed Rate
------------------------------------------------------------------------------------------------------------------------
 B        AA/Aa1           31,978,000            7.00              28.25          Fixed Rate
------------------------------------------------------------------------------------------------------------------------
 C        A/Aa3            26,268,000            5.75              22.50          Fixed Rate
------------------------------------------------------------------------------------------------------------------------
 D        BBB/Baa1         27,409,000            6.00              16.50          Fixed Rate
------------------------------------------------------------------------------------------------------------------------
 E        BB+/Baa3         13,705,000            3.00              13.50          Fixed Rate
------------------------------------------------------------------------------------------------------------------------
 F(a)     BB/Ba3           22,841,000            5.00               8.50          Fixed Rate
------------------------------------------------------------------------------------------------------------------------
 G(a)     B/B3             19,415,000            4.25               4.25          Fixed Rate
------------------------------------------------------------------------------------------------------------------------
 H(a)     Unrated          19,415,204            4.25               0.00          Fixed Rate
------------------------------------------------------------------------------------------------------------------------


--------------------------------
        WEIGHTED
          AVG.        PRINCIPAL
CLASS   LIFE(D)       WINDOW(D)
--------------------------------
 X-1        N/A              N/A
--------------------------------
 X-2        N/A              N/A
--------------------------------
 A-1       7.51      12/96- 2/06
--------------------------------
 A-2A      5.21      12/96-10/03
--------------------------------
 A-2B      8.77      10/03- 2/06
--------------------------------
 B         9.38       2/06- 4/06
--------------------------------
 C         9.52       4/06- 5/06
--------------------------------
 D         9.71       5/06- 8/06
--------------------------------
 E         9.80       8/06- 9/06
--------------------------------
 F(a)      9.87       9/06-11/06
--------------------------------
 G(a)     10.78      11/06- 7/10
--------------------------------
 H(a)     14.87       7/10- 3/21
--------------------------------

   (a)Not offered hereby.
   (b)Notional Amount
   (c)Reflects aggregate of Certificate Balances of all Classes of
      Certificates that are subordinate to the specified class, expressed as a percentage of the Initial Pool Balance.
   (d)The weighted average life and period during which distributions of principal would be received (the "Principal Window") set forth in the foregoing table with respect to each Class of REMIC Regular
      Certificates is based on the assumptions that there are no prepayments on the Mortgage Loans and otherwise on the basis of the Maturity Assumptions (as defined herein). See "Yield and Maturity
      Considerations" herein.
--------------------------------------------------------------------------------

     Set forth below is certain information regarding the Mortgage Loans and the Mortgaged Properties as of the Cut-off Date (all weighted averages set forth below are based on the Cut-off Date Balances (as defined herein) of the respective Mortgage Loans). Such information is described, and additional information regarding the Mortgage Loans and the Mortgaged Properties is set forth, under "Description of the Mortgage Asset Pool" herein and in Annex A hereto:

                         MORTGAGE POOL CHARACTERISTICS

                              CHARACTERISTICS                          ENTIRE MORTGAGE POOL
        ------------------------------------------------------------   --------------------
        Initial Pool Balance........................................       $456,822,350
        Number of Mortgage Loans....................................                137
        Average Cut-off Date Balance................................       $  3,334,470
        Weighted Average Mortgage Rate..............................              9.208%
        Weighted Average Original Term to Maturity..................         106 Months
        Weighted Average Remaining Term to Maturity.................          98 Months
        Weighted Average Original Amortization Term.................         314 Months
        Weighted Average Debt Service Coverage Ratio................               1.51x
        Weighted Average Cut-off Date LTV Ratio.....................                 67%

     "Cut-off Date LTV Ratios" and "Debt Service Coverage Ratios" are calculated as described in Annex A hereto.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms that are used in this Summary may be defined elsewhere in this Prospectus Supplement, including on Annex A hereto, or in the Prospectus. An "Index of Principal Definitions" is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement will have the meanings specified in the Prospectus.

TITLE OF CERTIFICATES........ Mortgage Pass-Through Certificates, Series
                                1996-C1.

DEPOSITOR.................... GMAC Commercial Mortgage Securities, Inc. See "The
                                Depositor" in the Prospectus.

SERVICER..................... GMAC Commercial Mortgage Corporation. See
                                "Servicing of the Mortgage Loans--The Servicer" herein.

TRUSTEE...................... State Street Bank and Trust Company. See
                                "Description of the Certificates--The Trustee" herein.

MORTGAGE LOAN SELLERS........ On or before the Delivery Date, the Depositor will acquire the Mortgage Loans that are to
                                constitute the Trust Fund from three sources:
                                (i) ContiTrade Services L.L.C. ("CONTITRADE");
                                (ii) Internationale Nederlanden (U.S.) Capital Corporation (to be known as ING (U.S.) Capital Corporation effective as of November 1, 1996) ("ING CAPITAL"); and (iii) GMAC Commercial Mortgage Corporation ("GMACCM", collectively with ContiTrade and ING Capital, the "MORTGAGE LOAN SELLERS"). Each Mortgage Loan Seller will make certain representations and warranties with respect to its Mortgage Loans, and all such representations and warranties will be assigned by the Depositor to the Trustee. In the event that any such representation or warranty is breached in respect of any Mortgage Loan in a manner that is material and adverse to the interests of the Certificateholders, the related Mortgage Loan Seller will be required to cure the breach in all material respects or repurchase such Mortgage Loan from the Trust Fund. See "Description of the Mortgage Asset Pool--The Mortgage Loan Sellers" and "--Representations and Warranties; Repurchases" herein.

CUT-OFF DATE................. November 1, 1996.

DELIVERY DATE................ On or about November   , 1996.

RECORD DATE.................. With respect to any Distribution Date, (i) in the case of Class A-1 Certificates, the fifth day of the month in which such Distribution Date occurs or, if such fifth day is not a business day, the preceding business day; and (ii) in the case of each other Class of Certificates, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

INTEREST ACCRUAL PERIOD...... With respect to any Distribution Date, (i) in the case of the Class A-1 Certificates, the period that begins on the 15th day of the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, that begins on the Delivery Date) and ends on the 14th day of the calendar month in which such Distribution Date occurs; and (ii) in the case of each other Class of REMIC Regular Certificates, the calendar month immediately preceding the month in which such Distribution Date occurs.

REGISTRATION AND
DENOMINATIONS................ The Offered Certificates will be issued as
                                Book-Entry Certificates in denominations of: (i) in the case of the Class X Certificates, $5,000,000 notional principal amount and in any whole dollar denomination in excess thereof; and
                                (ii) in the case of the other Offered
                                Certificates, $250,000 actual principal amount and in any whole dollar denomination in excess thereof. Each Class of Offered Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of DTC. No Certificate Owner will be entitled to receive a Definitive Certificate representing its interest in a Class of Offered Certificates, except under the limited circumstances described herein and in the Prospectus. See "Description of the Certificates--Book-Entry Registration of the Offered Certificates" herein and "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

THE MORTGAGE ASSET POOL...... The Mortgage Asset Pool will consist of 137
                                Mortgage Loans, with an Initial Pool Balance of $456,822,350, subject to a variance of plus or minus 5%. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis.

                              The Cut-off Date Balances (as defined herein) of
                                the Mortgage Loans will range from $137,790 to $23,970,819, and the average Cut-off Date Balance will be $3,334,470.

                              All of the Mortgage Loans were originated during
                                the years 1993 to 1996.

                              Each Mortgage Loan is secured by a first mortgage
                                lien on a fee simple and/or leasehold interest in a Mortgaged Property used for commercial or multifamily residential purposes.

                              Six separate sets of Mortgage Loans (the
                                "CROSS-COLLATERALIZED MORTGAGE LOANS"),
                                representing 4.1%, 1.5%, 1.3%, 1.0%, 0.5% and
                                0.3%, respectively, of the Initial Pool Balance, are, solely as among the Mortgage Loans in each such particular set, cross-collateralized with each other. See "Description of the Mortgage Asset Pool--Cross-Collateralized and
                                Cross-Defaulted Mortgage Loans" herein and Annex A hereto.

                              Two additional Mortgage Loans, representing 0.8%
                                and 0.4%, respectively, of the Initial Pool
                                Balance, are, in each such case, without regard to the cross-collateralization described in the previous paragraph, secured by one or more Mortgages encumbering multiple Mortgaged Properties.

                              In general, the Mortgage Loans constitute
                                nonrecourse obligations of the related borrower, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality or any private mortgage insurer. See "Description of the Mortgage Asset Pool--General".

                              Set forth below are the number of Mortgage Loans,
                                and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties located in the six states with the highest concentrations:

                                                                                       PERCENTAGE OF
                                                                       NUMBER OF       INITIAL POOL
                                  STATE                              MORTGAGE LOANS       BALANCE
                                  --------------------------------   --------------    -------------
                                  California......................         22              17.17%
                                  Florida.........................         10              10.98
                                  Illinois........................          3               8.57
                                  Texas...........................         20               8.16
                                  New York........................         18               8.05
                                  Connecticut.....................          3               5.51

                              The remaining Mortgaged Properties are located
                                throughout 22 other states and the District of Columbia, with no more than 4.95% of the Initial Pool Balance secured by Mortgaged Properties located in any such other state.

                              Set forth below are the number of Mortgage Loans,
                                and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

                                                                                       PERCENTAGE OF
                                                                       NUMBER OF       INITIAL POOL
                                  PROPERTY TYPE                      MORTGAGE LOANS       BALANCE
                                  --------------------------------   --------------    -------------
                                  Multifamily Rental..............         41              24.82%
                                  Office..........................         18              24.38
                                  Self-Storage....................         47              16.41
                                  Retail..........................         12              13.85
                                  Mobile Home Park................          5              12.61
                                  Hotel...........................          3               3.68
                                  Other...........................         11               4.24

                              121 of the Mortgage Loans (the "FIXED-RATE
                                LOANS"), representing 76.12% of the Initial Pool Balance, bear interest at Mortgage Rates that are, in each case, fixed for the entire remaining term of the Mortgage Loan. Nine of the Mortgage Loans (the "STEP-DOWN LOANS"), representing 16.55% of the Initial Pool Balance, bear interest at Mortgage Rates that will, in each case, step-down (by a range of 65.6 to 183.1 basis points on a loan-by-loan basis) to a new specified rate per annum within a two- to ten-month period following the Cut-off Date and thereafter remain fixed at such new rate for the remaining term of the Mortgage Loan. The terms of the Step-Down Loans provide that the amount of the Monthly Payments due in respect of each such Mortgage Loan remain constant during the entire remaining term thereof; however, in connection with the one-time step-down of the related Mortgage Rate, each such Mortgage Loan will begin to amortize. Seven of the Mortgage Loans (the "ARM LOANS"), representing 7.33% of the Initial Pool Balance, accrue interest at Mortgage Rates that are subject to adjustment on a semi-annual basis, in general, by adding a specified percentage (a "GROSS MARGIN") to the value of a base index (an "INDEX"), subject to rounding conventions and specified floors and caps. The Index for each ARM Loan is Six-Month LIBOR (calculated as described herein). No Mortgage Loan permits negative amortization or the deferral of accrued interest. See "Description of the Mortgage Asset Pool--Certain Terms and Conditions of the Mortgage Loans-- Mortgage Rates; Calculations of Interest" and "--Certain Terms and Conditions of the Mortgage Loans--The ARM Loans" herein.

                              131 of the Mortgage Loans (the "BALLOON LOANS"),
                                which represent 97.51% of the Initial Pool
                                Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (and, in some cases, following an interest only period), or provide for quarterly payments of principal based on net cash flow from each related Mortgaged Property which may not amortize the loan fully by stated maturity. As a result, substantial principal amounts will be due and payable (each such payment, together with the corresponding interest payment, a "BALLOON PAYMENT") in respect of such Mortgage Loans on their respective maturity dates, unless prepaid prior thereto. Six of the Mortgage Loans, which represent 2.49% of the Initial Pool Balance, are self-amortizing.

                              As of the Cut-off Date, all of the Mortgage Loans
                                impose some restriction on voluntary principal prepayments, whether in the form of an absolute prohibition or a requirement that any voluntary principal prepayment be accompanied by a Prepayment Premium. The prepayment terms of each of the Mortgage Loans are described under "Description of the Mortgage Asset Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein and on Annex A hereto.

                              For purposes of calculating certain distributions
                                on the Certificates, the Mortgage Asset Pool has been divided into two Loan Groups, designated as "Loan Group 1" and "Loan Group 2", respectively, based upon the Mortgage Rates for the Mortgage Loans. Loan Group 1 consists of the ARM Loans, and Loan Group 2 consists of all the remaining Mortgage Loans. The Class X-1 and Class A-1 Certificates initially will correspond to and evidence interests generally in Loan Group 1, and the other REMIC Regular Certificates initially will correspond to and evidence interests generally in Loan Group 2.

                              For more detailed statistical information
                                regarding Loan Group 1, Loan Group 2 and the entire Mortgage Asset Pool, see "Certain Terms and Conditions of the Mortgage Loans" herein and Annex A hereto.

DESCRIPTION OF THE
CERTIFICATES................. The Certificates will be issued pursuant to a
                                Pooling and Servicing Agreement, to be dated as of the Cut-off Date, among the Depositor, the Servicer and the Trustee (the "POOLING AND SERVICING AGREEMENT"), and will represent in the aggregate the entire beneficial ownership interest in the Trust Fund, which will consist of the Mortgage Asset Pool and certain related assets.

  A. CERTIFICATE BALANCES AND
     NOTIONAL AMOUNTS........ Upon initial issuance, the Class A-1, Class A-2A,
                                Class A-2B, Class B, Class C, Class D and Class E Certificates will have the respective Certificate Balances set forth on the cover page hereof (in each case, subject to a variance of plus or minus 5%).

                              The Class F, Class G and Class H Certificates will
                                have an initial aggregate Certificate Balance equal to the excess of the Initial Pool Balance over the initial aggregate Certificate Balance of the Class A, Class B, Class C, Class D and Class E Certificates.

                              Neither Class of Class X Certificates will have a
                                Certificate Balance; each such Class of
                                Certificates will instead represent the right to receive distributions of interest accrued as described herein on a Notional Amount. The Notional Amount of the Class X-1 Certificates will equal the aggregate Stated Principal Balance (as defined herein) of the Group 1 Loans outstanding from time to time. The Notional Amount of the Class X-2 Certificates will equal approximately 99.9% of the aggregate Stated Principal Balance of all the Mortgage Loans outstanding from time to time. The Notional Amount of each Class of Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Class of Certificates and does not represent the right to receive any distributions of principal.

                              No Class of REMIC Residual Certificates will have
                                a Certificate Balance.

                              See "Description of the Certificates--Certificate
                                Balances and Notional Amounts" and
                                "--Distributions" herein.

  B. PASS-THROUGH RATES...... The Pass-Through Rate applicable to the Class A-1
                                Certificates for each Distribution Date, up to and including the Distribution Date in April
                                1997, will equal   % per annum. The Pass-Through
                                Rate applicable to the Class A-1 Certificates will thereafter be subject to semi-annual adjustment and, with respect to any Distribution Date occurring in or after May 1997, will, in general, equal the lesser of (i) the Certificate Six-Month LIBOR (determined as described herein)
                                for such Distribution Date, plus   %, and (ii)
                                the weighted average of the Net Mortgage Rates (as defined herein) in effect for the Group 1 Loans as of the first day of the related Collection Period (as defined herein) (weighted on the basis of the respective Stated Principal Balances (as defined herein) of such Mortgage Loans immediately following the prior Distribution Date). As of the Cut-off Date, the maximum Mortgage Rates of the Group 1 Loans range from 11.75% to 12.75% per annum, with a weighted average maximum Mortgage Rate of 11.84% per annum.

                              The Pass-Through Rate applicable to the Class X-1
                                Certificates for the initial Distribution Date
                                will equal approximately   % per annum. The
                                Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal the excess, if any, of
                                (i) the weighted average of the Net Mortgage
                                Rates in effect for the Group 1 Loans as of the first day of the related Collection Period (weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans immediately following the prior Distribution
                                Date), over (ii) the Pass-Through Rate
                                applicable to the Class A-1 Certificates (or, if such Certificates are no longer outstanding, that would otherwise have been applicable thereto) for such current Distribution Date.

                              The Pass-Through Rates applicable to the Class
                                A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates will be fixed and, at all times, will be equal to the respective Pass-Through Rates specified for each such Class on the cover page hereof.

                              The Pass-Through Rate applicable to the Class X-2
                                Certificates for the initial Distribution Date
                                will equal approximately   % per annum. The
                                Pass-Through Rate applicable to the Class X-2 Certificates for each subsequent Distribution Date will, in general, equal the excess, if any, of (i) the weighted average of the Net Mortgage Rates in effect for the Group 1 Loans (in each case, net of the Pass-Through Rate applicable to the Class X-1 Certificates for such Distribution
                                Date) and the Net Mortgage Rates in effect for the Group 2 Loans as of the first day of the related Collection Period (weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans immediately following the prior Distribution Date), over (ii) the weighted average of the Pass-Through Rates applicable to the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates for such current Distribution Date (weighted on the basis of the respective Certificate Balances of such Classes of Certificates immediately prior to such current Distribution Date).

                              The Pass-Through Rates applicable to the Class F,
                                Class G and Class H Certificates will, at all
                                times, be equal to   %,   % and   % per annum,
                                respectively.

DISTRIBUTIONS OF INTEREST
  AND PRINCIPAL ON THE
  SENIOR CERTIFICATES........ On each Distribution Date, to the extent of the
                                Available Distribution Amount (as defined herein) for such date, the holders of the respective Classes of Senior Certificates will be entitled to receive distributions of interest, on a pro rata basis, in an amount equal to all Distributable Certificate Interest (as defined herein) in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any.

                              On each Distribution Date, following all required
                                distributions of interest on the Senior
                                Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments of principal on the respective Classes of Class A Certificates, in the amounts and order described herein, up to an aggregate amount equal to the lesser of (i) the then aggregate of the outstanding Certificate Balance of the Class A Certificates and (ii) the aggregate of the Principal Distribution Amounts (as defined herein) with respect to the two Loan Groups for such Distribution Date (or, on the final Distribution Date in connection with a termination of the Trust Fund (see "Description of the Certificates--Termination; Retirement of Certificates" herein), up to an aggregate amount equal to the aggregate of the then outstanding

                                Certificate Balances of the Class A
                                Certificates). See "Description of the
                                Certificates--Distributions" herein.

DISTRIBUTIONS OF INTEREST AND
  PRINCIPAL ON THE CLASS B,
  CLASS C, CLASS D AND CLASS
E
  CERTIFICATES............... On each Distribution Date, following all required distributions of interest and principal on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments of interest and principal on the Class B, Class C, Class D and Class E Certificates, in that order. On each Distribution Date, the holders of each such Class of Offered Certificates will, to the extent of the Available Distribution Amount remaining after all required distributions of interest and principal on the Senior Certificates and each other Class of Offered Certificates, if any, with an earlier alphabetical Class designation, be entitled: first, to distributions of interest up to an amount equal to all Distributable Certificate Interest in respect of such particular Class of Offered Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any, and, then, if the Certificate Balances of the Class A Certificates and each other Class of Principal Balance Certificates, if any, with an earlier alphabetical Class designation, have been reduced to zero, to distributions of principal up to an amount equal to the lesser of (i) the then outstanding Certificate Balance of such particular Class of Offered Certificates and (ii) the aggregate of the Principal Distribution Amounts with respect to the two Loan Groups for such Distribution Date (net of any portion of such aggregate amount paid in retirement of the Class A Certificates and/or any other Class of Principal Balance Certificates with an earlier alphabetical Class designation) (or, on the final Distribution Date in connection with a termination of the Trust Fund, up to an amount equal to the then outstanding Certificate Balance of such particular Class of Offered Certificates). See "Description of the Certificates--Distributions" herein.

DISTRIBUTIONS OF PREPAYMENT
  PREMIUMS................... Any Prepayment Premium actually collected with respect to a Group 1 Loan during any particular Collection Period will be distributed to the holders of the Class X-1 Certificates on the related Distribution Date. Any Prepayment Premium actually collected with respect to a Group 2 Loan during any particular Collection Period will, in general, be distributed to the holders of the Class X-2, Class A-2A, Class A-2B, Class B, Class C and Class D Certificates in the amounts and priorities described under "Description of the
                                Certificates--Distributions--Distributions of
                                Prepayment Premiums" herein.

CERTAIN YIELD AND PREPAYMENT
  CONSIDERATIONS............. The yield on the Offered Certificates of each
                                Class thereof will depend on, among other things, the Pass-Through Rate for such Certificates. The yield on any Offered Certificate that is purchased at a discount or premium will also be affected by the rate and timing of distributions in respect of principal on such Certificate, which in turn will be affected by (i) the rate and timing of principal payments (including principal prepayments) on the Mortgage Loans and (ii) the extent to which such principal payments are applied on any Distribution Date in reduction of the Certificate Balance of the Class to which such Certificate belongs. See "Description of the Certificates --Distributions--Application of the Available Distribution Amount" and "--Distributions--Principal Distribution Amount" herein.

                              An investor that purchases an Offered Certificate
                                at a discount should consider the risk that a slower than anticipated rate of principal payments on such Certificate will result in an actual yield that is lower than such investor's expected yield. An investor that purchases any Offered Certificate at a premium should consider the risk that a faster than anticipated rate of principal payments on such Certificate will result in an actual yield that is lower than such investor's expected yield. Insofar as an investor's initial investment in any Offered Certificate is returned in the form of payments of principal thereon, there can be no assurance that such amounts can be reinvested in a comparable alternative investment with a comparable yield.

                              The actual rate of prepayment of principal on the
                                Mortgage Loans cannot be predicted. The
                                investment performance of the Offered
                                Certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the Mortgage Loans being higher or lower than anticipated by investors. The actual yield to the holder of an Offered Certificate may not be equal to the yield anticipated at the time of purchase of the Certificate or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of the Certificate may not be realized. For a discussion of certain factors affecting prepayment of the Mortgage Loans, including the effect of Prepayment Premiums, see "Yield and Maturity Considerations" herein. In deciding whether to purchase any Offered Certificates, an investor should make an independent decision as to the appropriate prepayment assumptions to be used.

                              The Class X Certificates are interest-only
                                Certificates and are not entitled to any distributions in respect of principal. The yield to maturity of the Class X Certificates will be especially sensitive to the prepayment, repurchase, default and recovery experience on, in the case of the Class X-1 Certificates, the Group 1 Loans and, in the case of the Class X-2 Certificates, the Group 2 Loans (and, to a lesser extent, the Group 1 Loans), which prepayment, repurchase, default and recovery experience may fluctuate significantly from time to time. A rate of principal payments and liquidations on, in the case of the Class X-1 Certificates, the Group 1 Loans and, in the case of the Class X-2 Certificates, the Group 2 Loans (and, to a lesser extent, the Group 1 Loans), that is more rapid than expected by investors will have a material negative effect on the yield to maturity of the Class X Certificates. See "Yield and Maturity Considerations--Yield Sensitivity of the Class X Certificates" herein.

P&I ADVANCES................. The Servicer is required to make advances (each, a
                                "P&I ADVANCE") of delinquent principal and interest on the Mortgage Loans, under the circumstances and subject to the limitations set forth herein. In no event will the Servicer be required to advance the full amount of any delinquent Balloon Payment. If the Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance. The Servicer and the Trustee will each be entitled to interest on any P&I Advances made and certain servicing expenses incurred by it or on its behalf, such interest accruing at the rate and payable under the circumstances described herein. See "Description of the Certificates--P&I Advances" herein and "Description of the Certificates--Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements--Certificate Account" in the Prospectus.

SUBORDINATION; ALLOCATION OF
 LOSSES AND CERTAIN
   EXPENSES.................. The rights of the holders of the Subordinate
                                Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Senior Certificates and, further, in the case of any particular Class of Subordinate Certificates, to the rights of the holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation, in each case to the extent described herein and in the Prospectus. In addition, the rights of the holders of the REMIC Residual Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the REMIC Regular Certificates, to the extent described herein and in the Prospectus. Such subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date to distributions on the respective Classes of Certificates in the order described herein under "Description of the Certificates--Distributions--Application of the
                                Available Distribution Amount". No other form of Credit Support will be available for the benefit of the holders of the Offered Certificates.

                              If, following the distributions to be made in
                                respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Asset Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Principal Balance Certificates, the Certificate Balances of the Subordinate Certificates will be reduced, in reverse alphabetical order, until, in the case of each such Class of Subordinate Certificates, such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the aggregate Certificate Balance of the Subordinate Certificates is reduced to zero, then, the respective Certificate Balances of the Class A-1, Class A-2A and Class A-2B Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes of Certificates, until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit may be the result of Realized Losses (as defined herein) incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses (also, as defined herein). The foregoing reductions in the Certificate Balances of the Principal Balance Certificates will be deemed to constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses.

OPTIONAL TERMINATION......... At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Asset Pool is less than 5% of the Initial Pool Balance, the Servicer or the Depositor may purchase all of the Mortgage Loans and REO Properties, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. See "Description of the
                                Certificates--Termination; Retirement of
                                Certificates" herein and in the Prospectus.

CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES............... For federal income tax purposes, three separate
                                REMIC elections will be made with respect to certain segregated asset pools which make up the Trust Fund, the resulting REMICs being herein referred to as REMIC I, REMIC II and REMIC III, respectively. The assets of "REMIC I" will include the Mortgage Loans, any REO Properties acquired on behalf of the Certificateholders and the Certificate Account. For federal income tax purposes, (i) the separate, uncertificated regular interests in REMIC I will be the "regular interests" in REMIC I and will constitute the assets of REMIC II, (ii) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (iii) the separate, uncertificated regular interests in REMIC II will be the "regular interests" in REMIC II and will constitute the assets of REMIC III, (iv) the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, (v) the REMIC Regular Certificates will be the "regular interests" in, and generally will be treated as debt obligations of, REMIC III, and (vi) the Class R-III Certificates will be the sole class of "residual interests" in REMIC III.

                              For further information regarding the Federal
                                income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences" herein and in the Prospectus.

RATINGS...................... It is a condition to their issuance that the
                                Offered Certificates receive from S&P and/or
                                Moody's the credit ratings indicated herein. The ratings of the Offered Certificates address the timely payment thereon of interest and, to the extent applicable, the ultimate payment thereon of principal on or before the Rated Final Distribution Date. The ratings of the Offered Certificates do not, however, represent any assessment of (i) the likelihood or frequency of principal prepayments (whether voluntary or involuntary) on the Mortgage Loans, (ii) the corresponding effect on yield to investors or
                                (iii) the possibility that, as a result of prepayments, investors in the Class X Certificates may realize a lower than anticipated yield or may not fully recover their initial investment. The ratings of the Offered Certificates also do not address certain other matters as described under "Ratings" herein. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Ratings" herein.

LEGAL INVESTMENT............. The Offered Certificates will not be "mortgage related securities" within the meaning of SMMEA. Institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities may be subject to restrictions on investment in the Offered Certificates and should consult their legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the Prospectus.

                                  RISK FACTORS

     Prospective purchasers of Offered Certificates should consider, among other things, the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with an investment therein.

THE CERTIFICATES

     Potential Conflicts of Interest. As described herein, the Servicer will have considerable latitude in determining whether to liquidate or modify defaulted Mortgage Loans. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" and "--The Extension Adviser" herein. It is expected that GMACCM, the Servicer, will acquire in connection with the initial issuance thereof certain of the Subordinate Certificates, including the Class H Certificates. In addition, subject to the conditions described herein, the holder or holders of Certificates representing a majority interest in the Controlling Class (as described herein and initially consisting of the Class H Certificates) can terminate the rights and obligations of the Servicer in respect of Specially Serviced Mortgage Loans and REO Properties (each as defined herein) and can appoint a replacement to perform such duties, which replacement may be any such holder or an affiliate thereof. Investors in the Offered Certificates should consider that, although the Servicer will be obligated to act in accordance with the terms of the Pooling and Servicing Agreement, it may have interests when dealing with defaulted Mortgage Loans that are in conflict with those of the holders of the Offered Certificates. See "Servicing of the Mortgage Loans--Termination of the Servicer with Respect to Specially Serviced Mortgage Loans and REO Properties" herein.

THE MORTGAGE LOANS

     Environmental Considerations. Each of the Mortgaged Properties was subject to an environmental site assessment (or an update of a previously conducted assessment), which was performed on behalf of the related Mortgage Loan Seller, or as to which the related report was delivered to the related Mortgage Loan Seller in connection with its acquisition or origination of the related Mortgage Loan. In most cases, such environmental assessments (or updates) were performed during the 18-month period prior to the Cut-off Date, although some were performed prior to such 18-month period. In four cases, such environmental assessments were conducted prior to the construction of the improvements on the related Mortgaged Property. No such environmental assessment revealed any material adverse environmental condition or circumstance at any Mortgaged Property, except for (i) those cases in which an operations and maintenance plan or periodic monitoring of such Mortgaged Property or nearby properties was recommended or an escrow reserve to cover the estimated cost of remediation was established; (ii) those cases involving a leaking underground storage tank or groundwater contamination at a nearby property which condition has not yet affected such Mortgaged Property and as to which a responsible party has been identified under applicable law; and (iii) those cases where such conditions were remediated or abated prior to the Delivery Date or the property is eligible for coverage under a government program for remediation or the cost thereof is eligible for reimbursement.

     The Servicer is required to obtain an environmental site assessment of a Mortgaged Property securing a defaulted Mortgage Loan prior to acquiring title thereto or assuming its operation. Such requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that this requirement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans", "Risk Factors--Environmental Considerations" and "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the Prospectus.

     Geographic Concentration. Twenty-two Mortgage Loans, which represent 17.17% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in California; ten Mortgage Loans, which represent 10.98% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in Florida; three Mortgage Loans, which represent 8.57% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in Illinois; 20 Mortgage Loans, which represent 8.16% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in Texas; and 18 Mortgage Loans, which represent 8.05% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in New York. In general, the level of such concentration increases the exposure of the Mortgage Asset Pool to any adverse economic or other developments, including earthquakes, hurricanes and other natural disasters, that may occur in such States.

     Concentration of Mortgage Loans. Several of the Mortgage Loans, individually or together with other Mortgage Loans with which they are cross-collateralized, have Cut-off Date Balances that are substantially higher than the average Cut-off Date Balance. In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

     Adjustable Rate Mortgage Loans. Seven of the Mortgage Loans, which represent 7.33% of the Initial Pool Balance and constitute Loan Group 1, are ARM Loans. Increases in the required Monthly Payments on ARM Loans in excess of those assumed in the original underwriting of such loans may result in a default rate higher than that on mortgage loans with fixed mortgage rates.

     Balloon Payments. One hundred thirty-one of the Mortgage Loans provide for Balloon Payments to be due at their respective stated maturity dates unless prepaid prior thereto. Loans with Balloon Payments involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. For purposes of this Prospectus Supplement, the Balloon Loans include the Cash-Flow Amortization Loans (as defined herein), which represent 1.89% of the Initial Pool Balance and provide for the amortization of the related outstanding principal balance through the application of a specified percentage of net cash flow received with respect to each Mortgaged Property securing such Mortgage Loan on the last day of each calendar quarter. See "Description of Mortgage Asset Pool--Certain Terms and Conditions of the Mortgage Loans" herein and "Risk Factors--Balloon Payments; Borrower Default" in the Prospectus.

     In order to maximize recoveries on defaulted Mortgage Loans, the Servicer is allowed to extend and modify Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is reasonably foreseeable; subject, however, to the limitations described under "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" and "--The Extension Adviser" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan by the Servicer, will likely extend the weighted average life of such Class of Offered Certificates. See "Yield and Maturity Considerations" herein and in the Prospectus.

     Management. The successful operation of a real estate project is dependent on the performance and viability of the property manager of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments, and ensuring that maintenance and capital improvements can be carried out in a timely fashion. Accordingly, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, sound property management can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of a real estate project. The Mortgage Loan Sellers have identified several groups of Mortgage Loans that have the same or related management.

     Risks Particular to Retail and Office Properties. Thirty Mortgage Loans, representing 38.24% of the Initial Pool Balance, are secured by retail, office and combination retail/office properties. In addition to risks generally associated with real estate, such Mortgage Loans are also affected significantly by adverse changes in consumer spending patterns, local competitive conditions (such as the supply of retail or office space or the existence or construction of new competitive shopping centers, shopping malls or office buildings), alternative forms of retailing (such as direct mail and video shopping networks which reduce the need for retail space by retail companies), the quality and management philosophy of management, the attractiveness of the properties to tenants and their customers or clients, the public perception of the safety of customers at shopping malls and shopping centers, and the need to make major repairs or improvements to satisfy the needs of major tenants.

     Retail properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers. See "Description of the Mortgage Asset Pool--Additional Mortgage Loan Information--Tenant Matters" herein.

     Risks Particular to Multifamily Rental Properties. Forty-one Mortgage Loans, representing 24.82% of the Initial Pool Balance, are secured by multifamily rental properties. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings and national and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase housing. Furthermore, the rent limitations imposed on
Section 42 Properties (as defined herein) may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, the income restrictions on tenants imposed by Section 42 of the Code may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between the Section 42 Properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a Section 42 Property, which may have fewer amenities or otherwise be less attractive as a residence. See "Description of the Mortgage Asset Pool--Additional Mortgage Loan Information--Low Income Housing Tax Credits" and "--Tenant Matters" herein. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.

     Risks Particular to Self-Storage Facilities. Forty-seven Mortgage Loans, representing 16.41% of the Initial Pool Balance, are secured by self-storage properties. Self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage Mortgaged Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of that self-storage Mortgaged Property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the self-storage Mortgaged Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access may heighten environmental risks. The environmental assessments discussed herein did not include an inspection of the contents of the self-storage units included in the self-storage Mortgaged Properties and there is no assurance that all of the units included in the self-storage Mortgaged Properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future; however, substantially all of the lease agreements used in connection with such Mortgaged Properties prohibit the storage of hazardous substances, pollutants or contaminants.

     Risks Particular to Mobile Home Parks. Five Mortgage Loans, representing 12.61% of the Initial Pool Balance, secured by mobile home parks pose risks not associated with loans secured by liens on other types of income-producing real estate. The successful operation of a Mortgaged Property operated as a mobile home park will generally depend upon the number of competing mobile home parks and other residential developments in the local market, as well as upon other factors such as its age, appearance, reputation, management and the types of services it provides.

     Mobile home parks are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the Mortgaged Properties constituting mobile home parks becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of that Mortgaged Property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the Mortgaged Property were readily adaptable to other uses.

     Risks of Subordinate Financing. Twelve of the Mortgaged Properties, constituting security for Mortgage Loans that represent 4.29% of the Initial Pool Balance, are encumbered by subordinated debt that is not part of the Mortgage Pool. In each such case, the holder of the subordinate debt has agreed not to foreclose for so long as the related Mortgage Loan is outstanding and the Trust Fund is not pursuing a foreclosure action. Certain other Mortgage Loans also permit the related borrower to encumber the Mortgaged Property with subordinated debt provided that the borrower satisfies certain conditions (such as maximum loan-to-value ratios, minimum debt service coverage ratios and limitations in the loan documentation for the subordinated debt regarding the subordinate lender's right to foreclose while the related Mortgage Loan is outstanding). All of the other Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property. Other than as indicated above, the Depositor is unaware of any other subordinate financing currently encumbering any Mortgaged Property.

     The existence of any such additional subordinate indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt secured by a Mortgaged Property has filed for bankruptcy or been placed in involuntary receivership, foreclosing on such Mortgaged Property could be delayed.

     Related Parties. Certain borrowers under the Mortgage Loans are affiliated or under common control with one another (although no group of affiliated borrowers are obligors on Mortgage Loans representing more than 9.51% of the Initial Pool Balance). The two largest groups of related borrowers represent 9.51% and 6.48%, respectively, of the Initial Pool Balance. No other group of related borrowers represents more than approximately 5% of the Initial Pool Balance. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related Mortgage Loans or Mortgaged Properties could arise in connection with the other related Mortgage Loans or Mortgaged Properties, in particular, as a result of the bankruptcy or insolvency of any such borrower or affiliate. See "Certain Legal Aspects of Mortgage Loans --Bankruptcy Laws" in the Prospectus. The largest group of affiliated borrowers under the Mortgage Loans has been structured in a manner that is intended to avoid a bankruptcy proceeding relating to any such borrower in the event a substantial equity owner of such borrower were to become insolvent or subject to bankruptcy proceedings and to avoid the consolidation of the assets of the borrower with those of such equity owner under such circumstances; however, there can be no assurance that such arrangements will be successful or that any such borrower will not become insolvent or subject to bankruptcy proceedings. Some of the borrowing entities in the second largest group of affiliated borrowers under the Mortgage Loans may not have been so structured. In addition, a number of the borrowers are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan.

     Leasehold Considerations. Four Mortgage Loans, which represent 4.67% of the Initial Pool Balance, are secured solely by a Mortgage on the borrower's leasehold interest under a ground lease. In addition, one Mortgage Loan, which represents 3.37% of the Initial Pool Balance, is secured by a Mortgage on both the borrower's leasehold interest in a portion of the related Mortgaged Property and the borrower's fee simple interest in the remainder of the related Mortgaged Property. See "Description of the Mortgage Asset Pool--Additional Mortgage Loan Information--Ground Leases" herein. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. However, in each of these five cases, each related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Risk of Changes in Concentrations. As payments in respect of principal (including in the form of voluntary principal prepayments, liquidations proceeds and the repurchase prices for any Mortgage Loans repurchased due to breaches of representations or warranties or defaults) are received with respect to the Mortgage Loans, the remaining Mortgage Loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the Principal Balance Certificates is payable in sequential order, the Classes thereof that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations of borrower, loan or property characteristics.

                     DESCRIPTION OF THE MORTGAGE ASSET POOL

GENERAL

     The Mortgage Asset Pool will consist of 137 Mortgage Loans with an Initial Pool Balance of $456,822,350, subject to a variance of plus or minus 5%. See "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans is determined by related Cut-off Date Balance. The "CUT-OFF DATE BALANCE" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date (which will be November 1, 1996), after application of all payments of principal due on or before such date, whether or not received. For purposes of this Prospectus Supplement, the respective Cut-off Date Balances of the Mortgage Loans have been calculated on the assumption that no prepayments of principal are received after October 1, 1996 to and including November 1, 1996. For purposes of this Prospectus Supplement, all percentages of Mortgage Loans secured by Mortgaged Properties located in a particular state reflect, in the case of each of the two Mortgage Loans secured by multiple Mortgaged Properties, only the location of the first of such multiple Mortgaged Properties listed in Annex A, unless the context otherwise requires.

     Except as otherwise described below under "--Certain Terms and Conditions of the Mortgage Loans--Cross-Collateralized and Cross-Defaulted Mortgage Loans", each Mortgage Loan is evidenced by a Mortgage Note and secured by a Mortgage that creates a first mortgage lien on a fee simple and/or leasehold interest in a Mortgaged Property, improved by (i) an apartment building or complex consisting of five or more rental living units or a mobile home park (a "MULTIFAMILY MORTGAGED PROPERTY"; and any Mortgage Loan secured thereby, a "MULTIFAMILY MORTGAGE LOAN") (41 Mortgage Loans, representing 24.82% of the Initial Pool Balance), or (ii) a retail shopping mall or center or individual store, a self-storage facility (which may be combined with industrial facilities or offices), a nursing or assisted living facility, an office building or complex, industrial or warehouse buildings, a hotel, a combination retail/office complex or owner-occupied restaurants (a "COMMERCIAL MORTGAGED PROPERTY"; and any Mortgage Loan secured thereby, a "COMMERCIAL MORTGAGE LOAN") (96 Mortgage Loans which represent 75.18% of the Initial Pool Balance).

     Two of the Mortgage Loans, representing 0.8% and 0.4%, respectively, of the Initial Pool Balance, are, in each such case, without regard to the cross-collateralization described below, secured by one or more Mortgages encumbering multiple Mortgaged Properties. Accordingly, the total number of Mortgage Loans reflected herein is 137, while the total number of Mortgaged Properties reflected herein is 140.

     The Mortgage Asset Pool includes six separate sets of Cross-Collateralized Mortgage Loans, representing 4.1%, 1.5%, 1.3%, 1.0%, 0.5% and 0.3%, respectively, of the Initial Pool Balance. See "--Cross-Collateralized and Cross-Defaulted Mortgage Loans" below and Annex A hereto.

     In general, the Mortgage Loans constitute nonrecourse obligations of the related borrower and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In addition, in those cases where recourse to a borrower or guarantor is permitted by the loan documents, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage

Loans is insured or guaranteed by the United States, any governmental entity or instrumentality, by any private mortgage insurer, or by the Depositor, Servicer or any Mortgage Loan Seller.

     Ninety-four of the Mortgage Loans (the "CONTITRADE MORTGAGE LOANS"), which represent 53.28% of the Initial Pool Balance, are currently held by ContiTrade. Most of the ContiTrade Mortgage Loans were acquired by ContiTrade pursuant to its conduit program, and the remainder of such Mortgage Loans were acquired from third parties in the secondary market. Twenty-five of the Mortgage Loans (the "ING CAPITAL MORTGAGE LOANS"), which represent 34.57% of the Initial Pool Balance, are currently held by ING Capital. Most of the ING Capital Mortgage Loans were originated by ING Capital, and the remainder of such Mortgage Loans were acquired from third parties in the secondary market. Eighteen of the Mortgage Loans (the "GMACCM MORTGAGE LOANS"), which represent 12.15% of the Initial Pool Balance, are currently held by GMACCM. Most of the GMACCM Mortgage Loans were originated by GMACCM, and the remainder of such Mortgage Loans were acquired by GMACCM from third parties in the secondary market.

     On or prior to the Delivery Date, the Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers, in each case pursuant to a purchase agreement to be entered into between the Depositor and the particular Mortgage Loan Seller (each, a "MORTGAGE LOAN PURCHASE AGREEMENT"). The Depositor will thereupon assign its interests in the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "--The Mortgage Loan Sellers" and "--Assignment of Mortgage Loans; Repurchases" below. Each Mortgage Loan Seller constitutes a "MORTGAGE ASSET SELLER" for purposes of the Prospectus.

     The Mortgage Loans were originated between 1993 and 1996.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. All of the Mortgage Loans provide for scheduled monthly payments of principal and/or interest ("MONTHLY PAYMENTS"), and the Due Date is either the first day (128 Mortgage Loans representing 98.11% of the Initial Pool Balance) or last day (nine Mortgage Loans representing 1.89% of the Initial Pool Balance) of each month, except that, in the case of certain Mortgage Loans, the related Balloon Payment may be due on a day other than the first day of the month (any resulting Balloon Payment Interest Shortfalls (as defined herein) to be covered by the Servicer out of its own funds). See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" herein.

     Most of the Mortgage Loans provide for a grace period for the payment of Monthly Payments of not more than ten days. No Mortgage Loan provides for a grace period for the payment of Monthly Payments of more than 15 days.

     Mortgage Rates; Calculations of Interest. One hundred twenty-two of the Mortgage Loans, which represent 92.15% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months. Nine of the Mortgage Loans, which represent 1.89% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed in a year consisting of 365 or 366 days. Six of the Mortgage Loans, which represent 5.96% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed in a year consisting of 360 days.

     The Mortgage Asset Pool consists of 121 Fixed-Rate Loans, which represent 76.12% of the Initial Pool Balance, nine Step-Down Loans, which represent 16.55% of the Initial Pool Balance, and seven ARM Loans, which represent 7.33% of the Initial Pool Balance.

     For purposes of calculating distributions on the Certificates, the Mortgage Asset Pool has been divided into two Loan Groups, designated as Loan Group 1 and Loan Group 2, respectively, based generally upon the Mortgage Rate type for the Mortgage Loans. Loan Group 1, which will have an aggregate Cut-off Date Balance (the "INITIAL GROUP 1 BALANCE") of $33,475,147 (subject to a variance of plus or minus 5%), consists of the ARM Loans. Loan Group 2, which will have an aggregate Cut-off Date Balance (the "INITIAL GROUP 2 BALANCE") of $423,347,204 (subject to a variance of plus or minus 5%), consists of all the remaining Mortgage Loans. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans will range from 7.750% to 11.950% per annum, and the weighted average Mortgage Rate of the Mortgage Loans will be 9.208% per annum; the Mortgage Rates of the Group 1 Loans will range from 8.53125% to 9.00000% per annum, and the weighted average Mortgage Rate of such Mortgage Loans will be 8.575% per annum; and the Mortgage Rates of the

Group 2 Loans will range from 7.750% to 11.950% per annum, and the weighted average Mortgage Rate of such Mortgage Loans will be 9.258% per annum.

     Three Fixed-Rate Loans permit the related borrower, subject to certain conditions, to extend the maturity thereof, provided the related Mortgage Rate is re-set to a then-current rate per annum no lower than the original Mortgage Rate. See "--Additional Mortgage Loan Information--Loan Extensions" below. With respect to one such Mortgage Loan, the Mortgage Rate subsequent to extension of the maturity date adjusts semi-annually to a rate, no lower than the original Mortgage Rate, equal to a rate based on a six month London interbank offered rate.

     The ARM Loans. The ARM Loans are subject to minimum and maximum lifetime Mortgage Rates, in each case as described herein, and provide that Mortgage Rate adjustments may occur semi-annually on April 1 and October 1 of each year. Any date on which the Mortgage Rate for any ARM Loan is subject to adjustment is herein referred to as a "MORTGAGE RATE ADJUSTMENT DATE" for such Mortgage Loan.

     Five of the ARM Loans have minimum lifetime Mortgage Rates of 6.00% per annum, and the remaining two ARM Loans have minimum lifetime Mortgage Rates of 8.50% and 9.00% per annum, respectively. As of the Cut-off Date, the ARM Loans will have a weighted average minimum Mortgage Rate of 6.30% per annum.

     Five of the ARM Loans have maximum lifetime Mortgage Rates of 11.75% per annum, and the remaining two ARM Loans have maximum lifetime Mortgage Rates of 12.00% and 12.75% per annum, respectively. As of the Cut-off Date, the ARM Loans will have a weighted average maximum Mortgage Rate of 11.84% per annum.

     The Monthly Payments on each ARM Loan are subject to adjustment in response to changes in the related Mortgage Rate to an amount that would amortize fully the principal balance of the Mortgage Loan over its then remaining amortization term and pay one month's interest thereon at the applicable Mortgage Rate.

     Five of the ARM Loans have a Gross Margin of 2.75% per annum and the remaining two ARM Loans have a Gross Margin of 3.15% and 3.00% per annum, respectively. As of the Cut-off Date, the weighted average Gross Margin of all of the ARM Loans will be 2.78% per annum.

     The ARM Loans are subject to Mortgage Rate adjustments based on Six-Month LIBOR, as calculated below. For purposes of the following, a "LIBOR REFERENCE PERIOD" is each successive six-month calendar period, commencing on the first day of April and October of each year and ending on the day preceding the next LIBOR Reference Period.

     With respect to five of the ARM Loans, "SIX-MONTH LIBOR" is, in general, determined two (2) Formula 1 LIBOR Business Days prior to each LIBOR Reference Period (the "Formula 1 LIBOR Determination Date") by reference to the offered quotations appearing on the display page designated as "LIBO" on the Reuters Monitor Money Rates Service or such other page as may replace the LIBO page (the "REUTERS SCREEN LIBO PAGE") for six-month United States dollar deposits in the London interbank market, as of 11:00 a.m. (London time) on such Formula 1 LIBOR Determination Date. If on any Formula 1 LIBOR Determination Date two or more such offered quotations appear on the Reuters Screen LIBO Page, Six-Month LIBOR in respect of such five ARM Loans for the immediately succeeding LIBOR Reference Period will be equal to the arithmetic mean of such offered quotations (rounded upwards, if necessary, to the nearest whole multiple of 1/16 of 1%). If on any Formula 1 LIBOR Determination Date fewer than two such offered quotations appear on the Reuters Screen LIBO Page, Six-Month LIBOR in respect of such five ARM Loans for the immediately succeeding LIBOR Reference Period will be equal to the arithmetic mean of the quotations offered by the Reference Banks for six-month United States dollar deposits in the London interbank market, as of 11:00 a.m. (London time) on such Formula 1 LIBOR Determination Date (rounded upwards, if necessary, to the nearest whole multiple of 1/16 of 1%); provided, however, that
(i) if only one Reference Bank offers such a quotation, Six-Month LIBOR in respect of such five ARM Loans for the immediately succeeding LIBOR Reference Period will be equal to that quotation (rounded upwards, if necessary, to the nearest whole multiple of 1/16 of 1%), or (ii) if no Reference Banks offer such a quotation, Six-Month LIBOR in respect of such five ARM Loans for the immediately succeeding LIBOR Reference Period will be Six-Month LIBOR as determined on the previous LIBOR Determination Date. "REFERENCE

BANKS" are leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market with an established place of business in London. A "FORMULA 1 LIBOR BUSINESS DAY" is each day on which commercial banks are open for domestic and international business (including dealings in U.S. Dollar deposits) in London and New York City. The foregoing calculation of Six-Month LIBOR is herein referred to as "SIX-MONTH LIBOR FORMULA 1".

     With respect to two of the ARM Loans, "Six-Month LIBOR" is determined three
(3) Formula 2 LIBOR Business Days prior to each LIBOR Reference Period (the "FORMULA 2 LIBOR DETERMINATION DATE") by reference to the offered quotations (rounded upwards, if necessary, to the nearest 1/16 of 1%, in one case, and 1/8 of 1%, in the other) appearing on Page 3750 of the Telerate Service ("Telerate Page 3750") or such other display as may replace such page (as is then customarily used to quote the London interbank offered rate as determined by the holder of the Mortgage Loan in its reasonable discretion) for six-month United States dollar deposits as of approximately 11:00 a.m. (London time) on such Formula 2 LIBOR Determination Date. If on any Formula 2 LIBOR Determination Date no offered quotation appears on Telerate Page 3750 or such other display as may replace such page, Six-Month LIBOR in respect of such two ARM Loans for the immediately succeeding LIBOR Reference Period will be equal to the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 or 1/8 of 1%, as the case may be) of the quotations offered at approximately 11:00 a.m. (London time) on such Formula 2 LIBOR Determination Date by four major banks, as reasonably selected by the holder of the Mortgage Loan, in the London interbank market to prime banks in the London interbank market for six-month United States dollar deposits commencing on the first day of such LIBOR Reference Period and in a principal amount equal to an amount that is representative for a single transaction in such market at such time, and if at least two such quotations are provided, the Six-Month LIBOR in respect of such two ARM Loans for such LIBOR Reference Period will be the arithmetic mean of such quotations, and if fewer than two quotations are provided as requested, the Six-Month LIBOR in respect of such two ARM Loans for such LIBOR Reference Period will be the arithmetic mean of the rates quoted by such major banks in New York City as shall be selected by the holder of the Mortgage Loan, as of approximately 11:00 a.m., (New York City time), on the first Formula 2 LIBOR Business Day of the LIBOR Reference Period for loans in U.S. Dollars to leading European banks with a six-month maturity commencing on the first day of such LIBOR Reference Period in a principal amount equal to an amount that is representative for a single transaction in such market at such time. A "FORMULA 2 LIBOR BUSINESS DAY" is, in general, each day on which commercial banks are open for business dealings in U.S. dollar deposits in the London interbank market.

     If Six-Month LIBOR cannot be determined in accordance with the foregoing, the related Mortgage Rate for each ARM Loan will be determined as set forth in the related Mortgage Note.

     Amortization of Principal. The Mortgage Asset Pool consists of 131 Balloon Loans, which represent 97.51% of the Initial Pool Balance. The remaining 6 Mortgage Loans, which represent 2.49% of the Initial Pool Balance, are self-amortizing.

     The Balloon Loans include nine Mortgage Loans (the "CASH-FLOW AMORTIZATION LOANS"), which represent 1.89% of the Initial Pool Balance and provide for the amortization of the related outstanding principal balance through the application of Net Cash Flow (as defined below) received with respect to each Mortgaged Property securing such Mortgage Loan on the last day of each calendar quarter on which interest is due. With respect to each Cash Flow Amortization Loan, during the first seven years, 50% of Net Cash Flow for each calendar quarter is applied to amortize principal, and beginning with the first scheduled principal payment thereafter, 100% of Net Cash Flow for each calendar quarter is applied to amortize principal. Each such Cash-Flow Amortization Loan provides for a final scheduled payment of principal on the stated maturity date of the Mortgage Loan. In general, "NET CASH FLOW" means the amount by which the gross receipts of the related Mortgaged Property exceeds the sum of (i) the interest paid during such period with respect to such Mortgage Loan and any related subordinate loan, (ii) payments for or with respect to real and personal property taxes, (iii) insurance premiums for the Mortgaged Property, (iv) capital expenses and (v) normal and customary operating expenses for the Mortgaged Property. The Monthly Payment due in respect of each Cash-Flow Amortization Loan on the last day of each calendar quarter shall include the portion of Net Cash Flow required to be applied to amortize such loan on such date and shall otherwise consist solely of one-month's accrued interest.

     At origination, the Step-Down Loans provided for the payment of interest only for a period ranging from six to 12 months following origination before the borrower is required, in connection with the one-time step-down of the related Mortgage Rate, to pay monthly payments of both interest and principal. As of the Cut-off Date, the number of months remaining in the interest only period for any Step-Down Loan ranged from two to ten months. The total dollar amount of the Monthly Payment due on each Step-Down Loan remains constant during the entire term thereof.

     In addition, one Fixed-Rate Loan, which represents 2.18% of the Initial Pool Balance, provides for payments of interest only for 24 months following origination before payments of principal are due. However, because this is a Fixed-Rate Loan, the total dollar amount of the Monthly Payment will not remain constant during the entire term of such loan, but rather will be subject to a one-time increase in order to permit the commencement of scheduled amortization of such loan.

     The original term to stated maturity of each Mortgage Loan was between 52 and 300 months. The original amortization schedules of the Mortgage Loans ranged from 120 to 360 months. As of the Cut-off Date, the remaining terms to stated maturity of the Mortgage Loans will range from 38 months to 292 months, and the weighted average remaining term to stated maturity of the Mortgage Loans will be 98 months; the remaining terms to stated maturity of the Group 1 Loans will range from 80 months to 116 months, and the weighted average remaining term to stated maturity of such Mortgage Loans will be 94 months; and the remaining terms to stated maturity of the Group 2 Loans will range from 38 months to 292 months, and the weighted average remaining term to stated maturity of such Mortgage Loans will be 98 months. As of the Cut-off Date, the remaining amortization terms of the Mortgage Loans will range from 109 months to 360 months, and the weighted average remaining amortization term of the Mortgage Loans will be 306 months; the remaining amortization terms of the Group 1 Loans will range from 236 months to 334 months, and the weighted average remaining amortization term of such Mortgage Loans will be 328 months; and the remaining amortization terms of the Group 2 Loans will range from 109 months to 360 months, and the weighted average remaining amortization term of such Mortgage Loans will be 305 months. See "Risk Factors--Balloon Payments; Borrower Default" in the Prospectus. No Mortgage Loan permits negative amortization or the deferral of accrued interest.

     Prepayment Provisions. As of the Cut-off Date, all of the Mortgage Loans, either (a) prohibit voluntary principal prepayments, in whole or in part, prior to a specified date (each, a "LOCK-OUT EXPIRATION DATE") (32 Mortgage Loans, which represent 11.54% of the Initial Group 1 Balance, 20.61% of the Initial Group 2 Balance and 19.94% of the Initial Pool Balance), which in no such case occurs earlier than January 26, 1999 or later than April 30, 2006, or (b) (without duplication of clause (a) above) require for a specified period that any voluntary principal prepayment be accompanied by a Prepayment Premium (105 Mortgage Loans, which represent 88.46% of the Initial Group 1 Balance, 79.39% of the Initial Group 2 Balance and 80.06% of the Initial Pool Balance). Of the 32 Mortgage Loans that, as of the Cut-off Date, prohibit voluntary principal prepayments, in whole or in part, prior to a Lock-Out Expiration Date, all of such Mortgage Loans also require, for a specified period following the related Lock-Out Expiration Date that any voluntary principal prepayment be accompanied by a Prepayment Premium. Prepayment Premiums are generally calculated either as a percentage (which declines over time) of the principal amount prepaid or on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid). The prepayment terms of each of the Mortgage Loans are described in Annex A hereto.

     As described herein, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Certificateholders in the amounts and priorities described under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums" herein. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectability of any Prepayment Premium. See "Risk Factors--Prepayment Premiums" herein and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the Prospectus.

     The enforceability, under the laws of a number of states, of provisions similar to the provisions of the Mortgage Loans providing for the payment of a Prepayment Premium upon an involuntary prepayment is unclear. No assurance can be given that, at any time that any Prepayment Premium is required to be made in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium will be enforceable under applicable law or, if enforceable, the foreclosure proceeds will be sufficient to make such payment. Liquidation Proceeds recovered in respect of any defaulted Mortgage Loan will, in general, be applied to cover outstanding servicing expenses and unpaid principal and interest prior to being applied to cover any Prepayment Premium due in connection with the liquidation of such Mortgage Loan. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the Prospectus.

     No Prepayment Premium will be payable in connection with any repurchase of a Mortgage Loan by a Mortgage Loan Seller for a material breach of representation or warranty on the part of such Mortgage Loan Seller or any failure to deliver documentation relating thereto, nor will any Prepayment Premium be payable in connection with the purchase of all of the Mortgage Loans and any REO Properties by the Servicer or the Depositor in connection with the termination of the Trust Fund or in connection with the purchase of defaulted Mortgage Loans by the Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class. See "Description of the Mortgage Asset Pool--Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" and "Description of the Certificates--Termination; Retirement of Certificates" herein.

     Cross-Collateralized and Cross-Defaulted Mortgage Loans. The Mortgage Asset Pool includes six separate sets of Cross-Collateralized Mortgage Loans, which represent 4.1%, 1.5%, 1.3%, 1.0%, 0.5% and 0.3%, respectively, of the Initial Pool Balance, respectively. All of the Cross-Collateralized Mortgage Loans are Group 2 Loans.

     In the case of one set of Cross-Collateralized Mortgage Loans, which consists of two Mortgage Loans representing 1.0% of the Initial Pool Balance, if one of the two related Mortgaged Properties is transferred (see "--Due-on-Sale and Due-on-Encumbrance Provisions" below), the cross-collateralization feature will be extinguished.

     All but one set of the Cross-Collateralized Mortgage Loans consist of Mortgage Loans that are, in each case, evidenced by a separate Mortgage Note. One set of the Cross-Collateralized Mortgage Loans consists of two Mortgage Loans that are collectively evidenced by a single Mortgage Note secured by two Mortgages on two separate Mortgaged Properties. The loan documentation with respect to the set of two Cross-Collateralized Mortgage Loans that is evidenced by one Mortgage Note and secured by two separate Mortgages on two separate Mortgaged Properties provides that the related borrower may release a Mortgaged Property from the lien of the respective Mortgage if a specified minimum debt service coverage ratio and maximum loan-to-value ratio is met following such release and upon payment of the required Prepayment Premium and the applicable specified release price.

     See Annex A hereto for information regarding the Cross-Collateralized Mortgage Loans.

     Two of the Mortgage Loans, which represent 0.8% and 0.4%, respectively, of the Initial Pool Balance, are, in each such case, without regard to the cross-collateralization described above, secured by one or more Mortgages encumbering multiple Mortgaged Properties. With respect to both such Mortgage Loans, the related Mortgaged Properties are not located in the same state but are of the same property type. Each of these two Mortgage Loans is evidenced by a single Mortgage Note, and despite the related multiple Mortgaged Properties, none is treated as a set of Cross-Collateralized Mortgage Loans for purposes herein. Accordingly, the total number of Mortgage Loans reflected herein is 137, while the total number of Mortgaged Properties reflected herein is 140.

     Due-on-Sale and Due-on-Encumbrance Provisions. Substantially all of the Mortgage Loans contain both "due-on-sale" and "due-on-encumbrance" clauses that in each case, subject to limited exception, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. See "--Additional Mortgage Loan Information--Subordinate Financing" herein. Certain of the Mortgage Loans permit either: (i) a one-time transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender; or (ii) transfers to parties related to the borrower. The borrower under one of the Mortgage Loans with a provision described in clause (i) of the preceding sentence, which Mortgage

Loan is secured by the Mortgaged Property identified on Annex A as Berkeley Center, has contacted GMACCM regarding a possible transfer of such Mortgaged Property. The Servicer will determine, in accordance with its normal servicing practices, whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. See "Description of the Pooling and Servicing Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the Prospectus.

ADDITIONAL MORTGAGE LOAN INFORMATION

     General. For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A hereto.

     Delinquencies. As of the Cut-off Date, no Mortgage Loan will be 30 days or more delinquent in respect of any Monthly Payment. However, certain Mortgage Loans have been acquired and restructured and, during the 12-month period prior to such restructuring, such Mortgage Loans experienced delinquencies.

     Tenant Matters. Twenty Mortgaged Properties, which represent security for 22.93% of the Initial Pool Balance, are leased in large part to one or more Major Tenants (as defined below). In addition, certain Mortgaged Properties are leased in part to Anchor Tenants. In addition, the borrower with respect to one Mortgage Loan that is secured by two Mortgaged Properties, which represents 0.4% of the Initial Pool Balance, is the sole occupant and operator of the Mortgaged Property. "MAJOR TENANT" means any tenant of a Commercial Mortgaged Property, that rents at least 20% of the net leasable square footage at such property. "ANCHOR TENANT" means any tenant of a retail or office Mortgaged Property that, because of characteristics such as size, diversity of merchandise, name recognition and/or range of advertising, are expected to attract customers to the property from a broad geographic area in a manner that benefits all of the tenants of such Mortgaged Property.

          Certain Mortgaged Properties are located near military installations and it is believed that more than 20% of the tenants at such Mortgaged Properties are military personnel.

     Ground Leases. Four of the Mortgage Loans, which represent 4.67% of the Initial Pool Balance, are in each case secured solely by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. One of the Mortgage Loans, which represents 3.37% of the Initial Pool Balance, is secured by a Mortgage on both the borrower's leasehold interest in a portion of the Mortgaged Property and the borrower's fee simple interest in the remainder of the Mortgaged Property. None of the related ground leases expire less than ten years after the stated maturity of the related Mortgage Loan, and the borrower's estate, which is encumbered by the leasehold mortgage, is not likely to be altered or terminated during the term of the related Mortgage Loan, provided that the ground lessor recognizes any non-disturbance rights of the borrower. In each such case, the related ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee.

     One Mortgage Loan, which represents 1.81% of the Initial Pool Balance made to two separate but affiliated borrowers, is secured by a Mortgage on the leasehold interest of one such borrower in the related Mortgaged Property and the fee simple interest of the other such borrower in such Mortgaged Property. The related ground lease expires approximately three years and five months following the end of the term of the related Mortgage Loan. Under the related ground lease, the ground lessor has recognized the mortgagee's rights under the related Mortgage Loan (although there are no express rights of such mortgagee to receive any notice of, or to cure, any default under such ground lease).

     See "Risk Factors--The Mortgage Loans--Leasehold Considerations" herein.

     Subordinate Financing. Twelve of the Mortgaged Properties, which constitute security for Mortgage Loans that represent 4.29% of the Initial Pool Balance, are encumbered by subordinated debt that is not part of the Mortgage Pool. In each of such cases, the holder of the subordinated debt has agreed not to foreclose for so long as the related Mortgage Loan is outstanding, and the Trust Fund is not pursuing a foreclosure action. Certain other Mortgage Loans also permit the related borrower to encumber the Mortgaged Property with subordinate debt provided that the borrower satisfies certain conditions (such as maximum loan-to-value ratios, minimum debt service coverage ratios, and limitations in the loan documentation for the subordinated debt regarding the subordinate lender's ability to foreclose while the related Mortgage Loan is outstanding). All of the remaining Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property. Other than as indicated above, the Depositor is unaware of any other subordinate financing that currently encumbers any Mortgaged Property. See "Risk Factors--The Mortgage Loans--Risks of Subordinate Financing" and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the Prospectus.

     Loan Extensions. Three Mortgage Loans, which represent 5.36% of the Initial Pool Balance, permit the borrower to extend the term of the related loan for five years, in two cases, and two years, in one case, provided that certain conditions are satisfied, and the Mortgage Rate is re-set at a then-current rate no lower than the original Mortgage Rate. With respect to one such Mortgage Loan, the Mortgage Rate subsequent to extension of the maturity date adjusts semi-annually to a rate, no lower than the original Mortgage Rate, equal to a rate based on a six month London interbank offered rate. With respect to two of such Mortgage Loans, the partnership entity that is the borrower is scheduled to terminate prior to the maturity date of the Mortgage Loan; if the partnership is not extended prior to the borrower's election to extend the Mortgage Loan, 100% of the Mortgaged Property's net cash flow is required to be deposited in a lock box and used to reduce the outstanding principal balance of the Mortgage Loan on a monthly basis. It is not expected that termination of the related partnership will affect the enforceability of the lien of the related Mortgage. Four Mortgage Loans, which represent 3.64% of the Initial Pool Balances, permit the lender to extend the maturity date for an additional three years; however, the Servicer will be prohibited from exercising such extension rights except as described under "Servicing of the Mortgage Loans--Amendments, Modifications, Waivers and Consents" herein.

     Low Income Housing Tax Credits. The Depositor has been informed by the Mortgage Loan Sellers that six of the Mortgaged Properties, which represent 4.29% of the Initial Pool Balance, are eligible to receive low-income housing tax credits ("TAX CREDITS") pursuant to Section 42 of the Code (such Mortgaged Properties, the "SECTION 42 PROPERTIES"). Section 42 of the Code provides a Tax Credit for owners of residential rental property meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. The Depositor is unaware of any other Mortgaged Properties that are eligible to receive such Tax Credits.

     At the time the project is "placed in service" (that is, when the first unit is available for occupancy), the property owner must make an irrevocable election of one of two set-aside rules, either (i) at least 20% of the units must be rented to tenants with incomes of 50% or less of the median income (as defined below), or (ii) at least 40% of the units must be rented to tenants with incomes of 60% or less of the median income. The aggregate amount of Tax Credits the owner is entitled to is based upon the percentage of total units made available to qualified tenants. Median income is determined by the U.S. Department of Housing and Urban Development ("HUD") for each metropolitan area or county in the United States and is adjusted annually.

     The Tax Credit provisions require that gross rent for each low-income unit not exceed 30% of the annual HUD median income, adjusted for the household size expected to occupy the particular unit. The gross rent charged for a unit must take into account an allowance for utilities. If utilities are paid by the tenant, then the maximum allowable Tax Credit rent is reduced according to utility allowances, as provided in regulations of the Internal Revenue Service.

     Under the Tax Credit provision, a property owner must comply with the tenant income restrictions and rental restrictions over a 15-year compliance period. In addition, agreements governing the property may require an "extended use period" which has the effect of extending the income and rental restrictions for an additional period (typically 15 years).

     With respect to at least one of the Section 42 Properties, a recorded deed restriction requires that upon acquisition of the Mortgaged Property through foreclosure or deed in lieu of foreclosure the holder of the Mortgage shall permit all tenants in low-income units to continue to occupy such unit for three years following acquisition.

     In the event a Tax Credit project does not maintain compliance with the Tax Credit restrictions on tenant income or rental rates, the owners of the Tax Credit project may lose the Tax Credits related to the period of the noncompliance and face the partial recapture of previously taken Tax Credits.

THE MORTGAGE LOAN SELLERS

     ContiTrade. ContiTrade was organized in the State of Delaware on June 1, 1995 and is a wholly-owned indirect subsidiary of ContiFinancial Corporation, a Delaware corporation. Continental Grain Company currently owns approximately 81% of ContiFinancial Corporation's outstanding capital stock. ContiFinancial Corporation engages in the consumer and commercial finance business by originating and servicing home equity loans and providing financing and asset securitization expertise to originators of a broad range of loans, leases and receivables. ContiTrade was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. The principal executive offices of ContiTrade is located at 277 Park Avenue, New York, New York 10172. Its telephone number is (212) 207-2800.

     ING Capital. ING Capital was incorporated in the State of Delaware on March 5, 1993 and effective November 1, 1996 will be a wholly-owned direct subsidiary of ING (U.S.) Financial Holdings Corporation, which in turn is a wholly-owned direct subsidiary of ING Bank N.V. ING Capital was established primarily to engage in the making, servicing and acquisition of loans and other extensions of credit and to engage in securities investment as well as certain merchant banking functions. The principal executive offices of ING Capital are located at 135 East 57th Street, New York, New York 10022. Its telephone number is (212) 446-1500.

     GMACCM. GMACCM, a corporation organized under the laws of the State of California and an affiliate of the Depositor, is a wholly-owned direct subsidiary of GMAC Mortgage Group, Inc., which in turn is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. The principal offices of GMACCM are located at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-4622.

     The information set forth herein concerning the Mortgage Loan Sellers and the underwriting conducted by each with respect to the Mortgage Loan has been provided by the respective Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

CERTAIN UNDERWRITING MATTERS

     Environmental Assessments. Each of the Mortgaged Properties was subject to a "Phase I" environmental assessment (or an update of a previously conducted assessment), which was performed on behalf of the related Mortgage Loan Seller, or as to which the related report was delivered to the related Mortgage Loan Seller in connection with its origination or acquisition of the related Mortgage Loan. Most of such environmental assessments or updates were conducted within the 18-month period prior to the Cut-off Date, although certain such environmental assessments (or updates) were performed prior to such 18-month period. See Annex A hereto. In the case of the four Section 42 Properties securing GMACCM Mortgage Loans, each of which was built since 1994, such assessment was conducted shortly before such construction. No such assessment revealed any material adverse environmental condition or circumstance at any Mortgaged Property, except for: (i) those cases in which an operations and maintenance plan or periodic monitoring of such Mortgaged Property or nearby properties was recommended or an escrow reserve to cover the estimated cost of remediation was established; (ii) those cases involving a leaking underground storage tank or groundwater contamination at a nearby property, which condition has not yet affected such Mortgaged Property and as to which a responsible party has been identified under applicable law; and (iii) those cases where such conditions were remediated or abated prior to the Delivery Date or the property is eligible for coverage under a government program for remediation or the cost thereof is eligible for reimbursement.

     The information contained herein is based on the environmental assessments and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Underwriters, or any of their respective affiliates.

     Property Condition Assessments. Inspections of most of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers by or on behalf of the related Mortgage Loan Seller. Most such engineering inspections (or updates) were conducted within the 18-month period prior to the Cut-off Date, although certain such inspections were conducted prior to such 18-month period. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment. In some (but not all) instances, cash reserves were established to fund such deferred maintenance and/or replacement items. Any Mortgaged Property that was not subject to an engineering inspection on behalf of the related Mortgage Loan Seller was inspected by representatives or other designee of the related Mortgage Loan Seller.

     Appraisals and Market Studies. An appraisal of each of the related Mortgaged Properties was performed (or an existing appraisal updated) on behalf of the related Mortgage Loan Seller, in most cases within the 18-month period prior to the Closing Date (see, however, Annex A), by an independent appraiser that is state certified and/or designated as a Member of the Appraisal Institute ("MAI"), in order to establish that the appraised value of the related Mortgaged Property or Properties exceeded the original principal balance of the Mortgage Loan (or, in the case of a set of related Cross-Collateralized Mortgage Loans, the aggregate original principal balance of such set). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Furthermore, not all of the above-described appraisals of the Mortgaged Properties conformed to the appraisal guidelines set forth in Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989.

     None of the Depositor, the Underwriters, GMACCM, ContiTrade, ING Capital, the Trustee, or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

     Zoning and Building Code Compliance. Each Mortgage Loan Seller has taken certain steps to establish that the use and operation of Mortgaged Properties securing its Mortgage Loans were in compliance in all material respects with all applicable zoning, land-use, building, fire and health ordinances, rules, regulations and orders applicable to such Mortgaged Properties, but no assurance can be made that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, certifications from government officials and/or representations by the related borrower contained in the related Mortgage Loan documents. Certain violations may exist at any particular Mortgaged Property, but the related Mortgage Loan Seller does not consider any such violations known to it to be material. In many cases, the use, operation and/or structure of a Mortgaged Property constitutes a permitted nonconforming use and/or structure, which may not be rebuilt to its current state in the event of a material casualty event; however, it is expected that insurance proceeds would be available for application to the related Mortgage Loan if such were to occur.

     Hazard, Liability and Other Insurance. The Mortgage Loans require that either: (i) in most cases, the Mortgaged Property be insured by a hazard insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property, and if applicable, except in two cases where there is 100% co-insurance, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation; or (ii) in certain cases, the Mortgaged Property be insured by hazard insurance in such other amounts as was required by the related originators. In addition, if any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(1) the outstanding principal balance of such Mortgage Loan, (2) the full insurable value of such Mortgaged Property, (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended and (4) 100% of the replacement cost of the improvements located on the related Mortgaged Property. In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

     Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by institutional lenders.

     Each Mortgage generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than six months (or, in one case, three months).

     In general, the Mortgaged Properties are not insured for earthquake risk.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS UNDER CALIFORNIA LAW

     General. As of the Cut-off Date, 22 of the Mortgage Loans, which represent 17.17% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in California. The following discussion contains a general summary of certain legal aspects of loans secured by income-producing properties in California. The summary does not purport to be complete nor does the summary reflect the laws of any other state. The summary relates only to the topics covered and are qualified in their entirety by reference to the applicable state laws being discussed. See also "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

     Mortgage loans in California are generally secured by deeds of trust. Provided the deed of trust contains a private power of sale, a lender may foreclose either non-judicially or judicially. Most lenders choose non-judicial foreclosure because the process typically may be completed within a much shorter time frame; however, a lender is barred from obtaining a deficiency judgment after a non-judicial foreclosure. If the lender opts for judicial foreclosure, an application for a deficiency judgment must be filed with the court within three months of the foreclosure sale. A deficiency judgment may not exceed the difference between the indebtedness and the fair value of the property, as determined by the court. Unless the lender waives the right to a deficiency judgment, the borrower has a right to redeem the property following a judicial foreclosure sale for a period of three months from the date of sale if the proceeds from the sale were sufficient to satisfy the debt, or for a period of one year if the proceeds were insufficient to satisfy the debt. Junior lienholders do not have a right to redeem the property following a judicial foreclosure sale unless the junior lien was created before July 1, 1983. California's form of the "one action rule" requires the lender to look first to the property for satisfaction of the debt if the lender wants to pursue a deficiency judgment. In general, a lender who takes any action to enforce the debt other than judicial or non-judicial foreclosure violates the one-action rule and may be deemed to have waived its security for the indebtedness and, in some cases, may be prevented from collecting the indebtedness altogether.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES

     On or prior to the Delivery Date, each Mortgage Loan Seller will assign its Mortgage Loans, without recourse, to the Depositor, and the Depositor will assign all the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with the foregoing, each Mortgage Loan Seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the following documents, among others, with respect to each Mortgage Loan so assigned by it, to the Depositor or its custodial agent (who will deliver such documents to the Trustee) or, at the direction of the Depositor, directly to the Trustee: (a) the original Mortgage Note, endorsed (without recourse) in blank or to the order of Trustee; (b) the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office); (c) the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office); (d) an assignment of each related Mortgage in blank or in favor of the Trustee, in recordable form; (e) an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the Mortgage) in blank or in favor of the Trustee, in recordable form; (f) an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan); and (g) when relevant, the related ground lease or a copy thereof.

     The Trustee will be required to review the documents delivered by the related Mortgage Loan Seller and/or Depositor with respect to each Mortgage Loan within 60 days following the Delivery Date, and the Trustee will hold the related documents in trust. If it is found during the course of such review or at any other time that any of the above-described documents was not delivered with respect to any Mortgage Loan or that any such document is defective, and in either case such omission or defect materially and adversely affects the value of the related Mortgage Loan or the interests of Certificateholders therein, and if the related Mortgage Loan Seller cannot deliver the document or cure the defect within a period of 90 days following its receipt of notice of such omission or defect, then the related Mortgage Loan Seller will be obligated pursuant to the related Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at a price (the "PURCHASE PRICE") at least equal to the unpaid principal balance of such Mortgage Loan, together with any accrued but unpaid interest thereon to but not including the Due Date in the Collection Period of the repurchase and any related unreimbursed Servicing Advances (as defined herein).

     The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any failure on the part of a Mortgage Loan Seller to deliver any of the above-described documents with respect to any of its Mortgage Loans or for any defect in any such document; and none of the Depositor, either of the other Mortgage Loan Sellers or any other person or entity will be obligated to repurchase the affected Mortgage Loan if the related Mortgage Loan Seller defaults on its obligation to do so.

     Within 45 days following the Delivery Date, the Servicer or the Trustee will cause the assignments with respect to each Mortgage Loan described in clauses (d) and (e) of the third preceding paragraph to be completed in the name of the Trustee (if delivered in blank) and submitted for recording in the real property records of the appropriate jurisdictions.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In each Mortgage Loan Purchase Agreement, the related Mortgage Loan Seller has represented and warranted with respect to each of its Mortgage Loans, as of the Delivery Date, or as of such other date specifically provided in the representation and warranty, among other things, that:

          (i) Immediately prior to the transfer thereof to the Depositor, such Mortgage Loan Seller had good and marketable title to, and was the sole owner and holder of, such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan (other than, in certain cases, the right of a subservicer to primary service such Mortgage Loan).

          (ii) Such Mortgage Loan Seller has full right and authority to sell, assign and transfer such Mortgage Loan.

          (iii) The information pertaining to such Mortgage Loan set forth in the Mortgage Loan schedule attached to the related Mortgage Loan Purchase Agreement was true and correct in all material respects as of the Cut-off Date.

          (iv) Such Mortgage Loan was not, as of the Cut-off Date, 30 days or more delinquent in respect of any Monthly Payment required thereunder, without giving effect to any applicable grace period.

          (v) The lien of the related Mortgage is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company, insuring the originator of the related Mortgage Loan, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the related Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such loan). "PERMITTED ENCUMBRANCES" include (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, and (C) exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan. The Permitted Encumbrances referred to above do not materially interfere with the security intended to be provided by the related Mortgage, the current use or operation of the related Mortgaged Property, or the ability of such Mortgaged Property to generate net operating income sufficient to service the Mortgage Loan.

          (vi) Such Mortgage Loan Seller has not waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Mortgage Note.

          (vii) There is no valid offset, defense or counterclaim to such Mortgage Loan.

          (viii) Such Mortgage Loan Seller has not received actual notice (A) that there is any proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property or (B) that there is any material damage at the related Mortgaged Property that materially and adversely affects the value of such Mortgaged Property.

          (ix) At origination, such Mortgage Loan complied in all material respects with all requirements of federal, state and local laws, including, without limitation, laws relating to usury, relating to the origination of such Mortgage Loan.

          (x) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

          (xi) The Mortgage Note and Mortgage for such Mortgage Loan and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing such Mortgage Loan have been duly and properly executed by the parties thereto, and each is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (xii) All insurance required under the Mortgage for such Mortgage Loan is in full force and effect with respect to the related Mortgaged Property.

          (xiii) The related Mortgaged Property was subject to one or more environmental site assessments (or an update of a previously conducted assessment), which was performed on behalf of such Mortgage Loan Seller, or as to which the related report was delivered to such Mortgage Loan Seller in connection with its origination or acquisition of such Mortgage Loan; and such Mortgage Loan Seller, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessment(s) referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s).

          (xiv) Such Mortgage Loan is not cross-collateralized with a mortgage loan other than another Mortgage Loan.

          (xv) All escrow deposits (including capital improvements and environmental remediation reserves) relating to such Mortgage Loan that were required to be delivered to the mortgagee under the terms of the related loan documents, have been received and, to the extent of any remaining balances thereof are in the possession, or under the control, of such Mortgage Loan Seller or its agents (which shall include the Servicer).

          (xvi) As of the date of origination of such Mortgage Loan and as of the Closing Date, the related Mortgaged Property was and is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien prior to that created by the related Mortgage.

          (xvii) If the Mortgage Loan is an ARM Loan, all of the terms of the related Mortgage Note pertaining to interest rate adjustments, payment adjustments and adjustments of the principal balance are enforceable, such adjustments will not affect the priority of the mortgage lien, and all such adjustments and all calculations made before the Cut-off Date were made correctly and in full compliance with the terms of the related Mortgage and Mortgage Note.

          (xviii) No holder of the Mortgage Loan has, to the Seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Loan.

          (xix) To such Mortgage Loan Seller's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans, as of the date of origination of the Mortgage Loan, (A) the related mortgagor was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of the related Mortgaged Property as it was then operated and (B) all such licenses, permits and authorizations were valid and in full force and effect.

          (xx) The related Mortgage or Mortgage Note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in clause (xi)) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

     If it is found that there exists a material breach of any of the foregoing representations and warranties of any of the Mortgage Loan Sellers with respect to any of its Mortgage Loans, and if such Mortgage Loan Seller cannot cure such breach within a period of 90 days following its receipt of notice of such breach, then such Mortgage Loan Seller will be obligated pursuant to the related Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price.

     The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any breach of a Mortgage Loan Seller's representations and warranties regarding any of its Mortgage Loans. As to any Mortgage Loan, the related Mortgage Loan Seller will be the sole Warranting Party; and none of the Depositor, either of the other Mortgage Loan Sellers or any other person or entity will be obligated to repurchase any affected Mortgage Loan in connection with a breach of the related Mortgage Loan Seller's representations and warranties if the related Mortgage Loan Seller defaults on its obligation to do so. See "The Pooling and Servicing Agreements--Representations and Warranties; Repurchases" in the Prospectus.

CHANGES IN MORTGAGE ASSET POOL CHARACTERISTICS

     The description in this Prospectus Supplement of the Mortgage Asset Pool and the Mortgaged Properties is based upon the Mortgage Asset Pool as expected to be constituted at the time the Offered Certificates are issued, as adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Asset Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Asset Pool prior to the issuance of the Offered Certificates, unless including such Mortgage Loans would materially alter the characteristics of the Mortgage Asset Pool as described herein. The information set forth herein is representative of the characteristics of the Mortgage Asset Pool as it will be constituted at the time the Offered Certificates are issued, although the range of

Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Asset Pool may vary.

     A Current Report on Form 8-K (the "FORM 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Asset Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Servicer will be responsible for the servicing and administration of all the Mortgage Loans; however, the holder or holders of Certificates evidencing a majority interest in the Controlling Class will be entitled to terminate substantially all the rights and duties of the Servicer in respect of Specially Serviced Mortgage Loans and REO Properties (each as defined below) and to appoint a replacement to perform such duties under substantially the same terms and conditions as applicable to the Servicer. See "--Termination of the Servicer with respect to Specially Serviced Mortgage Loans and REO Properties" below. The Servicer, either directly or through Sub-Servicers, will be required to service and administer the Mortgage Loans in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in the same manner as is normal and usual in its general mortgage servicing activities with respect to mortgage loans comparable to the Mortgage Loans.

     A "SPECIALLY SERVICED MORTGAGE LOAN" is any Mortgage Loan as to which any of the following events (each, a "SPECIAL SERVICING EVENT") has occurred: (i) the related borrower has failed to make when due any Balloon Payment, which failure has continued unremedied for 30 days; (ii) the related borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure continues unremedied for 60 days; (iii) the Servicer has determined in its good faith and reasonable judgment, that a default in the making of a Monthly Payment or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; (iv) there shall have occurred a default under the related loan documents, other than as described in clause (i) or (ii) above, that materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affects the interests of Certificateholders, which default has continued unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, 60 days); (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vi) the related borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; (vii) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; and (viii) the Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "CORRECTED MORTGAGE LOAN") at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Special Servicing Event then exists):

          (a) with respect to the circumstances described in clauses (i) and
     (ii) of the preceding paragraph, the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Servicer);

          (b) with respect to the circumstances described in clauses (iii), (v),
     (vi) and (vii) of the preceding paragraph, such circumstances cease to exist in the good faith and reasonable judgment of the Servicer;

          (c) with respect to the circumstances described in clause (iv) of the preceding paragraph, such default is cured; and

          (d) with respect to the circumstances described in clause (viii) of the preceding paragraph, such proceedings are terminated.

     The Servicer will be required to service and administer the respective groups of related Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with its normal servicing practices. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Special Servicing Events in respect of each other Mortgage Loan that is cross-collateralized with it, are remediated or otherwise addressed as contemplated above.

     Set forth below, following the subsection captioned "--The Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "The Pooling and Servicing Agreements" for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Servicer thereunder. The Servicer constitutes a "Master Servicer" for purposes of the Prospectus. However, information set forth in the Prospectus should be read taking account of all supplemental information contained herein.

THE SERVICER

     GMACCM will be the Servicer with respect to the Mortgage Asset Pool. As of September 30, 1996, the Servicer had a total commercial and multifamily mortgage loan servicing portfolio of approximately $20.8 billion. See "Description of the Mortgage Asset Pool--The Mortgage Loan Sellers--GMACCM" herein and "GMAC Commercial Mortgage Corporation" in the Prospectus.

TERMINATION OF THE SERVICER WITH RESPECT TO SPECIALLY SERVICED MORTGAGE LOANS AND REO PROPERTIES

     The holder or holders of Certificates evidencing a majority interest in the Controlling Class (as defined below) may at any time terminate substantially all of the rights and duties of the Servicer in respect of Specially Serviced Mortgage Loans and REO Properties and appoint a replacement (a "REPLACEMENT SPECIAL SERVICER") to perform such duties under substantially the same terms and conditions as applicable to the Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. If the designated replacement is acceptable to the Trustee, which approval may not be unreasonably withheld, the designated replacement shall become the Replacement Special Servicer as of the date the Trustee shall have received: (i) written confirmation from both Rating Agencies stating that if the designated replacement were to serve as Replacement Special Servicer under the Pooling and Servicing Agreement, none of the then-current rating or ratings of all outstanding Classes of the Certificates would be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of a Replacement Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Replacement Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The Servicer shall be deemed to have resigned from its duties in respect of Specially Serviced Mortgage Loans and REO Properties simultaneously with such designated replacement's becoming the Replacement Special Servicer under the Pooling and Servicing Agreement. Any Replacement Special Servicer may be similarly so replaced by the holder or holders of Certificates evidencing a majority interest in the Controlling Class.

     In general, a Replacement Special Servicer will possess rights and obligations comparable to those of a Master Servicer described in the Prospectus under "The Pooling and Servicing Agreements--Sub-Servicers," "--Evidence as to Compliance" and "--Certain Matters Regarding a Master Servicer and the Depositor." In addition, a Replacement Special Servicer will be responsible for performing the servicing and other administrative duties attributable to the Servicer herein or a Master Servicer under "The Pooling and Servicing Agreements" (and, in particular, under the subsection thereof captioned "--Realization Upon Defaulted Mortgage Loans") in the Prospectus, insofar as such duties relate to Specially Serviced Mortgage Loans and REO Properties. Notwithstanding any appointment of a Replacement Special Servicer, however, the Servicer shall continue to collect information and prepare all reports to the Trustee and to pay the reasonable compensation of the Trustee required under the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling and Servicing Agreement. The Servicer and the Replacement Special Servicer shall not have any responsibility for the performance of each other's duties under the Pooling and Servicing Agreement.

     The "CONTROLLING CLASS" will be the most subordinate Class of Principal Balance Certificates outstanding (the Class A-1, Class A-2A and Class A-2B Certificates being treated as a single Class for this purpose) that has a Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Principal Balance Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the "Controlling Class" will be the Class of Principal Balance Certificates with the largest Certificate Balance then outstanding). Initially the Controlling Class will consist of the Class H Certificates. It is anticipated that the Servicer will acquire certain Subordinate Certificates, including the Class H Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Servicer in respect of its servicing activities will be the Servicing Fee, the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "SERVICING FEE" will be payable monthly on a loan-by-loan basis from amounts received or advanced in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property), will accrue at 0.14% per annum (the "SERVICING FEE RATE") and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed. The "SPECIAL SERVICING FEE" will accrue solely with respect to each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to 0.25% per annum, on the basis of the same principal amount and for the same period respecting which any related interest payment due or deemed due on such Mortgage Loan is computed, and will be payable monthly from the same sources and at the same time as, but separate from, the Servicing Fee with respect to such Mortgage Loan. A "WORKOUT FEE" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "WORKOUT FEE RATE" of 1.0% to, each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it had responsibility for servicing Specially Serviced Mortgage Loans and that were still Corrected Mortgage Loans at the time of such termination or resignation (and the successor Servicer or Replacement Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "LIQUIDATION FEE" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Servicer obtains a full or discounted payoff from the related borrower and, except as otherwise described below,with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Servicer receives any Liquidation Proceeds. As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "LIQUIDATION FEE RATE" of 1.0% to, the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the purchase of any Specially Serviced Mortgage Loan or REO Property by the Servicer, a Replacement Special Servicer or any holder of Certificates evidencing a majority interest in the Controlling Class or the purchase of all of the Mortgage Loans and REO Properties by the Servicer or the Depositor in connection with the termination of the Trust Fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest.

     As additional servicing compensation, the Servicer will be entitled to retain all assumption and modification fees, late payment charges, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees, in each case to the extent actually paid by a borrower with respect to a Mortgage Loan. The Servicer will also be entitled to: (a) Prepayment Interest Excesses and Balloon Payment Interest Excesses (each described below) collected on the Mortgage Loans; and (b) any default interest actually collected on the Mortgage Loans, but only to the extent that such default interest is not allocable to pay any portion of a Workout Fee or Liquidation Fee payable with respect to the related Mortgage Loan or to cover interest on any Advances (as defined below) made in respect of the related Mortgage Loan. In addition, the Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it or the Trustee that constitute part of the Certificate Account, in Permitted Investments, and the Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     If a Replacement Special Servicer is appointed, then as compensation for performing its duties in respect of the Specially Serviced Mortgage Loans and REO Properties, such Replacement Special Servicer will be entitled to receive all Special Servicing Fees, Liquidation Fees and, except as otherwise described above, Workout Fees otherwise payable to the Servicer for performing such duties, as well as the Replacement Special Servicer Standby Fee. The "REPLACEMENT SPECIAL SERVICER STANDBY FEE" will accrue with respect to each Mortgage Loan (whether or not it is a Specially Serviced Mortgage Loan or a Mortgage Loan as to which the related Mortgaged Property has become an REO Property), at a rate of 0.005% per annum, on the basis of the same principal amount and for the same period respecting which any related interest payment due or deemed due on such Mortgage Loan is computed, and will be payable by the Servicer out of its Servicing Fee with respect to such Mortgage Loan. In addition, a Replacement Special Servicer will become (and the Servicer will cease to be) entitled to additional servicing compensation in the form of late payment charges, assumption fees and modification fees received on or with respect to Specially Serviced Mortgage Loans. A Replacement Special Servicer will also become (and the Servicer will also cease to be) entitled to any default interest actually collected on the Mortgage Loans, but only to the extent that (i) such default interest is not allocable to pay any portion of a Workout Fee or Liquidation Fee payable to the Servicer or Replacement Special Servicer with respect to the related Mortgage Loan or to cover interest payable to the Servicer, the Replacement Special Servicer or the Trustee with respect to any Advances made in respect of the related Mortgage Loan and (ii) such default interest is allocable to the period that the related Mortgage Loan constituted a Specially Serviced Mortgage Loan.

     If a borrower voluntarily prepays a Mortgage Loan, in whole or in part, after the Due Date but before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "PREPAYMENT INTEREST EXCESS". Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Servicing Fees) on such prepayment will constitute a "PREPAYMENT INTEREST SHORTFALL". Similarly, if the Due Date for any Balloon Payment occurs after the first day of, but before the Determination Date in, any calendar month, the amount of interest (net of related Servicing Fees) accrued on the related Balloon Loan from the beginning of such month to the maturity date will, to the extent actually collected in connection with the payment of such Balloon Payment on or before such Determination Date, constitute a "BALLOON PAYMENT INTEREST EXCESS". Conversely, if the Due Date for any Balloon Payment occurs after the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) that would have accrued on the related Balloon Loan from the stated maturity date through the end of such calendar month will, to the extent not paid by the borrower, constitute a "BALLOON PAYMENT INTEREST SHORTFALL". Prepayment Interest Excesses and Balloon Payment Interest Excesses collected on the Mortgage Loans will be retained by the Servicer as additional servicing compensation. The Servicer will cover, out of its own funds, any Balloon Payment Interest Shortfalls and, to the extent of that portion of its aggregate Servicing Fee for the same Collection Period that is, in the case of each loan, calculated at 0.055% per annum, Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during any Collection Period.

     The Servicer and any Replacement Special Servicer will, in general, each be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any Sub-Servicers retained by it, and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Servicer or a Replacement Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "SERVICING ADVANCES" (Servicing Advances and P&I Advances, collectively, "ADVANCES") and, in all cases, will be reimbursable from future payments and other collections, including in the form of Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds, in any event on or in respect of the related Mortgage Loan or REO Property ("RELATED PROCEEDS"). Notwithstanding the foregoing, the Servicer and any Replacement Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Servicer may advance the costs thereof). Furthermore, if any Replacement Special Servicer is required under the Pooling and Servicing Agreement to make any Servicing Advance but does not desire to do so, such Replacement Special Servicer may, in its sole discretion, request that the Servicer make such Advance, such request to be made in writing and in a timely manner that does not adversely affect the interests of any Certificateholder; provided, however, that such Replacement Special Servicer will have an obligation to make any such Servicing Advance that, in its good faith and reasonable judgment, is necessary to avoid (i) a penalty, (ii) material harm to a Mortgaged Property or (iii) any other material adverse consequence to the Trust Fund (an "EMERGENCY ADVANCE"). The Servicer shall make any such Servicing Advance (other than an Emergency Advance) that it is requested by a Replacement Special Servicer to so make within ten (10) days of the Servicer's receipt of such request. A Replacement Special Servicer shall be relieved of any obligations with respect to an Advance that it requests the Servicer to make (regardless of whether or not the Servicer makes that Advance), other than an Emergency Advance.

     If the Servicer (or a Replacement Special Servicer) is required under the Pooling and Servicing Agreement to make a Servicing Advance, but does not do so within 15 days after such Servicing Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the defaulting party notice of such failure and, if such failure continues for three more days, the Trustee will be required to make such Servicing Advance.

     The Servicer, any Replacement Special Servicer and the Trustee will be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable and good faith judgment of such party, ultimately recoverable from Related Proceeds.

     As and to the extent described herein, the Servicer, any Replacement Special Servicer and the Trustee are each entitled to receive interest at the Reimbursement Rate (as defined herein) on Servicing Advances made thereby. See "The Pooling and Servicing Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus and "Description of the Certificates--P&I Advances" herein.

     The Servicer will be required to pay, out of its Servicing Fee, the Replacement Special Servicer Standby Fee to any Replacement Special Servicer, the reasonable compensation of the Trustee and any surveillance fees to the Rating Agencies.

THE EXTENSION ADVISER

     Election of the Extension Adviser. The holder or holders of Offered Certificates with an aggregate principal balance equal to more than 50% of the aggregate Certificate Balance of all the Offered Certificates with Certificate Balances (exclusive, if applicable, of the Controlling Class (as defined below) and any Class of Offered Certificates subordinate to the Controlling Class) will be entitled to (i) elect an adviser (the "EXTENSION ADVISER") from whom the Servicer will seek approval as described below and/or (ii) replace an existing Extension Adviser. Upon (i) the receipt by the Trustee of written requests for an election of an Extension Adviser from the holders of Offered Certificates with an aggregate principal balance representing more than 50% of the aggregate Certificate Balance of all the Offered Certificates with Certificate Balances (exclusive, if applicable, of the Controlling Class and any Class of Offered Certificates subordinate to the Controlling Class), or (ii) the resignation or removal of the person acting as Extension Adviser, an election of an Extension Adviser will be held commencing as soon as practicable thereafter. Any Extension Adviser may be removed at any time by the written vote of holders of Offered Certificates with an aggregate principal balance representing more than 50% of the aggregate Certificate Balance of all the Offered Certificates with Certificate Balances (exclusive, if applicable, of the Controlling Class and any Class of Offered Certificates subordinate to the Controlling Class).

     Duties of the Extension Adviser. If any person or entity has been elected and is serving as Extension Adviser, then the Servicer will not be permitted to grant any extension of the maturity of a Specially Serviced Mortgage Loan beyond the third anniversary of such loan's original stated maturity date if such Extension Adviser has objected to such action in writing within ten days of its receiving from the Servicer written notice thereof and sufficient information to make an informed decision (provided that if such written objection has not been received by the Servicer within such ten-day period, then such Extension Adviser's approval will be deemed to have been given). In addition, the Extension Adviser will confirm to its reasonable satisfaction that all conditions precedent to granting any such extension have been satisfied. See "--Modifications, Waivers, Amendments and Consents" below.

     Limitation on Liability of Extension Adviser. The Extension Adviser will be acting solely as representative of the interests of the Certificateholders entitled to vote in the election thereof, and will have no liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Extension Adviser may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Extension Adviser may have special relationships and interests that conflict with those of holders of some Classes of the Certificates and agrees to take no action against the Extension Adviser or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

     Limitation on Liability of the Servicer. The Servicer will be entitled to the same limitations on liability when acting in accordance with a direction or approval or refraining from acting in accordance with a direction or objection of the Extension Adviser as it would if such direction, approval or objection, as the case may be, were an express term of the Pooling and Servicing Agreement.

     Compensation of the Extension Adviser. The Pooling and Servicing Agreement will not provide for any compensation to be paid to the Extension Adviser out of the Trust Fund.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The Servicer may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan without the consent of the Trustee or, except as contemplated by clause (ii) below, any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

          (i) the Servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Servicer's good faith and reasonable judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, unless, in the Servicer's judgment, a material default on such Mortgage Loan has occurred or a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation;

          (ii) if any person or entity has been selected and is serving as Extension Adviser, the Servicer may not extend the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan beyond the third anniversary of such loan's original stated maturity date unless such Extension Adviser has approved or is deemed to have approved such extension;

          (iii) the Servicer may not extend the maturity of any Mortgage Loan beyond the date that is two years prior to the Rated Final Distribution Date;

          (iv) the Servicer shall not make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would (A) cause either REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or, except as otherwise described under "--REO Properties" below, result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of either such REMIC under the REMIC Provisions or (B) cause any Mortgage Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (provided that the Servicer shall not be liable for judgments as regards decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or negligence to do so, the Servicer may rely on opinions of counsel in making such decisions);

          (v) the Servicer shall not permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless the Servicer shall have first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment (and such additional environmental testing as the Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

          (vi) with limited exceptions, the Servicer shall not release any collateral securing an outstanding Mortgage Loan;

provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (vi) above will not apply to any modification of any term of any Mortgage Loan that is required under the terms of such Mortgage Loan in effect on the Delivery Date or that is solely within the control of the related borrower, and (y) notwithstanding clauses (i) through (vi) above, the Servicer will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling and Servicing Agreement grants to the Servicer, any Replacement Special Servicer and the holder or holders of Certificates evidencing a majority interest in the Controlling Class a right to purchase from the Trust Fund certain defaulted Mortgage Loans. If the Servicer has determined, in its good faith and reasonable judgment, that any defaulted Mortgage Loan will become the subject of a foreclosure, the Servicer will be required to promptly so notify in writing the Trustee, and the Trustee will be required, within 10 days after receipt of such notice, to notify the holders of the Controlling Class. Any holder or holders of Certificates evidencing a majority interest in the Controlling Class may, at its or their option, purchase from the Trust Fund, at a price equal to the applicable Purchase Price, any such defaulted Mortgage Loan. If such Certificateholders have not purchased such defaulted Mortgage Loan within 15 days of their having received notice in respect thereof, either the Servicer or any Replacement Special Servicer may, at its option, purchase such defaulted Mortgage Loan from the Trust Fund, at a price equal to the applicable Purchase Price.

     The Servicer may offer to sell any such defaulted Mortgage Loan not otherwise purchased pursuant to the prior paragraph, if and when the Servicer determines, in its good faith and reasonable judgment, that such a sale would be in the best economic interests of the Trust Fund. Such offer is to be made in a commercially reasonable manner for a period of not less than 10 days. Unless the Servicer determines, in its good faith and reasonable judgment, that acceptance of any offer would not be in the best economic interests of the Trust Fund, the Servicer shall accept the highest cash offer received from any person that constitutes a fair price (which may be less than the Purchase Price) for such Mortgage Loan; provided that none of the Servicer, any Replacement Special Servicer, the Depositor, the holder of any Certificate or an affiliate of any such party may purchase such Mortgage Loan for less than the Purchase Price unless at least two other offers are received from independent third parties. See also "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the Prospectus.

REO PROPERTIES

     In general, the Servicer will be obligated to (or may contract with a third party to) operate and manage any Mortgaged Property acquired as REO Property in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to income it is anticipated that the Trust Fund would derive from such property, the Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO TAX"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) and (ii) "prohibited transactions", such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. The Servicer will be required to sell any REO Property acquired on behalf of the Trust Fund within the time period and in the manner described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the Prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Servicer is required to (or may contract with a third party to) perform physical inspections of each Mortgaged Property at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $5,000,000, at least once every year). In addition, the Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Servicer will be required to prepare a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

     With respect to each Mortgage Loan that requires the borrower to deliver annual operating statements with respect to the related Mortgaged Property, the Servicer is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off
Date); (ii) any REO Property acquired on behalf of the Certificateholders through foreclosure, deed in lieu of foreclosure or otherwise; (iii) such funds or assets as from time to time are deposited in the Certificate Account; (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; and (v) certain rights of the Depositor under each of the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans.

     The Certificates will consist of 15 Classes to be designated as: (i) the Class X-1 Certificates and the Class X-2 Certificates (collectively, the "CLASS X CERTIFICATES"); (ii) the Class A-1 Certificates, the Class A-2A Certificates and the Class A-2B Certificates (collectively, the "CLASS A CERTIFICATES"; and collectively with the Class X Certificates, the "SENIOR CERTIFICATES"); (iii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates (collectively, the "SUBORDINATE CERTIFICATES"; and collectively with the Senior Certificates, the "REMIC REGULAR CERTIFICATES"); and (iv) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "REMIC RESIDUAL CERTIFICATES").

     Only the Senior Certificates and the Class B, Class C, Class D and Class E Certificates (collectively the "OFFERED CERTIFICATES") are offered hereby. The Class F, Class G, Class H and REMIC Residual Certificates have not been registered under the Securities Act of 1933 and are not offered hereby.

     The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class X Certificates, $5,000,000 notional principal amount and in any whole dollar denomination in excess thereof; and (ii) in the case of the other Offered Certificates, $250,000 actual principal amount and in any whole dollar denomination in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No Certificate Owner will be entitled to receive a Definitive Certificate representing its interest in a Class of Offered Certificates, except as set forth below under "--Book-Entry Registration of the Offered Certificates--Definitive Certificates". Unless and until Definitive Certificates are issued in respect of any Class of Offered Certificates, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants, and all references herein to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. Until Definitive Certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of DTC and its Participants. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

     General. Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all payments on their Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued in respect of any Class thereof, the only registered Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Trustee or the Servicer as Certificateholders; and, except under the limited circumstances described herein, Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures regarding DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit payments on the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive payments and will be able to transfer their interests in the Offered Certificates.

     None of the Depositor, the Servicer, the Trustee or the Mortgage Loan Sellers will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     Definitive Certificates. Definitive Certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the Prospectus in the last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC, of the availability of Definitive Certificates with respect thereto. Upon surrender by DTC of the physical certificates registered in the name of its nominee and representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the respective Classes of Offered Certificates as Definitive Certificates issued in the respective principal or notional amounts owned by individual Certificate Owners of each such Class, and thereafter the Trustee and the Servicer will recognize the holders of such Definitive Certificates as Certificateholders.

     For additional information regarding DTC and Certificates maintained on the book-entry records thereof, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     Upon initial issuance, the Class A-1, Class A-2A, Class A-2B, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the "PRINCIPAL BALANCE CERTIFICATES") will have the following Certificate Balances (in each case, subject to a variance of plus or minus 5%):

                     INITIAL                PERCENT OF            PERCENT OF
   CLASS       CERTIFICATE BALANCE     INITIAL POOL BALANCE     CREDIT SUPPORT
-----------    -------------------     --------------------     --------------
Class A-1         $  33,475,146                 7.33%                35.25%
Class A-2A          190,353,000                41.67                 35.25
Class A-2B           71,963,000                15.75                 35.25
Class B              31,978,000                 7.00                 28.25
Class C              26,268,000                 5.75                 22.50
Class D              27,409,000                 6.00                 16.50
Class E              13,705,000                 3.00                 13.50
Class F              22,841,000                 5.00                  8.50
Class G              19,415,000                 4.25                  4.25
Class H              19,415,204                 4.25                  0.00

     On each Distribution Date, the Certificate Balance of each Class of Principal Balance Certificates will be reduced by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and will be further reduced by any Realized Losses and Additional Trust Fund Expenses deemed allocated to such Class of Certificates on such Distribution Date. See "--Distributions" and "--Subordination; Allocation of Realized Losses and Certain Expenses" below.

     Neither Class of Class X Certificates will have a Certificate Balance. Each Class of Class X Certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount equal to: (i) in the case of the Class X-1 Certificates, the aggregate Stated Principal Balance of the Group 1 Loans outstanding from time to time; and (ii) in the case of the Class X-2 Certificates, approximately 99.9% of the aggregate Stated Principal Balance of all the Mortgage Loans outstanding from time to time. The Class X-1 Certificates will have an initial Notional Amount of $33,475,146 (subject to a variance of plus or minus 5%), and the Class X-2 Certificates will have an initial Notional Amount of $456,365,528 (subject to a variance of plus or minus 5%).

     No Class of REMIC Residual Certificates will have a Certificate Balance.

     The "STATED PRINCIPAL BALANCE" of each Mortgage Loan will generally equal the Cut-off Date Balance thereof, reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that have been or, if they had not been applied to cover Additional Trust Fund Expenses, would have been distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of or allocable to such Mortgage Loan during the related Collection Period.

PASS-THROUGH RATES

     The rate per annum at which any Class of Certificates accrues interest from time to time is herein referred to as its "PASS-THROUGH RATE".

     The Pass-Through Rate applicable to the Class A-1 Certificates: (a) for each Distribution Date up to and including the Distribution Date in
            , will equal approximately      % per annum; and (b) for each
subsequent Distribution Date, will, in general, equal the lesser of (i)
Certificate Six-Month LIBOR for such Distribution Date, plus    %, and (ii) the
weighted average of the Net Mortgage Rates in effect for the Group 1 Loans as of the first day of the related Collection Period (weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans immediately following the prior Distribution Date). "CERTIFICATE SIX-MONTH LIBOR" will, for each Distribution Date, equal the value of Six-Month LIBOR calculated in accordance with Six-Month LIBOR Formula 1 on the most recent Formula 1 LIBOR

Determination Date that precedes the commencement of the Interest Accrual Period for the Class A-1 Certificates for such Distribution Date. The Pass-Through Rate for the Class A-1 Certificates will be subject to adjustment as of the commencement of the applicable Interest Accrual Period for the Distribution Date in May 1997, and every six months thereafter.

     The Pass-Through Rate applicable to the Class X-1 Certificates: (a) for the
initial Distribution Date, will equal approximately      % per annum; and (b)
for each subsequent Distribution Date, will equal the excess, if any, of (i) the weighted average of the Net Mortgage Rates in effect for the Group 1 Loans as of the first day of the related Collection Period (weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans immediately following the prior Distribution Date), over (ii) the Pass-Through Rate applicable to the Class A-1 Certificates (or, if such Certificates are no longer outstanding, that would otherwise have been applicable thereto)for such current Distribution Date.

     The Pass-Through Rates applicable to the Class A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates will, at all times, be equal to
     %,      %,      %,      %,      % and      % per annum, respectively.

     The Pass-Through Rate applicable to the Class X-2 Certificates: (a) for the
initial Distribution Date, will equal approximately      % per annum; and (b)
for each subsequent Distribution Date, will, in general, equal the excess, if any, of (i) the weighted average of the Net Mortgage Rates in effect for the Group 1 Loans (in each case, net of the Pass-Through Rate applicable to the Class X-1 Certificates for such Distribution Date) and the Net Mortgage Rates in effect for the Group 2 Loans as of the first day of the related Collection Period (weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans immediately following the prior Distribution Date), over
(ii) the weighted average of the Pass-Through Rates applicable to the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates for such current Distribution Date (weighted on the basis of the respective Certificate Balances of such Classes of Certificates immediately prior to such current Distribution Date).

     The Pass-Through Rates applicable to the Class F, Class G and Class H
Certificates will, at all times, be equal to      %,      % and      % per
annum, respectively. No Class of REMIC Residual Certificates will have a specified Pass-Through Rate.

     The "NET MORTGAGE RATE" with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the Servicing Fee Rate. However, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan shall be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. In addition, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Servicing Fee Rate). See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" and "--Modifications, Waivers, Amendments and Consents" herein.

     The "COLLECTION PERIOD" for each Distribution Date is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date
occurs. The "DETERMINATION DATE" will be the      day of each month or, if any
such      day is not a business day, the immediately preceding business day.

THE CERTIFICATE GROUPS

     The Class X-1 and Class A-1 Certificates initially will correspond to and evidence interests solely in Loan Group 1; and the Class X-2, Class A-2A, Class A-2B, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates initially will correspond to and evidence interests solely in Loan Group 2. Distributions of interest on and principal of the Group 1 Certificates will initially be based on interest and/or principal due or collected, as the case may be, on or with respect to the Group 1 Loans. Distributions of interest on and principal of the Group 2 Certificates will initially be based on interest and/or principal due or collected, as the case may be, on or with respect to the Group 2 Loans. In general, the exceptions to the foregoing would arise as a result of the subordination of the Subordinate Certificates in connection with losses and defaults on the Mortgage Loans (in particular, the Group 1 Loans) and, further, because no payments of principal may be made with respect to the Subordinate Certificates for so long as any Class of Class A Certificates is outstanding. The initial Certificate Balance of the Class A-1 Certificates and the initial Notional Amount of the Class X-1 Certificates will each equal the aggregate Cutoff Date Balance of the Group 1 Loans, the Pass-Through Rate for the Class X-1 Certificates will be calculated based upon the Net Mortgage Rates in effect with respect to the Group 1 Loans and the Pass-Through Rate for the Class A-1 Certificates will be calculated based upon the values of Six-Month LIBOR applicable to the Group 1 Loans. The aggregate initial Certificate Balance of the Group 2 Certificates with Certificate Balances will equal the aggregate Cut-off Date Balance of the Group 2 Loans, and the fixed Pass-Through Rates for such Certificates have been set taking into account the Net Mortgage Rates for the Group 2 Loans.

DISTRIBUTIONS

     General. Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on each Distribution Date, commencing in December 1996. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no less than five business days prior to the related Record Date and is the registered owner of Certificates with an aggregate initial principal amount of at least $5,000,000 (or, alternatively, is the registered owner of all the Class X Certificates of any Class thereof), or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective Percentage Interests in such Class.

     The Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "AVAILABLE DISTRIBUTION AMOUNT" for any Distribution Date will, in general, equal (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

          (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

          (ii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

          (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Servicer, any Replacement Special Servicer or the Trustee as compensation or in reimbursement of outstanding Advances and amounts payable in respect of Additional Trust Fund Expenses); and

          (iv) amounts deposited in the Certificate Account in error; plus

     (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date and payments made by the Servicer to cover Prepayment Interest Shortfalls and Balloon Payment Interest Shortfalls incurred during the related Collection Period.

     See "Description of the Pooling and Servicing Agreements--Certificate Account" in the Prospectus.

     Application of the Available Distribution Amount. On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) to pay interest to the holders of the respective Classes of Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for each prior Distribution Date, if any;

          (2) to pay principal: (a) first to the holders of the Class A-1 Certificates, second to the holders of the Class A-2A Certificates and third to the holders of the Class A-2B Certificates, in each case, up to an amount equal to the lesser of (i) the then outstanding Certificate Balance of such Class of Certificates and (ii) the remaining Principal Distribution Amount with respect to Loan Group 1 for such Distribution Date; and (b) first to the holders of the Class A-2A Certificates, second to the holders of the Class A-2B Certificates and third to the holders of the Class A-1 Certificates, in each case, up to an amount equal to the lesser of (i) the then outstanding Certificate Balance of such Class of Certificates and (ii) the remaining Principal Distribution Amount with respect to Loan Group 2 for such Distribution Date;

          (3) to reimburse the holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Classes of Certificates and for which no reimbursement has previously been paid; and

          (4) to make payments on the Subordinate Certificates as contemplated below;

provided that, on each Distribution Date after the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "--Termination; Retirement of Certificates" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A Certificates, will be so made to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates, and without regard to the Principal Distribution Amounts with respect to the two Loan Groups for such date.

     On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments on the respective Classes of Subordinate Certificates in alphabetical order of Class designation. On each Distribution Date, the holders of each Class of Subordinate Certificates will, to the extent of the Available Distribution Amount remaining after all required distributions to be made therefrom (as described under this "--Distributions--Application of the Available Distribution Amount" section) on the Senior Certificates and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation, be entitled: first, to distributions of interest, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for each prior Distribution Date, if any; second, if the Certificate Balances of the Class A Certificates and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation have been reduced to zero, to distributions of principal, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the aggregate of the remaining Principal Distribution Amounts for both Loan Groups for such Distribution Date (or, on the final Distribution Date in connection with the termination of the Trust Fund, up to an amount equal to the then outstanding Certificate Balance of such Class of Certificates); and, third, to distributions for purposes of reimbursement, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been paid.

     On each Distribution, following the above-described distributions on the REMIC Regular Certificates, the Trustee will pay the remaining portion, if any, of the Available Distribution Amounts for such date to the holders of the REMIC Residual Certificates.

     Distributable Certificate Interest. The "DISTRIBUTABLE CERTIFICATE INTEREST" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class of Certificates' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

     The "ACCRUED CERTIFICATE INTEREST" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     To the extent of that portion of its aggregate Servicing Fees for the related Collection Period that is, in the case of each loan, calculated at 0.055% per annum, the Servicer is required to make a non-reimbursable payment with respect to each Distribution Date to cover the aggregate of any Prepayment Interest Shortfalls incurred with respect to the Mortgage Asset Pool during each Collection Period. The "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred with respect to the Mortgage Asset Pool during the related Collection Period, exceeds (b) any such payment made by the Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See "Servicing of the Mortgage Loans-- Servicing and Other Compensation and Payment of Expenses" herein. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date: first, to the respective Classes of Subordinate Certificates sequentially in reverse alphabetical order of Class designation, in each case up to the amount of the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and thereafter, among the respective Classes of Senior Certificates, pro rata, in accordance with the respective amounts of Accrued Certificate Interest for each such Class of Senior Certificates for such Distribution Date.

     Principal Distribution Amount. The "PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Loan Group for any Distribution Date will, in general, equal the aggregate of the following:

          (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans in such Loan Group for their respective Due Dates occurring during the related Collection Period;

          (b) all voluntary principal prepayments received on the Mortgage Loans in such Loan Group during the related Collection Period;

          (c) with respect to any Balloon Loan in such Loan Group as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) the portion of all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds received on the Mortgage Loans in such Loan Group during the related Collection Period that were identified and applied by the Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of (i) the Principal Distribution Amount with respect to such Loan Group for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Principal Balance Certificates in respect of such Principal Distribution Amount on such immediately preceding Distribution Date.

     An "ASSUMED MONTHLY PAYMENT" is an amount deemed due in respect of: (i) any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or
(ii) any Mortgage Loan as to which the related Mortgaged Property or Properties have become REO Property or Properties. The Assumed Monthly Payment deemed due on any such Balloon Loan on its stated maturity date and on any successive Due Date that it remains or is deemed to remain outstanding shall equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such loan's terms in effect immediately prior to maturity. The Assumed Monthly Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property or Properties have become REO Property or Properties, on each Due Date for so long as such REO Property or Properties remain part of the Trust Fund, shall equal the Monthly Payment (or, in the case of a Balloon Loan described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property or Properties.

     Distributions of Prepayment Premiums. Any Prepayment Premium (whether described in the related Mortgage Loan documents as a fixed prepayment premium or a yield maintenance amount) actually collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the related Distribution Date as follows:

          1. If such Prepayment Premium is with respect to a Group 1 Loan, to the holders of the Class X-1 Certificates.

          2. If such Prepayment Premium is with respect to a Group 2 Loan:

             (a) First, on a pro rata basis in accordance with their respective entitlements, (i) to the holders of the Class X-2 Certificates, up to an amount equal to (A) the present value (discounted at the Discount Rate (as defined below) for the Class X-2 Certificates plus the Spread Rate (as defined below) for the Class X-2 Certificates) of the aggregate interest that would have been paid in respect of the Class X-2 Certificates from the Distribution Date occurring in the following month until the Notional Amount of the Class X-2 Certificates would have been reduced to zero had the related prepayment not occurred, minus (B) the present value (discounted at the Discount Rate for the Class X-2 Certificates plus the Spread Rate for the Class X-2 Certificates) of the aggregate interest that is to be paid in respect of the Class X-2 Certificates from the Distribution Date occurring in the following month until the Notional Amount of the Class X-2 Certificates is to be reduced to zero after taking account of the related prepayment; (ii) to the holders of the Class A-2A Certificates, up to an amount equal to (A) the present value (discounted at the Discount Rate for the Class A-2A Certificates plus the Spread Rate for the Class A-2A Certificates) of the aggregate principal and interest that would have been paid in respect of the Class A-2A Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-2A Certificates would have been reduced to zero had the related prepayment not occurred, minus (B) the sum of the amount of the related prepayment distributed in respect of the Class A-2A Certificates and the present value (discounted at the Discount Rate for the Class A-2A Certificates plus the Spread Rate for the Class A-2A Certificates) of the aggregate principal and interest that is to be paid in respect of the Class A-2A Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-2A Certificates is to be reduced to zero after taking account of the related prepayment; and (iii) to the holders of the Class A-2B Certificates, up to an amount equal to (A) the present value (discounted at the Discount Rate for the Class A-2B Certificates plus the Spread Rate for the Class A-2B Certificates) of the aggregate principal and interest that would have been paid in respect of the Class A-2B Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-2B Certificates would have been reduced to zero had the related prepayment not occurred, minus (B) the sum of the amount of the related prepayment distributed in respect of the Class A-2B Certificates and the present value (discounted at the Discount Rate for the Class A-2B Certificates plus the Spread Rate for the Class A-2B Certificates) of the aggregate principal and interest that is to be paid in respect of the Class A-2B Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-2B Certificates is to be reduced to zero after taking account of the related prepayment;

          (b) then, to the extent of any portion of such Prepayment Premium remaining following the distributions described in the preceding clause
     (a), to the holders of Class B, Class C and Class D Certificates, in that order, in each case up to an amount calculated in the same manner as described for the Class A-2A and Class A-2B Certificates in clauses (a)(ii) and (a)(iii) above (except that the Discount Rate and Spread Rate for each such Class shall correspond to the applicable rate set forth in the definitions below);

          (c) then, to the extent of any portion of such Prepayment Premium remaining following the distributions described in the preceding clauses
     (a) and (b), to the holders of the Class R-III Certificates.

     The foregoing calculations (as well as the calculation of Discount Rates described in the next paragraph) will be made by assuming no future prepayments on or in respect of the Mortgage Loans during, and by otherwise applying the Maturity Assumptions at a 0% CPR to, the period subsequent to the end of the Collection Period in which the related prepayment was received. If more than one prepayment occurs with respect to Loan Group 2 during any Collection Period, then the foregoing calculations shall be applied collectively for all such prepayments in the aggregate.

     For purposes of the foregoing, the "DISCOUNT RATE" with respect to any Class of Offered Certificates is the rate determined by the Servicer or the Trustee, in its good faith, to be the yield (interpolated and rounded to the nearest one-thousandth of a percent, if necessary) in the secondary market for United States Treasury securities with a maturity equal to the earlier of the maturity of the particular Mortgage Loan being prepaid and the final Distribution Date for such Class of Certificates (without taking into account the related principal prepayment but giving effect to all prior prepayments).

     The "SPREAD RATE" for the Class X-2 Certificates is 1.0% per annum, for the Class A-2A and A-2B Certificates is 0.30% per annum, for the Class B Certificates is 0.50% per annum, for the Class C Certificates is 0.50% per annum, and for the Class D Certificates is 0.65% per annum. The holders of the Class E, Class F, Class G and Class H Certificates will not receive any Prepayment Premiums.

     The Prepayment Premiums, if any, collected on the Mortgage Loans during any Collection Period may not be sufficient to fully compensate Certificateholders of any Class for any loss in yield attributable to the related prepayments of principal. See "Risk Factors--Prepayment Premiums" herein.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Servicing Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining Pass-Through Rates and the Principal Distribution Amount for the related Loan Group. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Servicer, any Replacement Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Servicer as principal, interest and other amounts "due" on such Mortgage Loan, and, subject to the applicable limitations described under "--P&I Advances" below, the Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     As and to the extent described herein, the rights of holders of Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the respective Classes of Class A Certificates of principal equal to, in each such case, the entire Certificate Balance of such Class of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of such other Classes of Offered Certificates of principal equal to, in each such case, the entire Certificate Balance of such Class of Certificates. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "--Distributions--Application of the Available Distribution Amount" above. No other form of Credit Support will be available for the benefit of holders of the Offered Certificates.

     If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Asset Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Principal Balance Certificates, the respective Certificate Balances of the Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1, Class A-2A and Class A-2B Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes of Certificates, until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit may be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses. The foregoing reductions in the Certificate Balances of the Principal Balance Certificates will be deemed to constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses.

     "REALIZED LOSSES" are losses on or in respect of the Mortgage Loans arising from the inability of the Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property or Properties) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) all related unreimbursed Servicing Advances and outstanding liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "ADDITIONAL TRUST FUND EXPENSES" include, among other things, (i) Special Servicing Fees, Workout Fees and Liquidation Fees, (ii) interest in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee as described under "The Pooling and Servicing Agreements--Certain Matters Regarding the Trustee" in the Prospectus, certain indemnities and reimbursements to the Servicer and the Depositor (and certain indemnities and reimbursements to a Replacement Special Servicer comparable to those for the Servicer) as described under "The Pooling and Servicing Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Servicing of the Mortgage Loans--REO Properties" herein and "Certain Federal Income Tax Consequences--Prohibited Transactions Tax and Other Taxes" in the Prospectus, (v) any amounts expended on behalf of the Trust Fund to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "Description of the Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the Prospectus), and
(vi) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

P&I ADVANCES

     With respect to each Distribution Date, unless the Servicer, in its reasonable judgment, believes that the funds therefor would not be recoverable from Related Proceeds and subject to the recoverability standard described in the Prospectus, the Servicer, will be obligated to make P&I Advances out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments (in each case net of any related Workout Fee) that were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the last day of the related Collection Period or other specified date prior to such Distribution Date. The Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Mortgage Loan (each as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "--Appraisal Reductions" below. If the Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance. See "--The Trustee" below.

     The Servicer and the Trustee will each be entitled to recover any P&I Advance made by it from Related Proceeds collected in respect of the Mortgage Loan as to which such P&I Advance was made. Notwithstanding the foregoing, neither the Servicer nor the Trustee will be obligated to make a P&I Advance that would, if made, constitute a Nonrecoverable Advance. The Servicer and Trustee will each be entitled to recover any P&I Advance previously made by it that is, at any time, determined to be a Nonrecoverable Advance, out of funds received on or in respect of other Mortgage Loans. See "Description of the Certificates--Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements--Certificate Account" in the Prospectus.

     The Servicer and the Trustee will each be entitled with respect to any Advance made thereby, and any Replacement Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "REIMBURSEMENT RATE") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Such interest on any Advance will be payable to the Servicer, any Replacement Special Servicer or the Trustee, as the case may be, out of default interest collected in respect of the related Mortgage Loan or, in connection with the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by default interest actually collected in respect of any defaulted Mortgage Loan, interest accrued on outstanding Advances made in respect thereof will result in a reduction in amounts payable on the Certificates.

APPRAISAL REDUCTIONS

     Upon the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iii) the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing any Mortgage Loan and
(iv) the date on which a Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan, a "REQUIRED APPRAISAL LOAN"), the Servicer will be required, within 30 days (or such longer period as the Servicer is diligently and in good faith proceeding to obtain such appraisal), to obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained within the prior twelve months. The cost of such appraisal will be advanced by the Servicer, subject to its right to be reimbursed therefor as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "APPRAISAL REDUCTION AMOUNT" for any Required Appraisal Loan will be an amount, calculated as of the Determination Date immediately succeeding the date on which the appraisal is obtained, equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Mortgage Rate, (iii) all related unreimbursed Advances made with respect to such Required Appraisal Loan plus interest accrued on such Advances at the Reimbursement Rate and (iv) all currently due and unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, net of any escrow reserves held by the Servicer to cover any such item, over (b) 90% of an amount equal to (i) the appraised value of the related Mortgaged Property or REO Property as determined by such appraisal, net of (ii) the amount of any liens on such property that are prior to the lien of the Required Appraisal Loan, are not in respect of items included in clause (a)(iv) above and were not taken into account in the calculation of such appraised value.

     With respect to each Required Appraisal Loan (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and no other Special Servicing Event has occurred with respect thereto during the preceding twelve months), the Servicer is required, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, to order an update of the prior appraisal (the cost of which will be covered by and reimbursable as a Servicing Advance). Based upon such appraisal, the Servicer is to redetermine and report to the Trustee the Appraisal Reduction Amount, if any, with respect to such Mortgage Loan.

     A "MODIFIED MORTGAGE LOAN" is any Mortgage Loan as to which any Special Servicing Event has occurred and which has been modified by the Servicer in a manner that: (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     Trustee Reports. On each Distribution Date, the Trustee will be required to forward by mail to each holder of an Offered Certificate a Distribution Date Statement providing various items of information relating to distributions made on such date with respect to the relevant Class and the recent status of the Mortgage

Asset Pool. For a discussion of the particular items of information to be provided in each Distribution Date Statement, as well as a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the Certificates--Reports to Certificateholders" in the Prospectus.

     In addition, based on information provided in monthly reports prepared by the Servicer and delivered to the Trustee, the Trustee will prepare and/or forward on each Distribution Date to each Offered Certificateholder, the following statements and reports (collectively with the Distribution Date Statements, the "TRUSTEE REPORTS"), substantially in the forms set forth in Annex B (although such forms may be subject to change over time) and containing the information set forth below:

          (1) A report containing information regarding the Mortgage Loans as of the close of business on the related Determination Date, which report shall contain certain of the categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in the tables under the caption "Annex A: Certain Characteristics of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Servicer and by the Servicer to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this Prospectus Supplement on Annex A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be Most Recent NOI (as defined in Annex A) and a debt service coverage ratio calculated on the basis thereof).

          (2) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property.

          (3) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to the Pooling and Servicing Agreement
     (i) during the Collection Period ending on such Determination Date and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

          (4) An "Historical Loss Report" setting forth, among other things, as of the close of business on the last day of the most recently ended Collection Period preceding the preparation of such report, (i) the aggregate amount of liquidation proceeds and liquidation expenses, both for such Collection Period and historically, and (ii) the amount of Realized Losses occurring both during such Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

          (5) An "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the last day of the most recently ended Collection Period preceding the preparation of such report, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property (net of related expenses) and other amounts, if any, received on such REO Property during such Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Servicer as of such date of determination (including any prepared internally by the Servicer).

          (6) A "Specially Serviced Mortgage Loan Status Report" setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Specially Serviced Mortgage Loans and (ii) a loan-by-loan listing of all Specially Serviced Mortgage Loans indicating their status and the date and circumstances of the applicable Special Servicing Event.

     None of the above reports will include any information that the Servicer deems to be confidential. Neither the Servicer nor the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Servicer or the Trustee, as applicable.

     The Servicer is also required to deliver to the Trustee within 90 days following the end of each calendar quarter, commencing with the calendar quarter ended December 31, 1996, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis" containing revenue, expense and net operating income information normalized using the methodology described in Annex A as of the end of such calendar quarter, together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information) for such Mortgaged Property or REO Property as of the end of such calendar quarter.

     Certificate Owners who have certified to the Trustee as to their beneficial ownership of any Offered Certificate may also obtain copies of any of the Trustee Reports and Operating Statement Analyses described above. Otherwise, until such time as Definitive Certificates are issued in respect of the Offered Certificates, the foregoing information will be available to the related Certificate Owners only to the extent that it is forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Servicer, the Trustee, the Depositor and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     Other Information. The Trustee will make available at its offices primarily responsible for administration of the Trust Fund (or the offices of the Servicer), during normal business hours, for review by any holder or Certificate Owner of an Offered Certificate, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Trustee Reports and all Operating Statement Analyses delivered to holders of the relevant Class of Offered Certificates since the Delivery Date, (c) all officer's certificates and accountants' reports delivered to the Trustee since the Delivery Date as described under "The Pooling and Servicing Agreements--Evidence as to Compliance" in the Prospectus, (d) the most recent property inspection report prepared by or on behalf of the Servicer and delivered to the Trustee in respect of each Mortgaged Property, (e) the most recent annual operating statements, if any, collected by or on behalf of the Servicer and delivered to the Trustee in respect of each Mortgaged Property, and
(f) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and delivered to the Trustee. Copies of any and all of the foregoing items will be available from the Trustee upon request; provided that the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies; and provided, further, that the Trustee may require (x) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a beneficial owner of Offered Certificates, is requesting the information solely for use in evaluating such person's or entity's investment in such Certificates and will otherwise keep such information confidential and (y) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 98.0% of the voting rights for the Certificates (the "VOTING RIGHTS") shall be allocated among the holders of the respective Classes of Principal Balance Certificates in proportion to the Certificate Balances of their Certificates, 1.4% of the Voting Rights shall be allocated among the holders of the respective Classes of Class X Certificates in proportion to the Notional Amounts of their Certificates, and the remaining Voting Rights shall be allocated equally among the holders of the respective Classes of REMIC Residual Certificates. Voting Rights allocated to a Class of

Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment (or Advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Asset Pool be less than 5% of the Initial Pool Balance, the purchase of all of the assets of the Trust Fund by the Servicer or the Depositor. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination.

     Any such purchase by the Servicer or the Depositor of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans (exclusive of Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) then included in the Trust Fund and (ii) the aggregate fair market value of all REO Properties then included in the Trust Fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding Mortgage Loan), as determined by an appraiser mutually agreed upon by the Servicer and the Trustee, reduced by (b) if such purchase is by the Servicer, the aggregate of amounts payable or reimbursable to the Servicer under the Pooling and Servicing Agreement.

     On the final Distribution Date, the aggregate amount paid by the Servicer or the Depositor, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "The Pooling and Servicing Agreements--Certificate Account" in the Prospectus), will be applied as described above under "--Distributions--Application of the Available Distribution Amount".

THE TRUSTEE

     State Street Bank and Trust Company, a trust company chartered under the laws of the Commonwealth of Massachusetts, will act as Trustee on behalf of the Certificateholders. The Servicer will be responsible for the reasonable compensation of the Trustee for performing its duties under the Pooling and Servicing Agreement. The offices of the Trustee primarily responsible for the administration of the Trust Fund are located at Two International Place, 5th Floor, Boston, Massachusetts 02110. See "The Pooling and Servicing Agreements--the Trustee", "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for such Certificate; (ii) the price paid for such Certificate and, if the price was other than par, the rate and timing of payments of principal on such Certificate; and (iii) the aggregate amount of distributions on such Certificate.

     Pass-Through Rate. The Pass-Through Rate for the Class X-1 Certificates will be variable and will equal the excess, if any, of the weighted average of the Net Mortgage Rates of the Group 1 Loans from time to time, over the Pass-Through Rate applicable to the Class A-1 Certificates (or, if such Certificates are no longer outstanding, that would have been applicable to such Certificates) from time to time. The Pass-Through Rate for the Class X-2 Certificates will also be variable and will equal the excess, if any, of (i) the weighted average of the Net Mortgage Rates of the Group 1 Loans (in each case, net of the applicable Pass-Through Rate for the Class X-1 Certificates) and the Net Mortgage Rates of the Group 2 Loans from time to time, over (ii) the weighted average of the Pass-Through Rates applicable to the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates from time to time. Accordingly, the yield on the Class X Certificates will be sensitive to changes in the relative composition of the two Loan Groups (or, in the case of the Class X-1 Certificates, just Loan Group 1) as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and repurchases of Mortgage Loans.

     The yield on the Class X-1 Certificates will also be sensitive to changes in the Pass-Through Rate for the Class A-1 Certificates. If Certificate Six-Month LIBOR rises above one or more of the maximum Mortgage Rates (in each case, net of the related Gross Margin) for the Group 1 Loans, and accordingly, results in an increase in the Pass-Through Rate for the Class A-1 Certificates, then the Pass-Through Rate for (and, accordingly, the yield on) the Class X-1 Certificates will be adversely affected until the Pass-Through Rate for the Class A-1 Certificates reaches the weighted average of the Net Mortgage Rates of Group 1 Loans (at which time the Pass-Through Rate for the Class X-1 Certificates will be 0% per annum).

     The yield on the Class X-2 Certificates will also be sensitive to changes in the relative sizes of the respective Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates. In addition, if as a result of losses on or in respect of the Group 1 Loans, payments of interest on the Class A-1 Certificates become dependent upon interest accrued on the Group 2 Loans, the Pass-Through Rate for (and, accordingly, the yield on) the Class X-2 Certificates will be adversely affected by increases in Six-Month LIBOR (to the extent reflected in the Pass-Through Rate for the Class A-1 Certificates). Furthermore, if as a result of the application of payments or other collections of principal on or in respect of the Group 2 Loans to pay principal of the Class A-1 Certificates following the retirement of the Class A-2A and Class A-2B Certificates, payments on the remaining Group 2 Certificates become dependent upon interest accrued on the Group 1 Loans, the Pass-Through Rate for (and, accordingly, the yield on) the Class X-2 Certificates will be adversely affected by decreases in Six-Month LIBOR (to the extent reflected in the Net Mortgage Rates for the Group 1 Loans).

     See "Description of the Certificates--Distributions--Pass-Through Rates" and "Description of the Mortgage Asset Pool" herein and "--Yield
Considerations--Rate and Timing of Principal Payments" and "--Yield Sensitivity of the Class X Certificates" below.

     Rate and Timing of Principal Payments. The yield to holders of the Class X Certificates and any other Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the Mortgage Loans (including principal prepayments on the Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Principal Balance Certificates of amounts that otherwise would have been distributed (and reductions in the Notional Amounts of the Class X Certificates that would otherwise have occurred) over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" herein and "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the Prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the principal balance or notional amount, as the case may be, of such Certificate. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on such investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. The yield to maturity of each Class of Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on or in respect of, in the case of the Class X-1 Certificates, the Group 1 Loans and, in the case of the Class X-2 Certificates, the Group 2 Loans (and, to a lesser extent, the Group 1 Loans). Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization and prepayment of the related Notional Amount could result in the failure of such investors to recoup their initial investments.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will generally be borne: first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts (or, in the case of a Net Aggregate Prepayment Interest Shortfall, just interest) otherwise distributable in respect of their Certificates; and then, by the holders of the Senior Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods, adjustable Mortgage Rates and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Asset Pool" herein and "Risk Factors" and "Yield and Maturity Considerations--Principal Prepayments" in the Prospectus.

     The rate of prepayment on the Mortgage Asset Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of the ARM Loans, adjustments to the Mortgage Rates thereon will generally be limited by lifetime and/or periodic caps and floors and, in each case, will be based on the related Index (which may not rise and fall consistently with mortgage interest rates then available) plus the related Gross Margin (which may be different from margins then offered on adjustable rate mortgage loans). See "Description of the Mortgage Asset Pool--Certain Terms and Conditions of the Mortgage Loans--The ARM Loans" herein. As a result, the Mortgage Rates on the ARM Loans at any time may not be comparable to prevailing market interest rates. In addition, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on the ARM Loans decline in a manner consistent therewith, related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate, or (ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. If a Mortgage Loan is not in a lock-out period, the Prepayment Premium, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof. See "Description of the Mortgage Asset Pool-- Certain Terms and Conditions of the Mortgage Loans" herein.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders (other than the Class A-1 Certificateholders) until a date that is scheduled to be at least 15 days following the end of related Interest Accrual Period, the effective yield to the holders of the Offered Certificates (other than the Class A-1 Certificates) will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificates Interest. As described under "Description of the Certificates--Distributions--Application of the Available Distribution Amount" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall with be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this Prospectus Supplement, the weighted average life of a Principal Balance Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Delivery Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the CPR model. As used in each of the following sets of tables with respect to any particular Class, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity or, where applicable, extended maturity. The columns headed "2%", "4%", "6%", "8%", "10%" and "15%" assume: in the case of the left table of each of the following sets with respect to any particular Class, that prepayments on each of the Mortgage Loans are made at those CPRs throughout their remaining terms; and in the case of the right table of each of the following sets with respect to any particular Class, that no prepayments are made on any Mortgage Loan during such Mortgage Loan's prepayment lock-out period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a prepayment lock-out period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a prepayment lock-out period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "prepayment lock-out period" is any period during which a Mortgage Loan prohibits voluntary prepayments on the part of the borrower. A "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class X Certificates) that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the following assumptions (collectively, the "MATURITY ASSUMPTIONS"): (i) the Initial Group 1 Balance is $33,475,147 and the Initial Group 2 Balance is $423,347,204, (ii) the initial Certificate Balances and Notional Amounts, as the case may be, of the respective Classes of Offered Certificates are as described herein, and the Pass-Through Rates for the respective Classes of REMIC Regular Certificates are, with respect to the initial Distribution Date, 0.0602257% per annum (in the case of the Class X-1 Certificates), 1.8355374% per annum (in the case of the Class X-2 Certificates), 6.025% per annum (in the case of the Class A-1 Certificates), 6.97% per annum (in the case of the Class A-2A Certificates), 7.39% per annum (in the case of the Class A-2B Certificates), 7.51% per annum (in the case of the Class B Certificates), 7.61% per annum (in the case of the Class C Certificates), 7.86% per annum (in the case of the Class D Certificates), 7.86% per annum (in the case of the Class E Certificates), 7.86% per annum (in the case of the Class F Certificates), 5.70% per annum (in the case of Class G Certificates) and 5.70% per annum (in the case of Class H Certificates) and are, with respect to any subsequent Distribution Date, calculated as described herein, (iii) the scheduled Monthly Payments for each Mortgage Loan are, in the case of each ARM Loan, equal to the Monthly Payment in effect as of the Cut-Off Date until the next payment adjustment is scheduled to occur and thereafter is based on such Mortgage Loan's Cut-off Date Balance and stated remaining amortization term as of the Cut-off Date and the value of Six-Month LIBOR described in clause (v) below, plus the related Gross Margin, subject to the respective minimum and maximum Mortgage Rates, and, in the case of each other Mortgage Loan, based on such Mortgage Loan's Cut-off Date Balance, calculated remaining amortization terms (or, in the case of the Cash-Flow Amortization Loans, a 25-year amortization term) and the Mortgage Rate in effect as of the Cut-off Date (as such may be increased in the case of one Mortgage Loan), (iv) all Monthly Payments are assumed to be due on the first day of each month and, with respect to the Step-Down Loans, the Mortgage Rates during the interest-only periods are assumed to be equal to a rate that would produce an amount of interest equal to its Monthly Payment, (v) Six-Month LIBOR remains constant at 5.625% per annum (the "BASE LIBOR ASSUMPTION"), and for purpose of two of the Extension Loans (as defined below), the five year Treasury is assumed to be 6.30% per annum, (vi) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans (except in those cases where the borrower may require, subject to the satisfaction of certain conditions, that an extension occur, in which event the term of the related Mortgage Loan is extended to the maximum extent permitted under the related Mortgage Note (the "EXTENSION LOANS")), there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (vii) scheduled Monthly Payments on the Mortgage Loans are timely received, and prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) (except to the extent modified below by the assumption numbered (xv)) and in the case of Mortgage Loans with an extension option, no prepayment occurs during the option period, (viii) all Mortgage Loans accrue interest on the basis of a 360-day year consisting of twelve 30-day months, (ix) neither the Servicer nor the Depositor exercises its right of optional termination described herein, (x) no Mortgage Loan is required to be repurchased by a Mortgage Loan Seller, (xi) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums are collected, (xii) there are no Additional Trust Fund Expenses, (xiii) distributions on the Certificates are made on the 15th day of each month, commencing in December 1996, (xiv) the Certificates are issued on November 6, 1996, (xv) when specifically indicated in a particular table, no prepayments are received as to any Mortgage Loan during such Mortgage Loan's prepayment lock-out period ("LOP"), if any, or yield maintenance period ("YMP"), if any, (xvi) the prepayment provisions for each Mortgage Loan are assumed to begin on the first payment date of such Mortgage Loan, and (xvii) the open prepayment period, if any, is assumed to begin on the first day of the respective month prior to the maturity date. To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the Class A-1, Class A-2A, Class A-2B, Class B, Class C, Class D and/or Class E Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay in accordance with the Maturity Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Maturity Assumptions at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages.

     Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     Based on the Maturity Assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after each of the dates shown under the applicable assumptions at the indicated CPRs.

PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES AT
                               THE SPECIFIED CPRS

                                                                                        PREPAYMENTS LOCKED OUT THROUGH
                               NO PREPAYMENTS LOCKED OUT                              LOP AND YMP, THEN THE FOLLOWING CPR
                              PREPAYMENT ASSUMPTION (CPR)                                 PREPAYMENT ASSUMPTION (CPR)
                  ---------------------------------------------------         ---------------------------------------------------
      DATE        0%      2%      4%      6%      8%      10%     15%         0%      2%      4%      6%      8%      10%     15%
----------------  ---     ---     ---     ---     ---     ---     ---         ---     ---     ---     ---     ---     ---     ---
Delivery Date...  100%    100%    100%    100%    100%    100%    100%        100%    100%    100%    100%    100%    100%    100%
November 1997...   99      97      95      93      91      89      84          99      97      96      94      92      90      86
November 1998...   98      94      90      87      83      79      71          98      94      91      88      85      81      74
November 1999...   97      91      86      80      75      71      59          97      92      87      82      78      74      64
November 2000...   95      88      81      75      68      63      50          95      89      83      77      71      66      55
November 2001...   94      85      77      69      62      56       4          94      86      79      72      66      60      48
November 2002...   93      82      72      64      56      39       0          93      83      75      67      60      54      41
November 2003...   83      72      63      23       0       0       0          83      73      63      55      48      41      28
November 2004...    2       2       0       0       0       0       0           2       2       2       2       2       2       2
November 2005...    2       2       0       0       0       0       0           2       2       2       2       2       2       2
November 2006...    0       0       0       0       0       0       0           0       0       0       0       0       0       0
Weighted Average
  Life (years)..  7.5     7.0     6.4     5.5     5.0     4.4     3.4         7.5     7.0     6.6     6.1     5.8     5.4     4.6

PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2A CERTIFICATES AT
                               THE SPECIFIED CPRS

                                                                                        PREPAYMENTS LOCKED OUT THROUGH
                               NO PREPAYMENTS LOCKED OUT                              LOP AND YMP, THEN THE FOLLOWING CPR
                              PREPAYMENT ASSUMPTION (CPR)                                 PREPAYMENT ASSUMPTION (CPR)
                  ---------------------------------------------------         ---------------------------------------------------
      DATE        0%      2%      4%      6%      8%      10%     15%         0%      2%      4%      6%      8%      10%     15%
----------------  ---     ---     ---     ---     ---     ---     ---         ---     ---     ---     ---     ---     ---     ---
Delivery Date...  100%    100%    100%    100%    100%    100%    100%        100%    100%    100%    100%    100%    100%    100%
November 1997...   98      93      89      85      80      76      65          98      98      98      98      98      98      98
November 1998...   95      86      78      70      62      54      35          95      95      95      95      95      95      95
November 1999...   92      79      67      56      45      34       9          92      92      92      92      91      91      91
November 2000...   83      68      52      38      25      13       0          83      83      82      82      81      81      79
November 2001...   53      36      21       7       0       0       0          53      53      52      51      51      50      49
November 2002...   33      16       0       0       0       0       0          33      32      32      31      30      29      27
November 2003...    0       0       0       0       0       0       0           0       0       0       0       0       0       0
Weighted Average
  Life (years)..  5.2     4.4     3.7     3.1     2.7     2.3     1.6         5.2     5.2     5.2     5.1     5.1     5.1     5.0

PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2B CERTIFICATES AT
                               THE SPECIFIED CPRS

                                                                                        PREPAYMENTS LOCKED OUT THROUGH
                               NO PREPAYMENTS LOCKED OUT                              LOP AND YMP, THEN THE FOLLOWING CPR
                              PREPAYMENT ASSUMPTION (CPR)                                 PREPAYMENT ASSUMPTION (CPR)
                  ---------------------------------------------------         ---------------------------------------------------
      DATE        0%      2%      4%      6%      8%      10%     15%         0%      2%      4%      6%      8%      10%     15%
----------------  ---     ---     ---     ---     ---     ---     ---         ---     ---     ---     ---     ---     ---     ---
Delivery Date...  100%    100%    100%    100%    100%    100%    100%        100%    100%    100%    100%    100%    100%    100%
November 1997...  100     100     100     100     100     100     100         100     100     100     100     100     100     100
November 1998...  100     100     100     100     100     100     100         100     100     100     100     100     100     100
November 1999...  100     100     100     100     100     100     100         100     100     100     100     100     100     100
November 2000...  100     100     100     100     100     100      61         100     100     100     100     100     100     100
November 2001...  100     100     100     100      82      51       0         100     100     100     100     100     100     100
November 2002...  100     100      99      60      26       0       0         100     100     100     100     100     100     100
November 2003...   99      56      19       0       0       0       0          99      97      96      95      94      93      91
November 2004...   80      35       0       0       0       0       0          80      79      77      76      74      73      70
November 2005...   61      14       0       0       0       0       0          61      59      56      54      52      50      45
November 2006...    0       0       0       0       0       0       0           0       0       0       0       0       0       0
Weighted Average
  Life (years)..  8.8     7.7     6.7     6.2     5.7     5.2     4.2         8.8     8.7     8.7     8.7     8.6     8.6     8.5

 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES AT
                               THE SPECIFIED CPRS

                                                                                        PREPAYMENTS LOCKED OUT THROUGH
                               NO PREPAYMENTS LOCKED OUT                              LOP AND YMP, THEN THE FOLLOWING CPR
                              PREPAYMENT ASSUMPTION (CPR)                                 PREPAYMENT ASSUMPTION (CPR)
                  ---------------------------------------------------         ---------------------------------------------------
      DATE        0%      2%      4%      6%      8%      10%     15%         0%      2%      4%      6%      8%      10%     15%
----------------  ---     ---     ---     ---     ---     ---     ---         ---     ---     ---     ---     ---     ---     ---
Delivery Date...  100%    100%    100%    100%    100%    100%    100%        100%    100%    100%    100%    100%    100%    100%
November 1997...  100     100     100     100     100     100     100         100     100     100     100     100     100     100
November 1998...  100     100     100     100     100     100     100         100     100     100     100     100     100     100
November 1999...  100     100     100     100     100     100     100         100     100     100     100     100     100     100
November 2000...  100     100     100     100     100     100     100         100     100     100     100     100     100     100
November 2001...  100     100     100     100     100     100     100         100     100     100     100     100     100     100
November 2002...  100     100     100     100     100     100       0         100     100     100     100     100     100     100
November 2003...  100     100     100     100      50       0       0         100     100     100     100     100     100     100
November 2004...  100     100      92      15       0       0       0         100     100     100     100     100     100     100
November 2005...  100     100      42       0       0       0       0         100     100     100     100     100     100     100
November 2006...    0       0       0       0       0       0       0           0       0       0       0       0       0       0
Weighted Average
  Life (years)..  9.4     9.2     8.8     7.9     7.2     6.7     5.5         9.4     9.4     9.4     9.4     9.4     9.4     9.3

 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES AT
                               THE SPECIFIED CPRS

                                                                                        PREPAYMENTS LOCKED OUT THROUGH
                               NO PREPAYMENTS LOCKED OUT                              LOP AND YMP, THEN THE FOLLOWING CPR
                              PREPAYMENT ASSUMPTION (CPR)                                 PREPAYMENT ASSUMPTION (CPR)
                  ---------------------------------------------------         ---------------------------------------------------
      DATE        0%      2%      4%      6%      8%      10%     15%         0%      2%      4%      6%      8%      10%     15%
----------------  ---     ---     ---     ---     ---     ---     ---         ---     ---     ---     ---     ---     ---     ---
Delivery Date...  100%    100%    100%    100%    100%    100%    100%        100%    100%    100%    100%    100%    100%    100%
November 1997...  100     100     100     100     100     100     100         100     100     100     100     100     100     100
November 1998...  100     100     100     100     100     100     100         100     100     100     100     100     100     100
November 1999...  100     100     100     100     100     100     100         100     100     100     100     100     100     100
November 2000...  100     100     100     100     100     100     100         100     100     100     100     100     100     100
November 2001...  100     100     100     100     100     100     100         100     100     100     100     100     100     100
November 2002...  100     100     100     100     100     100      79         100     100     100     100     100     100     100
November 2003...  100     100     100     100     100      82       0         100     100     100     100     100     100     100
November 2004...  100     100     100     100      38       0       0         100     100     100     100     100     100     100
November 2005...  100     100     100      58       0       0       0         100     100     100     100     100     100     100
November 2006...    0       0       0       0       0       0       0           0       0       0       0       0       0       0
Weighted Average
  Life (years)..  9.5     9.4     9.3     9.0     8.1     7.5     6.3         9.5     9.5     9.5     9.5     9.5     9.5     9.5

 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES AT
                               THE SPECIFIED CPRS

                                                                                        PREPAYMENTS LOCKED OUT THROUGH
                               NO PREPAYMENTS LOCKED OUT                              LOP AND YMP, THEN THE FOLLOWING CPR
                              PREPAYMENT ASSUMPTION (CPR)                                 PREPAYMENT ASSUMPTION (CPR)
                  ---------------------------------------------------         ---------------------------------------------------
      DATE        0%      2%      4%      6%      8%      10%     15%         0%      2%      4%      6%      8%      10%     15%
----------------  ---     ---     ---     ---     ---     ---     ---         ---     ---     ---     ---     ---     ---     ---
Delivery Date...  100%    100%    100%    100%    100%    100%    100%        100%    100%    100%    100%    100%    100%    100%
November 1997...  100     100     100     100     100     100     100         100     100     100     100     100     100     100
November 1998...  100     100     100     100     100     100     100         100     100     100     100     100     100     100
November 1999...  100     100     100     100     100     100     100         100     100     100     100     100     100     100
November 2000...  100     100     100     100     100     100     100         100     100     100     100     100     100     100
November 2001...  100     100     100     100     100     100     100         100     100     100     100     100     100     100
November 2002...  100     100     100     100     100     100     100         100     100     100     100     100     100     100
November 2003...  100     100     100     100     100     100      29         100     100     100     100     100     100     100
November 2004...  100     100     100     100     100      70       0         100     100     100     100     100     100     100
November 2005...  100     100     100     100      80      16       0         100     100     100     100     100     100     100
November 2006...    0       0       0       0       0       0       0           0       0       0       0       0       0       0
Weighted Average
  Life (years)..  9.7     9.6     9.5     9.3     9.1     8.5     7.0         9.7     9.7     9.7     9.7     9.7     9.7     9.7

 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES AT
                               THE SPECIFIED CPRS

                                                                                        PREPAYMENTS LOCKED OUT THROUGH
                               NO PREPAYMENTS LOCKED OUT                              LOP AND YMP, THEN THE FOLLOWING CPR
                              PREPAYMENT ASSUMPTION (CPR)                                 PREPAYMENT ASSUMPTION (CPR)
                  ---------------------------------------------------         ---------------------------------------------------
      DATE        0%      2%      4%      6%      8%      10%     15%         0%      2%      4%      6%      8%      10%     15%
----------------  ---     ---     ---     ---     ---     ---     ---         ---     ---     ---     ---     ---     ---     ---
Delivery Date...  100%    100%    100%    100%    100%    100%    100%        100%    100%    100%    100%    100%    100%    100%
November 1997...  100     100     100     100     100     100     100         100     100     100     100     100     100     100
November 1998...  100     100     100     100     100     100     100         100     100     100     100     100     100     100
November 1999...  100     100     100     100     100     100     100         100     100     100     100     100     100     100
November 2000...  100     100     100     100     100     100     100         100     100     100     100     100     100     100
November 2001...  100     100     100     100     100     100     100         100     100     100     100     100     100     100
November 2002...  100     100     100     100     100     100     100         100     100     100     100     100     100     100
November 2003...  100     100     100     100     100     100     100         100     100     100     100     100     100     100
November 2004...  100     100     100     100     100     100       0         100     100     100     100     100     100     100
November 2005...  100     100     100     100     100     100       0         100     100     100     100     100     100     100
November 2006...    0       0       0       0       0       0       0           0       0       0       0       0       0       0
Weighted Average
  Life (years)..  9.8     9.8     9.6     9.5     9.4     9.2     7.8         9.8     9.8     9.8     9.8     9.8     9.8     9.8

CERTAIN PRICE/YIELD TABLES

     The tables set forth below show the corporate bond equivalent ("CBE") yield, modified duration, weighted average life, first Distribution Date on which principal is to be paid ("FIRST PRINCIPAL DISTRIBUTION DATE") and final Distribution Date ("LAST PRINCIPAL DISTRIBUTION DATE") with respect to each Class of Offered Certificates (other than the Class X Certificates) under the Maturity Assumptions.

     The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates (other than the Class X Certificates), would cause the discounted present value of such assumed stream of cash flows as of November 6, 1996 to equal the assumed purchase prices, plus (except in the case of the Class A-1 Certificates) accrued interest at the applicable Pass-Through Rate as stated on the cover hereof from and including the Cut-off Date to but excluding the Delivery Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. For purposes of these tables, "modified duration" has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standards Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies; accordingly, no representation is made by the Depositor or any other person that the "modified duration" approach used herein is appropriate. Duration, like yield, will be affected by the prepayment rate of the Mortgage Loans and extensions in respect of Balloon Payments that actually occur during the life of the Offered Certificates and by the actual performance of the Mortgage Loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables below. The modified duration shown in the following tables, in each case, relates to the yield shown immediately above such modified duration number. Purchase prices are expressed in 32nds as a percentage of the initial Certificate Balance of the specified Class (i.e., 99.24 means 99 24/32%).

PRE-TAX YIELD TO MATURITY (CBE), MODIFIED DURATION, WEIGHTED AVERAGE LIFE, FIRST
                        PRINCIPAL DISTRIBUTION DATE AND
LAST PRINCIPAL DISTRIBUTION DATE FOR THE CLASS A-1 CERTIFICATES AT THE SPECIFIED
                                      CPRS

                                                                                                      PREPAYMENTS LOCKED OUT THROUGH
                                                                                                          LOP AND YMP, THEN THE
                                                NO PREPAYMENTS LOCKED OUT                                     FOLLOWING CPR
                                               PREPAYMENT ASSUMPTION (CPR)                             PREPAYMENT ASSUMPTION (CPR)
                         -------------------------------------------------------------------------    ------------------------------
         PRICE             0%         2%         4%         6%         8%        10%        15%          0%         2%         4%
------------------------ --------  --------   --------   --------   --------   --------   --------    --------   --------   --------
  99.24.................   6.144%    6.147%     6.150%     6.157%     6.162%     6.169%     6.187%      6.144%     6.147%     6.150%
Modified duration
  (years)...............   5.84      5.44       5.07       4.44       4.07       3.67       2.89        5.84       5.48       5.16
  99.25.................   6.139%    6.141%     6.144%     6.150%     6.155%     6.161%     6.177%      6.139%     6.141%     6.143%
  99.26.................   6.133     6.136      6.138      6.143      6.147      6.152      6.166       6.133      6.135      6.137
  99.27.................   6.128     6.130      6.132      6.136      6.139      6.144      6.155       6.128      6.130      6.131
  99.28.................   6.122     6.124      6.126      6.129      6.132      6.135      6.144       6.122      6.124      6.125
Modified duration
  (years)...............   5.84      5.45       5.07       4.44       4.08       3.67       2.89        5.84       5.49       5.16
  99.29.................   6.117%    6.118%     6.120%     6.122%     6.124%     6.127%     6.133%      6.117%     6.118%     6.119%
  99.30.................   6.112     6.113      6.113      6.115      6.116      6.118      6.123       6.112      6.112      6.113
  99.31.................   6.106     6.107      6.107      6.108      6.109      6.110      6.112       6.106      6.107      6.107
  100.00................   6.101     6.101      6.101      6.101      6.101      6.101      6.101       6.101      6.101      6.101
Modified duration
  (years)...............   5.84      5.45       5.07       4.44       4.08       3.67       2.89        5.84       5.49       5.16
  100.01................   6.096%    6.095%     6.095%     6.094%     6.093%     6.092%     6.090%      6.096%     6.095%     6.095%
  100.02................   6.090     6.090      6.089      6.087      6.086      6.084      6.079       6.090      6.090      6.089
  100.03................   6.085     6.084      6.083      6.080      6.078      6.076      6.069       6.085      6.084      6.083
  100.04................   6.080     6.078      6.076      6.073      6.070      6.067      6.058       6.080      6.078      6.077
Modified duration
  (years)...............   5.84      5.45       5.07       4.44       4.08       3.68       2.90        5.84       5.49       5.16
  100.05................   6.074%    6.072%     6.070%     6.066%     6.063%     6.059%     6.047%      6.074%     6.073%     6.071%
  100.06................   6.069     6.067      6.064      6.059      6.055      6.050      6.036       6.069      6.067      6.065
  100.07................   6.064     6.061      6.058      6.052      6.047      6.042      6.026       6.064      6.061      6.059
  100.08................   6.058     6.055      6.052      6.045      6.040      6.033      6.015       6.058      6.056      6.053
Modified duration
  (years)...............   5.84      5.45       5.08       4.45       4.08       3.68       2.90        5.84       5.49       5.17
Weighted Average Life
  (years)...............   7.51      6.96       6.43       5.49       4.99       4.42       3.37        7.51       7.01       6.56
First Principal
  Distribution Date..... 12/15/96  12/15/96   12/15/96   12/15/96   12/15/96   12/15/96   12/15/96    12/15/96   12/15/96   12/15/96
Last Principal
  Distribution Date..... 02/15/06  01/15/06   10/15/04   04/15/04   09/15/03   03/15/03   12/15/01    02/15/06   02/15/06   02/15/06


                                PREPAYMENTS LOCKED OUT THROUGH
                                   LOP AND YMP, THEN THE
                                       FOLLOWING CPR
                                 PREPAYMENT ASSUMPTION (CPR)
         PRICE               6%         8%        10%        15%
------------------------  --------   --------   --------   --------
  99.24.................    6.153%     6.156%     6.159%     6.168%
Modified duration
  (years)...............    4.86       4.58       4.32       3.76
  99.25.................    6.146%     6.149%     6.152%     6.159%
  99.26.................    6.140      6.142      6.144      6.151
  99.27.................    6.133      6.135      6.137      6.143
  99.28.................    6.127      6.128      6.130      6.134
Modified duration
  (years)...............    4.86       4.58       4.32       3.76
  99.29.................    6.120%     6.122%     6.123%     6.126%
  99.30.................    6.114      6.115      6.115      6.118
  99.31.................    6.107      6.108      6.108      6.109
  100.00................    6.101      6.101      6.101      6.101
Modified duration
  (years)...............    4.86       4.58       4.32       3.76
  100.01................    6.095%     6.094%     6.094%     6.093%
  100.02................    6.088      6.087      6.087      6.084
  100.03................    6.082      6.081      6.079      6.076
  100.04................    6.075      6.074      6.072      6.068
Modified duration
  (years)...............    4.86       4.58       4.33       3.77
  100.05................    6.069%     6.067%     6.065%     6.060%
  100.06................    6.063      6.060      6.058      6.051
  100.07................    6.056      6.053      6.051      6.043
  100.08................    6.050      6.047      6.043      6.035
Modified duration
  (years)...............    4.87       4.59       4.33       3.77
Weighted Average Life
  (years)...............    6.14       5.76       5.40       4.64
First Principal
  Distribution Date.....  12/15/96   12/15/96   12/15/96   12/15/96
Last Principal
  Distribution Date.....  02/15/06   02/15/06   02/15/06   01/15/06

PRE-TAX YIELD TO MATURITY (CBE), MODIFIED DURATION, WEIGHTED AVERAGE LIFE, FIRST
                        PRINCIPAL DISTRIBUTION DATE AND
    LAST PRINCIPAL DISTRIBUTION DATE FOR THE CLASS A-2A CERTIFICATES AT THE
                                 SPECIFIED CPRS

                                                                                                                 PREPAYMENTS LOCKED
                                                                                                                OUT THROUGH LOP AND
                                                                                                                   YMP, THEN THE
                                                       NO PREPAYMENTS LOCKED OUT                                   FOLLOWING CPR
                                                                                                                     PREPAYMENT
                                                      PREPAYMENT ASSUMPTION (CPR)                                 ASSUMPTION (CPR)
                            --------------------------------------------------------------------------------    --------------------
           PRICE               0%          2%          4%          6%          8%         10%         15%          0%          2%
--------------------------- --------    --------    --------    --------    --------    --------    --------    --------    --------
  99.16....................   7.127%      7.136%      7.147%      7.158%      7.172%      7.187%      7.231%      7.127%      7.127%
Modified duration
  (years)..................   4.18        3.59        3.08        2.66        2.31        2.00        1.45        4.18        4.17
  99.20....................   7.097%      7.101%      7.106%      7.111%      7.117%      7.124%      7.144%      7.097%      7.097%
  99.24....................   7.067       7.066       7.065       7.064       7.063       7.062       7.058       7.067       7.067
  99.28....................   7.037       7.032       7.025       7.017       7.009       6.999       6.972       7.037       7.037
  100.00...................   7.007       6.997       6.984       6.971       6.955       6.937       6.886       7.007       7.007
Modified duration
  (years)..................   4.19        3.60        3.09        2.67        2.32        2.01        1.45        4.19        4.17
  100.04...................   6.978%      6.962%      6.944%      6.924%      6.901%      6.875%      6.800%      6.978%      6.977%
  100.08...................   6.948       6.928       6.904       6.877       6.848       6.813       6.714       6.948       6.947
  100.12...................   6.918       6.893       6.864       6.831       6.794       6.751       6.628       6.918       6.918
  100.16...................   6.889       6.859       6.823       6.784       6.740       6.690       6.543       6.889       6.888
Modified duration
  (years)..................   4.20        3.61        3.10        2.68        2.32        2.02        1.46        4.20        4.18
  100.20...................   6.859%      6.824%      6.783%      6.738%      6.687%      6.628%      6.458%      6.859%      6.858%
  100.24...................   6.830       6.790       6.743       6.691       6.634       6.567       6.373       6.830       6.828
  100.28...................   6.800       6.756       6.703       6.645       6.581       6.505       6.288       6.800       6.799
  101.00...................   6.771       6.721       6.664       6.599       6.527       6.444       6.204       6.771       6.769
Modified duration
  (years)..................   4.20        3.62        3.11        2.68        2.33        2.02        1.46        4.20        4.19
  101.04...................   6.741%      6.687%      6.624%      6.553%      6.474%      6.383%      6.119%      6.741%      6.740%
  101.08...................   6.712       6.653       6.584       6.507       6.422       6.322       6.035       6.712       6.710
  101.12...................   6.683       6.619       6.544       6.461       6.369       6.261       5.951       6.683       6.681
  101.16...................   6.653       6.585       6.505       6.415       6.316       6.200       5.867       6.653       6.652
Modified duration
  (years)..................   4.21        3.62        3.11        2.69        2.34        2.03        1.47        4.21        4.19
Weighted Average Life
  (years)..................   5.21        4.39        3.70        3.14        2.69        2.29        1.61        5.21        5.18
First Principal
  Distribution Date........ 12/15/96    12/15/96    12/15/96    12/15/96    12/15/96    12/15/96    12/15/96    12/15/96    12/15/96
Last Principal Distribution
  Date..................... 10/15/03    07/15/03    11/15/02    06/15/02    09/15/01    07/15/01    03/15/00    10/15/03    09/15/03

                                 PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN
                                                   THE FOLLOWING CPR

                                              PREPAYMENT ASSUMPTION (CPR)
                             --------------------------------------------------------
           PRICE                4%          6%          8%         10%         15%
---------------------------  --------    --------    --------    --------    --------
                            <C
  99.16....................    7.127%      7.128%      7.128%      7.128%      7.129%
Modified duration
  (years)..................    4.15        4.13        4.11        4.10        4.06
  99.20....................    7.097%      7.097%      7.097%      7.098%      7.098%
  99.24....................    7.067       7.067       7.067       7.067       7.067
  99.28....................    7.037       7.037       7.037       7.037       7.036
  100.00...................    7.007       7.007       7.006       7.006       7.005
Modified duration
  (years)..................    4.16        4.14        4.12        4.10        4.06
  100.04...................    6.977%      6.976%      6.976%      6.976%      6.975%
  100.08...................    6.947       6.946       6.946       6.945       6.944
  100.12...................    6.917       6.916       6.916       6.915       6.913
  100.16...................    6.887       6.886       6.886       6.885       6.883
Modified duration
  (years)..................    4.16        4.14        4.13        4.11        4.07
  100.20...................    6.857%      6.856%      6.855%      6.855%      6.852%
  100.24...................    6.827       6.826       6.825       6.824       6.822
  100.28...................    6.798       6.797       6.795       6.794       6.792
  101.00...................    6.768       6.767       6.765       6.764       6.761
Modified duration
  (years)..................    4.17        4.15        4.13        4.12        4.08
  101.04...................    6.738%      6.737%      6.736%      6.734%      6.731%
  101.08...................    6.709       6.707       6.706       6.704       6.701
  101.12...................    6.679       6.678       6.676       6.674       6.670
  101.16...................    6.650       6.648       6.646       6.645       6.640
Modified duration
  (years)..................    4.17        4.16        4.14        4.12        4.08
Weighted Average Life
  (years)..................    5.15        5.13        5.10        5.08        5.02
First Principal
  Distribution Date........  12/15/96    12/15/96    12/15/96    12/15/96    12/15/96
Last Principal Distribution
  Date.....................  09/15/03    09/15/03    09/15/03    09/15/03    09/15/03

PRE-TAX YIELD TO MATURITY (CBE), MODIFIED DURATION, WEIGHTED AVERAGE LIFE, FIRST
                        PRINCIPAL DISTRIBUTION DATE AND
    LAST PRINCIPAL DISTRIBUTION DATE FOR THE CLASS A-2B CERTIFICATES AT THE
                                 SPECIFIED CPRS

                                                                                                                 PREPAYMENTS LOCKED
                                                                                                                    OUT THROUGH
                                                                                                                 LOP AND YMP, THEN
                                                                                                                 THE FOLLOWING CPR
                                                       NO PREPAYMENTS LOCKED OUT
                                                                                                                     PREPAYMENT
                                                      PREPAYMENT ASSUMPTION (CPR)                                 ASSUMPTION (CPR)
                            --------------------------------------------------------------------------------    --------------------
           PRICE               0%          2%          4%          6%          8%         10%         15%          0%          2%
--------------------------- --------    --------    --------    --------    --------    --------    --------    --------    --------
  100.16...................   7.379%      7.366%      7.352%      7.342%      7.330%      7.318%      7.282%      7.379%      7.379%
Modified duration
  (years)..................   6.26        5.68        5.15        4.83        4.49        4.20        3.53        6.26        6.24
  100.20...................   7.359%      7.345%      7.328%      7.316%      7.302%      7.288%      7.247%      7.359%      7.359%
  100.24...................   7.340       7.323       7.304       7.291       7.274       7.259       7.212       7.340       7.339
  100.28...................   7.320       7.301       7.280       7.265       7.247       7.229       7.176       7.320       7.319
  101.00...................   7.300       7.279       7.256       7.240       7.219       7.200       7.141       7.300       7.299
Modified duration
  (years)..................   6.27        5.69        5.16        4.84        4.49        4.21        3.53        6.27        6.25
  101.04...................   7.280%      7.258%      7.232%      7.214%      7.192%      7.171%      7.106%      7.280%      7.280%
  101.08...................   7.261       7.236       7.208       7.188       7.164       7.141       7.071       7.261       7.260
  101.12...................   7.241       7.214       7.184       7.163       7.137       7.112       7.037       7.241       7.240
  101.16...................   7.222       7.193       7.161       7.138       7.109       7.083       7.002       7.222       7.221
Modified duration
  (years)..................   6.28        5.70        5.17        4.84        4.50        4.21        3.53        6.28        6.26
  101.20...................   7.202%      7.171%      7.137%      7.112%      7.082%      7.054%      6.967%      7.202%      7.201%
  101.24...................   7.182       7.150       7.113       7.087       7.055       7.024       6.932       7.182       7.181
  101.28...................   7.163       7.128       7.089       7.062       7.028       6.995       6.898       7.163       7.162
  102.00...................   7.143       7.107       7.066       7.036       7.000       6.966       6.863       7.143       7.142
Modified duration
  (years)..................   6.29        5.71        5.17        4.85        4.50        4.22        3.54        6.29        6.27
  102.04...................   7.124%      7.085%      7.042%      7.011%      6.973%      6.937%      6.828%      7.124%      7.123%
  102.08...................   7.105       7.064       7.018       6.986       6.946       6.908       6.794       7.105       7.103
  102.12...................   7.085       7.042       6.995       6.961       6.919       6.879       6.759       7.085       7.084
  102.16...................   7.066       7.021       6.971       6.936       6.892       6.851       6.725       7.066       7.064
Modified duration
  (years)..................   6.30        5.71        5.18        4.86        4.51        4.22        3.54        6.30        6.28
Weighted Average Life
  (years)..................   8.77        7.69        6.74        6.21        5.66        5.22        4.24        8.77        8.73
First Principal
  Distribution Date........ 10/15/03    07/15/03    11/15/02    06/15/02    09/15/01    07/15/01    03/15/00    10/15/03    09/15/03
Last Principal Distribution
  Date..................... 02/15/06    01/15/06    09/15/04    09/15/03    05/15/03    09/15/02    09/15/01    02/15/06    02/15/06


           PRICE                4%          6%          8%         10%         15%
---------------------------  --------    --------    --------    --------    --------
  100.16...................    7.378%      7.378%      7.378%      7.377%      7.376%
Modified duration
  (years)..................    6.22        6.20        6.18        6.16        6.13
  100.20...................    7.358%      7.358%      7.357%      7.357%      7.356%
  100.24...................    7.338       7.338       7.337       7.337       7.336
  100.28...................    7.319       7.318       7.317       7.317       7.316
  101.00...................    7.299       7.298       7.297       7.297       7.296
Modified duration
  (years)..................    6.23        6.21        6.19        6.17        6.13
  101.04...................    7.279%      7.278%      7.277%      7.277%      7.275%
  101.08...................    7.259       7.258       7.258       7.257       7.255
  101.12...................    7.239       7.238       7.238       7.237       7.235
  101.16...................    7.220       7.219       7.218       7.217       7.215
Modified duration
  (years)..................    6.24        6.22        6.20        6.18        6.14
  101.20...................    7.200%      7.199%      7.198%      7.197%      7.195%
  101.24...................    7.180       7.179       7.178       7.177       7.175
  101.28...................    7.161       7.159       7.158       7.157       7.155
  102.00...................    7.141       7.140       7.139       7.138       7.135
Modified duration
  (years)..................    6.25        6.23        6.21        6.19        6.15
  102.04...................    7.121%      7.120%      7.119%      7.118%      7.115%
  102.08...................    7.102       7.100       7.099       7.098       7.096
  102.12...................    7.082       7.081       7.080       7.078       7.076
  102.16...................    7.063       7.061       7.060       7.059       7.056
Modified duration
  (years)..................    6.25        6.23        6.22        6.20        6.16
Weighted Average Life
  (years)..................    8.69        8.65        8.62        8.59        8.51
First Principal
  Distribution Date........  09/15/03    09/15/03    09/15/03    09/15/03    09/15/03
Last Principal Distribution
  Date.....................  02/15/06    02/15/06    02/15/06    01/15/06    01/15/06

PRE-TAX YIELD TO MATURITY (CBE), MODIFIED DURATION, WEIGHTED AVERAGE LIFE, FIRST
                        PRINCIPAL DISTRIBUTION DATE AND
 LAST PRINCIPAL DISTRIBUTION DATE FOR THE CLASS B CERTIFICATES AT THE SPECIFIED
                                      CPRS

                                                                                                                 PREPAYMENTS LOCKED
                                                                                                                    OUT THROUGH
                                                                                                                 LOP AND YMP, THEN
                                                                                                                 THE FOLLOWING CPR
                                                       NO PREPAYMENTS LOCKED OUT
                                                                                                                     PREPAYMENT
                                                      PREPAYMENT ASSUMPTION (CPR)                                 ASSUMPTION (CPR)
                            --------------------------------------------------------------------------------    --------------------
           PRICE               0%          2%          4%          6%          8%         10%         15%          0%          2%
--------------------------- --------    --------    --------    --------    --------    --------    --------    --------    --------
  100.16...................   7.508%      7.506%      7.502%      7.492%      7.482%      7.474%      7.449%      7.508%      7.508%
Modified duration
  (years)..................   6.54        6.47        6.27        5.80        5.38        5.11        4.39        6.54        6.54
  100.20...................   7.489%      7.487%      7.483%      7.471%      7.458%      7.449%      7.420%      7.489%      7.489%
  100.24...................   7.470       7.468       7.463       7.449       7.435       7.425       7.392       7.470       7.470
  100.28...................   7.451       7.449       7.443       7.428       7.412       7.401       7.364       7.451       7.451
  101.00...................   7.432       7.430       7.423       7.407       7.389       7.377       7.336       7.432       7.432
Modified duration
  (years)..................   6.55        6.48        6.28        5.80        5.38        5.11        4.40        6.55        6.55
  101.04...................   7.413%      7.411%      7.404%      7.385%      7.366%      7.353%      7.308%      7.413%      7.413%
  101.08...................   7.394       7.392       7.384       7.364       7.344       7.328       7.280       7.394       7.394
  101.12...................   7.375       7.372       7.364       7.343       7.321       7.304       7.252       7.375       7.375
  101.16...................   7.357       7.354       7.345       7.322       7.298       7.280       7.224       7.357       7.357
Modified duration
  (years)..................   6.56        6.49        6.28        5.81        5.39        5.12        4.41        6.56        6.56
  101.20...................   7.338%      7.335%      7.325%      7.301%      7.275%      7.256%      7.196%      7.338%      7.338%
  101.24...................   7.319       7.316       7.306       7.279       7.252       7.232       7.168       7.319       7.319
  101.28...................   7.301       7.297       7.286       7.258       7.230       7.208       7.140       7.301       7.300
  102.00...................   7.282       7.278       7.267       7.237       7.207       7.184       7.112       7.282       7.282
Modified duration
  (years)..................   6.57        6.50        6.29        5.82        5.40        5.13        4.41        6.57        6.57
  102.04...................   7.263%      7.259%      7.247%      7.216%      7.184%      7.161%      7.085%      7.263%      7.263%
  102.08...................   7.245       7.240       7.228       7.195       7.162       7.137       7.057       7.245       7.244
  102.12...................   7.226       7.221       7.208       7.174       7.139       7.113       7.029       7.226       7.226
  102.16...................   7.208       7.203       7.189       7.153       7.116       7.089       7.002       7.208       7.207
Modified duration
  (years)..................   6.58        6.50        6.30        5.83        5.41        5.13        4.42        6.58        6.58
Weighted Average Life
  (years)..................   9.38        9.23        8.83        7.92        7.17        6.69        5.54        9.38        9.38
First Principal
  Distribution Date........ 02/15/06    01/15/06    10/15/04    04/15/04    09/15/03    03/15/03    12/15/01    02/15/06    02/15/06
Last Principal Distribution
  Date..................... 04/15/06    03/15/06    01/15/06    04/15/05    09/15/04    09/15/03    09/15/02    04/15/06    04/15/06


                                              PREPAYMENTS LOCKED
                                                 OUT THROUGH
                                              LOP AND YMP, THEN
                                              THE FOLLOWING CPR

                                                  PREPAYMENT
                                               ASSUMPTION (CPR)
                                             -------------------
           PRICE                4%          6%          8%         10%         15%
---------------------------  --------    --------    --------    --------    --------
  100.16...................    7.508%      7.507%      7.507%      7.507%      7.507%
Modified duration
  (years)..................    6.54        6.53        6.53        6.53        6.52
  100.20...................    7.489%      7.488%      7.488%      7.488%      7.488%
  100.24...................    7.470       7.469       7.469       7.469       7.469
  100.28...................    7.451       7.451       7.450       7.450       7.450
  101.00...................    7.432       7.432       7.432       7.431       7.431
Modified duration
  (years)..................    6.55        6.54        6.54        6.54        6.53
  101.04...................    7.413%      7.413%      7.413%      7.413%      7.412%
  101.08...................    7.394       7.394       7.394       7.394       7.393
  101.12...................    7.375       7.375       7.375       7.375       7.374
  101.16...................    7.356       7.356       7.356       7.356       7.356
Modified duration
  (years)..................    6.55        6.55        6.55        6.55        6.54
  101.20...................    7.338%      7.338%      7.337%      7.337%      7.337%
  101.24...................    7.319       7.319       7.319       7.319       7.318
  101.28...................    7.300       7.300       7.300       7.300       7.299
  102.00...................    7.282       7.281       7.281       7.281       7.281
Modified duration
  (years)..................    6.56        6.56        6.56        6.56        6.55
  102.04...................    7.263%      7.263%      7.263%      7.262%      7.262%
  102.08...................    7.244       7.244       7.244       7.244       7.243
  102.12...................    7.226       7.226       7.225       7.225       7.225
  102.16...................    7.207       7.207       7.207       7.207       7.206
Modified duration
  (years)..................    6.57        6.57        6.57        6.57        6.56
Weighted Average Life
  (years)..................    9.37        9.37        9.36        9.36        9.34
First Principal
  Distribution Date........  02/15/06    02/15/06    02/15/06    02/15/06    01/15/06
Last Principal Distribution
  Date.....................  04/15/06    04/15/06    04/15/06    04/15/06    04/15/06

PRE-TAX YIELD TO MATURITY (CBE), MODIFIED DURATION, WEIGHTED AVERAGE LIFE, FIRST
                        PRINCIPAL DISTRIBUTION DATE AND
 LAST PRINCIPAL DISTRIBUTION DATE FOR THE CLASS C CERTIFICATES AT THE SPECIFIED
                                      CPRS

                                                                                                                 PREPAYMENTS LOCKED
                                                                                                                    OUT THROUGH
                                                                                                                 LOP AND YMP, THEN
                                                                                                                 THE FOLLOWING CPR
                                                       NO PREPAYMENTS LOCKED OUT
                                                                                                                     PREPAYMENT
                                                      PREPAYMENT ASSUMPTION (CPR)                                 ASSUMPTION (CPR)
                            --------------------------------------------------------------------------------    --------------------
           PRICE               0%          2%          4%          6%          8%         10%         15%          0%          2%
--------------------------- --------    --------    --------    --------    --------    --------    --------    --------    --------
  100.16...................   7.611%      7.610%      7.609%      7.606%      7.597%      7.588%      7.567%      7.611%      7.611%
Modified duration
  (years)..................   6.58        6.52        6.45        6.34        5.89        5.53        4.83        6.58        6.57
  100.20...................   7.592%      7.591%      7.589%      7.587%      7.576%      7.565%      7.541%      7.592%      7.592%
  100.24...................   7.573       7.572       7.570       7.567       7.555       7.543       7.516       7.573       7.573
  100.28...................   7.554       7.553       7.551       7.548       7.534       7.521       7.490       7.554       7.554
  101.00...................   7.536       7.534       7.532       7.528       7.513       7.498       7.465       7.536       7.535
Modified duration
  (years)..................   6.59        6.53        6.46        6.35        5.90        5.53        4.83        6.59        6.58
  101.04...................   7.517%      7.515%      7.513%      7.509%      7.492%      7.476%      7.439%      7.517%      7.517%
  101.08...................   7.498       7.496       7.493       7.489       7.471       7.454       7.413       7.498       7.498
  101.12...................   7.479       7.477       7.474       7.470       7.450       7.431       7.388       7.479       7.479
  101.16...................   7.461       7.459       7.455       7.451       7.429       7.409       7.363       7.461       7.461
Modified duration
  (years)..................   6.60        6.54        6.47        6.36        5.90        5.54        4.84        6.60        6.59
  101.20...................   7.442%      7.440%      7.436%      7.431%      7.408%      7.387%      7.337%      7.442%      7.442%
  101.24...................   7.423       7.421       7.417       7.412       7.387       7.365       7.312       7.423       7.423
  101.28...................   7.405       7.402       7.398       7.393       7.367       7.343       7.287       7.405       7.405
  102.00...................   7.386       7.384       7.380       7.373       7.346       7.321       7.261       7.386       7.386
Modified duration
  (years)..................   6.61        6.55        6.48        6.37        5.91        5.55        4.85        6.61        6.60
  102.04...................   7.368%      7.365%      7.361%      7.354%      7.325%      7.299%      7.236%      7.368%      7.368%
  102.08...................   7.349       7.346       7.342       7.335       7.305       7.277       7.211       7.349       7.349
  102.12...................   7.331       7.328       7.323       7.316       7.284       7.255       7.186       7.331       7.331
  102.16...................   7.312       7.309       7.304       7.297       7.263       7.233       7.160       7.312       7.312
Modified duration
  (years)..................   6.62        6.56        6.49        6.38        5.92        5.56        4.85        6.62        6.61
Weighted Average Life
  (years)..................   9.52        9.41        9.26        9.03        8.14        7.47        6.26        9.52        9.52
First Principal
  Distribution Date........ 04/15/06    03/15/06    01/15/06    04/15/05    09/15/04    09/15/03    09/15/02    04/15/06    04/15/06
Last Principal Distribution
  Date..................... 05/15/06    05/15/06    03/15/06    01/15/06    08/15/05    10/15/04    07/15/03    05/15/06    05/15/06


           PRICE                4%          6%          8%         10%         15%
---------------------------  --------    --------    --------    --------    --------
                            <C
  100.16...................    7.611%      7.611%      7.611%      7.611%      7.611%
Modified duration
  (years)..................    6.57        6.57        6.57        6.57        6.57
  100.20...................    7.592%      7.592%      7.592%      7.592%      7.592%
  100.24...................    7.573       7.573       7.573       7.573       7.573
  100.28...................    7.554       7.554       7.554       7.554       7.554
  101.00...................    7.535       7.535       7.535       7.535       7.535
Modified duration
  (years)..................    6.58        6.58        6.58        6.58        6.57
  101.04...................    7.517%      7.517%      7.517%      7.517%      7.516%
  101.08...................    7.498       7.498       7.498       7.498       7.498
  101.12...................    7.479       7.479       7.479       7.479       7.479
  101.16...................    7.461       7.460       7.460       7.460       7.460
Modified duration
  (years)..................    6.59        6.59        6.59        6.59        6.58
  101.20...................    7.442%      7.442%      7.442%      7.442%      7.442%
  101.24...................    7.423       7.423       7.423       7.423       7.423
  101.28...................    7.405       7.405       7.405       7.404       7.404
  102.00...................    7.386       7.386       7.386       7.386       7.386
Modified duration
  (years)..................    6.60        6.60        6.60        6.60        6.59
  102.04...................    7.368%      7.368%      7.367%      7.367%      7.367%
  102.08...................    7.349       7.349       7.349       7.349       7.349
  102.12...................    7.331       7.331       7.330       7.330       7.330
  102.16...................    7.312       7.312       7.312       7.312       7.312
Modified duration
  (years)..................    6.61        6.61        6.61        6.61        6.60
Weighted Average Life
  (years)..................    9.51        9.51        9.51        9.50        9.50
First Principal
  Distribution Date........  04/15/06    04/15/06    04/15/06    04/15/06    04/15/06
Last Principal Distribution
  Date.....................  05/15/06    05/15/06    05/15/06    05/15/06    05/15/06

PRE-TAX YIELD TO MATURITY (CBE), MODIFIED DURATION, WEIGHTED AVERAGE LIFE, FIRST
                        PRINCIPAL DISTRIBUTION DATE AND
 LAST PRINCIPAL DISTRIBUTION DATE FOR THE CLASS D CERTIFICATES AT THE SPECIFIED
                                      CPRS

                                                                                                                 PREPAYMENTS LOCKED
                                                                                                                OUT THROUGH LOP AND
                                                                                                                   YMP, THEN THE
                                                                                                                   FOLLOWING CPR
                                                       NO PREPAYMENTS LOCKED OUT
                                                                                                                     PREPAYMENT
                                                      PREPAYMENT ASSUMPTION (CPR)                                 ASSUMPTION (CPR)
                            --------------------------------------------------------------------------------    --------------------
           PRICE               0%          2%          4%          6%          8%         10%         15%          0%          2%
--------------------------- --------    --------    --------    --------    --------    --------    --------    --------    --------
  100.00...................   7.943%      7.943%      7.943%      7.942%      7.942%      7.939%      7.931%      7.943%      7.943%
Modified duration
  (years)..................   6.58        6.51        6.46        6.39        6.32        6.00        5.19        6.58        6.57
  100.04...................   7.924%      7.924%      7.923%      7.923%      7.922%      7.918%      7.907%      7.924%      7.924%
  100.08...................   7.906       7.905       7.904       7.903       7.902       7.897       7.883       7.906       7.905
  100.12...................   7.887       7.886       7.885       7.884       7.882       7.877       7.859       7.887       7.887
  100.16...................   7.868       7.867       7.866       7.864       7.863       7.856       7.835       7.868       7.868
Modified duration
  (years)..................   6.59        6.52        6.47        6.40        6.33        6.01        5.19        6.59        6.58
  100.20...................   7.849%      7.847%      7.846%      7.845%      7.843%      7.835%      7.811%      7.849%      7.849%
  100.24...................   7.830       7.828       7.827       7.826       7.824       7.815       7.787       7.830       7.830
  100.28...................   7.811       7.810       7.808       7.806       7.804       7.794       7.763       7.811       7.811
  101.00...................   7.793       7.791       7.789       7.787       7.784       7.774       7.740       7.793       7.792
Modified duration
  (years)..................   6.60        6.53        6.48        6.41        6.34        6.02        5.20        6.60        6.59
  101.04...................   7.774%      7.772%      7.770%      7.768%      7.765%      7.753%      7.716%      7.774%      7.774%
  101.08...................   7.755       7.753       7.751       7.748       7.746       7.733       7.692       7.755       7.755
  101.12...................   7.736       7.734       7.732       7.729       7.726       7.712       7.668       7.736       7.736
  101.16...................   7.718       7.715       7.713       7.710       7.707       7.692       7.645       7.718       7.718
Modified duration
  (years)..................   6.61        6.54        6.49        6.42        6.35        6.03        5.21        6.61        6.60
  101.20...................   7.699%      7.696%      7.694%      7.691%      7.687%      7.671%      7.621%      7.699%      7.699%
  101.24...................   7.681       7.678       7.675       7.672       7.668       7.651       7.598       7.681       7.681
  101.28...................   7.662       7.659       7.656       7.653       7.649       7.631       7.574       7.662       7.662
  102.00...................   7.644       7.640       7.637       7.634       7.629       7.611       7.551       7.644       7.643
Modified duration
  (years)..................   6.62        6.55        6.50        6.43        6.36        6.04        5.21        6.62        6.61
Weighted Average Life
  (years)..................   9.71        9.56        9.46        9.31        9.15        8.51        6.95        9.71        9.70
First Principal
  Distribution Date........ 05/15/06    05/15/06    03/15/06    01/15/06    08/15/05    10/15/04    07/15/03    05/15/06    05/15/06
Last Principal Distribution
  Date..................... 08/15/06    07/15/06    05/15/06    04/15/06    02/15/06    01/15/06    05/15/04    08/15/06    08/15/06


           PRICE                4%          6%          8%         10%         15%
---------------------------  --------    --------    --------    --------    --------
                            <C
  100.00...................    7.943%      7.943%      7.943%      7.943%      7.943%
Modified duration
  (years)..................    6.57        6.57        6.56        6.56        6.55
  100.04...................    7.924%      7.924%      7.924%      7.924%      7.924%
  100.08...................    7.905       7.905       7.905       7.905       7.905
  100.12...................    7.887       7.886       7.886       7.886       7.886
  100.16...................    7.868       7.868       7.867       7.867       7.867
Modified duration
  (years)..................    6.58        6.58        6.57        6.57        6.56
  100.20...................    7.849%      7.849%      7.849%      7.849%      7.848%
  100.24...................    7.830       7.830       7.830       7.830       7.829
  100.28...................    7.811       7.811       7.811       7.811       7.811
  101.00...................    7.792       7.792       7.792       7.792       7.792
Modified duration
  (years)..................    6.59        6.59        6.58        6.58        6.57
  101.04...................    7.774%      7.773%      7.773%      7.773%      7.773%
  101.08...................    7.755       7.755       7.755       7.755       7.754
  101.12...................    7.736       7.736       7.736       7.736       7.736
  101.16...................    7.718       7.717       7.717       7.717       7.717
Modified duration
  (years)..................    6.60        6.60        6.59        6.59        6.58
  101.20...................    7.699%      7.699%      7.699%      7.698%      7.698%
  101.24...................    7.680       7.680       7.680       7.680       7.680
  101.28...................    7.662       7.662       7.661       7.661       7.661
  102.00...................    7.643       7.643       7.643       7.643       7.642
Modified duration
  (years)..................    6.61        6.61        6.60        6.60        6.59
Weighted Average Life
  (years)..................    9.69        9.68        9.68        9.67        9.65
First Principal
  Distribution Date........  05/15/06    05/15/06    05/15/06    05/15/06    05/15/06
Last Principal Distribution
  Date.....................  08/15/06    08/15/06    08/15/06    08/15/06    08/15/06

PRE-TAX YIELD TO MATURITY (CBE), MODIFIED DURATION, WEIGHTED AVERAGE LIFE, FIRST
                        PRINCIPAL DISTRIBUTION DATE AND
 LAST PRINCIPAL DISTRIBUTION DATE FOR THE CLASS E CERTIFICATES AT THE SPECIFIED
                                      CPRS

                                                                                                                 PREPAYMENTS LOCKED
                                                                                                                OUT THROUGH LOP AND
                                                                                                                   YMP, THEN THE
                                                                                                                   FOLLOWING CPR
                                                       NO PREPAYMENTS LOCKED OUT
                                                                                                                     PREPAYMENT
                                                      PREPAYMENT ASSUMPTION (CPR)                                 ASSUMPTION (CPR)
                            --------------------------------------------------------------------------------    --------------------
           PRICE               0%          2%          4%          6%          8%         10%         15%          0%          2%
--------------------------- --------    --------    --------    --------    --------    --------    --------    --------    --------
  94.00....................   8.887%      8.889%      8.900%      8.906%      8.914%      8.925%      9.037%      8.887%      8.887%
Modified duration
  (years)..................   6.49        6.47        6.40        6.36        6.30        6.23        5.57        6.49        6.49
  94.04....................   8.866%      8.869%      8.879%      8.885%      8.893%      8.904%      9.013%      8.866%      8.867%
  94.08....................   8.846       8.848       8.858       8.864       8.872       8.882       8.989       8.846       8.846
  94.12....................   8.825       8.828       8.838       8.843       8.851       8.861       8.965       8.825       8.826
  94.16....................   8.805       8.808       8.817       8.822       8.830       8.840       8.941       8.805       8.805
Modified duration
  (years)..................   6.50        6.48        6.41        6.37        6.31        6.24        5.57        6.50        6.50
  94.20....................   8.785%      8.787%      8.796%      8.802%      8.809%      8.819%      8.918%      8.785%      8.785%
  94.24....................   8.765       8.767       8.776       8.781       8.788       8.798       8.894       8.765       8.765
  94.28....................   8.744       8.747       8.755       8.760       8.768       8.776       8.870       8.744       8.745
  95.00....................   8.724       8.726       8.735       8.740       8.747       8.755       8.847       8.724       8.724
Modified duration
  (years)..................   6.51        6.49        6.42        6.38        6.32        6.25        5.58        6.51        6.51
  95.04....................   8.704%      8.706%      8.714%      8.719%      8.726%      8.734%      8.823%      8.704%      8.704%
  95.08....................   8.684       8.686       8.694       8.698       8.705       8.713       8.800       8.685       8.684
  95.12....................   8.664       8.666       8.674       8.678       8.684       8.692       8.776       8.664       8.664
  95.16....................   8.644       8.646       8.653       8.657       8.664       8.672       8.753       8.644       8.644
Modified duration
  (years)..................   6.52        6.50        6.43        6.39        6.33        6.26        5.59        6.51        6.52
  95.20....................   8.624%      8.625%      8.633%      8.637%      8.643%      8.651%      8.730%      8.624%      8.624%
  95.24....................   8.604       8.605       8.613       8.617       8.623       8.630       8.706       8.604       8.604
  95.28....................   8.584       8.585       8.592       8.596       8.602       8.609       8.683       8.584       8.584
  96.00....................   8.564       8.565       8.572       8.576       8.581       8.588       8.660       8.564       8.564
Modified duration
  (years)..................   6.53        6.51        6.44        6.40        6.34        6.27        5.60        6.53        6.53
Weighted Average Life
  (years)..................   9.80        9.76        9.59        9.50        9.37        9.21        7.84        9.80        9.80
First Principal
  Distribution Date........ 08/15/06    07/15/06    05/15/06    04/15/06    02/15/06    01/15/06    05/15/04    08/15/06    08/15/06
Last Principal Distribution
  Date..................... 09/15/06    08/15/06    07/15/06    05/15/06    04/15/06    02/15/06    10/15/04    09/15/06    09/15/06


           PRICE                4%          6%          8%         10%         15%
---------------------------  --------    --------    --------    --------    --------
                            <C
  94.00....................    8.887%      8.888%      8.888%      8.888%      8.888%
Modified duration
  (years)..................    6.48        6.48        6.48        6.48        6.48
  94.04....................    8.867%      8.867%      8.867%      8.868%      8.868%
  94.08....................    8.846       8.847       8.847       8.847       8.847
  94.12....................    8.826       8.826       8.827       8.827       8.827
  94.16....................    8.806       8.806       8.806       8.806       8.807
Modified duration
  (years)..................    6.50        6.49        6.49        6.49        6.49
  94.20....................    8.785%      8.786%      8.786%      8.786%      8.786%
  94.24....................    8.765       8.765       8.766       8.766       8.766
  94.28....................    8.745       8.745       8.745       8.746       8.746
  95.00....................    8.725       8.725       8.725       8.725       8.725
Modified duration
  (years)..................    6.51        6.50        6.50        6.50        6.50
  95.04....................    8.704%      8.705%      8.705%      8.705%      8.705%
  95.08....................    8.684       8.685       8.685       8.685       8.685
  95.12....................    8.664       8.664       8.665       8.665       8.665
  95.16....................    8.644       8.644       8.645       8.645       8.645
Modified duration
  (years)..................    6.52        6.52        6.51        6.51        6.51
  95.20....................    8.624%      8.624%      8.624%      8.625%      8.625%
  95.24....................    8.604       8.604       8.604       8.605       8.605
  95.28....................    8.584       8.584       8.584       8.585       8.585
  96.00....................    8.564       8.564       8.565       8.565       8.565
Modified duration
  (years)..................    6.53        6.53        6.52        6.52        6.52
Weighted Average Life
  (years)..................    9.79        9.79        9.78        9.78        9.77
First Principal
  Distribution Date........  08/15/06    08/15/06    08/15/06    08/15/06    08/15/06
Last Principal Distribution
  Date.....................  09/15/06    09/15/06    09/15/06    09/15/06    08/15/06

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

     The yield to maturity of each Class of Class X Certificates will be especially sensitive to the prepayment, repurchase and default experience on, in the case of the Class X-1 Certificates, the Group 1 Loans, and, in the case of the Class X-2 Certificates, the Group 2 Loans (and, to a lesser extent, the Group 1 Loans), which prepayment, repurchase and default experience may fluctuate significantly from time to time. A rapid rate of principal payments will have a material negative effect on the yield to maturity of either or both Classes of the Class X Certificates. There can be no assurance that the Mortgage Loans will prepay at any particular rate. Prospective investors in the Class X Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

     The following tables indicate the sensitivity of the pre-tax yield to maturity on each Class of the Class X Certificates to various constant rates of prepayment on the Mortgage Loans by projecting the monthly aggregate payments of interest on the Class X Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Maturity Assumptions, as modified by the following additional assumptions: (i) when specifically indicated in a particular table, Six-Month LIBOR will be assumed to remain constant at per annum rates that are 2.00% (Alternative LIBOR Assumption #1) or 4.00% (Alternative LIBOR Assumption #2) higher than the Base LIBOR Assumption; (ii) when specifically indicated in a particular table, 50% (or, if so specified, 100%) of any Prepayment Premium calculated as a declining percentage of the amount prepaid is collected in connection with each prepayment as to which such a Prepayment Premium is applicable; and (iii) 100% of all Prepayment Premiums collected as described in the immediately preceding clause
(ii) will be distributed on the Class X-1 Certificates (if assumed received on a Group 1 Loan) or the Class X-2 Certificates (if assumed received on a Group 2
Loan). It was further assumed that the respective aggregate purchase prices of the Class X-1 and Class X-2 Certificates are as specified below, expressed in 32nds (i.e., 9.08 is 9 8/32%) as a percentage of the Initial Group 1 Balance and the Initial Pool Balance, respectively, without accrued interest. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Class X Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

     The pre-tax yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on each Class of Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed aggregate purchase price thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and accordingly does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).

     Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on each Class of Class X Certificates is likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated CPRs over any given time period or over the entire life of the Certificates.

     There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the yield on either Class of Class X Certificates will conform to the yields described herein. Investors are urged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

                        PRE-TAX YIELD TO MATURITY (CBE)
                          OF THE CLASS X CERTIFICATES

                      ASSUMED                            PREPAYMENT ASSUMPTION (CPR)
                      PURCHASE     ------------------------------------------------------------------------
       CLASS           PRICE         0%         2%         4%         6%         8%        10%        15%
-------------------   --------     ------     ------     ------     ------     ------     ------     ------
X-1................      9.00      18.512%    16.393%    14.251%    12.086%     9.898%     7.684%     2.037%
                         9.08      17.549     15.438     13.305     11.149      8.969      6.764      1.140
                         9.16      16.628     14.525     12.400     10.252      8.080      5.884      0.281
X-2................      9.00       9.076%     6.943%     4.817%     2.622%     0.557%    (1.492)%   (6.274)%
                         9.08       8.325      6.202      4.087      1.902     (0.152)    (2.188)    (6.940)
                         9.16       7.609      5.495      3.390      1.214     (0.828)    (2.853)    (7.575)

                        PRE-TAX YIELD TO MATURITY (CBE)
                          OF THE CLASS X CERTIFICATES
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                      ASSUMED                            PREPAYMENT ASSUMPTION (CPR)
                      PURCHASE     ------------------------------------------------------------------------
      CLASS            PRICE         0%         2%         4%         6%         8%        10%        15%
------------------    --------     ------     ------     ------     ------     ------     ------     ------
X-1...............       9.00      18.512%    16.655%    14.798%    12.943%    11.091%     9.247%     4.684%
                         9.08      17.549     15.699     13.849     12.002     10.158      8.321      3.780
                         9.16      16.628     14.785     12.942     11.101      9.265      7.436      2.916
X-2...............       9.00       9.076%     8.983%     8.894%     8.808%     8.726%     8.646%     8.459%
                         9.08       8.325      8.232      8.141      8.054      7.971      7.890      7.701
                         9.16       7.609      7.514      7.422      7.334      7.250      7.168      6.976

                        PRE-TAX YIELD TO MATURITY (CBE)
         OF THE CLASS X CERTIFICATES (ALTERNATIVE LIBOR ASSUMPTION #1)

                      ASSUMED                            PREPAYMENT ASSUMPTION (CPR)
                      PURCHASE     ------------------------------------------------------------------------
      CLASS            PRICE         0%         2%         4%         6%         8%        10%        15%
------------------    --------     ------     ------     ------     ------     ------     ------     ------
X-1...............      9.00       18.720%    16.599%    14.455%    12.288%    10.097%     7.882%     2.229%
                        9.08       17.759     15.645     13.510     11.352      9.169      6.962      1.332
                        9.16       16.838     14.733     12.606     10.456      8.282      6.083      0.474
X-2...............      9.00        9.077%     6.945%     4.826%     2.799%     0.793%    (1.144)%   (5.709)%
                        9.08        8.327      6.205      4.096      2.080      0.086     (1.839)    (6.376)
                        9.16        7.611      5.498      3.399      1.394     (0.590)    (2.503)    (7.012)

                        PRE-TAX YIELD TO MATURITY (CBE)
         OF THE CLASS X CERTIFICATES (ALTERNATIVE LIBOR ASSUMPTION #1)
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                        ASSUMED                           PREPAYMENT ASSUMPTION (CPR)
                        PURCHASE     ----------------------------------------------------------------------
       CLASS             PRICE         0%         2%         4%         6%         8%        10%       15%
--------------------    --------     ------     ------     ------     ------     ------     -----     -----
X-1.................      9.00       18.720%    16.855%    14.990%    13.125%    11.264%    9.409%    4.817%
                          9.08       17.759     15.901     14.042     12.185     10.331     8.484     3.914
                          9.16       16.838     14.987     13.135     11.285      9.439     7.600     3.049
X-2.................      9.00        9.077%     8.985%     8.896%     8.810%     8.727%    8.648%    8.461%
                          9.08        8.327      8.233      8.143      8.056      7.973     7.892     7.703
                          9.16        7.611      7.516      7.424      7.336      7.251     7.170     6.979

                        PRE-TAX YIELD TO MATURITY (CBE)
         OF THE CLASS X CERTIFICATES (ALTERNATIVE LIBOR ASSUMPTION #2)

                      ASSUMED                            PREPAYMENT ASSUMPTION (CPR)
                      PURCHASE     ------------------------------------------------------------------------
      CLASS            PRICE         0%         2%         4%         6%         8%        10%        15%
------------------    --------     ------     ------     ------     ------     ------     ------     ------
X-1...............      9.00        9.861%     7.819%     5.755%     3.669%     1.560%    (0.573)%   (6.015)%
                        9.08        9.023      6.988      4.932      2.853      0.752     (1.373)    (6.795)
                        9.16        8.221      6.193      4.144      2.072     (0.022)    (2.140)    (7.542)
X-2...............      9.00        9.079%     6.947%     4.836%     2.978%     1.032%    (0.794)%   (5.147)%
                        9.08        8.329      6.207      4.106      2.260      0.326     (1.488)    (5.815)
                        9.16        7.613      5.500      3.409      1.575     (0.348)    (2.152)    (6.453)

                        PRE-TAX YIELD TO MATURITY (CBE)
         OF THE CLASS X CERTIFICATES (ALTERNATIVE LIBOR ASSUMPTION #2)
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

              ASSUMED                                PREPAYMENT ASSUMPTION (CPR)
              PURCHASE      ------------------------------------------------------------------------------
   CLASS       PRICE          0%          2%          4%          6%          8%         10%         15%
-----------   --------      ------      ------      ------      ------      ------      ------      ------
X-1........     9.00         9.861%      8.113%      6.370%      4.633%      2.905%      1.190%     (3.023)%
                9.08         9.023       7.282       5.544       3.813       2.092       0.383      (3.812)
                9.16         8.221       6.485       4.753       3.028       1.313      (0.390)     (4.568)
X-2........     9.00         9.079%      8.987%      8.898%      8.812%      8.729%      8.650%      8.464%
                9.08         8.329       8.235       8.145       8.058       7.975       7.894       7.706
                9.16         7.613       7.518       7.426       7.338       7.253       7.172       6.981

                        PRE-TAX YIELD TO MATURITY (CBE)
         OF THE CLASS X CERTIFICATES (50% RECOVERY OF DECL. % PREMIUMS)
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

              ASSUMED                                PREPAYMENT ASSUMPTION (CPR)
              PURCHASE      ------------------------------------------------------------------------------
   CLASS       PRICE          0%          2%          4%          6%          8%         10%         15%
-----------   --------      ------      ------      ------      ------      ------      ------      ------
X-1........     9-00        18.512%     16.816%     15.120%     13.427%     11.738%     10.056%     5.900 %
                9-08        17.549      15.854      14.160      12.469      10.782       9.103      4.953
                9-16        16.628      14.935      13.242      11.553       9.868       8.191      4.048
X-2........     9-00         9.076%      8.998%      8.923%      8.851%      8.782%      8.716%     8.561 %
                9-08         8.325       8.246       8.170       8.098       8.028       7.960      7.803
                9-16         7.609       7.529       7.452       7.378       7.307       7.238      7.079

                        PRE-TAX YIELD TO MATURITY (CBE)
        OF THE CLASS X CERTIFICATES (100% RECOVERY OF DECL. % PREMIUMS)
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

              ASSUMED                                PREPAYMENT ASSUMPTION (CPR)
              PURCHASE      ------------------------------------------------------------------------------
   CLASS       PRICE          0%          2%          4%          6%          8%         10%         15%
-----------   --------      ------      ------      ------      ------      ------      ------      ------
X-1........     9-00        18.512%     16.977%     15.445%     13.918%     12.397%     10.885%     7.159%
                9-08        17.549      16.010      14.474      12.942      11.417       9.901      6.166
                9-16        16.628      15.085      13.545      12.010      10.481       8.962      5.218
X-2........     9-00         9.076%      9.012%      8.952%      8.894%      8.839%      8.786%     8.662%
                9-08         8.325       8.261       8.199       8.140       8.084       8.030      7.905
                9-16         7.606       7.543       7.481       7.421       7.363       7.308      7.181

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for Federal income tax purposes, REMIC I, REMIC II and REMIC III will each qualify as a REMIC under the Code. For Federal income tax purposes, the Class R-I Certificates will be the sole class of "residual interests" in REMIC I; the Class R-II Certificates will be the sole class of "residual interests" in REMIC II; the REMIC Regular Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; and the Class R-III Certificates will be the sole class of "residual interests" in REMIC III. See "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

     The             Certificates [may] [will] [will not] be treated as having
been issued with original issue discount for Federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of [original issue discount,] market discount and premium, if any, for Federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Group 1 Loans will prepay at a rate equal to a CPR of 8.0% and the Group 2 Loans will not prepay prior to their respective maturity dates. No representation is made that the Group 1 Loans will prepay at that rate or at any other rate or that the Group 2 Loans will not prepay. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate, such as the Class A-1 Certificates and the Class X Certificates. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to the Class A-1 Certificates and the Class X Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to the Class A-1 Certificates and the Class X Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class A-1 Certificates and the Class X Certificates should be treated as having been issued with original issue discount or should be governed by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     If the Class A-1 Certificates and the Class X Certificates are required to be treated as having been issued with original issue discount, it appears that a reasonable method of reporting original issue discount with respect to the Class A-1 Certificates and the Class X Certificates, generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a holder of a Class X Certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificate. Although the matter is not free from doubt, a holder of a Class X Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

     The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered Certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the REMIC Administrator in preparing reports to Certificateholders and the IRS. Prospective purchasers of Offered Certificates issued with original issue discount are advised to consult their tax advisors concerning the treatment of such Certificates.

     Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium. For Federal income tax reporting purposes, Prepayment Premiums will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums only after the Servicer's actual receipt of a Prepayment Premium as to which such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement. It appears that Prepayment Premiums are to be treated as ordinary income rather than capital gain. However, the correct characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums.

     The             Certificates may be treated for Federal income tax purposes as having been issued at a premium. Whether any holder of [any] such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of [each] such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     The Offered Certificates will be "real estate assets" within the meaning of
Section 856(c)(5)(A) of the Code in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in
Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.

     The Offered Certificates will be treated as assets within the meaning of
Section 7701(a)(19)(C) of the Code generally only to the extent that the Multifamily Mortgage Loans and the loans secured by nursing homes are a percentage of the principal balance of the Mortgage Asset Pool. The percentage of such Mortgage Loans included in the initial principal balance of the Mortgage Asset Pool (which is subject to change due to changes in principal balances and
prepayments) is initially approximately      %. See "Description of Mortgage
Asset Pool" herein and "Certain Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the Prospectus.

     For further information regarding the Federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an Underwriting Agreement,
dated October   , 1996 (the "UNDERWRITING AGREEMENT"), the Underwriters have agreed to purchase and the Depositor has agreed to sell to the Underwriters the Offered Certificates. It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement
System of DTC on or about November   , 1996, against payment therefor in
immediately available funds.

     Each Underwriter has agreed in the Underwriting Agreement to purchase the respective aggregate principal or notional amount of the Certificates of each Class of Offered Certificates set forth below its name, in each case subject to a variance of plus or minus 5%.

                     AGGREGATE PRINCIPAL OR NOTIONAL AMOUNT
                      TO BE PURCHASED BY EACH UNDERWRITER

                          CLASS X-1   CLASS X-2   CLASS A-1   CLASS A-2A   CLASS A-2B   CLASS B    CLASS C    CLASS D    CLASS E
                          ---------   ---------   ---------   ----------   ----------   --------   --------   --------   --------
Goldman, Sachs & Co.....
Morgan Stanley & Co.
   Incorporated.........
  Total.................

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates if any are purchased. In the event of default by either Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitment of the nondefaulting Underwriters may be increased or the underwriting may be terminated.

     The Underwriting Agreement provides that the obligation of each Underwriter to pay for and accept delivery of its Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

     The distribution of the Offered Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting
expenses payable by the Depositor, will be approximately      % of the aggregate
Certificate Balance of the Offered Certificates, plus accrued interest. Each Underwriter may effect such transactions by selling its Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. Each Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     ContiFinancial Services Corporation and ING Baring (U.S.) Securities, Inc., affiliates of ContiTrade and ING Capital, respectively, may act as dealers on behalf of Goldman, Sachs & Co. with respect to certain Classes of the Offered Certificates to be purchased by such Underwriter.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriters, and that under limited circumstances the Underwriters will indemnify the Depositor, against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments to be made in respect thereof.

     There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered Certificates will be the Trustee Reports discussed herein under "Description of the Certificates-- Reports to Certificateholders; Certain Available Information." Except as described herein under "Description of the Certificates--Reports to Certificateholders; Certain Available Information", there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Thacher Proffitt & Wood and for the Underwriters by Brown & Wood LLP.

                                    RATINGS

     It is a condition to their issuance that the respective Classes of Offered Certificates receive the indicated credit ratings from Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. ("S&P") and/or Moody's Investors Service, Inc. ("MOODY'S"; and together with S&P, the "RATING AGENCIES"):

                                CLASS                                 S&P       MOODY'S
     -----------------------------------------------------------   ---------    -------
     Class X-1..................................................   NR               Aaa
     Class X-2..................................................   NR               Aaa
     Class A-1..................................................   AAA              Aaa
     Class A-2A.................................................   AAA              Aaa
     Class A-2B.................................................   AAA              Aaa
     Class B....................................................   AA               Aa1
     Class C....................................................   A                Aa3
     Class D....................................................   BBB             Baa1
     Class E....................................................   BB+             Baa3

     The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the Distribution Date in October 2028 (the "RATED FINAL DISTRIBUTION DATE"). The ratings take into consideration the credit quality of the Mortgage Asset Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Asset Pool is adequate to make payments of principal and interest required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be collected in connection with such prepayments or the corresponding effect on yield to investors.

     As described herein, the amounts payable with respect to the Class X Certificates do not include principal. If all the Mortgage Loans were to prepay in the initial month, with the result that the Class X Certificates were to receive only a single month's interest (without regard to any Prepayment Premiums that may be collected), and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings assigned by Moody's to the Class X Certificates. The ratings of the Class X Certificates by Moody's do not address the timing or magnitude of reductions of the Notional Amounts of the Class X Certificates, but only the obligation to pay interest timely on the Notional Amount of each Class of Class X Certificates, as such may be reduced from time to time as described herein. Such ratings do not represent any assessment of the yield to maturity of the Class X Certificates or the possibility that the Class X Certificateholders might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments).

     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by S&P and Moody's.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                LEGAL INVESTMENT

     The Offered Certificates will not be "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

     The Depositor makes no representation as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the Prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of a Plan should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

     An individual prohibited transaction exemption similar to the Exemption (as described under "ERISA Considerations--Prohibited Transaction Exemption" in the Prospectus) has been issued by the DOL (as defined in the Prospectus) to each Underwriter. Accordingly, the purchase or holding of the Class A and Class X Certificates by, on behalf of or with "plan assets" of a Plan may qualify for exemptive relief under the Exemption; however, the Exemption contains a number of conditions, including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. In addition, neither the Exemption nor the similar exemptions issued to the respective Underwriters will apply to any Class of Subordinate Certificates. As a result, no transfer of a Class B, Class C, Class D or Class E Certificate or any interest therein may be made to a Plan or to any person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the purchase and holding of any such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60, which provides an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account. See "ERISA Considerations" in the Prospectus.

     Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                            INDEX OF PRINCIPAL TERMS

                                     PAGE
                                  ----------
Accrued Certificate Interest......       S-49
Additional Trust Fund Expenses....       S-52
Advances..........................       S-39
Anchor Tenant.....................       S-27
Appraisal Reduction Amount........       S-54
ARM Loans.........................        S-8
Assumed Final Distribution Date...        S-2
Assumed Monthly Payment...........       S-50
Available Distribution Amount.....       S-47
Balloon Loans.....................        S-9
Balloon Payment...................        S-9
Balloon Payment Interest Excess...       S-39
Balloon Payment Interest
  Shortfall.......................       S-39
Base LIBOR Assumption.............       S-61
Cash-Flow Amortization Loans......       S-24
CBE...............................       S-66
Certificate Six-Month LIBOR.......       S-45
Certificates......................        S-1
Class.............................        S-1
Class A Certificates..............        S-1
Class X Certificates..............        S-1
Collection Period.................       S-46
Commercial Mortgage Loan..........       S-21
Commercial Mortgaged Property.....       S-21
ContiTrade........................        S-6
ContiTrade Mortgage Loans.........       S-22
Controlling Class.................       S-37
Corrected Mortgage Loan...........       S-35
Cross-Collateralized Mortgage
  Loans...........................        S-7
Cut-off Date......................        S-6
Cut-off Date Balance..............       S-21
Delivery Date.....................        S-1
Determination Date................       S-46
Discount Rate.....................       S-51
Distributable Certificate
  Interest........................       S-49
Distribution Date.................        S-2
Emergency Advance.................       S-39
Extension Adviser.................       S-40
First Principal Distribution
  Date............................       S-66
Fixed-Rate Loans..................        S-8
Formula 1 LIBOR Business Day......       S-23
Formula 2 LIBOR Business Day......       S-24
Formula 1 LIBOR Determination
  Date............................       S-23
Formula 2 LIBOR Determination
  Date............................       S-24
GMACCM............................        S-6
GMACCM Mortgage Loans.............       S-22
Gross Margin......................        S-9

                                     PAGE
                                  ----------
Group 1 Loans.....................        S-2
Group 2 Loans.....................        S-2
HUD...............................       S-28
Index.............................        S-9
ING Capital.......................        S-6
ING Capital Mortgage Loans........       S-22
Initial Group 1 Balance...........       S-22
Initial Group 2 Balance...........       S-22
Initial Pool Balance..............        S-2
Interest Accrual Period...........        S-6
Last Principal Distribution
  Date............................       S-66
LIBOR Reference Period............       S-23
Liquidation Fee Rate..............       S-38
Loan Group........................        S-2
Loan Group 1......................        S-2
Loan Group 2......................        S-2
Lock-Out Expiration Date..........       S-25
LOP...............................       S-61
MAI...............................       S-30
Major Tenant......................       S-27
Maturity Assumptions..............       S-60
Modified Mortgage Loan............       S-54
Monthly Payments..................       S-22
Moody's...........................       S-80
Mortgage Asset Pool...............        S-2
Mortgage Loan Purchase
  Agreement.......................       S-22
Mortgage Loans....................        S-2
Mortgage Loan Sellers.............        S-6
Mortgage Rate Adjustment Date.....       S-23
Multifamily Mortgage Loan.........       S-21
Multifamily Mortgaged Property....       S-21
Net Aggregate Prepayment Interest
  Shortfall.......................       S-49
Net Cash Flow.....................       S-24
Net Mortgage Rate.................       S-46
Offered Certificates..............        S-2
P&I Advance.......................       S-14
Pass-Through Rate.................       S-45
Pooling and Servicing Agreement...        S-9
Prepayment Interest Excess........       S-39
Prepayment Interest Shortfall.....       S-39
Principal Balance Certificates....        S-2
Principal Distribution Amount.....       S-49
Purchase Price....................       S-32
Rating Agencies...................       S-80
Realized Losses...................       S-52
Record Date.......................        S-6
Reference Banks...................       S-23
Reimbursement Rate................       S-53

                                     PAGE
                                  ----------
Related Proceeds..................       S-39
REMIC I...........................        S-2
REMIC II..........................        S-2
REMIC III.........................        S-2
REMIC Regular Certificates........        S-2
REMIC Residual Certificates.......        S-2
REO Tax...........................       S-42
Replacement Special Servicer......       S-36
Replacement Special Servicer
  Standby Fee.....................       S-38
Required Appraisal Loan...........       S-54
Rules.............................       S-44
S&P...............................       S-80
Section 42 Properties.............       S-28
Senior Certificates...............        S-1
Servicing Advance.................       S-39
Servicing Fee.....................       S-37
Servicing Fee Rate................       S-37
                                     PAGE
                                  ----------
Six-Month LIBOR...................       S-23
Six-Month LIBOR Formula 1.........       S-24
Special Servicing Event...........       S-35
Special Servicing Fee.............       S-37
Specially Serviced Mortgage
  Loan............................       S-35
Spread Rate.......................       S-51
Stated Principal Balance..........       S-45
Step-Down Loans...................        S-8
Subordinate Certificates..........        S-1
Tax Credits.......................       S-28
Trust Fund........................        S-2
Trustee Reports...................       S-55
Underwriters......................       S-82
Underwriting Agreement............       S-79
Voting Rights.....................       S-56
Workout Fee.......................       S-37
Workout Fee Rate..................       S-37
YMP...............................       S-61

                                                                         ANNEX A

                            CERTAIN CHARACTERISTICS
                             OF THE MORTGAGE LOANS

                                    ANNEX A

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Such information is presented, where applicable, as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or the Underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the tables of this Annex A may not equal the indicated total under such column due to rounding.

     Underwriting NOI and the Estimated Annual Revenues and Estimated Annual Operating Expenses used to determine Underwriting NOI for each Mortgaged Property are derived from information furnished by the respective borrowers. Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles ("GAAP") would not be the same as the stated Underwriting NOI, 1995 NOI or 1994 NOI for such Mortgaged Property as set forth in the following schedule or tables. In addition, none of Underwriting NOI, Most Recent NOI, 1995 NOI or 1994 NOI is a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwriting NOI, Most Recent NOI, 1995 NOI or 1994 NOI set forth herein with respect to any Mortgage Property intended to represent such future net cash flow.

     In the schedule and tables set forth in this Annex A, with respect to Mortgage Loans evidenced by one Mortgage Note, but secured by multiple Mortgaged Properties, a portion of the principal balance of the Mortgage Loan has been allocated to each related Mortgaged Property for certain purposes, including determining the Cut-off Date Loan-to-Value Ratio, Underwriting Debt Service Coverage Ratio, Underwriting NOI, Underwriting Cash Flow and Most Recent NOI.

     For purposes of the Prospectus Supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings, modified accordingly, by reference to the Payment Loan Term Notes and footnotes to the schedules that follow:

     1. "UNDERWRITING NOI" or "U/W NOI" as used herein with respect to any Mortgaged Property means an estimate, determined prior to the Delivery Date, of the total cash flow anticipated to be available for annual debt service on a Mortgage Loan calculated as the excess of Estimated Annual Revenues over Estimated Annual Operating Expenses, each of which was generally derived in the following manner:

          (i) "ESTIMATED ANNUAL REVENUES" were generally assumed to be equal to one of the following: (a) the actual amounts of gross rents (in some cases including percentage rent) received during the latest 12-month period covered by operating statements supplied by the borrower (or annualized gross rents if such operating statements covered less than a 12-month period); or (b) the annualized amounts of gross potential rents or monthly contractual base rents under leases in effect as reflected on a rent roll provided by the borrower in connection with the origination of the related Mortgage Loan; or (c) amounts consistent with historical operating trends and market and competitive conditions; provided that such revenues were generally modified by (x) assuming that the occupancy rate for the Mortgaged Property was consistent with the relevant market if such occupancy rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower or as determined by a site inspection of the Mortgaged Property, and (y), in the case of retail, industrial/warehouse, office and medical office Mortgaged Properties, by assuming a level of expense reimbursements from tenants consistent with the terms of the lease or historical trends at the property, and in certain cases, assuming that a specified percentage of rent will become uncollectible. In addition, in the case of certain Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year.

          (ii) "ESTIMATED ANNUAL OPERATING EXPENSES" were generally assumed to be equal to historical expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified as follows: (a) adjusting upwards or downwards to reflect a market level management fee and franchise fee, as appropriate, and (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data).

     2. "UNDERWRITING CASH FLOW" is Underwriting NOI after certain adjustments have been made that relate to replacement reserves and reserves for capital expenditures and tenant improvement and leasing commissions.

     3. "1995 NOI" is the net operating income (1995 Revenues less 1995 Expenses) for a Mortgaged Property as established by information provided by the related borrower, except that in certain cases such net operating income has been adjusted by removing certain nonrecurring expenses and revenues or by certain other normalizations and in certain cases may reflect annualization of partial year numbers. 1995 NOI does not necessarily reflect accrual of certain costs such as real estate taxes and capital expenditures and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from 1995 Expenses to reflect normalized 1995 NOI. In most cases, no attempt was made to verify the accuracy of any information provided by each borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property.

     4. "1994 NOI" is the net operating income for 1994, calculated in a manner consistent with 1995 NOI.

     5. "MOST RECENT NOI" is the net operating income for any Mortgaged Property based on the most recent available operating statement (generally for a partial year period in 1996) or trailing 12-month net operating income reflected as of the Most Recent NOI End Date, calculated in a manner consistent with 1995 NOI. Where information was not available for 1996 in respect of a Mortgaged Property, Most Recent NOI as set forth in this Annex A shall be 1995 NOI.

     6. "ANNUAL DEBT SERVICE" means, for any Mortgage Loan 12 times the Monthly Payment in effect as of the Cut-off Date (or, in the case of each Cash-Flow Amortization Loan, an assumed Monthly Payment of principal and interest based on the applicable Current Mortgage Rate and a 25-year amortization term).

     7. "DEBT SERVICE COVERAGE RATIO," "UNDERWRITING DEBT SERVICE COVERAGE RATIO" and "UNDERWRITING DSCR" means, with respect to any Mortgage Loan, (a) the Underwriting NOI for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan.

     8. "COMBINED DEBT SERVICE COVERAGE RATIO" or "UNDERWRITING COMBINED DSC" means, with respect to any Cross-Collateralized Mortgage Loan, (a) aggregate Underwriting NOI for all the related Mortgaged Properties, divided by (b) the aggregate Annual Debt Service for such Cross-Collateralized Mortgage Loan and all other Mortgage Loans with which it is cross-collateralized.

     9. "APPRAISED VALUE" means, for any Mortgaged Property, the appraiser's adjusted value as stated in the most recent third party appraisal, available to the Depositor. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

     10. "CUT-OFF DATE LOAN-TO-VALUE RATIO," "CUT-OFF DATE LTV RATIO," "LOAN-TO-VALUE RATIO" or "LTV" means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraised Value of the related Mortgaged Property.

     11. "NET RENTABLE AREA" or "PROPERTY SIZE (SF)" or "SF" means, in the case of a Mortgaged Property operated as a retail center, office or medical office complex, industrial/warehouse facility, self-storage facility or combination retail office facility, the square footage of the net rentable or leasable area.

     12. "TOTAL UNITS" means: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment; (ii) in the case of a Mortgaged Property operated as a self-storage facility, the number of self-storage units; (iii) in the case of a Mortgaged Property operated as a nursing home, the number of beds;
(iv) in the case of a Mortgaged Property constituting a mobile home park, the number of pads; and (v) in the case of a Mortgaged Property operated as a hotel, the number of guest rooms.

     13. "OCCUPANCY %" means the percentage of Net Rentable Area or Total Units, as the case may be, of the Mortgaged Property that was occupied as of a specified date (identified on this Annex A as the "Occupancy as of Date"), as specified by the borrower or as derived from the Mortgaged Property's rent rolls or as determined by a site inspection of the Mortgaged Property. Information in this Annex A concerning the "Largest Tenant" and "Second Largest Tenant" is presented as of the same date as of which the Occupancy % is specified.

     14. "BALLOON AMOUNT" means, with respect to any Balloon Loan, the principal amount that will be due at maturity for such Balloon Loan based on the Maturity Assumptions and a 0% CPR.

     15. "LTV AT BALLOON" or "BALLOON LOAN-TO-VALUE RATIO" means, with respect to any Balloon Loan, the Balloon Amount for such Balloon Loan divided by the Appraised Value of the related Mortgaged Property.

     16. "CURRENT MORTGAGE RATE" means, with respect to any Mortgage Loan, the Mortgage Rate in effect of the Cut-off Date.

     17. "CURRENT REPLACEMENT RESERVES" means, for any Mortgaged Property, reserves escrowed by the originator at closing for needed repairs and remediation or abatement of environmental issues as set forth in engineering and environmental reports, as reduced by the portion of such amounts applied for their intended purpose. Current Replacement Reserves are reported as of a date within 90 days prior to the Cut-off Date.

     18. "CURRENT OTHER RESERVES" means, for any Mortgaged Property, reserves (including cash equivalents) escrowed by the originator at closing for payment of future leasing commissions, tenant improvement expenses and capital expenditures, as reduced by the portion of such amounts applied for their intended purposes. Current Other Reserves are reported as of a date within 90 days prior to the Cut-off Date.

     19. CUT-OFF DATE PRINCIPAL BALANCE" and "MORTGAGE INTEREST RATE" have the same meanings as "Cut-off Date Balance" and "Mortgage Rate", respectively.

     20. PAYMENT LOAN TERM NOTES. The indicated Mortgage Loans have the following payment terms.

Adjustable Rate Terms

                                                                                                                      MORTGAGE
                           CUT-OFF                                                           MAXIMUM     MINIMUM        RATE
 LOAN       CONTROL         DATE                                                  GROSS      MORTGAGE    MORTGAGE    ADJUSTMENT
COUNTER      NUMBER        BALANCE             PROPERTY NAME           INDEX      MARGIN      RATE        RATE          DATE
-------     --------     -----------     -------------------------    -------     ------     -------     -------     ----------
   1        CONT1010     $13,176,907     Saddleback Apartments          LIBOR      2.75%      11.75%       6.00%      04-01-97
                                                                         -- 6
                                                                        month
   2        CONT1020       7,400,272     Sierra Creek Apartments        LIBOR      2.75       11.75        6.00       04-01-97
                                                                         -- 6
                                                                        month
   3        CONT1080       4,642,872     Mill Park Apartments           LIBOR      2.75       11.75        6.00       04-01-97
                                                                         -- 6
                                                                        month
   4        CONT1790       2,840,738     Heather Glen Care Center       LIBOR      3.00       12.75        8.50       04-01-97
                                                                         -- 6
                                                                        month
   5        CONT1150       2,626,065     Misty Ridge Apartments         LIBOR      2.75       11.75        6.00       04-01-97
                                                                         -- 6
                                                                        month
   6        CONT1320       1,764,531     Plantation House               LIBOR      2.75       11.75        6.00       04-01-97
                                           Apartments                    -- 6
                                                                        month
   7        CONT1930       1,023,762     15-17 Microlab Road            LIBOR      3.15       12.00        9.00       04-01-97
                         -----------                                     -- 6     -----      ------      ------
                                                                        month
   Total or
   Wtd. Avg.             $33,475,147                                             2.7834%     11.843%      6.304%

Loan Counters 9 and 10, 500 Enterprise Drive and Tech Center

Multiple Mortgaged Properties: The two Mortgaged Properties secure one Mortgage Note with an original balance of $18,731,250. The loan terms are reported separately with respect to each Mortgaged Property, allocated generally based upon each property's value.

Loan Counter 11, Dadeland

Interest-Only, Then Amortizing Payments: The Mortgage Loan requires Monthly Payments of interest only in the amount of $129,544.26 from September 1, 1996 through August 1, 1997. During this period, the Mortgage Rate is 9.6555% per annum. Commencing on September 1, 1997 and through maturity, Monthly Payments of principal and interest in the amount of $129,544.26 are required based on a Mortgage Rate of 9.00% per annum.

Loan Counter 14, 3(rd) & 4(th) Battery

Interest-Only, Then Amortizing Payments: The Mortgage Loan requires Monthly Payments of interest only in the amount of $102,223.74 from August 1, 1996 through July 1, 1997. During this period, the payment Mortgage Rate is 9.9065% per annum. Commencing on August 1, 1997 and through maturity, Monthly Payments of principal and interest in the amount of $102,223.74 are required based on a Mortgage Rate of 8.80% per annum.

Loan Counter 15, Centra 600

Interest-Only, Then Amortizing Payments: The Mortgage Loan requires Monthly Payments of interest only in the amount of $97,239.70 from June 1, 1996 through May 1, 1997. During this period, the Mortgage Rate is 9.8250% per annum. Commencing on June 1, 1997 and through maturity, Monthly Payments of principal and interest in the amount of $97,239.70 are required based on a Mortgage Rate of 8.70% per annum.

Loan Counter 16, Lantana Cascade

Interest-Only, Then Amortizing Payments: The Mortgage Loan requires Monthly Payments of interest only in the amount of $68,559.66 from January 1, 1996 through December 1, 1997. During this period, the Mortgage Rate is 8.16% per annum (based upon actual days over a 360-day year interest calculation method). Commencing on January 1, 1998 and through maturity, Monthly Payments of principal and interest in the amount of $76,170.06 are required based on a Mortgage Rate of 8.16% per annum.

Extension Option: The borrower has the option to extend the Mortgage Loan an additional 2 years, or to November 22, 2002, provided the borrower has satisfied the following conditions: a) borrower provides written notice ("Extension Notice") of intent to extend no less than 60 days prior to maturity, b) borrower is not, at the time of the delivery of the Extension Notice, or at any time thereafter prior to the maturity date, in default, c) borrower causes the title insurer to endorse the Title Insurance Policy with such endorsements as lender may reasonably require to assure lender that the extension does not affect the lien priority, d) borrower executes and delivers to lender an extension and modification agreement memorializing the extension of the maturity date and the new loan terms and that the document be recorded, e) borrower pays all costs and expenses incurred by lender in connection with such extension and modification, and f) the borrower agrees that the extension terms will require Monthly Payments of principal and interest based on a Mortgage Rate equal to the greater of a) the sum of a six-month LIBO rate as reported in the Money Rates section of the Wall Street Journal 15 business days prior to such adjustment date plus a 3% margin or b) 8.16% per annum. This rate is to become effective 1 day after the initial maturity date of November 22, 2000, and to be adjusted on June 1, 2001 and each 6 month period thereafter. The monthly principal and interest payments shall be adjusted each time the interest rate is adjusted based upon a 28-year amortization schedule from the time of extension. During the extension period, the loan may be prepaid at par.

Loan Counter 17, 1001 Connecticut Avenue

Interest-Only, Then Amortizing Payments: The Mortgage Loan requires Monthly Payments of interest only in the amount of $76,702.69 from October 1, 1996 through September 1, 1997. During this period, the Mortgage Rate is 10.005% per annum. Commencing on October 1, 1997 and through maturity, Monthly Payments of principal and interest in the amount of $76,702.69 are required based on a Mortgage Rate of 8.92% per annum.

Extension Option: The borrower has the option to extend the Mortgage Loan an additional 5 years, or to December 31, 2005. The extension terms require Monthly Payments of principal and interest based on a Mortgage Rate equal to 240 basis points over the bid side yield of the 5-year US Treasury determined as of the close of business on the last business day immediately preceding the initial maturity date of December 31, 2000. The payments are to be determined using an initial amortization period of 249 months.

The loan may be prepaid at par during the extension period. The loan has a prepayment penalty equal to the greater of 1% or yield maintenance with no open period during the extension period (Note: The loan has 60-day open window prior to the initial maturity date of December 31, 2000).

Loan Counter 20, Westwind/Oak Ridge

Interest-Only, Then Amortizing Payments: The Mortgage Loan requires Monthly Payments of interest only in the amount of $62,739.07 from September 1, 1996 through August 1, 1997. During this period, the Mortgage Rate is 9.9883% per annum. Commencing on September 1, 1997 and through maturity, Monthly Payments of principal and interest in the amount of $62,739.07 are required based on a Mortgage Rate of 8.90% per annum.

Loan Counter 40, 1634 Eye Street

Interest-Only, Then Amortizing Payments: The Mortgage Loan requires Monthly Payments of interest only in the amount of $42,200.64 from October 1, 1996 through September 1, 1997. During this period, the Mortgage Rate is 9.483% per annum. Commencing on October 1, 1997 and through maturity, Monthly Payments of principal and interest in the amount of $42,200.64 are required based on a Mortgage Rate of 8.80% per annum.

Extension Option: The borrower has the option to extend the loan an additional 5 years, or to December 31, 2005. The extension terms require Monthly Payments of principal and interest based on a Mortgage Rate equal to 240 basis points over the bid side yield of the 5-year US Treasury determined as of the close of business on the last business day immediately preceding the initial maturity date of December 31, 2000. The payments are to be determined using an initial amortization period of 309 months. The loan has a prepayment penalty equal to the greater of 1% or the result of a yield maintenance formula with no open period during such extension period. The loan has 60-day open window prior to the initial maturity date of December 31, 2000.

Loan Counter 42, Georgetowne Apartments

Interest-Only, Then Amortizing Payments: The Mortgage Loan requires Monthly Payments of interest only in the amount of $41,417.24 from February 1, 1996 through January 1, 1997. During this period, the Mortgage Rate is 9.558% per annum. Commencing on February 1, 1997 and through maturity, Monthly Payments of principal and interest in the amount of $41,417.24 are required at based on a Mortgage Rate of 8.37% per annum.

Loan Counter 47, Plaza Del Mar

Interest-Only, Then Amortizing Payments: The Mortgage Loan requires Monthly Payments of interest only in the amount of $40,455.12 from June 1, 1996 through May 1, 1997. During this period, the payment interest rate is 10.6825% per annum. Commencing on June 1, 1997 and through maturity, Monthly Payments of principal and interest in the amount of $40,455.12 are required based on a Mortgage Rate of 8.85% per annum.

Loan Counter 62, Parkway Market Center

Interest-Only, Then Amortizing Payments: The Mortgage Loan requires Monthly Payments of interest only in the amount of $28,840.56 from October 1, 1996 through March 1, 1997. During this period, the Mortgage Rate is 10.103254% per annum. Commencing on April 1, 1997 and through maturity, Monthly Payments of principal and interest in the amount of $28,840.56 are required based on a Mortgage Rate of 9.04% per annum.

U-Haul Loans

Interest-Only Plus Cash Flow Payments: For the purposes of this Annex A, the payment amount is based upon a 25-year amortization. The debt service is equal to monthly payments of interest plus quarterly payments of principal based on Net Cash Flow. For the first seven years of each Cash-Flow Amortization Loan, principal payments are due on the last day of each calendar quarter in an amount equal to 50% of Net Cash Flow from the related Mortgaged Property for such calendar quarter. For the remaining three loan years, 100% of the Net Cash Flow is payable on a quarterly calendar basis. (See table below for loan payment dates.) Based upon principal reductions to date, the principal has been reduced more rapidly than a 25-year amortization schedule would have designated.

                                                                                                         1ST
                                                        1ST PRINCIPAL                                 PRINCIPAL
   LOAN       PROPERTY     ORIGINATION   1ST INTEREST     DUE DATE        END OF        START OF       DUE DATE        LOAN
  COUNTER     LOCATION        DATE         DUE DATE       (50% NCF)      7 YEARS      REMAIN 3 YRS    (100% NCF)     MATURITY
  -------   -------------  -----------   ------------   -------------   ----------   --------------   ----------    ----------
     87     Sterling         12/01/93      01/31/94        03/31/94     12/31/2000     01/01/2001     03/31/2001    12/01/2003
     97     Richmond         12/01/93      01/31/94        03/31/94     12/31/2000     01/01/2001     03/31/2001    12/01/2003
    101     Odenton          09/01/93      10/31/93        12/31/93     09/30/2000     10/01/2000     12/31/2000    09/01/2003
    109     Oaklawn Blvd     09/01/94      10/31/94        12/31/94     09/30/2001     10/01/2001     12/31/2001    09/01/2004
    111     N Richland       12/01/93      01/31/94        03/31/94     12/31/2000     01/01/2001     03/31/2001    12/01/2003
    119     Shreveport       04/01/94      05/31/94        06/30/94     04/30/2001     05/01/2001     6/30/2001 *   04/01/2004
    123     Marrero          04/01/94      05/31/94        06/30/94     04/30/2001     05/01/2001     6/30/2001 *   04/01/2004
    125     Myrtle Beach     09/01/93      10/31/93        12/31/93     09/30/2000     10/01/2000     12/31/2000    09/01/2003
    126     Jefferson        09/01/94      10/31/94        12/31/94     09/30/2001     10/01/2001     12/31/2001    09/01/2004

-------------------------

* Principal payment is a blend of 50% and 100% Net Cash Flow because of an anniversary date in the middle of a calendar quarter.

                                    ANNEX A

ANNEX A FOOTNOTES

      1. The loans are cross collateralized.

      2. The Hobbs Plaza loan is cross collateralized with the Broadmoor Shopping Center loan, but the Broadmoor Shopping Center loan is not cross collateralized with the Hobbs Plaza loan.

      3. The properties are secured by the same mortgage note. The replacement reserve information detailed for 500 Enterprise Drive represents the replacement reserve balance for both properties. The loan currently requires replacement reserve payments equal to 50% of the properties' cash flow after debt service until the reserve account is fully funded at $500,000 and tenant improvement/leasing commission reserve payments of 100% of cash flow after debt service until the reserve account equals $10/sf on space rolling within the ensuing 24 months (the reserve will begin funding if at any point in time the total sf of vacancies and leases rolling in the next 24 months is greater than 15% of the total square footage of the properties combined.

      4. The Current Replacement Reserve balance of $400,000 and the Current Other Reserves balance of $200,000 are letters of credit assigned to the lender.

      5. The Current Replacement Reserve balance of ($280,000) includes a $250,000 letter of credit assigned to the lender.

      6. The Current Replacement Reserve balance and payment information represent the balance and payment for both the Replacement Reserve and the Current Other Reserve (tenant improvement/leasing commission reserves).

      7. The prepayment penalty for years 16-25 is 1%, with a 90 day open period prior to maturity.

      8. The prepayment penalty for years 16-20 is 1% with a 100 day open period prior to maturity.

      9. The prepayment penalty for the 16th loan year is the greater of yield maintenance or 1% with a 100 day open period prior to maturity.

         Prepayment Penalty Definitions
         - LO - Lockout
         - YM - Treasury-Based Yield Maintenance
         - 1%+YM - Treasury-Based Yield Maintenance Plus 1% of Outstanding Principal Balance
         - YM/1%OPB - Greater of Treasury-Based Yield Maintenance or 1% of Original Principal Balance
         - YM/3%OPB - Greater of Treasury-Based Yield Maintenance or 3% of Original Principal Balance
         - YM/1%UPB - Greater of Treasury-Based Yield Maintenance or 1% of Unpaid Principal Balance
         - YM/1%PPB - Greater of Treasury-Based Yield Maintenance or 1% of Prepaid Principal Balance (Loans may be prepaid in part or in whole)
         - YM(LIB) - LIBOR-Based Yield Maintenance of Outstanding
           Principal Balance
         - YM(LIB+1%) - LIBOR-Based Yield Maintenance Plus 1% of Outstanding Principal Balance
         - YM(LIB+2%) - LIBOR-Based Yield Maintenance Plus 2% of Outstanding Principal Balance
         - YM(LIB+3%) - LIBOR-Based Yield Maintenance Plus 3% of Outstanding Principal Balance
         - YM(LIB+4%) - LIBOR-Based Yield Maintenance Plus 4% of Outstanding Principal Balance
         - YM(LIB+5%) - LIBOR-Based Yield Maintenance Plus 5% of Outstanding Principal Balance
         - <YM/5% UBP - Lesser of Treasury Based Yield Maintenance or 5% of Unpaid Principal Balance.
         - <YM/3% UBP - Lesser of Treasury Based Yield Maintenance or 3% of Unpaid Principal Balance.
         - <YM/1% UBP - Lesser of Treasury Based Yield Maintenance or 1% of Unpaid Principal Balance.

                             MORTGAGE LOAN SCHEDULE

                                    ANNEX A

 LOAN      CONTROL
COUNTER    NUMBER            PROPERTY NAME                      PROPERTY ADDRESS                       CITY
-------   ---------  -----------------------------  -----------------------------------------  ---------------------
Group 1
   1      CONT1010   Saddleback Apartments          4722 East Bell Road                        Phoenix
   2      CONT1020   Sierra Creek Apartments        501 W. Central Texas Expwy                 Kileen
   3      CONT1080   Mill Park Apartments           2900 Mc Cann Road                          Longview
   4      CONT1790   Heather Glen Care Center       5910 West Northern Avenue                  Glendale
   5      CONT1150   Misty Ridge Apartments         301 West Hawkins Parkway                   Longview
   6      CONT1320   Plantation House Apartments    2601 Hudnall Street                        Dallas
   7      CONT1930   15-17 Microlab Road            15-17 Microlab Road                        Livingston
Group 2
   8      CONT1720   Sterling Estates               9300 West 79th Street                      Justice
   9      ING56062   500 Enterprise Drive           500 Enterprise Dr.                         Rocky Hill
  10      ING56062   Tech Center                    1-91 Tech Ct., 795-865 Brook St            Rocky Hill
  11      ING57027   Dadeland                       7700 North Kendall Dr.                     Miami
  12      CONT1970   Pigeon Forge Factory Outlet    2850 Parkway (US Hwy 441)                  Pigeon Forge
  13      CONT1730   Whippletree Village            525 North McHenry Road                     Wheeling
  14      ING57012   3rd & 4th Battery              3rd & 4th Battery                          Seattle
  15      ING56875   Centra 600                     600 Old Country Road                       Garden City
  16      ING56911   Lantana Cascade                6330 S. Congress Ave                       Lantana
  17      ING57094   1001 Connecticut Avenue        1001 Connecticut Avenue, N.W.              Washington DC
  18      ING56279   Radisson Agoura Hills          30100 Agoura Road                          Agoura Hill
  19      GMAC1010   Berkeley Center                2200-2240 Shattuck Ave.                    Berkeley
  20      ING57026   Westwind/Oak Ridge             2250-2470 West Mason St                    Green Bay
  21      CONT1030   Westwood Villa Apartments      2901 S. Sepulveda                          Los Angeles
  22      CONT1180   Tulip Ave Apartments           66-70 Tulip Ave.                           Floral Park
  23      CONT1360   Merrick Road Apartments        700 Merrick Road                           Baldwin
  24      CONT1370   555 Front Street               555 Front Street                           Heampstead
  25      CONT1620   Broadway Apartments            56 Broadway                                Freeport
  26      CONT1640   Tulip Ave Apartments           62 Tulip Ave                               Floral Park
  27      CONT1710   26 Burr Avenue                 26 Burr Avenue                             Village of Hempstead
  28      ING56347   Freeman Medical                323 Prairie Avenue                         Inglewood
  29      ING56874   Gorham Island                  One Gorham Island                          Westport
  30      CONT1040   The Meadows                    14470 East 13 Avenue                       Aurora
  31      CONT1050   Oxford Center                  1172-1198 Third Ave                        Chula Vista
  32      CONT1190   30 North Long Beach Ave        30 North Long Beach Ave                    Freeport
  33      CONT1460   48 South Long Beach Road       48 South Long Beach Road                   Freeport
  34      CONT1630   77 Terrace Avenue              77 Terrace Avenue                          Hempstead
  35      CONT1660   Lincoln Blvd. Apartments       21 Lincoln Blvd.                           Hempstead
  36      CONT1670   193 Washington Street          193 Washington Street                      Hempstead
  37      CONT1690   43 Burr Avenue                 43 Burr Avenue                             Hempstead
  38      CONT1700   Van Cott Apartments            85 Van Cott Street                         Hempstead
  39      CONT1060   Torpedo Factory Landing PH V   101 N. Union Street                        Alexandria
  40      ING57095   1634 Eye Street                1634 Eye Street                            Washington DC
  41      GMAC1170   Green Wood Apartments          790 Green Wave Road                        Gallatin
  42      ING56510   Georgetowne Apartments         2222 South 142 Court                       Omaha
  43      CONT2010   Otter Run Apartments           1025 Assisi Lane                           Atlantic Beach
  44      CONT1070   Highland Industrial Park       One Highland Industrial Park               Peekskill
  45      CONT2000   The Inn at Jackson Hole        3345 West McCollister Drive                Teton Village
  46      ING0002    The Dome Building              1045 - 1099 Westwood Blvd.                 Los Angeles
  47      ING56861   Plaza Del Mar                  12835 & 12845 Pointe Del Mar Way;
                                                    12865 Caminito Pointe Del Mar              San Diego
  48      GMAC1020   Plaza de Santa Fe              16950-56 Via De Santa Fe                   Rancho Santa Fe
  49      GMAC1030   Block C                        6024 Paseo Delicias                        Rancho Santa Fe
  50      CONT2070   San Francisco Loc-N-Stor       466 Townsend Street                        San Francisco

                                    ANNEX A

                                                                    CUT-OFF       CURRENT
                             PROPERTY              ORIGINAL          DATE         MORTGAGE                    FIRST
STATE      ZIP                 TYPE                 BALANCE         BALANCE         RATE       FOOTNOTE     PYMT DATE
------    ------    --------------------------    -----------     -----------     --------     --------     ---------
  AZ      85032     Multifamily                   $13,410,217     $13,176,907       8.531                   11/01/94
  TX      76541     Multifamily                     7,531,300       7,400,272       8.531                   11/01/94
  TX      75601     Multifamily                     4,725,078       4,642,872       8.531                   11/01/94
  AZ      85301     Nursing Home                    2,850,000       2,840,738       8.875                   08/01/96
  TX      75605     Multifamily                     2,672,562       2,626,065       8.531                   11/01/94
  TX      75235     Multifamily                     1,795,774       1,764,531       8.531                   11/01/94
  NJ      07039     Industrial/Warehouse            1,030,000       1,023,762       9.000                   08/01/96


  IL      60458     Mobile Home Park               24,000,000      23,970,819       8.500                   10/01/96
  CT      06067     Office                         12,231,000      12,185,012       8.750        (3)        08/01/95
  CT      06067     Office                          6,500,250       6,475,609       8.750        (3)        08/01/95
  FL      33156     Retail                         16,100,000      16,100,000       9.656                   09/01/96
  TN      37863     Retail                         15,400,000      15,387,890       9.750                   11/01/96
  IL      60090     Mobile Home Park               13,000,000      12,984,642       8.640                   10/01/96
  WA      98121     Office                         12,382,600      12,382,600       9.907                   08/01/96
  NY      11530     Office                         11,876,625      11,876,625       9.825                   06/01/96
  FL      33462     Mobile Home Park                9,950,000       9,950,000       8.160                   01/01/96
  DC      20036     Office                          9,200,000       9,200,000      10.005        (4)        10/01/96
  CA      91301     Lodging                         8,585,000       8,585,000       9.850                   12/01/96
  CA      94704     Office                          8,303,870       8,277,341       9.730        (6)        08/01/96
  WI      54303     Retail                          7,537,500       7,537,500       9.988                   09/01/96
  CA      90064     Multifamily                     7,235,000       7,172,730       8.000                   04/01/96
  NY      11001     Multifamily                     2,467,500       2,450,438       8.000                   02/01/96
  NY      11510     Multifamily                     1,597,500       1,586,454       8.000                   02/01/96
  NY      11550     Multifamily                     1,560,000       1,549,213       8.000                   02/01/96
  NY      11520     Multifamily                       712,500         707,573       8.000                   02/01/96
  NY      11001     Multifamily                       550,000         546,197       8.000                   02/01/96
  NY      11550     Multifamily                       138,750         137,790       8.000                   02/01/96
  CA      90301     Office                          6,554,925       6,554,925       9.020                   12/01/95
  CT      06880     Office                          6,500,000       6,500,000       8.750                   06/01/96
  CO      80011     Mobile Home Park                6,500,000       6,489,212       8.975                   09/01/96
  CA      91911     Office                          6,140,000       6,130,706      10.000                   10/01/96
  NY      11520     Multifamily                     2,442,300       2,425,412       8.000                   02/01/96
  NY      11520     Multifamily                     1,372,500       1,363,009       8.000                   02/01/96
  NY      11550     Multifamily                       614,600         610,350       8.000                   02/01/96
  NY      11550     Multifamily                       447,750         444,654       8.000                   02/01/96
  NY      11550     Multifamily                       426,750         423,799       8.000                   02/01/96
  NY      11550     Multifamily                       375,000         372,407       8.000                   02/01/96
  NY      11550     Multifamily                       307,380         305,255       8.000                   02/01/96
  VA      22314     Office                          5,600,000       5,558,975       9.000                   04/01/96
  DC      20006     Office                          5,340,000       5,340,000       9.483        (5)        10/01/96
  TN      37066     Multifamily                     5,322,000       5,271,368       8.860        (6)        08/01/95
  NE      68144     Multifamily                     5,200,000       5,200,000       9.558                   02/01/96
  FL      32233     Multifamily                     5,200,000       5,192,191       8.875                   10/01/96
  NY      10566     Self-Storage/Mini-Storage       5,150,000       5,120,951       9.750                   05/01/96
  WY      83025     Lodging                         5,000,000       4,991,997       9.670                   10/01/96


  CA      90024     Retail                          4,700,000       4,697,599       9.320                   11/01/96
  CA      92014     Office                          4,545,000       4,545,000      10.683                   06/01/96
  CA      92067     Office                          3,000,000       2,994,743       9.130        (6)        10/01/96
  CA      92068     Office                          1,500,000       1,497,372       9.130        (6)        10/01/96
  CA      94107     Self-Storage/Mini-Storage       4,400,000       4,392,599       9.375                   10/01/96

































































     MONTHLY
     PAYMENT
  -------------
   $  103,408.84
       58,075.35
       36,436.02
       23,683.92
       20,608.66
       13,847.57
        9,267.18


      184,539.23
      100,556.38
       53,441.39
      129,544.26
      137,235.18
      101,251.44
      102,223.74
       97,239.70
       68,559.66
       76,702.69
       81,995.73
       73,882.65
       62,739.07
       55,840.91
       18,105.64
       11,721.89
       11,446.73
        5,228.07
        4,035.71
        1,018.10
       58,976.36
       53,439.34
       52,183.59
       55,794.23
       17,920.73
       10,070.92
        4,509.72
        3,285.43
        3,131.34
        2,751.62
        2,255.45
       46,995.00
       42,200.64
       42,287.00
       41,417.24
       42,348.71
       45,893.58
       44,277.14


       38,904.39
       40,455.12
       25,433.49
       12,721.75
       38,061.02

                                    ANNEX A

                                            ORIGINAL                                      REMAINING
                                              TERM          ORIGINAL                        TERM
 LOAN                                      TO MATURITY        AMORT        SEASONING     TO MATURITY      MATURITY        BALLOON
COUNTER           PROPERTY NAME              (MOS.)        TERM (MOS.)      (MOS.)         (MOS.)           DATE           AMOUNT
-------   -----------------------------    -----------     -----------     ---------     -----------     ----------     ------------
Group 1
   1      Saddleback Apartments                120             360             25             95         10/01/2004     $ 11,881,920
   2      Sierra Creek Apartments              120             360             25             95         10/01/2004        6,672,995
   3      Mill Park Apartments                 120             360             25             95         10/01/2004        4,186,584
   4      Heather Glen Care Center              84             300              4             80         07/01/2003        2,555,139
   5      Misty Ridge Apartments               120             360             25             95         10/01/2004        2,367,982
   6      Plantation House Apartments          120             360             25             95         10/01/2004        1,591,118
   7      15-17 Microlab Road                  120             240              4            116         07/01/2006          735,319
Group 2
   8      Sterling Estates                      60             360              2             58         09/01/2001       22,939,714
   9      500 Enterprise Drive                  84             300             16             68         07/01/2002       11,178,233
  10      Tech Center                           84             300             16             68         07/01/2002        5,940,424
  11      Dadeland                             120             360              3            117         08/01/2006       14,664,260
  12      Pigeon Forge Factory Outlet          121             300              1            120         11/01/2006       12,954,499
  13      Whippletree Village                   84             360              2             82         09/01/2003       12,135,108
  14      3rd & 4th Battery                     72             300              4             68         07/01/2002       11,543,484
  15      Centra 600                           120             300              6            114         05/01/2006       10,085,713
  16      Lantana Cascade                       60             336             11             49         11/22/2000        9,915,717
  17      1001 Connecticut Avenue               52             300              2             50         12/31/2000        8,825,374
  18      Radisson Agoura Hills                 60             240              0             60         11/01/2001        7,714,570
  19      Berkeley Center                       84             300              4             80         07/01/2003        7,532,340
  20      Westwind/Oak Ridge                    60             300              3             57         08/01/2001        7,154,776
  21      Westwood Villa Apartments            120             300              8            112         03/01/2006        5,860,061
  22      Tulip Ave Apartments                 120             360             10            110         01/01/2006        2,168,259
  23      Merrick Road Apartments              120             360             10            110         01/01/2006        1,403,766
  24      555 Front Street                     120             360             10            110         01/01/2006        1,370,812
  25      Broadway Apartments                  120             360             10            110         01/01/2006          626,093
  26      Tulip Ave Apartments                 120             360             10            110         01/01/2006          483,299
  27      26 Burr Avenue                       120             360             10            110         01/01/2006          121,922
  28      Freeman Medical                      120             241             12            108         11/01/2005        4,968,895
  29      Gorham Island                        120             300              6            114         05/01/2006        5,445,155
  30      The Meadows                           84             360              3             81         08/01/2003        6,091,489
  31      Oxford Center                        120             300              2            118         09/01/2006        5,204,490
  32      30 North Long Beach Ave              120             360             10            110         01/01/2006        2,146,114
  33      48 South Long Beach Road             120             360             10            110         01/01/2006        1,206,051
  34      77 Terrace Avenue                    120             360             10            110         01/01/2006          540,065
  35      Lincoln Blvd. Apartments             120             360             10            110         01/01/2006          393,450
  36      193 Washington Street                120             360             10            110         01/01/2006          374,996
  37      43 Burr Avenue                       120             360             10            110         01/01/2006          329,522
  38      Van Cott Apartments                  120             360             10            110         01/01/2006          270,103
  39      Torpedo Factory Landing PH V         120             300              8            112         03/01/2006        4,645,549
  40      1634 Eye Street                       52             360              2             50         12/31/2000        5,203,294
  41      Green Wood Apartments                180             360             16            164         07/01/2010        4,214,836
  42      Georgetowne Apartments               120             300             10            110         01/01/2006        4,385,462
  43      Otter Run Apartments                  84             324              2             82         09/01/2003        4,756,369
  44      Highland Industrial Park             120             300              7            113         04/01/2006        4,342,795
  45      The Inn at Jackson Hole              120             300              2            118         09/01/2006        4,209,207
  46      The Dome Building                    120             360              1            119         10/01/2006        4,232,890
  47      Plaza Del Mar                         60             240              6             54         05/01/2001        4,157,079
  48      Plaza de Santa Fe                    120             300              2            118         09/01/2006        2,495,997
  49      Block C                              120             300              2            118         09/01/2006        1,247,998
  50      San Francisco Loc-N-Stor             120             300              2            118         09/01/2006        3,680,687

                                    ANNEX A

 RELATED                        PREPAYMENT
MORTGAGE          FEE/           PENALTY        OPEN       PREPAY          PREPAY            PREPAY            PREPAY
  LOANS         LEASEHOLD       EXPIRATION     PERIOD      YEAR 1          YEAR 2            YEAR 3            YEAR 4
---------    ---------------    ----------     ------     ---------    --------------    --------------    --------------
   Yes             Fee            10/01/99       60       5%           4%                3%                2%
   Yes             Fee            10/01/99       60       5%           4%                3%                2%
   Yes             Fee            10/01/99       60       5%           4%                3%                2%
   No              Fee          01/01/2003        6       LO           YM(LIB)+4%PPB     YM(LIB)+3%PPB     YM(LIB)+2%PPB
   Yes             Fee            10/01/99       60       5%           4%                3%                2%
   Yes             Fee            10/01/99       60       5%           4%                3%                2%
   Yes             Fee          01/01/2006        6       LO           LO                LO                YM(LIB)+5%UPB

   Yes             Fee          09/01/2000       12       YM           YM                YM                1%
 Yes(1)            Fee          01/01/2002        6       YM/1%PPB     YM/1%PPB          YM/1%PPB          YM/1%PPB
 Yes(1)            Fee          01/01/2002        6       YM/1%PPB     YM/1%PPB          YM/1%PPB          YM/1%PPB
   No              Fee          08/01/2006        0       YM/1%OPB     YM/1%OPB          YM/1%OPB          YM/1%OPB
   No        Both Fee/Lease     09/01/2006        2       LO           LO                YM/1%UPB          YM/1%UPB
   Yes             Fee          09/01/2001       24       YM           YM                YM                YM
   No              Fee          07/01/2002        0       YM/1%OPB     YM/1%OPB          YM/1%OPB          YM/1%OPB
   No              Fee          11/01/2005        6       YM/1%OPB     YM/1%OPB          YM/1%OPB          YM/1%OPB
   No              Fee          11/22/2000        0       YM/1%PPB     YM/1%PPB          YM/1%PPB          YM/1%PPB
   Yes             Fee          10/31/2000        2       YM/1%OPB     YM/1%OPB          YM/1%OPB          YM/1%OPB
   Yes             Fee          11/01/2001        0       YM/1%OPB     YM/1%OPB          YM/1%OPB          YM/1%OPB
   No        Both Fee/Lease     01/01/2003        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
   No           Leasehold       08/01/2001        0       YM/1%OPB     YM/1%OPB          YM/1%OPB          YM/1%OPB
   No              Fee          09/01/2005        6       LO           LO                LO                YM/1%UPB
 Yes(1)            Fee          07/01/2005        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
 Yes(1)            Fee          07/01/2005        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
 Yes(1)            Fee          07/01/2005        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
 Yes(1)            Fee          07/01/2005        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
 Yes(1)            Fee          07/01/2005        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
 Yes(1)            Fee          07/01/2005        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
   No           Leasehold       11/01/2005        0       YM/1%OPB     YM/1%OPB          YM/1%OPB          YM/1%OPB
   No              Fee          02/01/2006        3       YM/1%OPB     YM/1%OPB          YM/1%OPB          YM/1%OPB
   Yes             Fee          08/01/2001       24       YM           YM                YM                YM
   No              Fee          03/01/2006        6       LO           LO                LO                LO
 Yes(1)            Fee          07/01/2005        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
 Yes(1)            Fee          07/01/2005        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
 Yes(1)            Fee          07/01/2005        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
 Yes(1)            Fee          07/01/2005        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
 Yes(1)            Fee          07/01/2005        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
 Yes(1)            Fee          07/01/2005        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
 Yes(1)            Fee          07/01/2005        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
   No           Leasehold       09/01/2005        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
   Yes             Fee          10/31/2000        2       YM/1%OPB     YM/1%OPB          YM/1%OPB          YM/1%OPB
   Yes             Fee          01/01/2010        6       LO           LO                LO                LO
   No              Fee          10/01/2005        3       YM/1%OPB     YM/1%OPB          YM/1%OPB          YM/1%OPB
   Yes             Fee          03/01/2003        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
   No              Fee          10/01/2005        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
   No              Fee          03/01/2006        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
   No              Fee          10/01/2006        0       YM/1%OPB     YM/1%OPB          YM/1%OPB          YM/1%OPB
   No              Fee          05/01/2001        0       YM/1%OPB     YM/1%OPB          YM/1%OPB          YM/1%OPB
 Yes(1)            Fee          03/01/2006        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
 Yes(1)            Fee          03/01/2006        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
   No              Fee          09/01/2004       24       LO           LO                LO                5%

                                    ANNEX A

 LOAN                                          PREPAY            PREPAY            PREPAY            PREPAY
COUNTER           PROPERTY NAME                YEAR 5            YEAR 6            YEAR 7            YEAR 8
-------   -----------------------------    --------------    --------------    --------------    --------------
Group 1
   1      Saddleback Apartments            1%                N/A               N/A               N/A
   2      Sierra Creek Apartments          1%                N/A               N/A               N/A
   3      Mill Park Apartments             1%                N/A               N/A               N/A
   4      Heather Glen Care Center         YM(LIB)+1%PPB     YM(LIB)           YM(LIB)           N/A
   5      Misty Ridge Apartments           1%                N/A               N/A               N/A
   6      Plantation House Apartments      1%                N/A               N/A               N/A
   7      15-17 Microlab Road              YM(LIB)+4%UPB     YM(LIB)+3%UPB     YM(LIB)+2%UPB     YM(LIB)+1%UPB
Group 2
   8      Sterling Estates                 N/A               N/A               N/A               N/A
   9      500 Enterprise Drive             YM/1%PPB          YM/1%PPB          YM/1%PPB          N/A
  10      Tech Center                      YM/1%PPB          YM/1%PPB          YM/1%PPB          N/A
  11      Dadeland                         YM/1%OPB          YM/1%OPB          YM/1%OPB          YM/1%OPB
  12      Pigeon Forge Factory Outlet      YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  13      Whippletree Village              1%                N/A               N/A               N/A
  14      3rd & 4th Battery                YM/1%OPB          YM/1%OPB          N/A               N/A
  15      Centra 600                       YM/1%OPB          YM/1%OPB          YM/1%OPB          YM/1%OPB
  16      Lantana Cascade                  YM/1%PPB          N/A               N/A               N/A
  17      1001 Connecticut Avenue          YM/1%OPB          YM/1%OPB          YM/1%OPB          YM/1%OPB
  18      Radisson Agoura Hills            YM/1%OPB          N/A               N/A               N/A
  19      Berkeley Center                  YM/1%UPB          YM/1%UPB          YM/1%UPB          N/A
  20      Westwind/Oak Ridge               YM/1%OPB          N/A               N/A               N/A
  21      Westwood Villa Apartments        YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  22      Tulip Ave Apartments             YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  23      Merrick Road Apartments          YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  24      555 Front Street                 YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  25      Broadway Apartments              YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  26      Tulip Ave Apartments             YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  27      26 Burr Avenue                   YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  28      Freeman Medical                  YM/1%OPB          YM/1%OPB          YM/1%OPB          YM/1%OPB
  29      Gorham Island                    YM/1%OPB          YM/1%OPB          YM/1%OPB          YM/1%OPB
  30      The Meadows                      YM                N/A               N/A               N/A
  31      Oxford Center                    YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  32      30 North Long Beach Ave          YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  33      48 South Long Beach Road         YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  34      77 Terrace Avenue                YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  35      Lincoln Blvd. Apartments         YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  36      193 Washington Street            YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  37      43 Burr Avenue                   YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  38      Van Cott Apartments              YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  39      Torpedo Factory Landing PH V     YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  40      1634 Eye Street                  YM/1%OPB          YM/1%OPB          YM/1%OPB          YM/1%OPB
  41      Green Wood Apartments            LO                LO                LO                LO
  42      Georgetowne Apartments           YM/1%OPB          YM/1%OPB          YM/1%OPB          YM/1%OPB
  43      Otter Run Apartments             YM/1%UPB          YM/1%UPB          YM/1%UPB          N/A
  44      Highland Industrial Park         YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  45      The Inn at Jackson Hole          YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  46      The Dome Building                YM/1%OPB          YM/1%OPB          YM/1%OPB          YM/1%OPB
  47      Plaza Del Mar                    YM/1%OPB          N/A               N/A               N/A
  48      Plaza de Santa Fe                YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  49      Block C                          YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  50      San Francisco Loc-N-Stor         4%                3%                2%                1%

                                    ANNEX A

 PREPAY      PREPAY       PREPAY       PREPAY       PREPAY       PREPAY       PREPAY
 YEAR 9      YEAR 10      YEAR 11      YEAR 12      YEAR 13      YEAR 14      YEAR 15
---------   ---------    ---------    ---------    ---------    ---------    ---------
N/A         N/A          N/A          N/A          N/A          N/A          N/A
N/A         N/A          N/A          N/A          N/A          N/A          N/A
N/A         N/A          N/A          N/A          N/A          N/A          N/A
N/A         N/A          N/A          N/A          N/A          N/A          N/A
N/A         N/A          N/A          N/A          N/A          N/A          N/A
N/A         N/A          N/A          N/A          N/A          N/A          N/A
YM(LIB)     YM(LIB)      N/A          N/A          N/A          N/A          N/A


N/A         N/A          N/A          N/A          N/A          N/A          N/A
N/A         N/A          N/A          N/A          N/A          N/A          N/A
N/A         N/A          N/A          N/A          N/A          N/A          N/A
YM/1%OPB    YM/1%OPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
N/A         N/A          N/A          N/A          N/A          N/A          N/A
N/A         N/A          N/A          N/A          N/A          N/A          N/A
YM/1%OPB    YM/1%OPB     N/A          N/A          N/A          N/A          N/A
N/A         N/A          N/A          N/A          N/A          N/A          N/A
YM/1%OPB    YM/1%OPB     N/A          N/A          N/A          N/A          N/A
N/A         N/A          N/A          N/A          N/A          N/A          N/A
N/A         N/A          N/A          N/A          N/A          N/A          N/A
N/A         N/A          N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%OPB    YM/1%OPB     N/A          N/A          N/A          N/A          N/A
YM/1%OPB    YM/1%OPB     N/A          N/A          N/A          N/A          N/A
N/A         N/A          N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%OPB    YM/1%OPB     N/A          N/A          N/A          N/A          N/A
LO          LO           5%           4%           3%           2%           1%
YM/1%OPB    YM/1%OPB     N/A          N/A          N/A          N/A          N/A
N/A         N/A          N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%OPB    YM/1%OPB     N/A          N/A          N/A          N/A          N/A
N/A         N/A          N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
N/A         N/A          N/A          N/A          N/A          N/A          N/A

                                    ANNEX A

                                            PREPAY                                              LTV          YEAR
 LOAN                                        YEAR       APPRAISAL      APPRAISED                AT          BUILT/
COUNTER           PROPERTY NAME              16-25        DATE           VALUE        LTV     BALLOON     RENOVATED
-------   -----------------------------    ---------    ---------     -----------     ---     -------     ----------
Group 1
   1      Saddleback Apartments            N/A           02/13/94     $22,800,000     58         52          1985
   2      Sierra Creek Apartments          N/A           01/26/94      11,400,000     65         59          1983
   3      Mill Park Apartments             N/A           01/26/94       7,330,000     63         57          1975
   4      Heather Glen Care Center         N/A           05/09/96       3,800,000     75         67          1951
   5      Misty Ridge Apartments           N/A           01/26/94       3,910,000     67         61          1981
   6      Plantation House Apartments      N/A           02/26/94       2,500,000     71         64       1961/1992
   7      15-17 Microlab Road              N/A           11/01/95       1,500,000     68         49          1971
Group 2
   8      Sterling Estates                 N/A           07/01/96      35,300,000     68         65       1962/1993
   9      500 Enterprise Drive             N/A           06/01/95      18,000,000     68         62          1989
  10      Tech Center                      N/A           06/01/95       8,200,000     79         72          1984
  11      Dadeland                         N/A           05/01/96      24,200,000     67         61          1983
  12      Pigeon Forge Factory Outlet      N/A           10/11/95      25,900,000     59         50       1977/1994
  13      Whippletree Village              N/A           07/01/96      18,700,000     69         65          1971
  14      3rd & 4th Battery                N/A           04/09/96      21,650,000     57         53          1946
  15      Centra 600                       N/A           02/08/96      17,500,000     68         58       1958/1995
  16      Lantana Cascade                  N/A           09/01/95      13,200,000     75         75          1970
  17      1001 Connecticut Avenue          N/A           04/09/96      13,500,000     68         65          1953
  18      Radisson Agoura Hills            N/A           10/  /96      13,000,000     66         59          1987
  19      Berkeley Center                  N/A           04/18/96      12,200,000     68         62       1910/1990
  20      Westwind/Oak Ridge               N/A           12/15/96      10,500,000     72         68          1990
  21      Westwood Villa Apartments        N/A           07/01/95       9,650,000     74         61          1973
  22      Tulip Ave Apartments             N/A           11/01/95       3,290,000     74         66          1938
  23      Merrick Road Apartments          N/A           11/01/95       2,130,000     74         66          1941
  24      555 Front Street                 N/A           11/01/95       2,140,000     72         64          1958
  25      Broadway Apartments              N/A           11/01/95         950,000     74         66          1931
  26      Tulip Ave Apartments             N/A           11/01/95         786,000     69         61          1956
  27      26 Burr Avenue                   N/A           11/01/95         185,000     74         66          1930
  28      Freeman Medical                  N/A           08/10/95       9,500,000     69         52          1972
  29      Gorham Island                    N/A           12/01/95       9,100,000     71         60          1987
  30      The Meadows                      N/A           05/01/96       9,100,000     71         67       1964/1995
  31      Oxford Center                    N/A           02/26/96       9,000,000     68         58       1973/1994
  32      30 North Long Beach Ave          N/A           11/01/95       3,380,000     72         63          1957
  33      48 South Long Beach Road         N/A           11/01/95       1,830,000     74         66          1938
  34      77 Terrace Avenue                N/A           11/01/95         930,000     66         58          1973
  35      Lincoln Blvd. Apartments         N/A           11/01/95         597,000     74         66          1920
  36      193 Washington Street            N/A           11/01/95         569,000     74         66          1965
  37      43 Burr Avenue                   N/A           11/01/95         500,000     74         66          1963
  38      Van Cott Apartments              N/A           11/01/95         440,000     69         61          1928
  39      Torpedo Factory Landing PH V     N/A           01/01/96       8,100,000     69         57       1942/1989
  40      1634 Eye Street                  N/A           04/09/96       7,600,000     70         68          1962
  41      Green Wood Apartments            N/A           03/02/95       7,600,000     69         55          1994
  42      Georgetowne Apartments           N/A           10/04/94       7,970,000     65         55          1975
  43      Otter Run Apartments             N/A           01/16/96       7,100,000     73         67          1989
  44      Highland Industrial Park         N/A           11/15/95       6,800,000     75         64          1980
  45      The Inn at Jackson Hole          N/A           03/15/96       7,700,000     65         55       1968/1991
  46      The Dome Building                N/A           09/01/96       7,100,000     66         60       1930/1978
  47      Plaza Del Mar                    N/A           04/01/96       7,000,000     65         59          1992
  48      Plaza de Santa Fe                N/A           05/27/96       4,600,000     65         54          1974
  49      Block C                          N/A           05/27/96       2,450,000     61         51          1924
  50      San Francisco Loc-N-Stor         N/A           06/28/96       6,560,000     67         56       1921/1978

                                    ANNEX A

                       LOAN BALANCE                             OCCUPANCY
TOTAL     PROPERTY         PER           UNIT     OCCUPANCY       AS OF          LOAN
UNITS     SIZE(SF)       SF/UNIT         TYPE         %           DATE           TYPE
-----     --------     ------------     ------    ---------     ---------     ----------
 582      316,872        $ 22,640       Units         91        06/01/96      Adjustable
 344      232,768          21,512       Units         97        06/26/96      Adjustable
 344      287,512          13,496       Units         91        06/01/96      Adjustable
 133       26,857          21,359        Beds         89        06/30/96      Adjustable
 176      110,528          14,920       Units         98        06/01/96      Adjustable
 124      109,078          14,230       Units         98        06/26/96      Adjustable
           34,589              30        SqFt         91        08/01/96      Adjustable

 807                       29,704        Pads         93        08/20/96        Fixed
          252,943              48        SqFt        100        07/01/96        Fixed
          114,605              57        SqFt         98        07/01/96        Fixed
          214,629              75        SqFt         97        06/14/96        Fixed
          197,044              78        SqFt         92        08/30/96        Fixed
 407                       31,903        Pads         97        07/01/96        Fixed
          209,521              59        SqFt         96        10/01/96        Fixed
          178,591              67        SqFt         90        04/01/96        Fixed
 461                       21,584        Pads         97        09/20/96        Fixed
          139,267              66        SqFt         94        09/24/96        Fixed
 281                       30,552       Rooms      N/A            N/A           Fixed
           83,859              99        SqFt         94        06/06/96        Fixed
          316,258              24        SqFt        100        07/02/96        Fixed
 204       89,789          35,160       Units         98        04/01/96        Fixed
  64       51,538          38,288       Units         96        04/01/96        Fixed
  46       44,160          34,488       Units        100        04/01/96        Fixed
  53       43,128          29,230       Units         98        04/01/96        Fixed
  27       21,840          26,206       Units        100        04/01/96        Fixed
  18       15,412          30,344       Units        100        04/01/96        Fixed
   6        4,410          22,965       Units        100        04/01/96        Fixed
           79,025              83        SqFt         75        06/01/96        Fixed
           40,896             159        SqFt        100        05/01/96        Fixed
 303                       21,417        Pads         98        06/01/96        Fixed
           91,577              67        SqFt         88        06/13/96        Fixed
  69       64,446          35,151       Units        100        04/01/96        Fixed
  39       36,000          34,949       Units        100        04/01/96        Fixed
  32       16,128          19,073       Units         91        04/01/96        Fixed
  15       10,650          29,644       Units        100        04/01/96        Fixed
  14       11,012          30,271       Units        100        04/01/96        Fixed
  14       11,756          26,600       Units        100        04/01/96        Fixed
  12        9,675          25,438       Units        100        04/01/96        Fixed
           34,017             163        SqFt         93        05/01/96        Fixed
           65,654              81        SqFt         89        03/19/96        Fixed
 164      196,200          32,142       Units         93        08/23/96        Fixed
 288                       18,056       Units         98        02/29/96        Fixed
 192      165,648          27,043       Units         95        08/01/96        Fixed
 841      105,875              48        SqFt         75        07/01/96        Fixed
  83       48,000          60,145       Rooms      N/A            N/A           Fixed
           27,199             173        SqFt        100        08/01/96        Fixed
           42,300             107        SqFt         91        06/01/95        Fixed
           25,544             117        SqFt        100        08/23/96        Fixed
            9,345             160        SqFt        100        08/01/96        Fixed
1083       72,025              61        SqFt         85        08/16/96        Fixed






































             LARGEST TENANT
-----------------------------------------






New Jersey Ballet Company

SNET
CT Dept of Econ Dev
Circuit City
Pfaltzgraff

Cellular Tech
Lew Lieberman

Storch & Brenner

Shattuck 8 Cinema
Wal-Mart







Praire Med Group
Michael Allen

MAAC Project







Off-Eurocentres
The Beacon Foundation



American Heritage/Mayflower

Glendale Federal
Davidson Cosan Partners
Stump's Village
Cyber Cafe


                                    ANNEX A

                                            LARGEST          LARGEST            LARGEST
 LOAN                                        TENANT          TENANT              TENANT                   SECOND LARGEST
COUNTER           PROPERTY NAME            LEASED SF      % OF TOTAL SF     LEASE EXPIRATION                  TENANT
-------   -----------------------------    ----------     -------------     ----------------     --------------------------------
Group 1
   1      Saddleback Apartments
   2      Sierra Creek Apartments
   3      Mill Park Apartments
   4      Heather Glen Care Center
   5      Misty Ridge Apartments
   6      Plantation House Apartments
   7      15-17 Microlab Road                  13,464             39           05/31/2005        Universal Rehabilitation
Group 2
   8      Sterling Estates
   9      500 Enterprise Drive                100,653             40           10/01/2000        Digital
  10      Tech Center                          40,000             35             05/01/99        Met Insurance
  11      Dadeland                             54,309             25           02/01/2014        Barnes & Noble
  12      Pigeon Forge Factory Outlet          12,317              6           02/01/2001        Oshkosh B'Gosh
  13      Whippletree Village
  14      3rd & 4th Battery                    47,195             23           09/01/2000        Crowley Maritime
  15      Centra 600                           16,799              9           07/01/2002        Skyline Mgmt
  16      Lantana Cascade
  17      1001 Connecticut Avenue               8,673              6             01/01/97        Institute for Education Leader
  18      Radisson Agoura Hills
  19      Berkeley Center                      18,094             22             05/24/98        Lawrence Berkely
  20      Westwind/Oak Ridge                  110,580             35           01/01/2010        Sam's Club
  21      Westwood Villa Apartments
  22      Tulip Ave Apartments
  23      Merrick Road Apartments
  24      555 Front Street
  25      Broadway Apartments
  26      Tulip Ave Apartments
  27      26 Burr Avenue
  28      Freeman Medical                      11,384             14             03/01/97        DFH
  29      Gorham Island                        10,060             25           05/01/2000        Ceruzzi Properties
  30      The Meadows
  31      Oxford Center                        10,863             12             01/31/99        Jimmy's Restaurant
  32      30 North Long Beach Ave
  33      48 South Long Beach Road
  34      77 Terrace Avenue
  35      Lincoln Blvd. Apartments
  36      193 Washington Street
  37      43 Burr Avenue
  38      Van Cott Apartments
  39      Torpedo Factory Landing PH V         11,468             34             05/31/99        Wheat First
  40      1634 Eye Street                       7,222             11           05/01/2003        Help Unlimited Temps
  41      Green Wood Apartments
  42      Georgetowne Apartments
  43      Otter Run Apartments
  44      Highland Industrial Park             16,200             15             08/31/98        Power Auth.-State of NY
  45      The Inn at Jackson Hole
  46      The Dome Building                     5,400             20             09/01/98        Wherehouse
  47      Plaza Del Mar                        14,452             34           03/01/2002        Auto Club
  48      Plaza de Santa Fe                     9,600             38             11/30/99        U.S. Postal Service
  49      Block C                               1,400             15           01/31/2001        W.M. Allen
  50      San Francisco Loc-N-Stor

                                    ANNEX A

SECOND LARGEST     SECOND LARGEST      SECOND LARGEST                                       MOST           MOST
    TENANT             TENANT              TENANT                                          RECENT       RECENT NOI
  LEASED SF        % OF TOTAL SF      LEASE EXPIRATION     1994 NOI       1995 NOI          NOI          END DATE
--------------     --------------     ----------------     ---------     -----------     ----------     ----------
                                                                         $ 2,049,795     $2,065,485      06/30/96
                                                                           1,266,587      1,195,285      06/30/96
                                                                             719,495        747,704      06/30/96
                                                           $ 139,076         493,912        600,140      06/30/96
                                                                             385,231        407,913      06/30/96
                                                                             251,289        286,536      06/30/96


     11,090              32              06/30/2005                           89,601        118,189      07/31/96
                                                           2,590,456       2,651,897      2,617,166      03/31/96
     44,030              17                09/01/99          564,585         748,293        748,293      12/31/95
     31,175              27              06/01/2000        1,245,915       1,110,030      1,110,030      12/31/95
     18,025               8              10/01/2002        1,838,734       2,357,126      2,357,126      12/31/95
      9,909               5              03/21/2001        2,323,146       3,012,996      2,994,664      08/30/96
                                                           1,355,821       1,491,762      1,449,762      04/30/96

     31,892              15              06/01/2001        1,629,005       1,564,531      1,564,531      12/31/95
     11,068               6              12/01/2005        1,162,108       1,579,414      1,579,414      12/31/95
                                                           1,100,437         954,284        954,284      12/31/95
      8,287               6              01/01/2000        1,678,577       1,889,963      1,889,963      12/31/95
                                                           1,919,278       2,168,472      2,168,472       5/31/95

     14,378              17                02/16/99        1,087,186       1,278,558      1,278,558      12/31/95
    109,398              35              01/01/2015          953,816       1,017,918      1,017,918      12/31/95
                                                             990,815       1,036,400      1,054,337      03/31/96
                                                                             304,460        303,649      03/31/96
                                                             230,995         199,568        183,944      03/31/96
                                                             184,931         167,132        172,888      03/31/96
                                                              88,362          62,538         65,844      03/31/96
                                                              82,846          83,677         81,814      03/31/96
                                                              16,455          15,530         16,208      03/31/96
      7,976              10                09/01/96          785,498         888,419        888,419      12/31/95
      8,724              21                08/01/98        1,012,168       1,053,342      1,053,342      12/31/95
                                                                             826,175        826,175      12/31/95
      7,890               9                12/31/99          999,454         978,519        978,519      12/31/95
                                                                             290,002        331,633      03/31/96
                                                             155,001         161,392        176,193      03/31/96
                                                              75,596          61,881         34,143      03/31/96
                                                              55,471          35,919         47,780      03/31/96
                                                              54,537          46,486         46,264      03/31/96
                                                              47,859          45,124         53,597      03/31/96
                                                              35,017          29,796         39,000      03/31/96
      6,034              18              11/01/2002          826,492         685,966        693,120      05/31/96
      5,248               8                12/01/96          961,659         803,102        803,102      12/31/95
                                                                             660,876        660,876      08/31/95
                                                             774,919         743,317        743,317      12/31/95
                                                             564,578         633,740        674,190      06/30/96
     10,000               9              12/31/2000          770,120         671,693        691,122      12/31/95
                                                             992,009         930,063        884,080      03/31/96
      4,555              17              04/01/2010        1,346,386         669,097        669,097      12/31/95
      8,000              19              01/01/2002          601,236         573,245        573,245      12/31/95
      5,400              21              11/30/2004          361,255         467,930        467,930      12/31/95
      1,400              15                05/31/99          253,941         255,287        255,287      12/31/95
                                                             619,305         616,806        616,936      12/31/95

                                    ANNEX A

                                               MOST RECENT
 LOAN                                           STATEMENT          UNDERWRITING     UNDERWRITING     UNDERWRITING
COUNTER           PROPERTY NAME                    TYPE                NOI           CASH FLOW          DSC(X)
-------   -----------------------------    --------------------    ------------     ------------     ------------
Group 1
   1      Saddleback Apartments                Trailing 12         $  2,057,075     $  1,969,775        1.66
   2      Sierra Creek Apartments              Trailing 12            1,114,636        1,063,036        1.60
   3      Mill Park Apartments                 Trailing 12              740,999          684,239        1.69
   4      Heather Glen Care Center             Trailing 12              646,371          608,771        2.27
   5      Misty Ridge Apartments               Trailing 12              384,491          353,515        1.55
   6      Plantation House Apartments          Trailing 12              241,032          216,232        1.45
   7      15-17 Microlab Road              Annualized 7 months          165,711          135,898        1.49
Group 2
   8      Sterling Estates                     Trailing 12            2,642,743        2,622,593        1.19
   9      500 Enterprise Drive                 Annual 1995            1,731,587        1,693,646        1.44
  10      Tech Center                          Annual 1995            1,062,568          892,953        1.66
  11      Dadeland                             Annual 1995            2,401,768        2,172,118        1.55
  12      Pigeon Forge Factory Outlet          Trailing 12            2,797,968        2,597,307        1.70
  13      Whippletree Village                  Trailing 12            1,495,690        1,485,515        1.23
  14      3rd & 4th Battery                    Annual 1995            1,949,111        1,635,496        1.59
  15      Centra 600                           Annual 1995            1,924,608        1,638,862        1.65
  16      Lantana Cascade                      Annual 1995            1,188,894        1,165,844        1.45
  17      1001 Connecticut Avenue              Annual 1995            1,602,668        1,379,840        1.74
  18      Radisson Agoura Hills                  Rolling              1,764,530        1,460,617        1.79
  19      Berkeley Center                      Annual 1995            1,151,605        1,019,149        1.30
  20      Westwind/Oak Ridge                   Annual 1995              964,414          917,910        1.28
  21      Westwood Villa Apartments            Trailing 12            1,012,205          966,305        1.51
  22      Tulip Ave Apartments                 Trailing 12              307,957          295,157        1.42
  23      Merrick Road Apartments              Trailing 12              184,813          173,313        1.31
  24      555 Front Street                     Trailing 12              172,167          158,917        1.25
  25      Broadway Apartments                  Trailing 12               86,208           80,592        1.37
  26      Tulip Ave Apartments                 Trailing 12               74,345           69,845        1.54
  27      26 Burr Avenue                       Trailing 12               13,390           11,890        1.10
  28      Freeman Medical                      Annual 1995            1,141,776          949,451        1.61
  29      Gorham Island                        Annual 1995            1,067,105          910,426        1.66
  30      The Meadows                          Annual 1995              823,401          815,826        1.31
  31      Oxford Center                        Annual 1995              934,986          872,092        1.40
  32      30 North Long Beach Ave              Trailing 12              286,968          269,718        1.33
  33      48 South Long Beach Road             Trailing 12              162,748          152,998        1.35
  34      77 Terrace Avenue                    Trailing 12               78,246           70,246        1.45
  35      Lincoln Blvd. Apartments             Trailing 12               43,410           39,660        1.10
  36      193 Washington Street                Trailing 12               44,779           41,279        1.19
  37      43 Burr Avenue                       Trailing 12               43,057           39,557        1.30
  38      Van Cott Apartments                  Trailing 12               33,651           30,651        1.24
  39      Torpedo Factory Landing PH V         Trailing 12              687,896          639,111        1.22
  40      1634 Eye Street                      Annual 1995              881,239          779,475        1.74
  41      Green Wood Apartments            Annualized 8 months          668,043          643,443        1.32
  42      Georgetowne Apartments               Annual 1995              752,166          651,366        1.51
  43      Otter Run Apartments             Annualized 6 months          693,354          650,154        1.36
  44      Highland Industrial Park             Trailing 12              695,870          680,748        1.26
  45      The Inn at Jackson Hole              Trailing 12              750,164          721,233        1.41
  46      The Dome Building                    Annual 1995              577,243          545,964        1.24
  47      Plaza Del Mar                        Annual 1995              726,714          661,149        1.50
  48      Plaza de Santa Fe                    Annual 1995              512,031          484,289        1.68
  49      Block C                              Annual 1995              248,159          237,084        1.63
  50      San Francisco Loc-N-Stor             Trailing 12              587,177          579,974        1.29

                                    ANNEX A

                   CURRENT                                          CURRENT
UNDERWRITING     REPLACEMENT               ANNUALIZED                OTHER
COMBINED DSC      RESERVES       REP RESERVE PAYMENT/UNIT OR SF     RESERVES
------------     -----------     ------------------------------     --------
                  $ 197,777                $   150.00
                     87,136                    150.00
                     89,966                    165.00
                      3,325                    150.00
                     67,843                    180.00
                      7,088                    195.00
                      2,306                      0.10


    1.51            319,500
    1.51

                                                 0.15
                                                                    $450,060
                     30,416                                           42,810

                    400,000                                          200,000

                     26,807                      0.43
                                                                      13,667
                    249,148                    470.00
    1.36              7,125                    166.13
    1.36              5,461                    177.13
    1.36              6,715                    189.06
    1.36              3,764                    208.00
    1.36              2,815                    233.33
    1.36                933                    232.00



                                                0.25
    1.31              8,283                    179.13
    1.31              5,831                    223.08
    1.31              5,067                    236.25
    1.31              2,525                    251.20
    1.31              1,737                    185.14
    1.31              1,986                    211.71
    1.31              2,043                    254.00
                      5,065                      0.30                 42,986
                    280,000                                          100,000
                     30,771                    150.00
                    350,327
                     16,881                    175.84
                      5,968                      0.15
                     25,500                  1,843.37


    1.66             31,092                      0.21
    1.66             13,897                      0.21

                                    ANNEX A

 LOAN      CONTROL
COUNTER    NUMBER             PROPERTY NAME                       PROPERTY ADDRESS                       CITY
-------   ---------  -------------------------------  -----------------------------------------  ---------------------
  51      GMAC1110   Copper Ridge Apartments          2080 Lobdell Avenue                        Baton Rouge
  52      ING55872   Pacific Court                    1411-13 5th Street                         Santa Monica
  53      ING0003    Woodlands of Kennesaw            2880 N. Cobb Parkway                       Kennesaw
  54      GMAC1190   Alexandria Gardens               652 W. Montgomery Street                   Allentown
  55      GMAC1070   Glynn Place Apartments           820 Scranton Road                          Brunswick
  56      CONT2020   Mallard Cove Apartments          2900 State Road A1A                        Atlantic Beach
  57      GMAC1060   Springwood Apartments            2660 Old Bainbridge Road                   Tallahassee
  58      ING56616   Lemme Building                   76-82 River Street                         Hoboken
  59                 Aggregate Loan Level Info.
  59A     CONT1940   Life Center of Galax             112 Painter Street                         Galax
  59B     CONT1890   Life Center of Wilmington        2520 Troy Drive                            Wilmington
  59C     CONT1920   Keystone Treatment Center        1010 E. Second Street                      Canton
  60      ING55989   The Grand                        1717 North Bayshore Drive                  Miami
  61      ING55638   College Plaza                    2400 Cerillos                              Santa Fe
  62      ING57093   Parkway Market Center            6075 Parkway Drive                         Commerce City
  63      CONT1100   Safeguard Self Storage           3301 North Causeway Blvd.                  Metairie
  64      CONT1110   Villages at McClintock Apts.     1701 East Don Carlos Avenue                Tempe
  65      ING56668   Holiday Inn Grand Rapids         225 28th Street, S.W.                      Grand Rapids
  66      GMAC1080   Pine Hill Apartments             600 South Pine Hill Road                   Griffin
  67      GMAC1140   533 W. 21st Street Building      533 W. 21st Street                         New York
  68      CONT1120   Filipello Self Storage           43 Page Street                             San Francisco
  69      CONT1130   Shirlington Self Storage         2710 S. Nelson Street                      Arlington
  70      GMAC1150   Birch Brook Manor Apartments     81-89 South Highland Avenue                Ossining
  71      ING55648   Broadmoor Shopping Center        1401 North Turner Street                   Hobbs
  72      ING55649   Hobbs Plaza                      2400 North Grimes St                       Hobbs
  73      CONT1160   Claridge Court Apartments        400 South Dupont Parkway                   New Castle
  74      GMAC1050   Carriage Hill Apartments         8901 Huron Street                          Thornton
  75      CONT2030   Sunset Square Shopping Center    1897 Highland Avenue                       Clearwater
  76      CONT1220   Sterling House Assisted Living   751 N. Somerset Terrace                    Olathe
  77      GMAC1100   Jill Sanders Boutique            48 East Oak Street                         Chicago
  78      CONT1240   Morena Self Storage              908 Sherman Street                         San Diego
  79      CONT1250   Champions Business Park          13335 Veterans Memorial                    Houston
  80      CONT2050   Valley View Health Care Center   2120 North 10th Street                     Canon City
  81      CONT2060   Holly Nursing Care Center        320 North 8th Street                       Holly
  82      GMAC1040   Pinetree Village Apartments      7500 North Broadway                        Denver
  83      CONT1260   Budget Mini Storage              6512 14th Street West                      Bradenton
  84      CONT1270   All American Self Storage        1500 Marshall Avenue                       St. Paul
  85      CONT1830   Colwick Tower Office Building    4401 Colwick Road                          Charlotte
  86      CONT1280   Mr. Stor-All                     316 West Lathrop Road                      Manteca
  87      ING56937   Abington Grove                   500 N. Quincy St.                          Abington
  88      GMAC1090   Glenwood Center                  5117-5181 Glenwood Street                  Garden City
  89      CONT1290   Secure It Self Storage           37 River Street                            Waltham
  90      CONT1300   Farrington Manor Apartments      1601 Darr Street                           Irving
  91      CONT1850   Heritage Convalescent Center     1009 Clyde Street                          Amarillo
  92      CONT1310   Security Public Storage          2975 Pinole Valley Road                    Pinole
  93      CONT1860   Poway Garden Self Storage        14260 Garden Road                          Poway
  94      CONT1880   Harrison Self Storage            2323 2nd Street                            Davis
  95      CONT1330   LaSombra Apartments              1400 East Crosby Road                      Carrollton
  96      CONT1340   Cypress Commerce                 1700 and 1770 NW 64th Street               Fort Lauderdale
  97      CONT1350   Louetta Mini Storage             6911 Louette Road                          Spring

                                    ANNEX A

                                                                    CUT-OFF       CURRENT
                             PROPERTY              ORIGINAL          DATE         MORTGAGE                    FIRST        MONTHLY
STATE      ZIP                 TYPE                 BALANCE         BALANCE         RATE       FOOTNOTE     PYMT DATE      PAYMENT
------    ------    --------------------------    -----------     -----------     --------     --------     ---------     ----------
  LA      70806     Multifamily                     4,400,000       4,371,318       7.750        (6)        03/01/96      $31,522.14
  CA      90401     Office                          4,242,000       4,225,636       9.960                   07/01/95       38,427.54
  GA      30152     Mobile Home Park                4,215,000       4,204,910       9.470                   08/01/96       35,745.60
  PA      18103     Multifamily                     4,200,000       4,151,724       8.250        (6)        01/01/96       33,114.91
  GA      31525     Multifamily                     4,140,000       4,117,969       8.160        (6)        04/01/96       30,841.00
  FL      32233     Multifamily                     4,000,000       3,993,992       8.875                   10/01/96       32,575.93
  FL      32310     Multifamily                     3,990,000       3,968,806       8.170        (6)        04/01/96       29,752.00
  NJ      07030     Office                          4,000,000       3,967,749       8.410                   04/01/96       31,966.84
                    Nursing Home                    3,800,000       3,766,882      11.250                   08/01/96       43,789.09
  VA      24333     Nursing Home
  NC      28403     Nursing Home
  SD      57013     Nursing Home
  FL      33132     Retail                          3,700,000       3,615,529       9.860                   08/01/95       35,363.28
  NM      87505     Retail                          3,500,000       3,468,114      10.750                   02/01/95       32,671.85
  CO      80022     Retail                          3,425,500       3,425,500      10.103                   10/01/96       28,840.56
  LA      70002     Self-Storage/Mini-Storage       3,300,000       3,292,789      10.250                   09/01/96       30,570.65
  AZ      85281     Multifamily                     3,300,000       3,271,473      10.500                   04/01/95       30,186.40
  MI      49548     Lodging                         3,264,000       3,254,885       9.560                   04/01/96       30,552.76
  GA      30223     Multifamily                     3,270,000       3,252,838       8.230        (6)        04/01/96       24,521.00
  NY      10011     Self-Storage/Mini-Storage       3,250,000       3,223,114       9.000        (6)        03/01/96       27,273.88
  CA      94102     Self-Storage/Mini-Storage       3,000,000       2,985,312       9.650                   06/01/96       26,524.39
  VA      22206     Self-Storage/Mini-Storage       2,875,000       2,853,503       8.875                   04/01/96       23,881.28
  NY      10562     Multifamily                     2,850,000       2,841,945       9.250        (6)        08/01/96       23,959.35
  NM      88240     Retail                          2,100,000       2,080,869      10.750        (2)        02/01/95       19,603.11
  NM      88240     Retail                            600,000         549,534      10.750        (2)        02/01/95        5,600.89
  DE      19720     Multifamily                     2,540,000       2,515,311       8.000                   03/01/96       19,604.13
  CO      80221     Multifamily                     2,320,000       2,301,934       8.625      (6),(7)      04/01/96       18,877.10
  FL      34621     Retail                          2,300,000       2,295,881       9.000                   10/01/96       19,301.52
  KS      66062     Nursing Home                    2,300,000       2,289,155       9.875                   06/01/96       20,697.79
  IL      60611     Retail                          2,200,000       2,194,376       9.320        (6)        09/01/96       18,946.78
  CA      92110     Self-Storage/Mini-Storage       2,200,000       2,193,284      10.000                   08/01/96       19,991.42
  TX      77014     Self-Storage/Mini-Storage       2,200,000       2,187,329       9.625                   05/01/96       19,412.83
  CO      81212     Nursing Home                    1,200,000       1,196,877      10.125                   10/01/96       11,679.82
  CO      81047     Nursing Home                      937,500         935,060      10.125                   10/01/96        9,124.86
  CO      80221     Multifamily                     2,130,000       2,115,539       8.625        (6)        05/01/96       17,331.13
  FL      34207     Self-Storage/Mini-Storage       2,100,000       2,089,236       9.375                   06/01/96       18,165.49
  MN      55104     Self-Storage/Mini-Storage       2,050,000       2,040,334       9.875                   06/01/96       18,448.03
  NC      28211     Office                          2,000,000       1,995,536      10.125                   09/01/96       18,350.55
  CA      95336     Self-Storage/Mini-Storage       2,000,000       1,990,166       9.625                   06/01/96       17,648.03
  MA      02351     Multifamily                     2,023,400       1,983,391      10.050                   12/01/94       18,458.02
  ID      83714     Retail                          1,950,000       1,935,095       9.490        (6)        09/01/96       20,350.62
  MA      02154     Self-Storage/Mini-Storage       1,850,000       1,834,381       8.875                   03/01/96       15,367.08
  TX      75061     Multifamily                     1,810,000       1,798,908       9.250                   05/01/96       15,500.51
  TX      79106     Nursing Home                    1,800,000       1,794,505      10.000                   08/01/96       16,356.61
  CA      94564     Self-Storage/Mini-Storage       1,800,000       1,786,541       8.875                   04/01/96       14,951.76
  CA      92064     Self-Storage/Mini-Storage       1,750,000       1,745,750       9.625                   09/01/96       15,442.03
  CA      95616     Self-Storage/Mini-Storage       1,700,000       1,694,920      10.125                   08/01/96       15,597.97
  TX      75006     Multifamily                     1,700,000       1,694,236       9.375                   08/01/96       14,705.40
  FL      33316     Office                          1,700,000       1,684,748       8.500                   03/01/96       13,688.86
  TX      77379     Self-Storage/Mini-Storage       1,675,000       1,662,729       9.000                   04/01/96       14,056.54

                                    ANNEX A

                                            ORIGINAL                                     REMAINING
                                              TERM          ORIGINAL                       TERM
 LOAN                                      TO MATURITY     AMORT TERM     SEASONING     TO MATURITY      MATURITY       BALLOON
COUNTER           PROPERTY NAME              (MOS.)          (MOS.)        (MOS.)         (MOS.)           DATE          AMOUNT
-------   -----------------------------    -----------     ----------     ---------     -----------     ----------     ----------
  51      Copper Ridge Apartments              120             360             9            111         02/01/2006     $3,846,402
  52      Pacific Court                         60             300            17             43         06/01/2000      4,057,880
  53      Woodlands of Kennesaw                 60             339             4             56         06/05/2001      4,033,250
  54      Alexandria Gardens                   120             300            11            109         12/01/2005      3,422,995
  55      Glynn Place Apartments               180             360             8            172         03/01/2011      3,205,244
  56      Mallard Cove Apartments               84             324             2             82         09/01/2003      3,658,744
  57      Springwood Apartments                180             360             8            172         03/01/2011      3,089,994
  58      Lemme Building                        84             300             8             76         03/01/2003      3,559,165
  59      Aggregate Loan Level Info.           180             180             4            176         07/01/2011
  59A     Life Center of Galax
  59B     Life Center of Wilmington
  59C     Keystone Treatment Center
  60      The Grand                            120             240            16            104         07/01/2005      2,704,886
  61      College Plaza                         60             360            22             38         01/01/2000      3,398,145
  62      Parkway Market Center                 60             300             2             58         09/01/2001      3,228,686
  63      Safeguard Self Storage               120             300             3            117         08/01/2006      2,811,329
  64      Villages at McClintock Apts.          84             360            20             64         03/01/2002      3,141,014
  65      Holiday Inn Grand Rapids              84             240             8             76         03/01/2003      2,783,033
  66      Pine Hill Apartments                 180             360             8            172         03/01/2011      2,537,476
  67      533 W. 21st Street Building          120             300             9            111         02/01/2006      2,696,079
  68      Filipello Self Storage               120             300             6            114         05/01/2006      2,524,454
  69      Shirlington Self Storage             121             300             8            113         04/01/2006      2,371,893
  70      Birch Brook Manor Apartments         120             324             4            116         07/01/2006      2,464,263
  71      Broadmoor Shopping Center             60             360            22             38         01/01/2000      2,038,887
  72      Hobbs Plaza                           60             360            22             38         01/01/2000        519,946
  73      Claridge Court Apartments            119             300             9            110         01/01/2006      2,063,126
  74      Carriage Hill Apartments             300             300             8            292         03/01/2021
  75      Sunset Square Shopping Center        120             300             2            118         09/01/2006      1,907,992
  76      Sterling House Assisted Living       120             300             6            114         05/01/2006      1,944,562

  77      Jill Sanders Boutique                 84             300             3             81         08/01/2003      1,984,319
  78      Morena Self Storage                   96             300             4             92         07/01/2004      1,961,266
  79      Champions Business Park              120             300             7            113         04/01/2006      1,850,284
  80      Valley View Health Care Center       120             240             2            118         09/01/2006        883,438

  81      Holly Nursing Care Center            120             240             2            118         09/01/2006        690,186
  82      Pinetree Village Apartments          120             300             7            113         04/01/2006      1,751,689
  83      Budget Mini Storage                   84             300             6             78         05/01/2003      1,895,593
  84      All American Self Storage            120             300             6            114         05/01/2006      1,733,196
  85      Colwick Tower Office Building        120             300             3            117         08/01/2006      1,699,578
  86      Mr. Stor-All                         120             300             6            114         05/01/2006      1,682,075
  87      Abington Grove                        84             300            24             60         11/01/2001      1,843,188
  88      Glenwood Center                      180             180             3            177         08/01/2011
  89      Secure It Self Storage                85             300             9             76         03/01/2003      1,654,773
  90      Farrington Manor Apartments          120             300             7            113         04/01/2006      1,509,948
  91      Heritage Convalescent Center         120             300             4            116         07/01/2006      1,525,747
  92      Security Public Storage              120             300             8            112         03/01/2006      1,488,950
  93      Poway Garden Self Storage            120             300             3            117         08/01/2006      1,471,817
  94      Harrison Self Storage                120             300             4            116         07/01/2006      1,444,642
  95      LaSombra Apartments                   84             300             4             80         07/01/2003      1,534,527
  96      Cypress Commerce                     119             300             9            110         01/01/2006      1,397,703
  97      Louetta Mini Storage                 120             300             8            112         03/01/2006      1,389,516

                                    ANNEX A

 RELATED                        PREPAYMENT
MORTGAGE          FEE/           PENALTY        OPEN       PREPAY          PREPAY            PREPAY            PREPAY
  LOANS         LEASEHOLD       EXPIRATION     PERIOD      YEAR 1          YEAR 2            YEAR 3            YEAR 4
---------    ---------------    ----------     ------     ---------    --------------    --------------    --------------
   No              Fee          02/01/2005       12       LO           YM/1%UPB          YM/1%UPB          YM/1%UPB
   No              Fee          06/01/2000        0       YM/1%OPB     YM/1%OPB          YM/1%OPB          YM/1%OPB
   No              Fee          06/05/2001        0       LO           LO                YM                YM
   No              Fee          09/01/2005        3       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
   Yes             Fee          09/01/2010        6       LO           LO                LO                LO
   Yes             Fee          03/01/2003        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
   Yes             Fee          09/01/2010        6       LO           LO                LO                LO
   No              Fee          12/01/2002        3       YM/1%OPB     YM/1%OPB          YM/1%OPB          YM/1%OPB



   No              Fee          01/01/2011        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
   No              Fee          07/01/2005                YM/1%OPB     YM/1%OPB          YM/1%OPB          YM/1%OPB
   Yes             Fee          01/01/2000                YM/1%OPB     YM/1%OPB          YM/1%OPB          YM/1%OPB
   No              Fee          09/01/2001                YM/1%OPB     YM/1%OPB          YM/1%OPB          YM/1%OPB
   No              Fee          02/01/2006        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
   No              Fee          03/01/2000       24       LO           2.5%              2.5%              1.5%
   No              Fee          03/01/2003        0       YM/1%OPB     YM/1%OPB          YM/1%OPB          YM/1%OPB
   Yes             Fee          09/01/2010        6       LO           LO                LO                LO
   No              Fee          01/17/2002       48       LO           LO                YM/1%UPB          3%
   Yes             Fee          11/01/2005        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
   No              Fee          10/01/2005        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
   No              Fee          01/01/2006        6       LO           LO                LO                LO
 Yes(1)            Fee          01/01/2000        0       YM/1%OPB     YM/1%OPB          YM/1%OPB          YM/1%OPB
   Yes             Fee          01/01/2000        0       YM/1%OPB     YM/1%OPB          YM/1%OPB          YM/1%OPB
   No              Fee          07/01/2005        6       LO           LO                LO                YM/1%UPB
   No              Fee          12/01/2020        3       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
   No              Fee          03/01/2006        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
   No              Fee          11/01/2005        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
   No              Fee          02/01/2003        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
   No              Fee          07/01/2003       12       YM/1%UPB     YM/1%UPB          YM/1%UPB          <YM/5%UPB
   No              Fee          10/01/2005        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
 Yes(1)            Fee          03/01/2006        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
 Yes(1)            Fee          03/01/2006        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
   No              Fee          02/01/2006        2       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
   No              Fee          11/01/2002        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
   No              Fee          11/01/2005        6       YM           YM                YM                YM
   No              Fee          02/01/2006        6       LO           LO                LO                YM/1%UPB
   Yes             Fee          11/01/2005        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
   No              Fee          11/01/2001        0       YM/3%OPB     YM/3%OPB          YM/3%OPB          YM/3%OPB
   No              Fee          02/01/2011        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
   No              Fee          09/01/2002        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
   No              Fee          10/01/2005        6       LO           LO                LO                YM/1%UPB
   No              Fee          01/01/2006        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
   Yes             Fee          09/01/2005        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
   No              Fee          02/01/2006        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
   No              Fee          01/01/2006        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB
   No              Fee          01/01/2003        6       LO           LO                LO                YM/1%UPB
   No           Leasehold       07/01/2005        6       LO           LO                LO                YM/1%UPB
   No              Fee          09/01/2005        6       YM/1%UPB     YM/1%UPB          YM/1%UPB          YM/1%UPB

                                    ANNEX A

 LOAN                                          PREPAY            PREPAY            PREPAY            PREPAY
COUNTER           PROPERTY NAME                YEAR 5            YEAR 6            YEAR 7            YEAR 8
-------   -----------------------------    --------------    --------------    --------------    --------------
  51      Copper Ridge Apartments          YM/1%UPB          YM/1%UPB          3%                2%
  52      Pacific Court                    YM/1%OPB          N/A               N/A               N/A
  53      Woodlands of Kennesaw            YM                N/A               N/A               N/A
  54      Alexandria Gardens               YM/1%UPB          YM/1%UPB          YM/1%UPB          1%
  55      Glynn Place Apartments           LO                LO                LO                LO
  56      Mallard Cove Apartments          YM/1%UPB          YM/1%UPB          YM/1%UPB          N/A
  57      Springwood Apartments            LO                LO                LO                LO
  58      Lemme Building                   YM/1%OPB          YM/1%OPB          YM/1%OPB          N/A
  59      Aggregate Loan Level Info.       YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  59A     Life Center of Galax
  59B     Life Center of Wilmington
  59C     Keystone Treatment Center
  60      The Grand                        YM/1%OPB          YM/1%OPB          YM/1%OPB          YM/1%OPB
  61      College Plaza                    YM/1%OPB          N/A               N/A               N/A
  62      Parkway Market Center            YM/1%OPB          N/A               N/A               N/A
  63      Safeguard Self Storage           YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  64      Villages at McClintock Apts.     1.5%              N/A               N/A               N/A
  65      Holiday Inn Grand Rapids         YM/1%OPB          YM/1%OPB          YM/1%OPB          N/A
  66      Pine Hill Apartments             LO                LO                LO                LO
  67      533 W. 21st Street Building      2%                1%                N/A               N/A
  68      Filipello Self Storage           YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  69      Shirlington Self Storage         YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  70      Birch Brook Manor Apartments     LO                YM/1%UPB          YM/1%UPB          YM/1%UPB
  71      Broadmoor Shopping Center        YM/1%OPB          N/A               N/A               N/A
  72      Hobbs Plaza                      YM/1%OPB          N/A               N/A               N/A
  73      Claridge Court Apartments        YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  74      Carriage Hill Apartments         YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  75      Sunset Square Shopping Center    YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  76      Sterling House Assisted Living   YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  77      Jill Sanders Boutique            YM/1%UPB          YM/1%UPB          YM/1%UPB          N/A
  78      Morena Self Storage              <YM/5%UPB         <YM/3%UPB         <YM/1%UPB         N/A
  79      Champions Business Park          YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  80      Valley View Health Care Center   YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  81      Holly Nursing Care Center        YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  82      Pinetree Village Apartments      YM/1%UPB          YM/1%UPB          YM/1%UPB          1%
  83      Budget Mini Storage              YM/1%UPB          YM/1%UPB          YM/1%UPB          N/A
  84      All American Self Storage        YM                YM                YM                YM
  85      Colwick Tower Office Building    YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  86      Mr. Stor-All                     YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  87      Abington Grove                   YM/3%OPB          2%                1%                N/A
  88      Glenwood Center                  YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  89      Secure It Self Storage           YM/1%UPB          YM/1%UPB          YM/1%UPB          N/A
  90      Farrington Manor Apartments      YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  91      Heritage Convalescent Center     YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  92      Security Public Storage          YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  93      Poway Garden Self Storage        YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  94      Harrison Self Storage            YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  95      LaSombra Apartments              YM/1%UPB          YM/1%UPB          YM/1%UPB          N/A
  96      Cypress Commerce                 YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB
  97      Louetta Mini Storage             YM/1%UPB          YM/1%UPB          YM/1%UPB          YM/1%UPB

                                    ANNEX A

 PREPAY      PREPAY       PREPAY       PREPAY       PREPAY       PREPAY       PREPAY
 YEAR 9      YEAR 10      YEAR 11      YEAR 12      YEAR 13      YEAR 14      YEAR 15
---------   ---------    ---------    ---------    ---------    ---------    ---------
1%          N/A          N/A          N/A          N/A          N/A          N/A
N/A         N/A          N/A          N/A          N/A          N/A          N/A
N/A         N/A          N/A          N/A          N/A          N/A          N/A
1%          1%           N/A          N/A          N/A          N/A          N/A
LO          LO           5%           4%           3%           2%           1%
N/A         N/A          N/A          N/A          N/A          N/A          N/A
LO          LO           5%           4%           3%           2%           1%
N/A         N/A          N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB



YM/1%OPB    YM/1%OPB     N/A          N/A          N/A          N/A          N/A
N/A         N/A          N/A          N/A          N/A          N/A          N/A
N/A         N/A          N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
N/A         N/A          N/A          N/A          N/A          N/A          N/A
N/A         N/A          N/A          N/A          N/A          N/A          N/A
LO          LO           5%           4%           3%           2%           1%
N/A         N/A          N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
N/A         N/A          N/A          N/A          N/A          N/A          N/A
N/A         N/A          N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     1%           1%           1%           1%           1%
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
N/A         N/A          N/A          N/A          N/A          N/A          N/A
N/A         N/A          N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
1%          1%           N/A          N/A          N/A          N/A          N/A
N/A         N/A          N/A          N/A          N/A          N/A          N/A
YM          YM           N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
N/A         N/A          N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
N/A         N/A          N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
N/A         N/A          N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A

                                    ANNEX A

                                                                                                LTV          YEAR
 LOAN                                        PREPAY     APPRAISAL      APPRAISED                AT          BUILT/
COUNTER           PROPERTY NAME            YEAR 16-25     DATE           VALUE        LTV     BALLOON     RENOVATED
-------   -----------------------------    ---------    ---------     -----------     ---     -------     ----------
  51      Copper Ridge Apartments          N/A           11/15/95       6,100,000     72         63          1968
  52      Pacific Court                    N/A           02/01/95       7,000,000     60         58          1988
  53      Woodlands of Kennesaw            N/A           03/05/96       5,700,000     74         71          1974
  54      Alexandria Gardens               N/A           09/25/95       5,400,000     77         63       1971/1996
  55      Glynn Place Apartments           N/A           12/08/95       5,040,000     82         64          1995
  56      Mallard Cove Apartments          N/A           01/16/96       5,650,000     71         65          1987
  57      Springwood Apartments            N/A           12/07/95       4,800,000     83         64          1995
  58      Lemme Building                   N/A           01/01/96       6,200,000     64         57       1900/1984
  59      Aggregate Loan Level Info.       N/A           09/01/95      10,800,000     35
  59A     Life Center of Galax                                          2,800,000                            1950
  59B     Life Center of Wilmington                                     3,600,000                            1984
  59C     Keystone Treatment Center                                     4,400,000                         1959/1994
  60      The Grand                        N/A           03/01/94       6,800,000     53         40          1985
  61      College Plaza                    N/A           10/--/96       6,800,000     51         50          1984
  62      Parkway Market Center            N/A           05/15/96       5,500,000     62         59          1987
  63      Safeguard Self Storage           N/A           04/05/96       5,350,000     62         53       1968/1995
  64      Villages at McClintock Apts.     N/A           11/18/94       4,950,000     66         63       1962/1994
  65      Holiday Inn Grand Rapids         N/A           01/01/96       5,850,000     56         48       1970/1988
  66      Pine Hill Apartments             N/A           12/17/95       3,850,000     84         66          1995
  67      533 W. 21st Street Building      N/A           10/01/95       5,000,000     64         54       1921/1994
  68      Filipello Self Storage           N/A           03/23/96       4,230,000     71         60       1911/1982
  69      Shirlington Self Storage         N/A           11/30/95       4,000,000     71         59       1965/1985
  70      Birch Brook Manor Apartments     N/A           12/18/95       3,800,000     75         65          1950
  71      Broadmoor Shopping Center        N/A           11/21/94       3,700,000     56         55          1958
  72      Hobbs Plaza                      N/A           11/21/94       1,560,000     35         33       1981/1981
  73      Claridge Court Apartments        N/A           09/13/95       3,520,000     71         59       1970/1994
  74      Carriage Hill Apartments         1%            11/20/95       3,200,000     72                     1975
  75      Sunset Square Shopping Center    N/A           03/30/96       3,785,000     61         50          1958
  76      Sterling House Assisted Living   N/A           11/20/95       3,785,000     72         61          1992
  77      Jill Sanders Boutique            N/A           04/17/96       3,200,000     69         62       1902/1994
  78      Morena Self Storage              N/A           03/19/96       3,680,000     60         53       1955/1995
  79      Champions Business Park          N/A           11/30/95       3,500,000     62         53          1977
  80      Valley View Health Care Center   N/A           05/20/96       1,600,000     75         55          1965
  81      Holly Nursing Care Center        N/A           05/21/96       1,250,000     75         55          1970
  82      Pinetree Village Apartments      N/A           02/20/96       2,860,000     74         61          1972
  83      Budget Mini Storage              N/A           01/18/96       2,800,000     75         68          1979
  84      All American Self Storage        N/A           02/16/96       3,700,000     55         47       1987/1993
  85      Colwick Tower Office Building    N/A           04/25/96       3,500,000     57         49       1970/1991
  86      Mr. Stor-All                     N/A           02/02/96       3,000,000     66         56          1973
  87      Abington Grove                   N/A           09/01/94       2,700,000     73         68          1971
  88      Glenwood Center                  N/A           05/15/96       3,400,000     57                     1984
  89      Secure It Self Storage           N/A           10/14/95       2,550,000     72         65       1895/1986
  90      Farrington Manor Apartments      N/A           04/05/95       2,393,000     75         63       1964/1995
  91      Heritage Convalescent Center     N/A           01/12/96       2,450,000     73         62          1963
  92      Security Public Storage          N/A           11/13/95       2,600,000     69         57       1957/1988
  93      Poway Garden Self Storage        N/A           05/20/96       2,340,000     75         63          1979
  94      Harrison Self Storage            N/A           11/01/95       2,500,000     68         58          1988
  95      LaSombra Apartments              N/A           05/20/96       2,550,000     66         60          1970
  96      Cypress Commerce                 N/A           07/21/95       2,631,000     64         53          1990
  97      Louetta Mini Storage             N/A           11/30/95       2,330,000     71         60          1993

                                    ANNEX A

                       LOAN BALANCE                             OCCUPANCY
TOTAL     PROPERTY         PER           UNIT     OCCUPANCY       AS OF          LOAN
UNITS     SIZE(SF)       SF/UNIT         TYPE         %           DATE           TYPE
-----     --------     ------------     ------    ---------     ---------     ----------
 313      261,324        $ 13,966       Units         97        08/30/96        Fixed
           43,840              96        SqFt         95        02/01/95        Fixed
 274                       15,346        Pads         99        06/04/96        Fixed
 294      217,126          14,122       Units         72        08/16/96        Fixed
 128      151,832          32,172       Units         88        01/26/96        Fixed
 160      138,752          24,962       Units         94        06/30/96        Fixed
 113      134,128          35,122       Units        100        08/19/96        Fixed
           43,076              92        SqFt        100        01/18/96        Fixed
 107       62,998          35,205        Beds                                   Fixed
  38       23,268                                     95        07/30/96
  27       16,288                                    100        07/31/96
  42       23,442                                     83        08/03/96
           73,130              49        SqFt        100        03/01/96        Fixed
           56,486              61        SqFt         97        07/03/96        Fixed
           78,333              44        SqFt         83        05/01/96        Fixed
 737       76,134              43        SqFt         87        06/30/96        Fixed
 181      134,810          18,074       Units         82        07/31/96        Fixed
 156                       20,865       Rooms        N/A             N/A        Fixed
 128      152,032          25,413       Units         84        08/28/96        Fixed
 870       44,685              72        SqFt        100        08/22/96        Fixed
 722       41,044              73        SqFt         92        03/23/96        Fixed
 880       50,975              56        SqFt         91        12/31/95        Fixed
  79       52,900          35,974       Units         99        01/02/96        Fixed
          152,744              14        SqFt         89        07/03/96        Fixed
           41,201              13        SqFt         83        07/03/96        Fixed
 123      113,465          20,450       Units         87        04/24/96        Fixed
 102       69,756          22,568       Units         95        01/01/96        Fixed
           74,342              31        SqFt        100        08/01/96        Fixed
  37       19,667          61,869        Beds        100        11/01/95        Fixed
           10,148             216        SqFt        100        07/08/96        Fixed
1086       70,112              31        SqFt         83        02/01/96        Fixed
 258      161,457              14        SqFt         93        07/18/96        Fixed
  60       16,025          19,948        Beds         98        08/11/96        Fixed
  53       16,653          17,643        Beds         89        08/10/96        Fixed
 116       56,140          18,237       Units        100        08/24/96        Fixed
 654       68,618              30        SqFt         92        07/13/96        Fixed
 746       89,558              23        SqFt         96        05/01/96        Fixed
           51,465              39        SqFt         98        04/01/96        Fixed
 528       70,313              28        SqFt         97        01/01/96        Fixed
  90                       22,038       Units         97        05/01/95        Fixed
           46,271              42        SqFt        100        07/10/96        Fixed
 479       36,471              50        SqFt         96        07/10/96        Fixed
 128      116,616          14,054       Units         95        05/01/96        Fixed
 116       32,369          15,470        Beds         91        12/01/95        Fixed
 641       59,913              30        SqFt         96        06/30/96        Fixed
 394       46,170              38        SqFt         99        06/30/96        Fixed
 471       54,400              31        SqFt         89        09/01/95        Fixed
 120       92,808          14,119       Units         92        07/06/96        Fixed
           59,240              28        SqFt         97        07/16/96        Fixed
 411       46,739              36        SqFt         84        07/18/96        Fixed







































            LARGEST TENANT
-----------------------------------------

Executive Suites





US Army




Grandview Inc.
Hastings
University Hospital





1632A Market St.


JC Penney
Big Cheese Pizza


Kash 'N Karry

Mich-Oak Enterprise







Hallmark Clinic


Life Resources







Attorneys Title Insurance Fund


                                    ANNEX A

                                            LARGEST         LARGEST            LARGEST
 LOAN                                       TENANT          TENANT              TENANT                   SECOND LARGEST
COUNTER           PROPERTY NAME            LEASED SF     % OF TOTAL SF     LEASE EXPIRATION                  TENANT
-------   -----------------------------    ---------     -------------     ----------------     --------------------------------
  51      Copper Ridge Apartments
  52      Pacific Court                       9,000            21                Monthly        Petermann
  53      Woodlands of Kennesaw
  54      Alexandria Gardens
  55      Glynn Place Apartments
  56      Mallard Cove Apartments
  57      Springwood Apartments
  58      Lemme Building                      6,230            14               10/01/98        Texas Arizona
  59      Aggregate Loan Level Info.
  59A     Life Center of Galax
  59B     Life Center of Wilmington
  59C     Keystone Treatment Center
  60      The Grand                          10,608            15             08/01/2004        China Bay Club
  61      College Plaza                      19,330            34             02/01/2005        Austin's Steaks
  62      Parkway Market Center              16,970            22             07/01/2006        DSP Contractors
  63      Safeguard Self Storage
  64      Villages at McClintock Apts.
  65      Holiday Inn Grand Rapids
  66      Pine Hill Apartments
  67      533 W. 21st Street Building
  68      Filipello Self Storage              2,000             5               08/31/99        15 Page Street
  69      Shirlington Self Storage
  70      Birch Brook Manor Apartments
  71      Broadmoor Shopping Center          30,000            20               03/01/97        Anthony's
  72      Hobbs Plaza                         8,528            21               11/01/96        Blockbuster Video
  73      Claridge Court Apartments
  74      Carriage Hill Apartments
  75      Sunset Square Shopping Center      30,474            41             02/28/2004        Highland Liquor Depot
  76      Sterling House Assisted Living
  77      Jill Sanders Boutique              10,148           100             12/31/2003
  78      Morena Self Storage
  79      Champions Business Park
  80      Valley View Health Care Center
  81      Holly Nursing Care Center
  82      Pinetree Village Apartments
  83      Budget Mini Storage
  84      All American Self Storage
  85      Colwick Tower Office Building       5,284            10               03/31/98        Key Man (Executive)
  86      Mr. Stor-All
  87      Abington Grove
  88      Glenwood Center                    18,617            40               08/31/99        Acapulco
  89      Secure It Self Storage
  90      Farrington Manor Apartments
  91      Heritage Convalescent Center
  92      Security Public Storage
  93      Poway Garden Self Storage
  94      Harrison Self Storage
  95      LaSombra Apartments
  96      Cypress Commerce                   14,840            25               06/30/97        State of Fla. Dept of Business
  97      Louetta Mini Storage

                                    ANNEX A

SECOND LARGEST     SECOND LARGEST      SECOND LARGEST                                                    MOST RECENT
    TENANT             TENANT              TENANT                                        MOST RECENT         NOI
  LEASED SF        % OF TOTAL SF      LEASE EXPIRATION     1994 NOI       1995 NOI           NOI          END DATE
--------------     --------------     ----------------     ---------     -----------     -----------     -----------
                                                           $ 418,297     $   560,659     $  560,659        11/30/95
      5,600              13                04/01/99          555,829         512,147        512,147        12/31/95
                                                             494,098         534,837        534,837        12/31/95
                                                              77,256         547,395        547,395        08/31/95
                                                                             208,745        208,745        12/31/95
                                                             458,792         501,720        512,243        06/30/96
                                                                             158,643        158,643        12/31/95
      5,500              13              05/01/2015          427,694         507,720        507,720        12/31/95
                                                           1,440,230       1,462,549        871,160
                                                             372,445         375,915        360,897        03/31/96
                                                             503,176         467,480        230,401        03/31/96
                                                             564,609         619,154        279,862        03/31/96
      7,719              11              08/01/2005          749,659         814,389        814,389        12/31/95
      5,817              10              07/01/2003          536,697         659,753        659,753        12/31/95
      7,500              10                08/01/98          211,479         453,458        453,458        12/31/95
                                                                             373,251        417,259        06/30/96
                                                             229,722         340,006        270,068        06/30/96
                                                             553,624         844,495        844,495        12/31/95
                                                                             305,507        305,507        12/31/95
                                                              70,752         550,222        550,222        12/31/95
      1,850               5                10/31/96          394,751         447,367        449,234        12/31/95
                                                             429,781         429,792        467,505        06/30/96
                                                             412,406         401,026        401,026        12/31/95
     23,280              15              01/01/2000          424,554         424,760        424,760        12/31/95
      5,680              14                02/01/97          169,562         187,991        187,991        12/31/95
                                                             205,830         330,626        339,818        04/30/96
                                                             305,473         418,845        418,845        08/31/95
      3,000               4              10/31/2003          344,517         414,066        412,829        07/31/96
                                                             244,415         359,191        286,549        06/30/96
                                                             192,610         220,632        220,632        12/31/95
                                                             346,830         339,204        385,374        06/30/96
                                                                             388,689        399,523        06/30/96
                                                                             243,507        268,944        06/30/96
                                                                             243,430         90,498        06/30/96
                                                             229,856         262,268        262,268        12/31/95
                                                             228,066         286,287        279,970        06/30/96
                                                             380,746         393,513        418,146        06/30/96
      4,150               8                08/01/96          231,471         380,399        361,662        04/01/96
                                                                             301,999        307,655        06/30/96
                                                             206,666         318,795        318,795        12/31/95
      7,571              16              09/30/2000          308,316         354,207        354,207        12/31/95
                                                             299,016         367,559        400,148        06/30/96
                                                              71,555         323,685        323,685        05/20/96
                                                             331,961         311,275        321,186        12/31/95
                                                             244,159         280,725        311,222        06/30/96
                                                             235,236         257,614        281,595        04/30/96
                                                             246,440         276,556        271,998        06/30/96
                                                             245,630         267,828        270,994        04/30/96
     10,409              18              05/31/2001           75,137         205,692        340,113        06/30/96
                                                             212,401         261,699        300,222        06/30/96

                                    ANNEX A

                                                   MOST
                                                  RECENT
 LOAN                                            STATEMENT          UNDERWRITING     UNDERWRITING     UNDERWRITING
COUNTER           PROPERTY NAME                    TYPE                 NOI           CASH FLOW           DSC
-------   -----------------------------    ---------------------    ------------     ------------     ------------
  51      Copper Ridge Apartments          Annualized 11 months     $    675,667     $    519,167         1.79x
  52      Pacific Court                         Annual 1995              627,495          562,993         1.36
  53      Woodlands of Kennesaw                 Annual 1995              553,232          536,792         1.29
  54      Alexandria Gardens                Annualized 8 months          510,741          437,241         1.29
  55      Glynn Place Apartments                Annual 1995              398,398          379,198         1.08
  56      Mallard Cove Apartments           Annualized 6 months          553,898          513,898         1.42
  57      Springwood Apartments                 Annual 1995              481,423          464,473         1.35
  58      Lemme Building                        Annual 1995              687,760          614,146         1.79
  59      Aggregate Loan Level Info.        Annualized 6 months        1,395,243        1,332,245         2.66
  59A     Life Center of Galax              Annualized 6 months          345,174          321,906
  59B     Life Center of Wilmington         Annualized 6 months          518,124          501,836
  59C     Keystone Treatment Center         Annualized 6 months          531,945          508,503
  60      The Grand                             Annual 1995              786,881          673,530         1.85
  61      College Plaza                         Annual 1995              615,052          550,093         1.57
  62      Parkway Market Center                 Annual 1995              566,516          485,579         1.64
  63      Safeguard Self Storage                Trailing 12              513,953          507,862         1.40
  64      Villages at McClintock Apts.          Trailing 12              456,711          417,796         1.26
  65      Holiday Inn Grand Rapids              Annual 1995              814,571          623,718         2.22
  66      Pine Hill Apartments                  Annual 1995              309,011          289,811         1.05
  67      533 W. 21st Street Building           Annual 1995              643,210          633,245         1.97
  68      Filipello Self Storage                Trailing 12              429,585          425,481         1.35
  69      Shirlington Self Storage              Trailing 12              395,720          390,622         1.38
  70      Birch Brook Manor Apartments          Annual 1995              387,929          368,179         1.35
  71      Broadmoor Shopping Center             Annual 1995              473,511          374,148         2.01
  72      Hobbs Plaza                           Annual 1995              175,285          127,903         2.61
  73      Claridge Court Apartments             Trailing 12              355,762          321,973         1.51
  74      Carriage Hill Apartments          Annualized 8 months          360,937          337,987         1.59
  75      Sunset Square Shopping Center     Annualized 7 months          395,006          365,779         1.71
  76      Sterling House Assisted Living        Trailing 12              323,603          314,353         1.30
  77      Jill Sanders Boutique                 Annual 1995              312,577          311,562         1.37
  78      Morena Self Storage                   Trailing 12              382,203          375,192         1.59
  79      Champions Business Park               Trailing 12              332,976          302,006         1.43
  80      Valley View Health Care Center    Annualized 6 months          265,903          249,878         1.90
  81      Holly Nursing Care Center         Annualized 6 months          161,135          152,808         1.47
  82      Pinetree Village Apartments           Annual 1995              283,680          257,000         1.36
  83      Budget Mini Storage                   Trailing 12              307,418          300,556         1.41
  84      All American Self Storage             Trailing 12              395,990          391,512         1.79
  85      Colwick Tower Office Building         Trailing 12              377,954          335,933         1.72
  86      Mr. Stor-All                          Trailing 12              286,547          283,031         1.35
  87      Abington Grove                        Annual 1995              322,155          295,155         1.45
  88      Glenwood Center                       Annual 1995              371,594          349,107         1.52
  89      Secure It Self Storage            Annualized 6 months          337,631          335,151         1.83
  90      Farrington Manor Apartments       Annualized 5 months          244,971          219,371         1.32
  91      Heritage Convalescent Center          Trailing 12              332,323          312,578         1.69
  92      Security Public Storage               Trailing 12              283,638          277,048         1.58
  93      Poway Garden Self Storage             Trailing 12              237,239          233,084         1.28
  94      Harrison Self Storage                 Trailing 12              268,415          265,004         1.43
  95      LaSombra Apartments                   Trailing 12              264,870          230,310         1.50
  96      Cypress Commerce                  Annualized 6 months          318,236          241,342         1.94
  97      Louetta Mini Storage                  Trailing 12              255,258          250,584         1.51

                                    ANNEX A

                   CURRENT                                          CURRENT
UNDERWRITING     REPLACEMENT               ANNUALIZED                OTHER
COMBINED DSC      RESERVES       REP RESERVE PAYMENT/UNIT OR SF     RESERVES
------------     -----------     ------------------------------     --------
                     41,969                 $ 200.00
                                                  --
                                                  --
                     43,545                   250.00
                     11,200                   150.00
                      9,933                   248.33
                      9,888                   150.00

                     28,533                   400.00



                                                                      200,000
                                                                         --
                                                                      405,000
    2.15
                     15,399                   214.00

                     11,200                   150.00
                    102,368                     0.17

    1.71
    1.71             47,562                   250.00


                     22,550                   275.00
                      8,925                   150.00
                      5,638                     0.15                 125,000
                      3,242                   149.78


                        920                     0.10


                      2,510                   251.00
                      2,208                   249.96
                     13,387                   230.07
                      1,294                     0.30


                     66,929                   247.73

                      4,680                     0.36

                      --                       --
                      --                       --
                      6,399                   199.97
                     34,838                   100.00


                      5,042                   252.08
                      7,898                     0.20                 100,000

                                    ANNEX A

 LOAN      CONTROL
COUNTER    NUMBER            PROPERTY NAME                      PROPERTY ADDRESS                       CITY
-------   ---------  -----------------------------  -----------------------------------------  ---------------------
  98      CONT2090   U-Haul Storage (Sterling)      45715 Old Ox Road                          Sterling
  99                 Aggregate Loan Level Info.
  99A     CONT3090   Annabelle's Restaurant         4106 Oleander Drive                        Wilmington
  99B     CONT3091   Annabelle's Restaurant         2735 Park Avenue                           Petersburg
  100     CONT1380   Sierra Vista Self Storage      900 E. Wilcox Drive                        Sierra Vista
  101     CONT1400   Security Public Storage        24873 Huntwood Avenue                      Hayward
  102     CONT1410   Capital City Self Storage      1700 Pleasant Valley Road                  Austin
  103     CONT1420   I Avenue Self Storage          10150 I Avenue                             Hesperia
  104     CONT1430   Ambassador Self Storage        1702 South Highway 121                     Lewisville
  105     CONT1390   Arovista Self Storage          270 Arovista Avenue                        Brea
  106     CONT1440   Willowbrook Apartments         7135-7165 Raleigh Street                   Westminster
  107     CONT1450   67 East Willow Street          67 East Willow Street                      Millburn
  108     CONT3010   U-Haul Storage (Richmond)      2930 North Boulevard                       Richmond
  109     CONT1910   Harwin Business Park           9410-9440 Harwin Drive                     Houston
  110     CONT1470   State College Self-Storage     5185 Hallmark Parkway                      San Bernardino
  111     CONT1480   A Storage Place                8330 Littleton Road                        North Fort Myers
  112     CONT3020   U-Haul Storage (Odenton)       1480 Annapolis Road                        Odenton
  113     CONT1490   UC Mini Storage                4601 Shattuck Avenue                       Oakland
  114     CONT1500   Alpine Self Storage            800 Chambers Avenue                        Eagle
  115     CONT1510   Capital Self-Storage           6755 East Golf Links Rd                    Tucson
  116     CONT2040   Colorow Care Center            750 8th Street                             Olathe
  117     CONT1520   Boston Self Storage            135 Old Colony Avenue                      Boston
  118     CONT1530   Waltham Self Storage           115 Bacon Street                           Waltham
  119     CONT1540   Mulberry Hill Apartments       1130 East Mulberry Ave.                    San Antonio
  120     CONT3030   U-Haul Storage (Oaklawn Blvd)  5400 Oaklawn Blvd.                         Prince George
  121     GMAC1160   Farmington Court Apartments    780 Farmington Avenue                      Pottstown
  122     CONT3040   U-Haul Storage (N Richland)    6404 Browning Drive                        North Richland Hills
  123     CONT1550   C & D Mini-Warehouses          191 Deaverview Road                        Asheville
  124     CONT1560   Aloha Self Storage             5029 Haltom Road                           Haltom City
  125     GMAC1130   Steiner Ocean Apartments       65 Steiner Avenue                          Neptune City
  126     CONT1950   Dependable Mini Storage        730 Military Parkway                       Mesquite
  127     GMAC1180   Arms Apartments                27-86 Mercury Court                        West Springfield
  128     CONT1570   Cedar Hill Self Storage        150 North Clark Road                       Cedar Hill
  129     CONT1580   Watson & Taylor Mini Storage   6450-A Spellman Road                       Houston
  130     CONT3050   U-Haul Storage (Shreveport)    5919 Financial Plaza                       Shreveport
  131     CONT1960   Tyler Street Self Storage      3636 Tyler Street                          Dallas
  132     CONT1590   Locker Room Self Storage       5804 N. Denton Highway                     Haltom City
  133     CONT1600   All American Store & Lock      1255 Prospect Street                       Lakewood
  134     CONT3060   U-Haul Storage (Marrero)       7201 Westbank Expressway                   Marrero
  135     CONT1650   Arizona Storage Inns           2929 North 73rd Street                     Scottsdale
  136     CONT3080   U-Haul Storage (Myrtle Beach)  5604 South Kings Highway                   Myrtle Beach
  137     CONT3070   U-Haul Storage (Jefferson)     4725 Jefferson Park Road                   Prince George

                                    ANNEX A

                                                                        CUT-OFF         CURRENT
                             PROPERTY                ORIGINAL             DATE          MORTGAGE                    FIRST
STATE      ZIP                 TYPE                  BALANCE            BALANCE           RATE       FOOTNOTE     PYMT DATE
------    ------    --------------------------    --------------     --------------     --------     --------     ---------
  VA      20166     Self-Storage/Mini-Storage          1,834,058          1,605,796       9.000                   01/31/94
                    Restaurant                         1,600,000          1,598,372      11.950        (8)        11/01/96
  NC      28403     Restaurant
  VA      23805     Restaurant
  AZ      85635     Self-Storage/Mini-Storage          1,550,000          1,542,691       9.875                   06/01/96
  CA      94544     Self-Storage/Mini-Storage          1,500,000          1,492,470       9.500                   06/01/96
  TX      78741     Self-Storage/Mini-Storage          1,500,000          1,487,591       9.000                   03/01/96
  CA      92345     Self-Storage/Mini-Storage          1,500,000          1,487,076       8.750                   03/01/96
  TX      75067     Self-Storage/Mini-Storage          1,500,000          1,487,076       8.750                   03/01/96
  CA      92621     Self-Storage/Mini-Storage          1,475,000          1,470,497      10.000                   08/01/96
  CO      80030     Multifamily                        1,475,000          1,460,663       8.000                   03/01/96
  NJ      07041     Industrial/Warehouse               1,400,000          1,382,436       9.750                   07/01/96
  VA      23220     Self-Storage/Mini-Storage          1,463,938          1,347,320       9.000                   01/31/94
  TX      77036     Industrial/Warehouse               1,300,000          1,294,904      10.125                   09/01/96
  CA      92407     Self-Storage/Mini-Storage          1,300,000          1,292,163       9.350                   05/01/96
  FL      33903     Self-Storage/Mini-Storage          1,300,000          1,289,024       8.875                   03/01/96
  MD      21113     Self-Storage/Mini-Storage          1,346,800          1,243,224       9.000                   10/31/93
  CA      94609     Self-Storage/Mini-Storage          1,250,000          1,240,653       8.875                   04/01/96
  CO      81631     Self-Storage/Mini-Storage          1,250,000          1,240,461       8.750                   04/01/96
  AZ      85730     Self-Storage/Mini-Storage          1,250,000          1,238,466       9.000                   02/01/96
  CO      81425     Nursing Home                       1,240,000          1,236,773      10.125                   10/01/96
  MA      02127     Self-Storage/Mini-Storage          1,200,000          1,197,264      10.000                   09/01/96
  MA      02154     Self-Storage/Mini-Storage          1,200,000          1,194,575      10.125                   06/01/96
  TX      78215     Multifamily                        1,200,000          1,187,252       8.125        (9)        02/01/96
  VA      23875     Self-Storage/Mini-Storage          1,242,111          1,140,151       9.000                   10/31/94
  PA      19464     Multifamily                        1,075,000          1,064,551       8.000        (6)        03/01/96
  TX      78180     Self-Storage/Mini-Storage          1,163,576          1,048,418       9.000                   01/31/94
  NC      28813     Self-Storage/Mini-Storage          1,050,000          1,046,862      10.125                   08/01/96
  TX      76117     Self-Storage/Mini-Storage          1,000,000            996,947      10.000                   08/01/96
  NJ      07753     Multifamily                        1,000,000            996,891       9.400        (6)        08/01/96
  TX      75149     Self-Storage/Mini-Storage            945,000            943,508       9.750                   10/01/96
  MA      01089     Multifamily                        1,000,000            938,228       8.125        (6)        01/01/96
  TX      75104     Self-Storage/Mini-Storage            850,000            839,806      10.250                   07/01/96
  TX      77096     Self-Storage/Mini-Storage            835,000            831,062       9.875                   06/01/96
  LA      71129     Self-Storage/Mini-Storage            866,000            816,800       9.000                   05/31/94
  TX      75224     Self-Storage/Mini-Storage            800,000            798,737       9.750                   10/01/96
  TX      76148     Self-Storage/Mini-Storage            800,000            792,768       9.125                   02/01/96
  NY      08701     Self-Storage/Mini-Storage            795,000            788,423       9.000                   03/01/96
  LA      70072     Self-Storage/Mini-Storage            729,167            706,783       9.000                   05/31/94
  AZ      85251     Self-Storage/Mini-Storage            530,000            528,914      10.625                   09/01/96
  SC      29575     Self-Storage/Mini-Storage            483,889            397,896       9.000                   10/31/93
  VA      23875     Self-Storage/Mini-Storage            354,951            328,137       9.000                   10/31/94










































































           MONTHLY
           PAYMENT
        -------------
        $   15,391.35
            17,561.64


            13,948.51
            13,105.45
            12,587.95
            12,332.15
            12,332.15
            13,403.34
            11,384.29
            14,831.08
            12,285.32
            12,653.14
            11,222.80
            10,798.49
            11,302.30
            10,383.17
            10,276.80
            10,489.96
            12,069.14
            10,904.41
            11,010.33
             9,361.38
            10,423.75
             8,297.02
             9,764.69
             9,634.04
             9,087.01
             8,667.55
             8,421.25
            12,198.91
             9,264.58
             7,514.20
             7,267.44
             7,129.10
             6,782.18
             6,671.61
             6,119.15
             5,051.55
             4,060.78
             2,978.74
        -------------
        $3,846,257.55
        =============

                                    ANNEX A

                                              ORIGINAL          ORIGINAL                               REMAINING
 LOAN                                          TERM TO            AMORT           SEASONING             TERM TO          MATURITY
COUNTER           PROPERTY NAME            MATURITY (MOS.)     TERM (MOS.)          (MOS.)          MATURITY (MOS.)        DATE
-------   -----------------------------    ---------------     -----------     ----------------     ---------------     ----------
  98      U-Haul Storage (Sterling)              119               300                34                   85           12/01/2003
  99      Aggregate Loan Level Info.             240               240                 1                  239           10/01/2016
  99A     Annabelle's Restaurant
  99B     Annabelle's Restaurant
  100     Sierra Vista Self Storage              120               300                 6                  114           05/01/2006
  101     Security Public Storage                120               300                 6                  114           05/01/2006
  102     Capital City Self Storage              181               300                 9                  172           03/01/2011
  103     I Avenue Self Storage                  121               300                 9                  112           03/01/2006
  104     Ambassador Self Storage                181               300                 9                  172           03/01/2011
  105     Arovista Self Storage                  120               300                 4                  116           07/01/2006
  106     Willowbrook Apartments                 120               300                 9                  111           02/01/2006
  107     67 East Willow Street                  120               180                 5                  115           06/01/2006
  108     U-Haul Storage (Richmond)              119               300                34                   85           12/01/2003
  109     Harwin Business Park                   180               240                 3                  177           08/01/2011
  110     State College Self-Storage             120               300                 7                  113           04/01/2006
  111     A Storage Place                        121               300                 9                  112           03/01/2006
  112     U-Haul Storage (Odenton)               119               300                37                   82           09/01/2003
  113     UC Mini Storage                        120               300                 8                  112           03/01/2006
  114     Alpine Self Storage                    120               300                 8                  112           03/01/2006
  115     Capital Self-Storage                   121               300                10                  111           02/01/2006
  116     Colorow Care Center                    120               240                 2                  118           09/01/2006
  117     Boston Self Storage                    120               300                 3                  117           08/01/2006
  118     Waltham Self Storage                   120               300                 6                  114           05/01/2006
  119     Mulberry Hill Apartments               192               300                10                  182           01/01/2012
  120     U-Haul Storage (Oaklawn Blvd)          119               300                25                   94           09/01/2004
  121     Farmington Court Apartments            120               300                 9                  111           02/01/2006
  122     U-Haul Storage (N Richland)            119               300                34                   85           12/01/2003
  123     C & D Mini-Warehouses                  120               300                 4                  116           07/01/2006
  124     Aloha Self Storage                     120               300                 4                  116           07/01/2006
  125     Steiner Ocean Apartments               120               300                 4                  116           07/01/2006
  126     Dependable Mini Storage                120               300                 2                  118           09/01/2006
  127     Arms Apartments                        120               120                11                  109           12/01/2005
  128     Cedar Hill Self Storage                180               180                 5                  175           06/01/2011
  129     Watson & Taylor Mini Storage           120               300                 6                  114           05/01/2006
  130     U-Haul Storage (Shreveport)            119               300                30                   89           04/01/2004
  131     Tyler Street Self Storage              120               300                 2                  118           09/01/2006
  132     Locker Room Self Storage               181               300                10                  171           02/01/2011
  133     All American Store & Lock              121               300                 9                  112           03/01/2006
  134     U-Haul Storage (Marrero)               119               300                30                   89           04/01/2004
  135     Arizona Storage Inns                   120               300                 3                  117           08/01/2006
  136     U-Haul Storage (Myrtle Beach)          119               300                37                   82           09/01/2003
  137     U-Haul Storage (Jefferson)             119               300                25                   94           09/01/2004










































































           BALLOON
            AMOUNT
         ------------
         $  1,209,741



            1,310,464
            1,258,187
              993,711
            1,233,897
              984,002
            1,250,263
            1,194,679
              711,140
            1,089,376
              601,381
            1,086,881
            1,072,509
            1,020,246
            1,033,993
            1,031,004
            1,034,239
              912,887
            1,017,165
            1,019,747
              719,990
              885,842
              870,699
              823,464
              892,277
              847,636
              837,632
              796,882


              705,958
              673,053
              674,609
              532,551
              657,777
              603,734
              454,827
              276,544
              257,830
         ------------
         $391,130,671
         ============

                                    ANNEX A

 RELATED                        PREPAYMENT
MORTGAGE          FEE/           PENALTY        OPEN       PREPAY       PREPAY       PREPAY       PREPAY
  LOANS         LEASEHOLD       EXPIRATION     PERIOD      YEAR 1       YEAR 2       YEAR 3       YEAR 4
---------    ---------------    ----------     ------     ---------    ---------    ---------    ---------
   No              Fee          12/01/2003        0       LO           LO           LO           LO
   No              Fee          04/01/2016        6       YM/1%PPB     YM/1%PPB     YM/1%PPB     YM/1%PPB


   No              Fee          11/01/2005        6       YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
   Yes             Fee          11/01/2005        6       YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
   Yes             Fee          03/01/2009       24       YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
   No              Fee          09/01/2005        6       YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
   Yes             Fee          03/01/2009       24       YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
   No              Fee          01/01/2006        6       YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
   No              Fee          08/01/2005        6       LO           LO           LO           YM/1%UPB
   Yes             Fee          12/01/2005        6       YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
   No              Fee          12/01/2003        0       LO           LO           LO           LO
   No              Fee          02/01/2011        6       YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
   No              Fee          10/01/2005        6       YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
   No              Fee          09/01/2005        6       YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
   No              Fee          09/01/2003        0       LO           LO           LO           LO
   No              Fee          09/01/2005        6       YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
   No              Fee          09/01/2005        6       YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
   No              Fee          08/01/2005        6       YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
   Yes             Fee          03/01/2006        6       YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
   No              Fee          08/01/2005       12       YM           YM           YM           YM
   No              Fee          05/01/2005       12       YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
   No              Fee          07/01/2011        6       LO           LO           LO           LO
   No              Fee          09/01/2004        0       LO           LO           LO           LO
   No              Fee          11/01/2005        3       YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
   No              Fee          12/01/2003        0       LO           LO           LO           LO
   No              Fee          01/01/2006        6       YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
   No              Fee          01/01/2006        6       YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
   No              Fee          01/01/2006        6       LO           LO           LO           LO
   No              Fee          03/01/2006        6       LO           LO           LO           LO
   No              Fee          09/01/2005        3       YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
   No              Fee          12/01/2010        6       YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
   No              Fee          11/01/2005        6       YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
 Yes(1)            Fee          04/01/2004        0       LO           LO           LO           LO
   No              Fee          03/01/2006        6       YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
   Yes             Fee          02/01/2009       24       YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
   No              Fee          09/01/2005        6       YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
 Yes(1)            Fee          04/01/2004        0       LO           LO           LO           LO
   No              Fee          08/01/2003       36       YM/1%UPB     YM/1%UPB     YM/1%UPB     3%
   No              Fee          09/01/2003        0       LO           LO           LO           LO
   No              Fee          09/01/2004        0       LO           LO           LO           LO

                                    ANNEX A

 LOAN                                        PREPAY       PREPAY       PREPAY       PREPAY
COUNTER           PROPERTY NAME              YEAR 5       YEAR 6       YEAR 7       YEAR 8
-------   ------------------------------    ---------    ---------    ---------    ---------
  98      U-Haul Storage (Sterling)         LO           LO           LO           1%+YM
  99      Aggregate Loan Level Info.        YM/1%PPB     YM/1%PPB     YM/1%PPB     YM/1%PPB
  99A     Annabelle's Restaurant
  99B     Annabelle's Restaurant
  100     Sierra Vista Self Storage         YM/1%UPB     YM/1%UPB     YM/1%UPB     3%
  101     Security Public Storage           YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
  102     Capital City Self Storage         YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
  103     I Avenue Self Storage             YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
  104     Ambassador Self Storage           YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
  105     Arovista Self Storage             YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
  106     Willowbrook Apartments            YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
  107     67 East Willow Street             YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
  108     U-Haul Storage (Richmond)         LO           LO           LO           1%+YM
  109     Harwin Business Park              YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
  110     State College Self-Storage        YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
  111     A Storage Place                   YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
  112     U-Haul Storage (Odenton)          LO           LO           LO           1%+YM
  113     UC Mini Storage                   YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
  114     Alpine Self Storage               YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
  115     Capital Self-Storage              YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
  116     Colorow Care Center               YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
  117     Boston Self Storage               YM           YM           YM           YM
  118     Waltham Self Storage              YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
  119     Mulberry Hill Apartments          LO           LO           LO           LO
  120     U-Haul Storage (Oaklawn Blvd)     LO           LO           LO           1%+YM
  121     Farmington Court Apartments       YM/1%UPB     YM/1%UPB     YM/1%UPB     1%
  122     U-Haul Storage (N Richland)       LO           LO           LO           1%+YM
  123     C & D Mini-Warehouses             YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
  124     Aloha Self Storage                YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
  125     Steiner Ocean Apartments          LO           YM/1%UPB     YM/1%UPB     YM/1%UPB
  126     Dependable Mini Storage           YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
  127     Arms Apartments                   YM/1%UPB     YM/1%UPB     YM/1%UPB     1%
  128     Cedar Hill Self Storage           YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
  129     Watson & Taylor Mini Storage      YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
  130     U-Haul Storage (Shreveport)       LO           LO           LO           1%+YM
  131     Tyler Street Self Storage         YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
  132     Locker Room Self Storage          YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
  133     All American Store & Lock         YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
  134     U-Haul Storage (Marrero)          LO           LO           LO           1%+YM
  135     Arizona Storage Inns              2%           1%           1%           N/A
  136     U-Haul Storage (Myrtle Beach)     LO           LO           LO           1%+YM
  137     U-Haul Storage (Jefferson)        LO           LO           LO           1%+YM

                                    ANNEX A

 PREPAY      PREPAY       PREPAY       PREPAY       PREPAY       PREPAY       PREPAY
 YEAR 9      YEAR 10      YEAR 11      YEAR 12      YEAR 13      YEAR 14      YEAR 15
---------   ---------    ---------    ---------    ---------    ---------    ---------
1%+YM       1%+YM        N/A          N/A          N/A          N/A          N/A
YM/1%PPB    YM/1%PPB     YM/1%PPB     YM/1%PPB     1%           1%           1%


2%          1%           N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB     N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     5%           3%           1%           N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
1%+YM       1%+YM        N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
1%+YM       1%+YM        N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM          N/A          N/A          N/A          N/A          N/A          N/A
YM/1%UPB    N/A          N/A          N/A          N/A          N/A          N/A
LO          LO           YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
1%+YM       1%+YM        N/A          N/A          N/A          N/A          N/A
1%          1%           N/A          N/A          N/A          N/A          N/A
1%+YM       1%+YM        N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
1%          1%           N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB     YM/1%UPB
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
1%+YM       1%+YM        N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
YM/1%UPB    YM/1%UPB     5%           3%           1%           N/A          N/A
YM/1%UPB    YM/1%UPB     N/A          N/A          N/A          N/A          N/A
1%+YM       1%+YM        N/A          N/A          N/A          N/A          N/A
N/A         N/A          N/A          N/A          N/A          N/A          N/A
1%+YM       1%+YM        N/A          N/A          N/A          N/A          N/A
1%+YM       1%+YM        N/A          N/A          N/A          N/A          N/A

                                    ANNEX A

                                            PREPAY                                              LTV          YEAR
 LOAN                                        YEAR       APPRAISAL      APPRAISED                AT          BUILT/
COUNTER           PROPERTY NAME              16-25        DATE           VALUE        LTV     BALLOON     RENOVATED
-------   -----------------------------    ---------    ---------     -----------     ---     -------     ----------
  98      U-Haul Storage (Sterling)        N/A           11/01/95       2,900,000     55         42          1988
  99      Aggregate Loan Level Info.       1%            07/01/96       3,050,000     52
  99A     Annabelle's Restaurant                                        2,050,000                            1973
  99B     Annabelle's Restaurant                                        1,000,000                         1920/1975
  100     Sierra Vista Self Storage        N/A           11/20/95       2,265,000     68         58          1982
  101     Security Public Storage          N/A           02/02/96       3,750,000     40         34          1982
  102     Capital City Self Storage        N/A           12/13/95       2,300,000     65         43       1985/1993
  103     I Avenue Self Storage            N/A           11/07/95       2,150,000     69         57          1989
  104     Ambassador Self Storage          N/A           12/14/95       2,850,000     52         35          1986
  105     Arovista Self Storage            N/A           04/15/96       2,370,000     62         53          1984
  106     Willowbrook Apartments           N/A           08/24/95       2,000,000     73         60          1973
  107     67 East Willow Street            N/A           11/01/95       1,990,000     69         36       1969/1995
  108     U-Haul Storage (Richmond)        N/A           11/01/95       2,300,000     59         47       1946/1985
  109     Harwin Business Park             N/A           05/10/96       1,930,000     67         31          1974
  110     State College Self-Storage       N/A           01/16/96       1,750,000     74         62          1989
  111     A Storage Place                  N/A           11/21/95       2,300,000     56         47          1974
  112     U-Haul Storage (Odenton)         N/A           11/01/95       2,300,000     54         44          1986
  113     UC Mini Storage                  N/A           11/13/95       1,800,000     69         57       1930/1986
  114     Alpine Self Storage              N/A           11/01/95       2,700,000     46         38          1983
  115     Capital Self-Storage             N/A           10/12/95       1,800,000     69         57          1986
  116     Colorow Care Center              N/A           05/30/96       1,700,000     73         54          1978
  117     Boston Self Storage              N/A           05/08/96       1,620,000     74         63       1925/1989
  118     Waltham Self Storage             N/A           07/05/95       1,770,000     67         58       1891/1994
  119     Mulberry Hill Apartments         YM/1%UPB      05/18/95       1,500,000     79         48       1960/1994
  120     U-Haul Storage (Oaklawn Blvd)    N/A           11/01/95       1,700,000     67         52          1983
  121     Farmington Court Apartments      N/A           11/07/95       1,375,000     77         63          1970
  122     U-Haul Storage (N Richland)      N/A           11/01/95       1,800,000     58         46          1989
  123     C & D Mini-Warehouses            N/A           03/19/96       1,650,000     63         54          1980
  124     Aloha Self Storage               N/A           12/14/95       1,900,000     52         45          1985
  125     Steiner Ocean Apartments         N/A           11/30/95       1,815,000     55         46       1965/1987
  126     Dependable Mini Storage          N/A           03/14/96       1,665,000     57         48          1986
  127     Arms Apartments                  N/A           07/28/95       2,600,000     36                     1952
  128     Cedar Hill Self Storage          N/A           01/13/96       1,330,000     63                     1985
  129     Watson & Taylor Mini Storage     N/A           01/13/95       1,420,000     59         50          1978
  130     U-Haul Storage (Shreveport)      N/A           11/01/95       1,090,000     75         62          1986
  131     Tyler Street Self Storage        N/A           05/27/96       1,230,000     65         55          1986
  132     Locker Room Self Storage         N/A           12/14/95       1,030,000     77         52          1982
  133     All American Store & Lock        N/A           11/08/95       1,050,000     75         63          1987
  134     U-Haul Storage (Marrero)         N/A           11/01/95         790,000     89         76          1988
  135     Arizona Storage Inns             N/A           03/12/96         790,000     67         58          1976
  136     U-Haul Storage (Myrtle Beach)    N/A           11/01/95       1,015,000     39         27          1972
  137     U-Haul Storage (Jefferson)       N/A           11/01/95         540,000     61         48          1989

                                    ANNEX A

                       LOAN BALANCE                             OCCUPANCY
TOTAL     PROPERTY         PER           UNIT     OCCUPANCY       AS OF       LOAN
UNITS     SIZE(SF)       SF/UNIT         TYPE         %           DATE        TYPE                   LARGEST TENANT
-----     --------     ------------     ------    ---------     ---------     -----     -----------------------------------------
 342       41,400         $   39         SqFt         94        09/18/96      Fixed
           17,460             92         SqFt                                 Fixed
            9,890                                    100        07/01/96
            7,570                                    100        07/01/96
 749       62,426             25         SqFt         90        01/01/96      Fixed
 697       72,170             21         SqFt         91        06/30/96      Fixed
 582       64,271             23         SqFt         92        07/11/96      Fixed
 644       86,302             17         SqFt         94        07/03/96      Fixed
 508       96,942             15         SqFt         89        11/01/95      Fixed     First Choice Auto
 523       55,317             27         SqFt         95        07/09/96      Fixed
  92       57,160         15,877        Units         92        04/01/96      Fixed
           77,129             18         SqFt        100        07/10/96      Fixed     B.W.B. Company
 646       49,964             27         SqFt         88        09/18/96      Fixed
           97,424             13         SqFt         93        07/01/96      Fixed     N.B. Wholesale
 598       57,425             23         SqFt         90        07/03/96      Fixed
 360       43,502             30         SqFt         96        10/01/95      Fixed
 482       40,600             31         SqFt         94        09/18/96      Fixed
 407       16,803             74         SqFt         95        07/29/96      Fixed
 450       56,826             22         SqFt         93        09/30/95      Fixed
 466       35,090             35         SqFt         83        07/15/96      Fixed
  60       21,794         20,613         Beds        100        08/15/96      Fixed
 357       26,578             45         SqFt         78        08/02/96      Fixed
 368       34,352             35         SqFt         89        07/09/96      Fixed
  64       52,654         18,551        Units         91        07/15/96      Fixed
 541       59,150             19         SqFt         95        09/25/96      Fixed
  60       43,980         17,743        Units         92        01/11/96      Fixed
 508       68,635             15         SqFt         76        09/18/96      Fixed
 403       62,504             17         SqFt         94        07/29/96      Fixed
 481       54,400             18         SqFt         88        07/06/96      Fixed
  36       26,700         27,691        Units         88        08/23/96      Fixed
 480       57,851             16         SqFt         93        07/11/96      Fixed
 101       67,012          9,289        Units         95        08/22/96      Fixed
 413       53,138             16         SqFt         97        07/10/96      Fixed
 490       62,882             13         SqFt         85        06/29/96      Fixed
 412       46,375             18         SqFt         94        09/20/96      Fixed
 505       42,285             19         SqFt         94        07/24/96      Fixed
 343       39,800             20         SqFt         97        07/06/96      Fixed
 156       32,350             24         SqFt         88        11/01/95      Fixed
 288       27,363             26         SqFt         99        09/18/96      Fixed
 272       15,100             35         SqFt         99        07/01/96      Fixed
 342       32,000             12         SqFt         92        09/26/96      Fixed
 207       27,150             12         SqFt         87        09/18/96      Fixed

                                    ANNEX A

                                             LARGEST         LARGEST            LARGEST
 LOAN                                        TENANT          TENANT              TENANT                   SECOND LARGEST
COUNTER           PROPERTY NAME             LEASED SF     % OF TOTAL SF     LEASE EXPIRATION                  TENANT
-------   ------------------------------    ---------     -------------     ----------------     --------------------------------
  98      U-Haul Storage (Sterling)
  99      Aggregate Loan Level Info.
  99A     Annabelle's Restaurant
  99B     Annabelle's Restaurant
  100     Sierra Vista Self Storage
  101     Security Public Storage
  102     Capital City Self Storage
  103     I Avenue Self Storage
  104     Ambassador Self Storage              8,200              8              01/01/98
  105     Arovista Self Storage
  106     Willowbrook Apartments
  107     67 East Willow Street               36,500             47            01/31/2006        Sharon Lifestyles
  108     U-Haul Storage (Richmond)
  109     Harwin Business Park                18,750             19              05/31/97        Abassi Wholesale
  110     State College Self-Storage
  111     A Storage Place
  112     U-Haul Storage (Odenton)
  113     UC Mini Storage
  114     Alpine Self Storage
  115     Capital Self-Storage
  116     Colorow Care Center
  117     Boston Self Storage
  118     Waltham Self Storage
  119     Mulberry Hill Apartments
  120     U-Haul Storage (Oaklawn Blvd)
  121     Farmington Court Apartments
  122     U-Haul Storage (N Richland)
  123     C & D Mini-Warehouses
  124     Aloha Self Storage
  125     Steiner Ocean Apartments
  126     Dependable Mini Storage
  127     Arms Apartments
  128     Cedar Hill Self Storage
  129     Watson & Taylor Mini Storage
  130     U-Haul Storage (Shreveport)
  131     Tyler Street Self Storage
  132     Locker Room Self Storage
  133     All American Store & Lock
  134     U-Haul Storage (Marrero)
  135     Arizona Storage Inns
  136     U-Haul Storage (Myrtle Beach)
  137     U-Haul Storage (Jefferson)

                                    ANNEX A

SECOND LARGEST     SECOND LARGEST      SECOND LARGEST
    TENANT             TENANT              TENANT                                        MOST RECENT     MOST RECENT
  LEASED SF        % OF TOTAL SF      LEASE EXPIRATION     1994 NOI       1995 NOI           NOI         NOI END DATE
--------------     --------------     ----------------     ---------     -----------     -----------     ------------
                                                                         $   289,124     $   325,699       07/31/96
                                                                             485,819         485,819       07/31/95
                                                                             407,783         407,783       07/31/95
                                                                              78,036          78,036       07/31/95
                                                                             222,913         258,370       06/30/96
                                                           $ 359,852         387,208         445,191       06/30/96
                                                             186,881         206,878         264,082       03/31/96
                                                             196,587         230,861         231,703       11/30/95
                                                             367,634         328,913         376,955       03/31/96
                                                             231,944         232,517         238,011       06/30/96
                                                             179,923         194,751         165,846       03/31/96
    35,000               45              08/31/2005                           32,956         211,683       06/30/96
                                                                             247,331         257,926       07/31/96
     9,600               10                11/30/96          250,417         308,068         258,642       06/30/96
                                                             158,854         168,112         165,989       06/30/96
                                                             225,161         237,636         256,533       06/30/96
                                                                             196,781         231,596       07/31/96
                                                             182,577         184,183         191,985       03/31/96
                                                             256,816         264,786         287,149       06/30/96
                                                             176,761         191,234         182,620       06/30/96
                                                             236,834         269,262         302,442       06/30/96
                                                             151,861         183,705         200,762       06/30/96
                                                             175,647         174,992         197,320       06/30/96
                                                             (26,185)        106,970         150,940       06/30/96
                                                                             215,834         229,225       07/31/96
                                                                              94,628          94,628       12/31/95
                                                                             193,173         191,181       07/31/96
                                                             199,188         195,491         189,670       06/30/96
                                                             164,178         238,106         237,477       06/30/96
                                                             191,328         189,991         189,991       12/31/95
                                                             155,252         169,385         149,758       06/30/96
                                                             201,534         299,881         299,881       10/31/95
                                                             184,703         179,609         154,908       06/30/96
                                                             121,868         146,258         147,759       06/30/96
                                                                             126,078         139,157       07/31/96
                                                              25,382         120,836         154,584       06/30/96
                                                             117,802         115,524         135,702       03/31/96
                                                              60,095         111,006         124,730       06/30/96
                                                                              84,318         110,007       07/31/96
                                                              89,810          93,790          98,902       06/30/96
                                                                             101,750          84,025       07/31/96
                                                                              52,845          67,029       07/31/96
                                                                         -----------     -----------
                                                                         $67,986,862     $68,329,455
                                                                         ===========     ===========

                                    ANNEX A

                                                MOST RECENT
 LOAN                                            STATEMENT          UNDERWRITING     UNDERWRITING     UNDERWRITING
COUNTER           PROPERTY NAME                    TYPE                 NOI           CASH FLOW           DSC
-------   -----------------------------    ---------------------    ------------     ------------     ------------
  98      U-Haul Storage (Sterling)             Trailing 12         $    315,735     $    309,525         1.71x
  99      Aggregate Loan Level Info.            Trailing 12              262,739          244,593         1.25
  99A     Annabelle's Restaurant                Trailing 12              168,565          157,624
  99B     Annabelle's Restaurant                Trailing 12               94,174           86,969
  100     Sierra Vista Self Storage             Trailing 12              246,086          240,745         1.47
  101     Security Public Storage               Trailing 12              410,080          402,863         2.61
  102     Capital City Self Storage             Trailing 12              216,250          209,823         1.43
  103     I Avenue Self Storage                 Trailing 12              202,801          198,486         1.37
  104     Ambassador Self Storage               Trailing 12              284,354          265,300         1.92
  105     Arovista Self Storage                 Trailing 12              231,451          228,685         1.44
  106     Willowbrook Apartments                Trailing 12              220,776          198,972         1.62
  107     67 East Willow Street             Annualized 6 months          231,337          223,624         1.30
  108     U-Haul Storage (Richmond)             Trailing 12              260,508          253,013         1.77
  109     Harwin Business Park                  Trailing 12              226,026          194,364         1.49
  110     State College Self-Storage            Trailing 12              167,094          164,223         1.24
  111     A Storage Place                       Trailing 12              236,275          234,100         1.82
  112     U-Haul Storage (Odenton)              Trailing 12              221,491          215,401         1.63
  113     UC Mini Storage                       Trailing 12              172,434          170,586         1.38
  114     Alpine Self Storage                   Trailing 12              239,061          235,083         1.94
  115     Capital Self-Storage                  Trailing 12              175,440          173,685         1.39
  116     Colorow Care Center                   Trailing 12              216,418          205,521         1.49
  117     Boston Self Storage                   Trailing 12              187,722          186,393         1.43
  118     Waltham Self Storage                  Trailing 12              187,846          185,441         1.42
  119     Mulberry Hill Apartments              Trailing 12              144,011          134,411         1.28
  120     U-Haul Storage (Oaklawn Blvd)         Trailing 12              213,272          207,357         1.71
  121     Farmington Court Apartments           Annual 1995              111,272           99,272         1.12
  122     U-Haul Storage (N Richland)           Trailing 12              188,206          182,029         1.61
  123     C & D Mini-Warehouses                 Trailing 12              172,792          166,542         1.49
  124     Aloha Self Storage                    Trailing 12              195,183          189,743         1.79
  125     Steiner Ocean Apartments              Annual 1995              163,390          148,990         1.57
  126     Dependable Mini Storage           Annualized 6 months          170,276          167,433         1.68
  127     Arms Apartments                  Annualized 10 months          302,467          274,995         2.07
  128     Cedar Hill Self Storage               Trailing 12              161,434          158,777         1.45
  129     Watson & Taylor Mini Storage          Trailing 12              152,643          146,355         1.69
  130     U-Haul Storage (Shreveport)           Trailing 12              122,480          117,842         1.40
  131     Tyler Street Self Storage             Trailing 12              130,610          126,381         1.53
  132     Locker Room Self Storage              Trailing 12              102,957          100,967         1.27
  133     All American Store & Lock             Trailing 12              109,772          106,537         1.37
  134     U-Haul Storage (Marrero)              Trailing 12               89,040           84,936         1.21
  135     Arizona Storage Inns                  Trailing 12               99,396           97,286         1.64
  136     U-Haul Storage (Myrtle Beach)         Trailing 12               91,812           88,292         1.88
  137     U-Haul Storage (Jefferson)            Trailing 12               56,039           53,595         1.57
                                                                    ------------     ------------
                                                                    $ 70,238,526     $ 64,863,819
                                                                    ============     ============

                                    ANNEX A

  MARK TO          CURRENT                                          CURRENT
   MARKET        REPLACEMENT               ANNUALIZED                OTHER
COMBINED DSC      RESERVES       REP RESERVE PAYMENT/UNIT OR SF     RESERVES
------------     -----------     ------------------------------     --------
                 $    22,047
                       8,730                $   1.00








                      12,600                  225.00
                       5,787                    0.10
                       6,225



                       8,625



                       2,167                  216.60


                       8,536                  200.06
                       2,922
                       7,246                  200.00
                       1,184


                     184,834                  400.00
                                                0.08
                       6,733                  200.00


    1.32              (1,513)



    1.32              (5,542)

                      10,200
                       2,499




                  DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS

                                 MORTGAGE POOL

                                                                              WEIGHTED       WEIGHTED
                                         PERCENTAGE OF                        AVERAGE        AVERAGE        WEIGHTED
       RANGE OF            NUMBER OF       AGGREGATE       CUT-OFF DATE     DEBT SERVICE     CURRENT        AVERAGE
     DEBT SERVICE          MORTGAGE      CUT-OFF DATE       PRINCIPAL         COVERAGE       MORTGAGE     CUT-OFF DATE
   COVERAGE RATIOS           LOANS          BALANCE          BALANCE           RATIO           RATE        LTV RATIO
----------------------     ---------     -------------     ------------     ------------     --------     ------------
1.05x - 1.10x                   4              1.74%       $  7,953,251         1.07x          8.177%          82%
1.11 -  1.20                    3              5.57          25,459,169         1.19           8.471           68
1.21 -  1.30                   21             16.07          73,419,268         1.26           9.350           70
1.31 -  1.40                   23             13.79          63,004,326         1.36           9.107           71
1.41 -  1.50                   24             13.88          63,410,219         1.44           9.212           69
1.51 -  1.60                   17             15.20          69,414,637         1.56           9.272           65
1.61 -  1.70                   17             17.60          80,382,738         1.66           9.210           65
1.71 -  1.80                   12              9.39          42,886,032         1.76           9.381           65
1.81 -  1.90                    5              1.82           8,333,708         1.85           9.488           60
1.91 -  2.00                    4              1.67           7,635,399         1.95           8.800           59
2.01 -  2.25                    3              1.37           6,273,981         2.13           9.740           53
2.26 -  2.50                    1              0.62           2,840,738         2.27           8.875           75
2.51 -  3.00                    3              1.27           5,808,886         2.64          10.753           36
                              ---            ------        ------------         ----          ------           --
Total/Weighted Average        137            100.00%       $456,822,350        1.51x           9.208%          67%
                              ===            ======        ============         ====          ======           ==

                  DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS

                                  LOAN GROUP 1

                                                                              WEIGHTED       WEIGHTED
                                         PERCENTAGE OF                      AVERAGE DEBT     AVERAGE        WEIGHTED
       RANGE OF            NUMBER OF       AGGREGATE       CUT-OFF DATE       SERVICE        CURRENT        AVERAGE
     DEBT SERVICE          MORTGAGE      CUT-OFF DATE       PRINCIPAL         COVERAGE       MORTGAGE     CUT-OFF DATE
   COVERAGE RATIOS           LOANS          BALANCE          BALANCE           RATIO           RATE        LTV RATIO
----------------------     ---------     -------------     ------------     ------------     --------     ------------
    1.41x - 1.50x              2               8.33%       $  2,788,293         1.47x          8.703%          70%
    1.51 -  1.60               2              29.95          10,026,336         1.59           8.531           66
    1.61 -  1.70               2              53.23          17,819,780         1.67           8.531           59
    2.26 -  2.50               1               8.49           2,840,738         2.27           8.875           75
                             ---             ------         -----------         ----           -----          ---
Total/Weighted Average         7             100.00%       $ 33,475,147         1.68x          8.575%          63%
                             ===             ======         ===========         ====           =====          ===

                  DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS

                                  LOAN GROUP 2

                                                                              WEIGHTED       WEIGHTED
                                         PERCENTAGE OF                      AVERAGE DEBT     AVERAGE        WEIGHTED
       RANGE OF            NUMBER OF       AGGREGATE       CUT-OFF DATE       SERVICE        CURRENT        AVERAGE
     DEBT SERVICE          MORTGAGE      CUT-OFF DATE       PRINCIPAL         COVERAGE       MORTGAGE     CUT-OFF DATE
   COVERAGE RATIOS           LOANS          BALANCE          BALANCE           RATIO           RATE        LTV RATIO
----------------------     ---------     -------------     ------------     ------------     --------     ------------
    1.05x - 1.10x               4              1.88%       $  7,953,251         1.07x          8.177%          82%
     1.11 - 1.20                3              6.01          25,459,169         1.19           8.471           68
     1.21 - 1.30               21             17.34          73,419,268         1.26           9.350           70
     1.31 - 1.40               23             14.88          63,004,326         1.36           9.107           71
     1.41 - 1.50               22             14.32          60,62l,926         1.45           9.236           69
     1.51 - 1.60               15             14.03          59,388,300         1.55           9.397           64
     1.61 - 1.70               15             14.78          62,562,958         1.66           9.403           66
     1.71 - 1.80               12             10.13          42,886,032         1.76           9.381           65
     1.81 - 1.90                5              1.97           8,333,708         1.85           9.488           60
     1.91 - 2.00                4              1.80           7,635,399         1.95           8.800           59
     2.01 - 2.25                3              1.48           6,273,981         2.13           9.740           53
     2.51 - 3.00                3              1.37           5,808,886         2.64          10.753           36
                              ---            ------        ------------         ----           -----           --
Total/Weighted Average        130            100.00%       $423,347,204         1.50x          9.258%          67%
                              ===            ======        ============         ====           =====           ==

               DISTRIBUTION OF CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                 MORTGAGE POOL

                                         PERCENTAGE OF                        WEIGHTED       WEIGHTED
                                           AGGREGATE                          AVERAGE        AVERAGE        WEIGHTED
       RANGE OF            NUMBER OF     CUT-OFF DATE      CUT-OFF DATE     DEBT SERVICE     MORTGAGE       AVERAGE
  CUT-OFF DATE LOAN-       MORTGAGE        PRINCIPAL        PRINCIPAL         COVERAGE       INTEREST     CUT-OFF DATE
   TO-VALUE RATIOS           LOANS          BALANCE          BALANCE           RATIO           RATE           LTV
----------------------     ---------     -------------     ------------     ------------     --------     ------------
35% - 50%                       6              1.84%       $  8,385,471         2.44x         10.080%          38%
51 - 60                        23             17.32          79,144,317         1.68           9.625           57
61 - 65                        20             12.55          57,320,996         1.60           9.335           64
66 - 70                        35             37.20         169,918,819         1.43           9.274           68
71 - 75                        44             25.47         116,334,447         1.45           8.886           73
76 - 80                         5              2.99          13,671,905         1.45           8.507           78
81 - 85                         3              2.48          11,339,613         1.16           8.184           83
86 - 90                         1              0.15             706,783         1.21           9.000           89
                              ---            ------        ------------         ----           -----           --
Total/Weighted Average        137            100.00%       $456,822,350         1.51x          9.208%          67%
                              ===            ======        ============         ====           =====           ==

               DISTRIBUTION OF CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                  LOAN GROUP 1

                                         PERCENTAGE OF                        WEIGHTED       WEIGHTED
                                           AGGREGATE                        AVERAGE DEBT     AVERAGE        WEIGHTED
       RANGE OF            NUMBER OF     CUT-OFF DATE      CUT-OFF DATE       SERVICE        MORTGAGE       AVERAGE
     CUT-OFF DATE          MORTGAGE        PRINCIPAL        PRINCIPAL         COVERAGE       INTEREST     CUT-OFF DATE
 LOAN-TO-VALUE RATIOS        LOANS          BALANCE          BALANCE           RATIO           RATE           LTV
----------------------     ---------     -------------     ------------     ------------     --------     ------------
      51% - 60%                1              39.36%       $ 13,176,907         1.66x          8.531%          58%
       61 - 65                 2              35.98          12,043,144         1.64           8.531           64
       66 - 70                 2              10.90           3,649,827         1.54           8.663           67
       71 - 75                 2              13.76           4,605,269         1.96           8.743           73
                             ---             ------         -----------         ----           -----          ---
Total/Weighted Average         7             100.00%       $ 33,475,147         1.68x          8.575%          63%
                             ===             ======         ===========         ====           =====          ===

               DISTRIBUTION OF CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                  LOAN GROUP 2

                                         PERCENTAGE OF                        WEIGHTED       WEIGHTED
                                           AGGREGATE                        AVERAGE DEBT     AVERAGE        WEIGHTED
                           NUMBER OF     CUT-OFF DATE      CUT-OFF DATE       SERVICE        MORTGAGE       AVERAGE
RANGE OF CUT-OFF DATE      MORTGAGE        PRINCIPAL        PRINCIPAL         COVERAGE       INTEREST     CUT-OFF DATE
 LOAN-TO-VALUE RATIOS        LOANS          BALANCE          BALANCE           RATIO           RATE           LTV
----------------------     ---------     -------------     ------------     ------------     --------     ------------
      35% - 50%                 6              1.98%       $  8,385,471      2.44x            10.080%          38%
       51 - 60                 22             15.58          65,967,409       1.68             9.844           57
       61 - 65                 18             10.70          45,277,852       1.59             9.549           64
       66 - 70                 33             39.27         166,268,992       1.43             9.287           68
       71 - 75                 42             26.39         111,729,178       1.43             8.892           73
       76 - 80                  5              3.23          13,671,905       1.45             8.507           78
       81 - 85                  3              2.68          11,339,613       1.16             8.184           83
       86 - 90                  1              0.17             706,783       1.21             9.000           89
                              ---            ------         -----------       ----             -----          ---
Total/Weighted Average        130            100.00%       $423,347,204      1.50x             9.258%          67%
                              ===            ======         ===========       ====             =====          ===

                  DISTRIBUTION OF BALLOON LOAN-TO-VALUE RATIOS

                                 MORTGAGE POOL

                                       PERCENTAGE OF                        WEIGHTED       WEIGHTED
                                         AGGREGATE                          AVERAGE        AVERAGE        WEIGHTED
                         NUMBER OF     CUT-OFF DATE      CUT-OFF DATE     DEBT SERVICE     MORTGAGE       AVERAGE
  RANGE OF BALLOON       MORTGAGE        PRINCIPAL        PRINCIPAL         COVERAGE       INTEREST     CUT-OFF DATE
LOAN-TO-VALUE RATIOS       LOANS          BALANCE          BALANCE           RATIO           RATE           LTV
--------------------     ---------     -------------     ------------     ------------     --------     ------------
 Not Applicable               6              2.49%       $ 11,380,317         1.91x         10.187%          51%
    27% - 50%                27             11.87          54,231,879         1.75           9.585           57
     51 - 60                 51             38.92         177,784,409         1.55           9.364           65
     61 - 65                 33             32.81         149,877,211         1.38           8.942           71
     66 - 70                 16              9.24          42,211,232         1.43           9.041           73
     71 - 75                  3              4.52          20,630,520         1.48           8.612           76
     76 - 80                  1              0.15             706,783         1.21           9.000           89
                            ---            ------         -----------         ----           -----           --

 Total/Weighted
      Average               137            100.00%       $456,822,350         1.51x          9.208%          67%
                            ===            ======         ===========         ====           =====           ==



                  DISTRIBUTION OF BALLOON LOAN-TO-VALUE RATIOS

                                  LOAN GROUP 1

                                       PERCENTAGE OF                        WEIGHTED       WEIGHTED
                                         AGGREGATE                        AVERAGE DEBT     AVERAGE        WEIGHTED
                         NUMBER OF     CUT-OFF DATE      CUT-OFF DATE       SERVICE        MORTGAGE       AVERAGE
  RANGE OF BALLOON       MORTGAGE        PRINCIPAL        PRINCIPAL         COVERAGE       INTEREST     CUT-OFF DATE
LOAN-TO-VALUE RATIOS       LOANS          BALANCE          BALANCE           RATIO           RATE           LTV
--------------------     ---------     -------------     ------------     ------------     --------     ------------
      49% - 50%              1               3.06%       $  1,023,762        1.49x           9.000%          68%
        51 - 60              3              75.34          25,220,051         1.65           8.531           61
        61 - 65              2              13.12           4,390,596         1.51           8.531           69
        66 - 70              1               8.49           2,840,738         2.27           8.875           75
                           ---             ------         -----------         ----           -----          ----

          Total              7             100.00%       $ 33,475,147        1.68x           8.575%          63%
                           ===             ======         ===========         ====           =====          ====

                  DISTRIBUTION OF BALLOON LOAN-TO-VALUE RATIOS

                                  LOAN GROUP 2

                                         PERCENTAGE OF                        WEIGHTED       WEIGHTED
                                           AGGREGATE                          AVERAGE        AVERAGE        WEIGHTED
                           NUMBER OF     CUT-OFF DATE      CUT-OFF DATE     DEBT SERVICE     MORTGAGE       AVERAGE
   RANGE OF BALLOON        MORTGAGE        PRINCIPAL        PRINCIPAL         COVERAGE       INTEREST     CUT-OFF DATE
 LOAN-TO-VALUE RATIOS        LOANS          BALANCE          BALANCE           RATIO           RATE           LTV
----------------------     ---------     -------------     ------------     ------------     --------     ------------
    Not Applicable              6              2.69%       $ 11,380,317         1.91x         10.187%          51%
      27% - 50%                26             12.57          53,208,117         1.75           9.596           57
       51 - 60                 48             36.04         152,564,358         1.53           9.502           66
       61 - 65                 31             34.37         145,486,615         1.38           8.954           71
       66 - 70                 15              9.30          39,370,494         1.37           9.053           73
       71 - 75                  3              4.87          20,630,520         1.48           8.612           76
       76 - 80                  1              0.17             706,783         1.21           9.000           89
                              ---            ------        ------------         ----           -----           --
Total/Weighted Average        130            100.00%       $423,347,204         1.50x          9.258%          67%
                              ===            ======        ============         ====           =====           ==


                         DISTRIBUTION OF PROPERTY TYPES

                                 MORTGAGE POOL

                                            PERCENTAGE OF                        WEIGHTED       WEIGHTED
                                              AGGREGATE                          AVERAGE        AVERAGE        WEIGHTED
                              NUMBER OF     CUT-OFF DATE      CUT-OFF DATE     DEBT SERVICE     MORTGAGE       AVERAGE
                              MORTGAGE        PRINCIPAL        PRINCIPAL         COVERAGE       INTEREST     CUT-OFF DATE
      PROPERTY TYPE             LOANS          BALANCE          BALANCE           RATIO           RATE           LTV
-------------------------     ---------     -------------     ------------     ------------     --------     ------------
Multifamily                       41             24.82%       $113,396,460         1.45x          8.558%          70%
Office                            18             24.38         111,392,577         1.56           9.451           67
Self-Storage/Mini-Storage         47             16.41          74,954,497         1.53           9.434           65
Retail                            12             13.85          63,287,887         1.58           9.794           63
Mobile Home Park                   5             12.61          57,599,584         1.27           8.597           70
Lodging                            3              3.68          16,831,882         1.76           9.741           64
Nursing Home                       7              3.08          14,059,990         1.99          10.117           63
Industrial/Warehouse               3              0.81           3,701,102         1.42           9.674           68
Restaurant                         1              0.35           1,598,372         1.25          11.950           52
                                 ---            ------        ------------         ----          ------           --

Total/Weighted Average           137            100.00%       $456,822,350         1.51x          9.208%          67%
                                 ===            ======        ============         ====          ======           ==

                         DISTRIBUTION OF PROPERTY TYPES

                                  LOAN GROUP 1

                                         PERCENTAGE OF                        WEIGHTED       WEIGHTED
                                           AGGREGATE                        AVERAGE DEBT     AVERAGE        WEIGHTED
                           NUMBER OF     CUT-OFF DATE      CUT-OFF DATE       SERVICE        MORTGAGE       AVERAGE
                           MORTGAGE        PRINCIPAL        PRINCIPAL         COVERAGE       INTEREST     CUT-OFF DATE
    PROPERTY TYPE            LOANS          BALANCE          BALANCE           RATIO           RATE           LTV
----------------------     ---------     -------------     ------------     ------------     --------     ------------
Multifamily                    5              88.46%       $ 29,610,647         1.63x          8.531%          62%
Nursing Home                   1               8.49           2,840,738         2.27           8.875           75
Industrial/Warehouse           1               3.06           1,023,762         1.49           9.000           68
                             ---             ------         -----------         ----           -----           --
Total/Weighted Average         7             100.00%       $ 33,475,147         1.68x          8.575%          63%
                             ===             ======         ===========         ====           =====          ===

                         DISTRIBUTION OF PROPERTY TYPES

                                  LOAN GROUP 2

                                            PERCENTAGE OF                        WEIGHTED       WEIGHTED
                                              AGGREGATE                          AVERAGE        AVERAGE        WEIGHTED
                              NUMBER OF     CUT-OFF DATE      CUT-OFF DATE     DEBT SERVICE     MORTGAGE       AVERAGE
                              MORTGAGE        PRINCIPAL        PRINCIPAL         COVERAGE       INTEREST     CUT-OFF DATE
      PROPERTY TYPE             LOANS          BALANCE          BALANCE           RATIO           RATE           LTV
-------------------------     ---------     -------------     ------------     ------------     --------     ------------
Office                            18             26.31%       $111,392,577         1.56x          9.451%          67%
Multifamily                       36             19.79          83,785,813         1.39           8.567           73
Self-Storage/Mini-Storage         47             17.71          74,954,497         1.53           9.434           65
Retail                            12             14.95          63,287,887         1.58           9.794           63
Mobile Home Park                   5             13.61          57,599,584         1.27           8.597           70
Lodging                            3              3.98          16,831,882         1.76           9.741           64
Nursing Home                       6              2.65          11,219,252         1.92          10.432           60
Industrial/Warehouse               2              0.63           2,677,340         1.39           9.931           68
Restaurant                         1              0.38           1,598,372         1.25          11.950           52
                                 ---            ------        ------------         ----           -----           --
Total                            130            100.00%       $423,347,204         1.50x          9.258%          67%
                                 ===            ======        ============         ====           =====           ==

                        DISTRIBUTION OF PROPERTY STATES

                                 MORTGAGE POOL

                                       PERCENTAGE OF                        WEIGHTED       WEIGHTED
                                         AGGREGATE                          AVERAGE        AVERAGE        WEIGHTED
                         NUMBER OF     CUT-OFF DATE      CUT-OFF DATE     DEBT SERVICE     MORTGAGE       AVERAGE
                         MORTGAGE        PRINCIPAL        PRINCIPAL         COVERAGE       INTEREST     CUT-OFF DATE
   PROPERTY STATE          LOANS          BALANCE          BALANCE           RATIO           RATE           LTV
--------------------     ---------     -------------     ------------     ------------     --------     ------------
California                   22             17.17%       $ 78,452,484         1.49x          9.486%          67%
Florida                      10             10.98          50,179,408         1.53           9.013           69
Illinois                      3              8.57          39,149,837         1.22           8.592           68
Texas                        20              8.16          37,279,516         1.56           9.021           66
New York                     18              8.05          36,773,610         1.48           9.039           71
Connecticut                   3              5.51          25,160,62l         1.55           8.750           72
Arizona                       6              4.95          22,599,189         1.65           9.026           63
Tennessee                     2              4.52          20,659,258         1.60           9.523           62
Colorado                      9              4.47          20,402,019         1.52           9.195           69
Virginia                      7              3.63          16,600,764         1.71           9.489           59
District of Columbia          2              3.18          14,540,000         1.74           9.813           69
Washington                    1              2.71          12,382,600         1.59           9.907           57
Georgia                       3              2.53          11,575,718         1.15           8.656           80
Louisiana                     4              2.01           9,187,690         1.57           8.853           70
Wisconsin                     1              1.65           7,537,500         1.28           9.988           72
New Jersey                    4              1.61           7,370,838         1.63           8.877           64
Massachusetts                 5              1.56           7,147,840         1.62           9.500           67
New Mexico                    3              1.33           6,098,517         1.81          10.750           51
Pennsylvania                  2              1.14           5,216,276         1.25           8.199           77
Nebraska                      1              1.14           5,200,000         1.51           9.558           65
Wyoming                       1              1.09           4,991,997         1.41           9.670           65
North Carolina                3              1.02           4,640,769         1.50          10.754           57
Michigan                      1              0.71           3,254,885         2.22           9.560           56
Delaware                      1              0.55           2,515,311         1.51           8.000           71
Kansas                        1              0.50           2,289,155         1.30           9.875           72
Minnesota                     1              0.45           2,040,334         1.79           9.875           55
Idaho                         1              0.42           1,935,095         1.52           9.490           57
Maryland                      1              0.27           1,243,224         1.63           9.000           54
South Carolina                1              0.09             397,896         1.88           9.000           39
                            ---            ------        ------------         ----           -----           --
  Total/Weighted
    Average                 137            100.00%       $456,822,350         1.51x          9.208%          67%
                            ===            ======        ============         ====           =====           ==

                        DISTRIBUTION OF PROPERTY STATES

                                  LOAN GROUP 1

                                 PERCENTAGE OF                        WEIGHTED       WEIGHTED
                                   AGGREGATE                        AVERAGE DEBT     AVERAGE        WEIGHTED
                   NUMBER OF     CUT-OFF DATE      CUT-OFF DATE       SERVICE        MORTGAGE       AVERAGE
                   MORTGAGE        PRINCIPAL        PRINCIPAL         COVERAGE       INTEREST     CUT-OFF DATE
PROPERTY STATE       LOANS          BALANCE          BALANCE           RATIO           RATE           LTV
--------------     ---------     -------------     ------------     ------------     --------     ------------
Texas                  4              49.09%       $ 16,433,740         1.60x          8.531%          65%
Arizona                2              47.85          16,017,645         1.77           8.592           61
New Jersey             1               3.06           1,023,762         1.49           9.000           68
                     ---              -----         -----------         ----           -----           --
Total                  7             100.00%       $ 33,475,147         1.68x          8.575%          63%
                     ===              =====         ===========         ====           =====          ===

                        DISTRIBUTION OF PROPERTY STATES

                                  LOAN GROUP 2

                                       PERCENTAGE OF                        WEIGHTED       WEIGHTED
                                         AGGREGATE                          AVERAGE        AVERAGE        WEIGHTED
                         NUMBER OF     CUT-OFF DATE      CUT-OFF DATE     DEBT SERVICE     MORTGAGE       AVERAGE
                         MORTGAGE        PRINCIPAL        PRINCIPAL         COVERAGE       INTEREST     CUT-OFF DATE
   PROPERTY STATE          LOANS          BALANCE          BALANCE           RATIO           RATE           LTV
--------------------     ---------     -------------     ------------     ------------     --------     ------------
California                   22             18.53%       $ 78,452,484         1.49x          9.486%          67%
Florida                      10             11.85          50,179,408         1.53           9.013           69
Illinois                      3              9.25          39,149,837         1.22           8.592           68
New York                     18              8.69          36,773,610         1.48           9.039           71
Connecticut                   3              5.94          25,160,621         1.55           8.750           72
Texas                        16              4.92          20,845,776         1.53           9.406           66
Tennessee                     2              4.88          20,659,258         1.60           9.523           62
Colorado                      9              4.82          20,402,019         1.52           9.195           69
Virginia                      7              3.92          16,600,764         1.71           9.489           59
District of Columbia          2              3.43          14,540,000         1.74           9.813           69
Washington                    1              2.92          12,382,600         1.59           9.907           57
Georgia                       3              2.73          11,575,718         1.15           8.656           80
Louisiana                     4              2.17           9,187,690         1.57           8.853           70
Wisconsin                     1              1.78           7,537,500         1.28           9.988           72
Massachusetts                 5              1.69           7,147,840         1.62           9.500           67
Arizona                       4              1.55           6,581,544         1.37          10.081           67
New Jersey                    3              1.50           6,347,076         1.65           8.857           64
New Mexico                    3              1.44           6,098,517         1.81          10.750           51
Pennsylvania                  2              1.23           5,216,276         1.25           8.199           77
Nebraska                      1              1.23           5,200,000         1.51           9.558           65
Wyoming                       1              1.18           4,991,997         1.41           9.670           65
North Carolina                3              1.10           4,640,769         1.51          10.754           57
Michigan                      1              0.77           3,254,885         2.22           9.560           56
Delaware                      1              0.59           2,515,311         1.51           8.000           71
Kansas                        1              0.54           2,289,155         1.30           9.875           72
Minnesota                     1              0.48           2,040,334         1.79           9.875           55
Idaho                         1              0.46           1,935,095         1.52           9.490           57
Maryland                      1              0.29           1,243,224         1.63           9.000           54
South Carolina                1              0.09             397,896         1.88           9.000           39
                            ---            ------        ------------         ----           -----
                                                                                                             --
Total                       130            100.00%       $423,347,204         1.50x          9.258%          67%
                            ===            ======        ============         ====           =====           ==

                     DISTRIBUTION OF CUT-OFF DATE BALANCES

                                 MORTGAGE POOL

                                                                                 WEIGHTED       WEIGHTED
                                            PERCENTAGE OF                        AVERAGE        AVERAGE        WEIGHTED
                              NUMBER OF       AGGREGATE       CUT-OFF DATE     DEBT SERVICE     CURRENT        AVERAGE
      CUT-OFF DATE            MORTGAGE      CUT-OFF DATE       PRINCIPAL         COVERAGE       MORTGAGE     CUT-OFF DATE
   PRINCIPAL BALANCES           LOANS          BALANCE          BALANCE           RATIO           RATE        LTV RATIO
-------------------------     ---------     -------------     ------------     ------------     --------     ------------
 $  137,790 - $   499,999          7              0.53%       $  2,409,938         1.36x          8.301%          66%
    500,000 -     999,999         17              2.92          13,327,582         1.59           9.358           64
  1,000,000 -   1,999,999         46             14.86          67,898,854         1.54           9.276           66
  2,000,000 -   2,999,999         19             10.14          46,321,404         1.55           9.098           69
  3,000,000 -   3,999,999         12              9.30          42,501,67l         1.68           9.556           63
  4,000,000 -   4,999,999         10              9.71          44,341,625         1.40           9.134           69
  5,000,000 -   5,999,999          6              6.94          31,683,485         1.40           9.250           70
  6,000,000 -   6,999,999          5              7.04          32,150,453         1.53           9.089           72
  7,000,000 -   7,999,999          3              4.84          22,110,502         1.46           8.856           70
  8,000,000 -   8,999,999          2              3.69          16,862,341         1.55           9.791           67
  9,000,000 -   9,999,999          2              4.19          19,150,000         1.59           9.046           72
 10,000,000 -  11,999,999          1              2.60          11,876,625         1.65           9.825           68
 12,000,000 -  13,999,999          4             11.10          50,729,161         1.48           8.947           63
 14,000,000 -  16,999,999          2              6.89          31,487,890         1.62           9.702           63
 20,000,000 -  24,999,999          1              5.25          23,970,819         1.19           8.500           68
                                 ---            ------        ------------         ----           -----           --
   Total/Weighted Average        137            100.00%       $456,822,350         1.51x          9.208%         67%
                                 ===            ======        ============         ====           =====           ==


                     DISTRIBUTION OF CUT-OFF DATE BALANCES

                                  LOAN GROUP 1

                                                                                 WEIGHTED       WEIGHTED
                                            PERCENTAGE OF                      AVERAGE DEBT     AVERAGE        WEIGHTED
                              NUMBER OF       AGGREGATE       CUT-OFF DATE       SERVICE        CURRENT        AVERAGE
      CUT-OFF DATE            MORTGAGE      CUT-OFF DATE       PRINCIPAL         COVERAGE       MORTGAGE     CUT-OFF DATE
   PRINCIPAL BALANCES           LOANS          BALANCE          BALANCE           RATIO           RATE        LTV RATIO
-------------------------     ---------     -------------     ------------     ------------     --------     ------------
$ 1,000,000 - $ 1,999,999         2               8.33%       $  2,788,293         1.47x          8.703%          70%
  2,000,000 -   2,999,999         2              16.33           5,466,802         1.93           8.710           71
  4,000,000 -   4,999,999         1              13.87           4,642,872         1.69           8.531           63
  7,000,000 -   7,999,999         1              22.11           7,400,272         1.60           8.531           65
 12,000,000 -  13,999,999         1              39.36          13,176,907         1.66           8.531           58
                                ---             ------         -----------         ----           -----          ----
                                  7             100.00%       $ 33,475,147         1.68x          8.575%          63%
Total                           ===             ======         ===========         ====           =====          ====


                     DISTRIBUTION OF CUT-OFF DATE BALANCES

                                  LOAN GROUP 2

                                                                                 WEIGHTED       WEIGHTED
                                            PERCENTAGE OF                      AVERAGE DEBT     AVERAGE        WEIGHTED
                              NUMBER OF       AGGREGATE       CUT-OFF DATE       SERVICE        CURRENT        AVERAGE
      CUT-OFF DATE            MORTGAGE      CUT-OFF DATE       PRINCIPAL         COVERAGE       MORTGAGE     CUT-OFF DATE
   PRINCIPAL BALANCES           LOANS          BALANCE          BALANCE           RATIO           RATE        LTV RATIO
-------------------------     ---------     -------------     ------------     ------------     --------     ------------
$   137,790 - $   499,999          7              0.57%       $  2,409,938         1.36x          8.301%          66%
    500,000 -     999,999         17              3.15          13,327,582         1.59           9.358           64
  1,000,000 -   1,999,999         44             15.38          65,110,560         1.55           9.300           66
  2,000,000 -   2,999,999         17              9.65          40,854,601         1.50           9.150           68
  3,000,000 -   3,999,999         12             10.04          42,501,671         1.68           9.556           63
  4,000,000 -   4,999,999          9              9.38          39,698,753         1.36           9.205           70
  5,000,000 -   5,999,999          6              7.48          31,683,485         1.40           9.250           70
  6,000,000 -   6,999,999          5              7.59          32,150,453         1.53           9.089           72
  7,000,000 -   7,999,999          2              3.47          14,710,230         1.39           9.019           73
  8,000,000 -   8,999,999          2              3.98          16,862,341         1.55           9.791           67
  9,000,000 -   9,999,999          2              4.52          19,150,000         1.59           9.046           72
 10,000,000 -  11,999,999          1              2.81          11,876,625         1.65           9.825           68
 12,000,000 -  13,999,999          3              8.87          37,552,254         1.42           9.093           65
 14,000,000 -  16,999,999          2              7.44          31,487,890         1.62           9.702           63
 20,000,000 -  24,999,999          1              5.66          23,970,819         1.19           8.500           68
                                 ---            ------        ------------         ----           -----          ---
   Total/Weighted Average        130            100.00%       $423,347,204         1.50x          9.258%          67%
                                 ===            ======        ============         ====           =====          ===

                      DISTRIBUTION OF YEAR OF ORIGINATION

                                 MORTGAGE POOL

                                      PERCENTAGE OF                        WEIGHTED       WEIGHTED
                                        AGGREGATE                          AVERAGE        AVERAGE        WEIGHTED
                        NUMBER OF     CUT-OFF DATE      CUT-OFF DATE     DEBT SERVICE     MORTGAGE       AVERAGE
                        MORTGAGE        PRINCIPAL        PRINCIPAL         COVERAGE       INTEREST     CUT-OFF DATE
YEAR OF ORIGINATION       LOANS          BALANCE          BALANCE           RATIO           RATE           LTV
-------------------     ---------     -------------     ------------     ------------     --------     ------------
        1993                 5              1.24%       $  5,642,654         1.70x          9.000%          55%
        1994                13              8.91          40,684,426         1.64           8.972           62
        1995                29             17.99          82,180,604         1.47           8.759           70
        1996                90             71.87         328,314,666         1.51           9.353           67
                           ---            ------        ------------         ----           -----           --
Total/Weighted
      Average              137            100.00%       $456,822,350         1.51x          9.208%          67%
                           ===            ======        ============         ====           =====           ==

                      DISTRIBUTION OF YEAR OF ORIGINATION

                                  LOAN GROUP 1

                                         PERCENTAGE OF                        WEIGHTED       WEIGHTED
                                           AGGREGATE                          AVERAGE        AVERAGE        WEIGHTED
                           NUMBER OF     CUT-OFF DATE      CUT-OFF DATE     DEBT SERVICE     MORTGAGE       AVERAGE
                           MORTGAGE        PRINCIPAL        PRINCIPAL         COVERAGE       INTEREST     CUT-OFF DATE
 YEAR OF ORIGINATION         LOANS          BALANCE          BALANCE           RATIO           RATE           LTV
----------------------     ---------     -------------     ------------     ------------     --------     ------------
         1994                  5              88.46%       $ 29,6l0,647       1.63x            8.531%          62%
         1996                  2              11.54           3,864,500       2.07             8.908           73
                               -             ------          ----------       ----             -----           --
Total/Weighted Average         7             100.00%       $ 33,475,147       1.68x            8.575%          63%
                               =             ======          ==========       ====             =====           ==

                      DISTRIBUTION OF YEAR OF ORIGINATION

                                  LOAN GROUP 2

                                         PERCENTAGE OF                        WEIGHTED       WEIGHTED     WEIGHTED
                                           AGGREGATE                          AVERAGE        AVERAGE      AVERAGE
                           NUMBER OF     CUT-OFF DATE      CUT-OFF DATE     DEBT SERVICE     MORTGAGE     CUT-OFF
                           MORTGAGE        PRINCIPAL        PRINCIPAL         COVERAGE       INTEREST       DATE
 YEAR OF ORIGINATION         LOANS          BALANCE          BALANCE           RATIO           RATE         LTV
----------------------     ---------     -------------     ------------     ------------     --------     --------
         1993                   5              1.33%       $  5,642,654         1.70x          9.000%        55%
         1994                   8              2.62          11,073,779         1.66          10.152         61
         1995                  29             19.41          82,180,604         1.47           8.759         70
         1996                  88             76.64         324,450,167         1.50           9.358         67
                              ---            ------        ------------         ----          ------         --
Total/Weighted Average        130            100.00%       $423,347,204         1.50x          9.258%        67%
                              ===            ======        ============         ====          ======         ==

                     DISTRIBUTION OF CURRENT MORTGAGE RATES

                                 MORTGAGE POOL

                                                                              WEIGHTED       WEIGHTED
                                         PERCENTAGE OF                        AVERAGE        AVERAGE        WEIGHTED
                           NUMBER OF       AGGREGATE       CUT-OFF DATE     DEBT SERVICE     CURRENT        AVERAGE
  RANGE OF MORTGAGE        MORTGAGE      CUT-OFF DATE       PRINCIPAL         COVERAGE       MORTGAGE     CUT-OFF DATE
    INTEREST RATES           LOANS          BALANCE          BALANCE           RATIO           RATE        LTV RATIO
----------------------     ---------     -------------     ------------     ------------     --------     ------------
     7.501% -  7.750%           1              0.96%       $  4,371,318         1.79x          7.750%          72%
     7.751  -  8.000           17              5.50          25,135,809         1.41           8.000           73
     8.001  -  8.250            7              6.03          27,566,818         1.32           8.181           77
     8.251  -  8.500            3              6.48          29,623,316         1.32           8.488           67
     8.501  -  8.750           14             16.72          76,387,996         1.53           8.639           67
     8.751  -  9.000           27             12.85          58,705,070         1.51           8.940           68
     9.001  -  9.250            6              3.61          16,480,660         1.53           9.120           70
     9.251  -  9.500           11              6.64          30,329,576         1.47           9.408           67
     9.501  -  9.750           14             15.40          70,366,301         1.52           9.683           65
     9.751  - 10.000           16             15.04          68,709,337         1.57           9.911           64
    10.001  - 10.250           13              6.42          29,336,993         1.60          10.097           67
    10.251  - 10.500            1              0.72           3,271,473         1.26          10.500           66
    10.501  - 10.750            5              2.45          11,172,431         1.68          10.717           58
    10.751  - 11.950            2              1.17           5,365,254         2.24          11.459           40
                              ---            ------        ------------         ----           -----           --
Total/Weighted Average        137            100.00%       $456,822,350         1.51x          9.208%          67%
                              ===            ======        ============         ====           =====           ==

                     DISTRIBUTION OF CURRENT MORTGAGE RATES

                                  LOAN GROUP 1

                                                                              WEIGHTED       WEIGHTED
                                         PERCENTAGE OF                        AVERAGE        AVERAGE        WEIGHTED
       RANGE OF            NUMBER OF       AGGREGATE       CUT-OFF DATE     DEBT SERVICE     CURRENT        AVERAGE
       MORTGAGE            MORTGAGE      CUT-OFF DATE       PRINCIPAL         COVERAGE       MORTGAGE     CUT-OFF DATE
    INTEREST RATES           LOANS          BALANCE          BALANCE           RATIO           RATE        LTV RATIO
----------------------     ---------     -------------     ------------     ------------     --------     ------------
    8.501% - 8.750%            5              88.46%        $29,610,647         1.63x          8.531%          62%
    8.751  - 9.000             2              11.54           3,864,500         2.07           8.908           73
                             ---             ------         -----------         ----           -----           --
Total/Weighted Average         7             100.00%        $33,475,147         1.68x          8.575%          63%
                             ===             ======         ===========         ====           =====           ==

                     DISTRIBUTION OF CURRENT MORTGAGE RATES

                                  LOAN GROUP 2

                                                                               WEIGHTED       WEIGHTED
                                          PERCENTAGE OF                        AVERAGE        AVERAGE        WEIGHTED
                            NUMBER OF       AGGREGATE       CUT-OFF DATE     DEBT SERVICE     CURRENT        AVERAGE
       RANGE OF             MORTGAGE      CUT-OFF DATE       PRINCIPAL         COVERAGE       MORTGAGE     CUT-OFF DATE
MORTGAGE INTEREST RATES       LOANS          BALANCE          BALANCE           RATIO           RATE        LTV RATIO
-----------------------     ---------     -------------     ------------     ------------     --------     ------------
       7.501% -  7.750%         1              1.03%       $  4,371,318         1.79x          7.750%          72%
       7.751  -  8.000         17              5.94          25,135,809         1.41           8.000           73
       8.001  -  8.250          7              6.51          27,566,818         1.32           8.181           77
       8.251  -  8.500          3              7.00          29,623,316         1.32           8.488           67
       8.501  -  8.750          9             11.05          46,777,349         1.47           8.708           70
       8.751  -  9.000         25             12.95          54,840,570         1.48           8.942           68
       9.001  -  9.250          6              3.89          16,480,660         1.53           9.120           70
       9.251  -  9.500         11              7.16          30,329,576         1.47           9.408           67
       9.501  -  9.750         14             16.62          70,366,301         1.52           9.683           65
       9.751  - 10.000         16             16.23          68,709,337         1.57           9.911           64
      10.001  - 10.250         13              6.93          29,336,993         1.60          10.097           67
      10.251  - 10.500          1              0.77           3,271,473         1.26          10.500           66
      10.501  - 10.750          5              2.64          11,172,431         1.68          10.717           58
      10.751  - 11.950          2              1.27           5,365,254         2.24          11.459           40
                              ---            ------        ------------         ----          ------
 Total/Weighted Average       130            100.00%       $423,347,204         1.50x          9.258%          67%
                              ===            ======        ============         ====          ======           ==

                         DISTRIBUTION OF PAYMENT TYPES

                                 MORTGAGE POOL

                                         PERCENTAGE OF                        WEIGHTED       WEIGHTED
                                           AGGREGATE                          AVERAGE        AVERAGE        WEIGHTED
                           NUMBER OF     CUT-OFF DATE      CUT-OFF DATE     DEBT SERVICE     MORTGAGE       AVERAGE
                           MORTGAGE        PRINCIPAL        PRINCIPAL         COVERAGE       INTEREST     CUT-OFF DATE
     PAYMENT TYPE            LOANS          BALANCE          BALANCE           RATIO           RATE           LTV
----------------------     ---------     -------------     ------------     ------------     --------     ------------
Amortizing Balloon            112             76.89%       $351,250,284         1.48x          9.070%          68%
IO then Amort. Balloon         10             18.73          85,557,225         1.56           9.664           67
Cash Flow Balloon               9              1.89           8,634,525         1.63           9.000           62
Fully Amortizing                6              2.49          11,380,317         1.91          10.187           51
                                                                                                               --
                              ---            ------        ------------         ----          ------
Total/Weighted Average        137            100.00%       $456,822,350         1.51x          9.208%          67%
                              ===            ======        ============         ====          ======           ==

                         DISTRIBUTION OF PAYMENT TYPES

                                  LOAN GROUP 1

                                         PERCENTAGE OF                        WEIGHTED       WEIGHTED     WEIGHTED
                                           AGGREGATE                          AVERAGE        AVERAGE      AVERAGE
                           NUMBER OF     CUT-OFF DATE      CUT-OFF DATE     DEBT SERVICE     MORTGAGE     CUT-OFF
                           MORTGAGE        PRINCIPAL        PRINCIPAL         COVERAGE       INTEREST       DATE
     PAYMENT TYPE            LOANS          BALANCE          BALANCE           RATIO           RATE         LTV
----------------------     ---------     -------------     ------------     ------------     --------     --------
Amortizing Balloon             7             100.00%        $33,475,147         1.68x          8.575%        63%
                               -             ------          ----------         ----           -----         ==
Total/Weighted Average         7             100.00%        $33,475,147         1.68x          8.575%        63%
                               =             ======          ==========         ====           =====         ==

                         DISTRIBUTION OF PAYMENT TYPES

                                  LOAN GROUP 2

                                         PERCENTAGE OF                        WEIGHTED       WEIGHTED
                                           AGGREGATE                        AVERAGE DEBT     AVERAGE        WEIGHTED
                           NUMBER OF     CUT-OFF DATE      CUT-OFF DATE       SERVICE        MORTGAGE       AVERAGE
                           MORTGAGE        PRINCIPAL        PRINCIPAL         COVERAGE       INTEREST     CUT-OFF DATE
     PAYMENT TYPE            LOANS          BALANCE          BALANCE           RATIO           RATE           LTV
----------------------     ---------     -------------     ------------     ------------     --------     ------------
Amortizing Balloon            105             75.06%       $317,775,137       1.46x             9.122%         68%
IO then Amort. Balloon         10             20.21          85,557,225       1.56              9.664          67
Cash Flow Balloon               9              2.04           8,634,525       1.63              9.000          62
Fully Amortizing                6              2.69          11,380,317       1.91             10.187          51
                              ---            ------        ------------       ----             -----          ---
Total/Weighted Average        130            100.00%       $423,347,204       1.50x            9.258%          67%
                              ===            ======        ============       ====             =====          ===

                           DISTRIBUTION OF SEASONING

                                 MORTGAGE POOL

                                         PERCENTAGE OF                        WEIGHTED       WEIGHTED
                                           AGGREGATE                          AVERAGE        AVERAGE        WEIGHTED
                           NUMBER OF     CUT-OFF DATE      CUT-OFF DATE     DEBT SERVICE     MORTGAGE       AVERAGE        WEIGHTED
       RANGE OF            MORTGAGE        PRINCIPAL        PRINCIPAL         COVERAGE       INTEREST     CUT-OFF DATE      AVERAGE
   SEASONING (MOS.)          LOANS          BALANCE          BALANCE           RATIO           RATE           LTV          SEASONING
----------------------     ---------     -------------     ------------     ------------     --------     ------------     ---------
       New Loan                 1              1.88%       $  8,585,000         1.79x          9.850%          66%              0
        1 -  5                 49             45.31         206,965,161         1.48           9.500           66               3
        6 - 10                 59             30.28         138,305,604         1.51           8.933           70               8
       11 - 20                 10             12.40          56,639,505         1.48           8.903           69              15
       21 - 30                 13              8.91          40,684,426         1.64           8.972           62              25
       31 - 40                  5              1.24           5,642,654         1.70           9.000           55              35
                              ---            ------        ------------         ----           -----           --              --
Total/Weighted Average        137            100.00%       $456,822,350         1.51x          9.208%          67%              8
                              ===            ======        ============         ====           =====           ==              ==

                           DISTRIBUTION OF SEASONING

                                  LOAN GROUP 1

                                    PERCENTAGE OF                        WEIGHTED       WEIGHTED
                                      AGGREGATE                          AVERAGE        AVERAGE         WEIGHTED
                      NUMBER OF     CUT-OFF DATE      CUT-OFF DATE     DEBT  SERVICE    MORTGAGE        AVERAGE        WEIGHTED
    RANGE OF          MORTGAGE        PRINCIPAL        PRINCIPAL         COVERAGE       INTEREST     CUT-OFF DATE      AVERAGE
SEASONING (MOS.)        LOANS          BALANCE          BALANCE           RATIO           RATE           LTV          SEASONING
-----------------     ---------     -------------     ------------     ------------     --------     ------------     ---------
   4 - 5                  2              11.54%       $  3,864,500       2.07x            8.908%          73%              4
  21 - 30                 5              88.46          29,610,647       1.63             8.531           62              25
                        ---             ------         -----------       ----             -----          ---             ---
   Total                  7             100.00%       $ 33,475,147       1.68x            8.575%          63%             23
                        ===             ======         ===========       ====             =====          ===             ===

                           DISTRIBUTION OF SEASONING

                                  LOAN GROUP 2

                                    PERCENTAGE OF                        WEIGHTED       WEIGHTED
                                      AGGREGATE                        AVERAGE DEBT     AVERAGE        WEIGHTED       WEIGHTED
                      NUMBER OF     CUT-OFF DATE      CUT-OFF DATE       SERVICE        MORTGAGE       AVERAGE         AVERAGE
    RANGE OF          MORTGAGE        PRINCIPAL        PRINCIPAL         COVERAGE       INTEREST     CUT-OFF DATE     SEASONING
SEASONING (MOS.)        LOANS          BALANCE          BALANCE           RATIO           RATE           LTV           (MOS.)
-----------------     ---------     -------------     ------------     ------------     --------     ------------     ---------
New Loan                   1              2.03%       $  8,585,000       1.79             9.850%          66%              0
 1 -  5                   47             47.97         203,100,662       1.47             9.512           66               3
 6 - 10                   59             32.67         138,305,604       1.51             8.933           70               8
11 - 20                   10             13.38          56,639,505       1.48             8.903           69              15
21 - 30                    8              2.62          11,073,779       1.66            10.152           61              24
31 - 40                    5              1.33           5,642,654       1.70             9.000           55              35
                         ---            ------        ------------       ----            ------           --              --
Total                    130            100.00%       $423,347,204       1.50             9.258%          67%              7
                         ===            ======        ============       ====            ======           ==              ==

                  DISTRIBUTION OF REMAINING TERMS TO MATURITY

                                 MORTGAGE POOL

                                                                                                                     WEIGHTED
                                        PERCENTAGE OF                      WEIGHTED      WEIGHTED                    AVERAGE
                                          AGGREGATE                        AVERAGE       AVERAGE       WEIGHTED      REMAINING
                           NUMBER OF    CUT-OFF DATE     CUT-OFF DATE    DEBT SERVICE    MORTGAGE      AVERAGE      TERM TO
   RANGE OF REMAINING        MORTGAGE    PRINCIPAL       PRINCIPAL        COVERAGE      INTEREST    CUT-OFF DATE     MATURITY
TERMS TO MATURITY (MOS.)       LOANS      BALANCE         BALANCE          RATIO          RATE          LTV           (MOS.)
------------------------   ---------    -------------    ------------    ------------    --------    ------------    --------
        31 -  60               14            19.50%      $ 89,066,273        1.47x         9.409%         68%            53
        61 -  90               23            21.08         96,293,910        1.50          9.130          67             76
        91 - 120               86            52.13        238,159,506        1.54          9.174          66            111
       151 - 180               11             6.18         28,215,104        1.50          9.059          68            172
       181 - 210                1             0.26          1,187,252        1.28          8.125          79            182
       211 - 240                1             0.35          1,598,372        1.25         11.950          52            239
       271 - 300                1             0.50          2,301,934        1.59          8.625          72            292
                              ---           ------       ------------        ----          -----          --            ---
 Total/Weighted Average       137           100.00%      $456,822,350        1.51x         9.208%         67%            98
                              ===           ======       ============        ====          =====          ==            ===

                  DISTRIBUTION OF REMAINING TERMS TO MATURITY

                                  LOAN GROUP 1

                                         PERCENTAGE OF                        WEIGHTED       WEIGHTED                      WEIGHTED
                                           AGGREGATE                        AVERAGE DEBT     AVERAGE        WEIGHTED        AVERAGE
                           NUMBER OF     CUT-OFF DATE      CUT-OFF DATE       SERVICE        MORTGAGE       AVERAGE        REMAINING
  RANGE OF REMAINING       MORTGAGE        PRINCIPAL        PRINCIPAL         COVERAGE       INTEREST     CUT-OFF DATE      TERM TO
  TERMS TO MATURITY          LOANS          BALANCE          BALANCE           RATIO           RATE           LTV          MATURITY
----------------------     ---------     -------------     ------------     ------------     --------     ------------     ---------
       61 -  90                1               8.49%       $  2,840,738         2.27x          8.875%          75%             80
       91 - 120                6              91.51          30,634,409         1.62           8.547           62              96
                              --             ------        ------------         ----           -----           --              --
Total/Weighted Average         7             100.00%       $ 33,475,147         1.68x          8.575%          63%             94
                              ==             ======        ============         ====           =====           ==              ==

                  DISTRIBUTION OF REMAINING TERMS TO MATURITY

                                  LOAN GROUP 2

                                                                                                                        WEIGHTED
                                         PERCENTAGE OF                     WEIGHTED      WEIGHTED                        AVERAGE
                                           AGGREGATE                     AVERAGE DEBT    AVERAGE        WEIGHTED       REMAINING
                            NUMBER OF    CUT-OFF DATE    CUT-OFF DATE      SERVICE       MORTGAGE       AVERAGE         TERM TO
  RANGE OF REMAINING        MORTGAGE       PRINCIPAL      PRINCIPAL        COVERAGE      INTEREST     CUT-OFF DATE      MATURITY
TERMS TO MATURITY (MOS.)      LOANS         BALANCE        BALANCE          RATIO          RATE           LTV            (MOS.)
------------------------   ---------    -------------   ------------    ------------    --------     ------------     ------------
        31 -  60                14         21.04%       $ 89,066,273        1.47x         9.409%          68%              53
        61 -  90                22         22.07          93,453,173        1.47          9.138           67               76
        91 - 120                80         49.02         207,525,097        1.53          9.267           67              114
       151 - 180                11          6.66          28,215,104        1.50          9.059           68              172
       181 - 210                 1          0.28           1,187,252        1.28          8.125           79              182
       211 - 240                 1          0.38           1,598,372        1.25         11.950           52              239
       271 - 300                 1          0.54           2,301,934        1.59          8.625           72              292
                               ---        ------        ------------        ----          -----          ---              ---
 Total/Weighted Average        130        100.00%       $423,347,204        1.50x         9.258%          67%              98
                               ===        ======        ============        ====          =====          ===              ===


                  DISTRIBUTION OF ORIGINAL AMORTIZATION TERMS

                                 MORTGAGE POOL

                                          PERCENTAGE OF                      WEIGHTED      WEIGHTED                      WEIGHTED
                                            AGGREGATE                        AVERAGE       AVERAGE       WEIGHTED        AVERAGE
                             NUMBER OF    CUT-OFF DATE     CUT-OFF DATE    DEBT SERVICE    MORTGAGE      AVERAGE         ORIGINAL
    RANGE OF ORIGINAL        MORTGAGE       PRINCIPAL       PRINCIPAL        COVERAGE      INTEREST    CUT-OFF DATE    AMORTIZATION
AMORTIZATION TERMS (MOS.)      LOANS         BALANCE         BALANCE          RATIO          RATE          LTV         TERM (MOS.)
-------------------------    ---------    -------------    ------------    ------------    --------    ------------    ------------
        91 - 120                  1             0.21%      $    938,228        2.07x         8.125%         36%             120
       151 - 180                  4             1.73          7,924,219        2.01         10.453          49              180
       211 - 240                 10             5.97         27,286,162        1.73         10.094          63              240
       241 - 270                  1             1.43          6,554,925        1.61          9.020          69              241
       271 - 300                 83            53.73        245,468,017        1.54          9.367          67              300
       301 - 330                  3             2.63         12,028,128        1.38          8.964          73              324
       331 - 360                 35            34.29        156,622,67l        1.41          8.775          69              358
                                ---           ------       ------------        ----         ------          --              ---
 Total/Weighted Average         137           100.00%      $456,822,350        1.51x         9.208%         67%             314
                                ===            ======      ============        ====          =====          ==              ===



                  DISTRIBUTION OF ORIGINAL AMORTIZATION TERMS

                                  LOAN GROUP 1

                                         PERCENTAGE OF                      WEIGHTED      WEIGHTED                     WEIGHTED
                                           AGGREGATE                        AVERAGE       AVERAGE       WEIGHTED       AVERAGE
                             NUMBER OF   CUT-OFF DATE     CUT-OFF DATE    DEBT SERVICE    MORTGAGE      AVERAGE        ORIGINAL
    RANGE OF ORIGINAL        MORTGAGE      PRINCIPAL       PRINCIPAL        COVERAGE      INTEREST    CUT-OFF DATE   AMORTIZATION
AMORTIZATION TERMS (MOS.)      LOANS        BALANCE         BALANCE          RATIO          RATE          LTV        TERM (MOS.)
-------------------------    ---------   -------------    ------------    ------------    --------    ------------   ------------
211 - 240                        1             3.06%      $  1,023,762        1.49x         9.000%         68%            240
271 - 300                        1             8.49          2,840,738        2.27          8.875          75             300
331 - 360                        5            88.46         29,610,647        1.63          8.531          62             360
                               ---           ------       ------------        ----          -----          --             ---
Total/Weighted Average           7           100.00%      $ 33,475,147        1.68x         8.575%         63%            351
                               ===           ======       ============        ====          =====          ==             ===


                  DISTRIBUTION OF ORIGINAL AMORTIZATION TERMS

                                  LOAN GROUP 2

                                          PERCENTAGE OF                      WEIGHTED       WEIGHTED     WEIGHTED       WEIGHTED
                                            AGGREGATE                        AVERAGE        AVERAGE      AVERAGE        AVERAGE
                             NUMBER OF    CUT-OFF DATE     CUT-OFF DATE    DEBT SERVICE     MORTGAGE     CUT-OFF        ORIGINAL
    RANGE OF ORIGINAL        MORTGAGE       PRINCIPAL       PRINCIPAL        COVERAGE       INTEREST       DATE       AMORTIZATION
AMORTIZATION TERMS (MOS.)      LOANS         BALANCE         BALANCE          RATIO           RATE         LTV        TERM (MOS.)
-------------------------    ---------    -------------    ------------    ------------     --------     --------     ------------
        91 - 120                  1             0.22%      $    938,228        2.07x          8.125%        36%            120
       151 - 180                  4             1.87          7,924,219        2.01          10.453         49             180
       211 - 240                  9             6.20         26,262,400        1.73          10.136         63             240
       241 - 270                  1             1.55          6,554,925        1.61           9.020         69             241
       271 - 300                 82            57.31        242,627,279        1.53           9.372         67             300
       301 - 330                  3             2.84         12,028,128        1.38           8.964         73             324
       331 - 360                 30            30.00        127,012,024        1.36           8.832         70             357
                                ---           ------       ------------        ----          ------         --             ---
 Total/Weighted Average         130           100.00%      $423,347,204        1.50x          9.258%        67%            311
                                ===           ======       ============        ====           =====         ==             ===


                  DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                 MORTGAGE POOL

                                         PERCENTAGE OF                        WEIGHTED       WEIGHTED                     WEIGHTED
                                           AGGREGATE                          AVERAGE        AVERAGE      WEIGHTED        AVERAGE
                            NUMBER OF    CUT-OFF DATE      CUT-OFF DATE     DEBT SERVICE     MORTGAGE     AVERAGE         REMAINING
   RANGE OF REMAINING       MORTGAGE      PRINCIPAL        PRINCIPAL         COVERAGE       INTEREST     CUT-OFF DATE   AMORTIZATION
AMORTIZATION TERMS (MOS.)     LOANS        BALANCE          BALANCE           RATIO           RATE          LTV          TERM (MOS.)
-------------------------   ---------   -------------     ------------     ------------     --------     ------------   ------------
        91 - 120                 1           0.21%       $    938,228         2.07x          8.125%          36%             109
       151 - 180                 5           1.82           8,322,115         2.01          10.383           49              176
       181 - 210                 1           0.35           l,605,796         1.71           9.000           55              204
       211 - 240                16           7.21          32,942,945         1.73           9.935           62              236
       241 - 270                 3           1.77           8,078,508         1.56           9.016           71              244
       271 - 300                74          51.84         236,833,492         1.53           9.380           67              296
       301 - 330                 3           2.63          12,028,128         1.38           8.964           73              322
       331 - 360                34          34.16         156,073,137         1.41           8.768           69              349
                               ---         ------        ------------         ----          ------           --              ---
 Total/Weighted Average        137         100.00%       $456,822,350         1.51x          9.208%          67%             306
                               ===         ======        ============         ====           =====           ==              ===

                  DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                  LOAN GROUP 1

                                           PERCENTAGE OF                       WEIGHTED       WEIGHTED                   WEIGHTED
                                             AGGREGATE                         AVERAGE        AVERAGE      WEIGHTED      AVERAGE
                              NUMBER OF    CUT-OFF DATE      CUT-OFF DATE    DEBT SERVICE     MORTGAGE     AVERAGE      REMAINING
   RANGE OF REMAINING        MORTGAGE       PRINCIPAL        PRINCIPAL        COVERAGE       INTEREST    CUT-OFF DATE  AMORTIZATION
AMORTIZATION TERMS (MOS.)      LOANS         BALANCE          BALANCE          RATIO           RATE          LTV       TERM (MOS.)
-------------------------    ---------    -------------     ------------    ------------     --------    ------------  ------------
       211 - 240                 1              3.06%       $  1,023,762        1.49x          9.000%        68%          236
       271 - 300                 1              8.49           2,840,738        2.27           8.875         75           296
       331 - 360                 5             88.46          29,610,647        1.63           8.531         62           334
                               ---            ------         -----------        ----           -----         --           ---
 Total/Weighted Average          7            100.00%       $ 33,475,147        1.68x          8.575%        63%          328
                               ===            ======         ===========        ====           =====         ==           ===


                  DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                  LOAN GROUP 2

                                          PERCENTAGE OF                        WEIGHTED      WEIGHTED                    WEIGHTED
                                            AGGREGATE                          AVERAGE       AVERAGE       WEIGHTED      AVERAGE
                            NUMBER OF     CUT-OFF DATE      CUT-OFF DATE     DEBT SERVICE    MORTGAGE      AVERAGE      REMAINING
   RANGE OF REMAINING       MORTGAGE        PRINCIPAL        PRINCIPAL         COVERAGE      INTEREST    CUT-OFF DATE  AMORTIZATION
AMORTIZATION TERMS (MOS.)     LOANS          BALANCE          BALANCE           RATIO          RATE         LTV        TERM (MOS.)
-------------------------   ---------     -------------     ------------     ------------    --------   ------------   ------------
        91 - 120                 1              0.22%       $    938,228         2.07x         8.125%        36%          109
       151 - 180                 5              1.97           8,322,115         2.01         10.383         49           176
       181 - 210                 1              0.38           1,605,796         1.71          9.000         55           204
       211 - 240                15              7.54          31,919,183         1.74          9.965         62           236
       241 - 270                 3              1.91           8,078,508         1.56          9.016         71           244
       271 - 300                73             55.27         233,992,754         1.53          9.386         67           296
       301 - 330                 3              2.84          12,028,128         1.38          8.964         73           322
       331 - 360                29             29.87         126,462,490         1.36          8.823         70           352
                               ---            ------        ------------         ----          -----         --           ---
 Total/Weighted Average        130            100.00%       $423,347,204         1.50x         9.258%        67%          305
                               ===            ======        ============         ====          =====         ==           ===

                PREPAYMENT LOCK-OUT/PREPAYMENT PREMIUM ANALYSIS
                     OUTSTANDING PRINCIPAL BALANCE ANALYSIS

                                 MORTGAGE POOL

                                DEC. 1, 1996     DEC. 1, 1997     DEC. 1, 1998     DEC. 1, 1999     DEC. 1, 2000     DEC. 1, 2001
                                ------------     ------------     ------------     ------------     ------------     ------------
Locked Out                           19.94%           18.34%           13.33%            8.14%            6.39%            4.61%
Yield Maintenance                    72.86            74.46            79.45            77.09            75.49            77.11
5.00 - 5.99%                          0.00             0.00             0.00             0.96             0.00             0.00
4.00 - 4.99%                          0.00             0.00             0.00             0.00             0.99             0.00
3.00 - 3.99%                          6.48             0.00             0.00             0.82             0.00             1.12
2.00 - 2.99%                          0.72             7.21             0.00             0.43             0.84             0.00
1.00 - 1.99%                          0.00             0.00             7.22             6.03             3.40             0.95
No Penalty                            0.00             0.00             0.00             6.52            12.89            16.21
                                    ------           ------           ------           ------           ------           ------
Total                               100.00%          100.00%          100.00%          100.00%          100.00%          100.00%
                                    ======           ======           ======           ======           ======           ======
Aggregate Principal Balance
  of the Mortgage Loans
  ($ Millions)(a)                 $ 456.82         $ 452.26         $ 446.67         $ 440.54         $ 423.90         $ 365.85
Percentage of Aggregate
  Cut-off Date Balance of
  the Mortgage Loans
  Outstanding                       100.00%           99.00%           97.78%           96.44%           92.79%           80.09%

                             DEC. 1, 2002     DEC. 1, 2003     DEC. 1, 2004     DEC. 1, 2005     DEC. 1, 2006
                             ------------     ------------     ------------     ------------     ------------
Locked Out                         5.08%            6.30%            7.33%            5.38%            0.00%
Yield Maintenance                 72.28            73.85            84.10            47.36            29.28
5.00 - 5.99%                       0.00             0.00             0.00             2.29            45.57
4.00 - 4.99%                       0.00             0.00             0.00             0.00            17.94
3.00 - 3.99%                       1.24             0.54             0.00             0.00             0.00
2.00 - 2.99%                       1.23             1.54             0.62             0.00             0.00
1.00 - 1.99%                       0.15             4.10             4.71             0.86             7.21
No Penalty                        20.01            13.67             3.24            44.11             0.00
                                 ------           ------           ------           ------           ------
Total                            100.00%          100.00%          100.00%          100.00%          100.00%
                                 ======           ======           ======           ======           ======
Aggregate Principal Balance
  of the Mortgage Loans
  ($ Millions)(a)              $ 327.34         $ 259.99         $ 219.68         $ 205.93         $  25.79
Percentage of Aggregate
  Cut-off Date Balance of
  the Mortgage Loans
  Outstanding                     71.66%           56.91%           48.09%           45.08%            5.64%

(a) Based upon the Maturity Assumptions and a 0% CPR.

                PREPAYMENT LOCK-OUT/PREPAYMENT PREMIUM ANALYSIS
                     OUTSTANDING PRINCIPAL BALANCE ANALYSIS

                                  LOAN GROUP 1

                                  DEC. 1, 1996     DEC. 1, 1997     DEC. 1, 1998     DEC. 1, 1999     DEC. 1, 2000     DEC. 1, 2001
                                  ------------     ------------     ------------     ------------     ------------     ------------
Locked out                            11.54%            3.03%            3.00%            0.00%            0.00%            0.00%
Yield Maintenance                      0.00             8.47             8.45            11.38            11.31            11.23
5.00 - 5.99%                           0.00             0.00             0.00             0.00             0.00             0.00
4.00 - 4.99%                           0.00             0.00             0.00             0.00             0.00             0.00
3.00 - 3.99%                          88.46             0.00             0.00             0.00             0.00             0.00
2.00 - 2.99%                           0.00            88.50             0.00             0.00             0.00             0.00
1.00 - 1.99%                           0.00             0.00            88.56             0.00             0.00             0.00
No Penalty                             0.00             0.00             0.00            88.62            88.69            88.77
                                     ------           ------           ------           ------           ------           ------
Total                                100.00%          100.00%          100.00%          100.00%          100.00%          100.00%
                                     ======           ======           ======           ======           ======           ======
Aggregate Principal Balance
  of the Mortgage Loans
  ($ Millions)(a)                    $33.48           $33.15           $32.78           $32.39           $31.96           $31.50
Percentage of Cut-off Date
  Balance of the Mortgage
  Loans Outstanding                  100.00%           99.01%           97.93%           96.76%           95.48%           94.09%

                               DEC. 1, 2002     DEC. 1, 2003     DEC. 1, 2004     DEC. 1, 2005     DEC. 1, 2006
                               ------------     ------------     ------------     ------------     ------------
Locked out                          0.00%            0.00%            0.00%            0.00%           0.00%
Yield Maintenance                  11.14             3.00           100.00           100.00            0.00
5.00 - 5.99%                        0.00             0.00             0.00             0.00            0.00
4.00 - 4.99%                        0.00             0.00             0.00             0.00            0.00
3.00 - 3.99%                        0.00             0.00             0.00             0.00            0.00
2.00 - 2.99%                        0.00             0.00             0.00             0.00            0.00
1.00 - 1.99%                        0.00             0.00             0.00             0.00            0.00
No Penalty                         88.86            97.00             0.00             0.00            0.00
                                  ------           ------           ------           ------          ------
Total                             100.00%          100.00%          100.00%          100.00%           0.00%
                                  ======           ======           ======           ======          ======
Aggregate Principal Balance
  of the Mortgage Loans
  ($ Millions)(a)                 $30.99           $27.92            $0.80            $0.76           $0.00
Percentage of Cut-off Date
  Balance of the Mortgage
  Loans Outstanding                92.58%           83.40%            2.39%            2.27%           0.00%

(a) Based upon the Maturity Assumptions and a 0% CPR.

                PREPAYMENT LOCK-OUT/PREPAYMENT PREMIUM ANALYSIS
                     OUTSTANDING PRINCIPAL BALANCE ANALYSIS

                                  LOAN GROUP 2

                                  DEC. 1, 1996     DEC. 1, 1997     DEC. 1, 1998     DEC. 1, 1999     DEC. 1, 2000     DEC. 1, 2001
                                  ------------     ------------     ------------     ------------     ------------     ------------
Locked out                             20.61%           19.55%           14.14%            8.79%            6.91%            5.05%
Yield Maintenance                      78.62            79.68            85.08            82.31            80.73            83.31
5.00 - 5.99%                            0.00             0.00             0.00             1.04             0.00             0.00
4.00 - 4.99%                            0.00             0.00             0.00             0.00             1.07             0.00
3.00 - 3.99%                            0.00             0.00             0.00             0.88             0.00             1.23
2.00 - 2.99%                            0.77             0.78             0.00             0.47             0.91             0.00
1.00 - 1.99%                            0.00             0.00             0.78             6.51             3.68             1.04
No Penalty                              0.00             0.00             0.00             0.00             6.71             9.37
                                      ------           ------           ------           ------           ------           ------
Total                                 100.00%          100.00%          100.00%          100.00%          100.00%          100.00%
                                      ======           ======           ======           ======           ======           ======
Aggregate Principal Balance
  of the Mortgage Loans
  ($ Millions)(a)                   $ 423.35         $ 419.11         $ 413.88         $ 408.15         $ 391.93         $ 334.36
Percentage of Cut-off Date
  Balance of the Mortgage
  Loans Outstanding                      100%           99.00%           97.76%           96.41%           92.58%           78.98%

                               DEC. 1, 2002     DEC. 1, 2003     DEC. 1, 2004     DEC. 1, 2005     DEC. 1, 2006
                               ------------     ------------     ------------     ------------     ------------
Locked out                           5.61%            7.06%            7.36%            5.40%           0.00%
Yield Maintenance                   78.68            82.37            84.04            47.17           29.28
5.00 - 5.99%                         0.00             0.00             0.00             2.30           45.57
4.00 - 4.99%                         0.00             0.00             0.00             0.00           17.94
3.00 - 3.99%                         1.37             0.60             0.00             0.00            0.00
2.00 - 2.99%                         1.36             1.73             0.62             0.00            0.00
1.00 - 1.99%                         0.17             4.60             4.73             0.86            7.21
No Penalty                          12.81             3.65             3.25            44.27            0.00
                                   ------           ------           ------           ------          ------
Total                              100.00%          100.00%          100.00%          100.00%         100.00%
                                   ======           ======           ======           ======          ======

Aggregate Principal Balance
  of the Mortgage Loans
  ($ Millions)(a)                $ 296.35         $ 232.07         $ 218.87         $ 205.17          $25.79
Percentage of Cut-off Date
  Balance of the Mortgage
  Loans Outstanding                 70.00%           54.82%           51.70%           48.46%           6.09%

(a) Based upon the Maturity Assumptions and a 0% CPR.

                                                                         ANNEX B

                               FORM OF STATEMENT
                             TO CERTIFICATEHOLDERS

            GMAC COMMERCIAL MORTGAGE SECURITIES, INC., AS DEPOSITOR
 GMAC COMMERCIAL MORTGAGE CORPORATION, AS A SERVICER AND A MORTGAGE LOAN SELLER
               CONTITRADE SERVICES L.L.C., A MORTGAGE LOAN SELLER
 INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, A MORTGAGE LOAN SELLER
                STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1996-C1         Statement Date:
                                                        Payment Date:
                                                        Prior Payment:
                                                        Record Date:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           REPORTING PACKAGE CONTENTS

                                                 NUMBER OF PAGES    DESCRIPTION
                                                 ---------------    --------------------------------------------------------------
    Table of Contents                                   1           Summary of Reports
    REMIC Certificate Report                            1           Payment information by Certificate Class
    Other Related Information                           2           Miscellaneous reporting items as per pooling agreement
    Delinquency/Prepayment/Rate History Report          1           Rolling 15 months of summarized information
    Delinquency Detail Report                           1           Detail listing of all loans not paid through the most recent payment due date
    Mortgage Loan Stratification Report                 1           Update of selected stratification tables for all outstanding loans and loan groups
    Loan Level Detail Listing                           1           Current status of all loans assigned to the trust on the
                                                                    Closing Date
    Total pages included in this package                8
                                                        -
    Appendix A -- Special Servicing Summary             1           Current summary information regarding loans now specially
                                                                    serviced
    Appendix B -- Special Servicing Detail              1           Current detail information regarding loans now specially
                                                                    serviced
    Appendix C -- Loan Modification Detail              1           Cumulative list of all loan modifications executed since the
                                                                    Closing Date
    Appendix D -- Realized Loss Detail                  1           Cumulative list of all loans experiencing realized losses
                                                                    since the Closing Date

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                                        ANNEX B

            GMAC COMMERCIAL MORTGAGE SECURITIES, INC., AS DEPOSITOR
 GMAC COMMERCIAL MORTGAGE CORPORATION, AS A SERVICER AND A MORTGAGE LOAN SELLER
               CONTITRADE SERVICES, L.L.C. A MORTGAGE LOAN SELLER
 INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, A MORTGAGE LOAN SELLER
                STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1996-C1         Statement Date:
                                                        Payment Date:
                                                        Prior Payment:
                                                        Record Date:

---------------------------------------------------------------------------------------------------------------------------
                   ORIGINAL        OPENING       PRINCIPAL       PRINCIPAL        NEGATIVE         CLOSING       INTEREST
        CLASS     FACE VALUE       BALANCE        PAYMENT      ADJ. OR LOSS     AMORTIZATION       BALANCE        PAYMENT
        CUSIP     PER $1,000     PER $1,000     PER $1,000      PER $1,000       PER $1,000      PER $1,000     PER $1,000
    -----------------------------------------------------------------------------------------------------------------------
    -----------------------------------------------------------------------------------------------------------------------
    -----------------------------------------------------------------------------------------------------------------------
    -----------------------------------------------------------------------------------------------------------------------
    -----------------------------------------------------------------------------------------------------------------------
    -----------------------------------------------------------------------------------------------------------------------
    -----------------------------------------------------------------------------------------------------------------------
    -----------------------------------------------------------------------------------------------------------------------
    -----------------------------------------------------------------------------------------------------------------------
    -----------------------------------------------------------------------------------------------------------------------
    -----------------------------------------------------------------------------------------------------------------------
    -----------------------------------------------------------------------------------------------------------------------
    -----------------------------------------------------------------------------------------------------------------------
    -----------------------------------------------------------------------------------------------------------------------
    -----------------------------------------------------------------------------------------------------------------------
    -----------------------------------------------------------------------------------------------------------------------
    -----------------------------------------------------------------------------------------------------------------------
    -----------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------


    ---------------------------------------
       INTEREST      PASS-THROUGH
      ADJUSTMENT         RATE
      PER $1,000       NEXT RATE

    ------------------------------------------
    ------------------------------------------
    ------------------------------------------
    ------------------------------------------
    ------------------------------------------
    ------------------------------------------
    ------------------------------------------
    ------------------------------------------
    ------------------------------------------
    ------------------------------------------
    ------------------------------------------
    ------------------------------------------
    ------------------------------------------
    ------------------------------------------
    ------------------------------------------
    ------------------------------------------
    ------------------------------------------
----------------------------------------------

                                       -----------------------------------------
                                        Total P&I Payment
                                       -----------------------------------------

            GMAC COMMERCIAL MORTGAGE SECURITIES, INC., AS DEPOSITOR
 GMAC COMMERCIAL MORTGAGE CORPORATION, AS A SERVICER AND A MORTGAGE LOAN SELLER
               CONTITRADE SERVICES L.L.C., A MORTGAGE LOAN SELLER
 INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, A MORTGAGE LOAN SELLER
                STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1996-C1         Statement Date:
                                                        Payment Date:
                                                        Prior Payment:
                                                        Record Date:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

            GMAC COMMERCIAL MORTGAGE SECURITIES, INC., AS DEPOSITOR
 GMAC COMMERCIAL MORTGAGE CORPORATION, AS A SERVICER AND A MORTGAGE LOAN SELLER
               CONTITRADE SERVICES L.L.C., A MORTGAGE LOAN SELLER
 INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, A MORTGAGE LOAN SELLER
                STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1996-C1         Statement Date:
                                                        Payment Date:
                                                        Prior Payment:
                                                        Record Date:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           OTHER RELATED INFORMATION

                            Servicing Fees
                            Servicing Fees per $1,000
                            Special Servicing Fees
                            Special Servicing Fees per $1,000
                            Interest Shortfall
                            Aggregate Advance Reconciliation (Table)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

            GMAC COMMERCIAL MORTGAGE SECURITIES, INC., AS DEPOSITOR
 GMAC COMMERCIAL MORTGAGE CORPORATION, AS A SERVICER AND A MORTGAGE LOAN SELLER
               CONTITRADE SERVICES L.L.C., A MORTGAGE LOAN SELLER
 INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, A MORTGAGE LOAN SELLER
                STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1996-C1         Statement Date:
                                                        Payment Date:
                                                        Prior Payment:
                                                        Record Date:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           OTHER RELATED INFORMATION

                            ASER Loan and Aggregate Information
                            SER Information:
                              Controlling Class/Operating Advisor Information Class Determination Balance, etc.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

            GMAC COMMERCIAL MORTGAGE SECURITIES, INC., AS DEPOSITOR
 GMAC COMMERCIAL MORTGAGE CORPORATION, AS A SERVICER AND A MORTGAGE LOAN SELLER
               CONTITRADE SERVICES L.L.C., A MORTGAGE LOAN SELLER
 INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, A MORTGAGE LOAN SELLER
                STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1996-C1         Statement Date:
                                                        Payment Date:
                                                        Prior Payment:
                                                        Record Date:
                 DELINQUENCY/PREPAYMENT/RATE HISTORY REPORTING
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               DELINQ 1 MONTH DELINQ 2 MONTHS DELINQ 3+ MONTHS FORECLOSURE/BANKRUPTCY       REO        MODIFICATIONS
 DISTRIBUTION ----------------------------------------------------------------------- --------------------------------
     DATE       #   BALANCE     #   BALANCE     #   BALANCE        #    BALANCE         #   BALANCE     #   BALANCE
 =====================================================================================================================
 ---------------------------------------------------------------------------------------------------------------------
 ---------------------------------------------------------------------------------------------------------------------
 ---------------------------------------------------------------------------------------------------------------------
 ---------------------------------------------------------------------------------------------------------------------
 ---------------------------------------------------------------------------------------------------------------------
 ---------------------------------------------------------------------------------------------------------------------
 ---------------------------------------------------------------------------------------------------------------------
 ---------------------------------------------------------------------------------------------------------------------
 ---------------------------------------------------------------------------------------------------------------------
 ---------------------------------------------------------------------------------------------------------------------
 ---------------------------------------------------------------------------------------------------------------------
 ---------------------------------------------------------------------------------------------------------------------
 ---------------------------------------------------------------------------------------------------------------------
 ---------------------------------------------------------------------------------------------------------------------
 ---------------------------------------------------------------------------------------------------------------------

                                 NEW WEIGHTED
 DISTRIBUTION  --------------------------------
     DATE        #   BALANCE    COUPON   REMIT
 ==============================================
 ----------------------------------------------
 ----------------------------------------------
 ----------------------------------------------
 ----------------------------------------------
 ----------------------------------------------
 ----------------------------------------------
 ----------------------------------------------
 ----------------------------------------------
 ----------------------------------------------
 ----------------------------------------------
 ----------------------------------------------
 ----------------------------------------------
 ----------------------------------------------
 ----------------------------------------------
 ----------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  Note: Foreclosure and REO Totals are Included in the Appropriate Delinquency
                                 Aging Category

            GMAC COMMERCIAL MORTGAGE SECURITIES, INC., AS DEPOSITOR
 GMAC COMMERCIAL MORTGAGE CORPORATION, AS A SERVICER AND A MORTGAGE LOAN SELLER
               CONTITRADE SERVICES L.L.C., A MORTGAGE LOAN SELLER
 INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, A MORTGAGE LOAN SELLER
                STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1996-C1         Statement Date:
                                                        Payment Date:
                                                        Prior Payment:
                                                        Record Date:
                            DELINQUENCY LOAN DETAIL
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                         OUTSTANDING                           SPECIAL
   OFFERING                                        CURRENT   OUTSTANDING   PROPERTY    ADVANCE       LOAN      SERVICER
   CIRCULAR      LOAN                 PAID THRU      P&I         P&I      PROTECTION DESCRIPTION    STATUS     TRANSFER
   CONTROL#     GROUP       PERIOD       DATE      ADVANCE    ADVANCES*    ADVANCES      (1)         (2)         DATE
 ===================================================================================================================================

             TOTALS:                                 0.00        0.00    0.00
 ===================================================================================================================================

   OFFERING
   CIRCULAR    FORECLOSURE  BANKRUPTCY
   CONTROL#        DATE        DATE      REO DATE
 ==================================================
 ==================================================
  (1) Advance Description
       0. P&I Advance -- Late Payment but < one month delinquent       (2) Loan Status                6. DPO
       1. P&I Advance -- Loan delinquent 1 month                            1. Specially Serviced     7. Foreclosure Sale
       2. P&I Advance -- Loan Delinquent 2 months                           2. Foreclosure            8. Bankruptcy Sale
       3. P&I Advance -- Loan delinquent 3 months or more                   3. Bankruptcy             9. REO Disposition
       4. P&I Advance -- Loan in Grace Period                               4. REO                   10. Modification/Workout
       5. P&I Advance -- Assumed Scheduled Payment                          5. Prepay in Full

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

* Outstanding P&I Advances include the current period P&I Advance

            GMAC COMMERCIAL MORTGAGE SECURITIES, INC., AS DEPOSITOR
 GMAC COMMERCIAL MORTGAGE CORPORATION, AS A SERVICER AND A MORTGAGE LOAN SELLER
               CONTITRADE SERVICES L.L.C., A MORTGAGE LOAN SELLER
 INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, A MORTGAGE LOAN SELLER
                STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1996-C1         Statement Date:
                                                        Payment Date:
                                                        Prior Payment:
                                                        Record Date:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      MORTGAGE LOAN STRATIFICATION REPORT

             Updated Collateral Tables as they appear in Prospectus
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

            GMAC COMMERCIAL MORTGAGE SECURITIES, INC., AS DEPOSITOR
 GMAC COMMERCIAL MORTGAGE CORPORATION, AS A SERVICER AND A MORTGAGE LOAN SELLER
               CONTITRADE SERVICES L.L.C., A MORTGAGE LOAN SELLER
 INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, A MORTGAGE LOAN SELLER
                STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1996-C1         Statement Date:
                                                        Payment Date:
                                                        Prior Payment:
                                                        Record Date:
                               LOAN LEVEL DETAIL
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      SPECIAL
    OFFERING                          SERVICER                              NEG        BEGINNING           SCHEDULED
    CIRCULAR    GRP     PROPERTY      TRANSFER              MATURITY         AM        SCHEDULED    NOTE   PRINCIPAL  PREPAYMENTS/
   CONTROL #     ID       TYPE          DATE      STATE       DATE         (Y/N)        BALANCE     RATE    PAYMENT   LIQUIDATIONS
 ==================================================================================================================================

 ==================================================================================================================================

    OFFERING                      PAID      PREPAYMENT
    CIRCULAR      PREPAYMENT    THROUGH      PREMIUM        LOAN
   CONTROL #         DATE         DATE        AMOUNT     STATUS(*)
 ==================================================================
 ==================================================================
    (*) Legend                 1) Specially Serviced         4) REO                        7) Foreclosure Sale
                               2) Foreclosure                5) Prepay in Full             8) Bankruptcy Sale
                               3) Bankruptcy                 6) DPO                        9) REO Disposition
                                                                                          10) Modification/Workout


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

            GMAC COMMERCIAL MORTGAGE SECURITIES, INC., AS DEPOSITOR
 GMAC COMMERCIAL MORTGAGE CORPORATION, AS A SERVICER AND A MORTGAGE LOAN SELLER
               CONTITRADE SERVICES L.L.C., A MORTGAGE LOAN SELLER
 INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, A MORTGAGE LOAN SELLER
                STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1996-C1         Statement Date:
                                                        Payment Date:
                                                        Prior Payment:
                                                        Record Date:
                      SPECIALLY SERVICED LOAN STATUS LOANS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

           Number of Loans as of the Closing Date                                                                               0
           Principal Balance as of the Closing Date                                                                          0.00
           Current Number of Loans                                                                                              0
           Current Outstanding Principal Balance                                                                             0.00
           Current Number of Specially Serviced Loans                                                                           0
           Current Outstanding Principal Balance of Specially Serviced Loans                                                 0.00
           Percent of Specially Serviced Loans (per Current Number of Loans)                                               0.0000%
           Percent of Specially Serviced Loans (per Current Outstanding Principal Balance)                                 0.0000%

           ----------------------------------------------------------------------------------------------------------------------
                                                                                                  CURRENT            CURRENT
                                                                                                 PRINCIPAL          PRINCIPAL
                                                                                  CURRENT      BALANCE AS A %     BALANCE AS A %
             SPECIALLY SERVICED LOAN         NUMBER OF     INITIAL PRINCIPAL     PRINCIPAL      OF SPECIALLY      OF TOTAL POOL
           STATUS                              LOANS            BALANCE           BALANCE      SERVICED LOANS        BALANCE
           ----------------------------------------------------------------------------------------------------------------------
             1) Request for waiver of
                Prepayment Penalty
             2) Payment Default
             3) Request for Loan
                Modification or Workout
             4) Loans with Borrower
                Bankruptcy
             5) Loans in Process of
                Foreclosure
             6) Loans now REO Property
             7) Loans Paid Off
             8) Loans Returned to Master
                Servicer
           ----------------------------------------------------------------------------------------------------------------------
                             Total             0.00            0.00                0.00

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

            GMAC COMMERCIAL MORTGAGE SECURITIES, INC., AS DEPOSITOR
 GMAC COMMERCIAL MORTGAGE CORPORATION, AS A SERVICER AND A MORTGAGE LOAN SELLER
               CONTITRADE SERVICES L.L.C., A MORTGAGE LOAN SELLER
 INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, A MORTGAGE LOAN SELLER
                STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1996-C1         Statement Date:
                                                        Payment Date:
                                                        Prior Payment:
                                                        Record Date:
                         SPECIALLY SERVICED LOAN DETAIL
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SPECIAL
   OFFERING      SERVICER       SCHED         SCHED                                                    NET
   CIRCULAR      TRANSFER     PRINCIPAL      INTEREST      MATURITY      PROPERTY                   OPERATING
  CONTROL #        DATE        BALANCE         RATE          DATE          TYPE         STATE         INCOME       NOI DATE
 ----------------------------------------------------------------------------------------------------------------------------

 ===================================================================================================================================

                   DEBT       SPECIALLY
   OFFERING      SERVICE       SERVICED
   CIRCULAR      COVERAGE       STATUS
  CONTROL #       RATIO         CODE*
 ----------------------------------------
 ========================================
               1) Request for waiver of Prepayment Penalty     4) Loans with Borrower Bankruptcy
  * Legend     2) Payment Default                              5) Loans in Process of Foreclosure
               3) Request for Loan Modification or Workout     6) Loans now REO Property
                                                               7) Loan Paid Off
                                                               8) Loans Returned to Master Servicer

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

            GMAC COMMERCIAL MORTGAGE SECURITIES, INC., AS DEPOSITOR
 GMAC COMMERCIAL MORTGAGE CORPORATION, AS A SERVICER AND A MORTGAGE LOAN SELLER
               CONTITRADE SERVICES L.L.C., A MORTGAGE LOAN SELLER
 INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, A MORTGAGE LOAN SELLER
                STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1996-C1         Statement Date:
                                                        Payment Date:
                                                        Prior Payment:
                                                        Record Date:
                              MODIFIED LOAN DETAIL
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     OFFERING
  MODIFICATION       CIRCULAR       MODIFICATION        MODIFICATION
      DATE           CONTROL #          DATE             DESCRIPTION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

            GMAC COMMERCIAL MORTGAGE SECURITIES, INC., AS DEPOSITOR
 GMAC COMMERCIAL MORTGAGE CORPORATION, AS A SERVICER AND A MORTGAGE LOAN SELLER
               CONTITRADE SERVICES L.L.C., A MORTGAGE LOAN SELLER
 INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, A MORTGAGE LOAN SELLER
                STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1996-C1         Statement Date:
                                                        Payment Date:
                                                        Prior Payment:
                                                        Record Date:
                              REALIZED LOSS DETAIL
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                                            GROSS
                                                APPRAISAL                                  PROCEEDS
                     OFFERING                     VALUE/        SCHED                     AS A % OF     AGGREGATE        NET
   DISTRIBUTION      CIRCULAR     APPRAISAL      BROKERS      PRINCIPAL       GROSS         SCHED      LIQUIDATION   LIQUIDATION
       DATE         CONTROL #        DATE        ESTIMATE      BALANCE       PROCEEDS     PRINCIPAL     EXPENSES*      PROCEEDS
 --------------------------------------------------------------------------------------------------------------------------------

 --------------------------------------------------------------------------------------------------------------------------------
   CURRENT TOTAL                                          0                           0             0             0             0
   CUMULATIVE                                             0                           0             0             0             0

                       NET
                     PROCEEDS
                    AS A % OF      CURRENT
   DISTRIBUTION       SCHED        REALIZED
       DATE          BALANCE         LOSS
 ----------------------------------------------
 ----------------------------------------------
   CURRENT TOTAL                            0
   CUMULATIVE                               0

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid special servicing fees, unpaid trustee fees, etc.

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES

     The mortgage pass-through certificates (the "OFFERED CERTIFICATES") offered hereby and by the supplements hereto (each, a "PROSPECTUS SUPPLEMENT") will be offered from time to time in series. The Offered Certificates of any series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "CERTIFICATES".

     Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "TRUST FUND") to be formed by GMAC Commercial Mortgage Securities, Inc. (the "DEPOSITOR") and consisting primarily of a segregated pool (a "MORTGAGE ASSET POOL") of the Mortgage Loans (as defined in the related Prospectus Supplement), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "MORTGAGE ASSETS"). If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof, and also interest rate exchange agreements and other financial assets, or any combination thereof. See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

     The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination; Retirement of the Certificates".

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.
                                                  (cover continued on next page)
                            ------------------------

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON
  THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES DO NOT REPRESENT AN
    INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, GMAC
     COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR AFFILIATES. NEITHER
       THE OFFERED CERTIFICATES NOR THE MORTGAGE ASSETS WILL BE
        GUARANTEED OR INSURED BY THE DEPOSITOR, THE MASTER SERVICER,
          GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR
           AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED
             PROSPECTUS SUPPLEMENT, BY ANY GOVERNMENTAL AGENCY OR
              INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

     PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING ON PAGE 7 HEREIN UNDER THE CAPTION "RISK FACTORS" AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

     The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, as described under "Method of Distribution" and in the related Prospectus Supplement.
                            ------------------------

                THE DATE OF THIS PROSPECTUS IS OCTOBER 22, 1996

(cover continued)

     There will be no secondary market for the Offered Certificates of any series prior to the offering thereof. There can be no assurance that a secondary market for any Offered Certificates will develop or, if it does develop, that it will continue. The Certificates will not be listed on any securities exchange.

     As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;
(iv) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or
(vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. See "Description of the Certificates".

     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a series of Certificates will specify which class or classes of such series of Certificates will be considered to be regular interests in the related REMIC and which class of Certificates or other interests will be designated as the residual interest in the related REMIC. See "Certain Federal Income Tax Consequences".

                             PROSPECTUS SUPPLEMENT

     As more particularly described herein, the Prospectus Supplement relating to each series of Offered Certificates will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of such Offered Certificates, including the payment provisions with respect to each such class, the aggregate principal amount, if any, of each such class, the rate at which interest accrues from time to time, if at all, with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount, if any, or on a specified notional amount, if at all; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made; (iv) information as to the assets, including the Mortgage Assets, constituting the related Trust Fund (all such assets, with respect to the Certificates of any series, the "TRUST ASSETS"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (ix) information concerning the Trustee (as defined herein) of the related Trust Fund; (x) if the related Trust Fund includes Mortgage Loans, information concerning the Master Servicer and any Special Servicer (each as defined herein) of such Mortgage Loans; (xi) information as to the nature and extent of subordination of any class of Certificates of such series, including a class of Offered Certificates; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "COMMISSION") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

     No dealer, salesman, or any other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or any related Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any dealer, salesman, or any other person. Neither the delivery of this Prospectus or any related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein or therein since the date hereof. This Prospectus and any related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

     The Master Servicer or another specified person will cause to be provided to registered holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive offices at 650 Dresher Road, Horsham, Pennsylvania 19044, or by telephone at (215) 682-3480.

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
PROSPECTUS SUPPLEMENT.....................     2
AVAILABLE INFORMATION.....................     2
INCORPORATION OF CERTAIN INFORMATION BY
  REFERENCE...............................     3
SUMMARY OF PROSPECTUS.....................     5
RISK FACTORS..............................    11
    Limited Liquidity.....................    11
    Limited Obligations...................    11
    Credit Support Limitations............    11
    Yield and Prepayment Considerations...    12
    Investment in Commercial and
      Multifamily Mortgage Loans..........    12
    Balloon Payments; Borrower Default....    13
    Leases and Rents......................    13
    Environmental Considerations..........    14
DESCRIPTION OF THE TRUST FUNDS............    14
    General...............................    14
    Mortgage Loans........................    14
    MBS...................................    17
    Certificate Accounts..................    18
    Credit Support........................    18
    Cash Flow Agreements..................    19
YIELD AND MATURITY CONSIDERATIONS.........    19
    General...............................    19
    Pass-Through Rate.....................    19
    Payment Delays........................    19
    Certain Shortfalls in Collections of
      Interest............................    19
    Yield and Prepayment Considerations...    20
    Weighted Average Life and Maturity....    21
    Other Factors Affecting Yield,
      Weighted Average Life and
      Maturity............................    22
THE DEPOSITOR.............................    24
GMAC COMMERCIAL MORTGAGE CORPORATION......    24
DESCRIPTION OF THE CERTIFICATES...........    24
    General...............................    24
    Distributions.........................    25
    Distributions of Interest on the
      Certificates........................    26
    Distributions of Principal of the
      Certificates........................    27
    Allocation of Losses and Shortfalls...    27
    Advances in Respect of
      Delinquencies.......................    28
    Reports to Certificateholders.........    28
    Termination; Retirement of
      Certificates........................    30
    Book-Entry Registration and Definitive
      Certificates........................    31
THE POOLING AND SERVICING AGREEMENTS......    32
    General...............................    32
    Assignment of Mortgage Loans;
      Repurchases.........................    33
    Representations and Warranties;
      Repurchases.........................    34
    Collection and Other Servicing
      Procedures..........................    35
    Sub-Servicers.........................    36
    Special Servicers.....................    37
    Certificate Account...................    37
    Realization Upon Defaulted Mortgage
      Loans...............................    39
    Hazard Insurance Policies.............    41

                                             PAGE
                                             ----
    Due-on-Sale and Due-on-Encumbrance
      Provisions..........................    42
    Servicing Compensation and Payment of
      Expenses............................    42
    Evidence as to Compliance.............    42
    Certain Matters Regarding the Master
      Servicer and the Depositor..........    43
    Events of Default.....................    44
    Rights Upon Event of Default..........    44
    Amendment.............................    45
    The Trustee...........................    46
    Duties of the Trustee.................    46
    Certain Matters Regarding the
      Trustee.............................    46
    Resignation and Removal of the
      Trustee.............................    46
DESCRIPTION OF CREDIT SUPPORT.............    47
    General...............................    47
    Subordinate Certificates..............    47
    Insurance or Guarantees with Respect
      to Mortgage Loans...................    47
    Letter of Credit......................    48
    Certificate Insurance and Surety
      Bonds...............................    48
    Reserve Funds.........................    48
    Credit Support with respect to MBS....    48
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS...    49
    General...............................    49
    Types of Mortgage Instruments.........    49
    Leases and Rents......................    49
    Personalty............................    50
    Foreclosure...........................    50
    Bankruptcy Laws.......................    53
    Environmental Considerations..........    54
    Due-on-Sale and Due-on-Encumbrance....    55
    Subordinate Financing.................    56
    Default Interest and Limitations on
      Prepayments.........................    56
    Applicability of Usury Laws...........    56
    Soldiers' and Sailors' Civil Relief
      Act of 1940.........................    57
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...    57
    General...............................    57
    REMICs................................    58
    Grantor Trust Funds...................    73
STATE AND OTHER TAX CONSEQUENCES..........    81
ERISA CONSIDERATIONS......................    81
    General...............................    81
    Plan Asset Regulations................    82
    Prohibited Transaction Exemption......    82
    Consultation With Counsel.............    84
    Tax Exempt Investors..................    84
LEGAL INVESTMENT..........................    84
USE OF PROCEEDS...........................    86
METHOD OF DISTRIBUTION....................    86
LEGAL MATTERS.............................    87
FINANCIAL INFORMATION.....................    87
RATING....................................    87
INDEX OF PRINCIPAL DEFINITIONS............    88

                             SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.

SECURITIES OFFERED........... Mortgage pass-through certificates.

DEPOSITOR.................... GMAC Commercial Mortgage Securities, Inc., a
                                wholly-owned subsidiary of GMAC Commercial
                                Mortgage Corporation ("GMACCM"). See "The
                                Depositor".

TRUSTEE...................... The trustee (the "TRUSTEE") for each series of
                                Certificates will be named in the related
                                Prospectus Supplement. See "The Pooling and
                                Servicing Agreements--The Trustee".

MASTER SERVICER.............. If a Trust Fund includes Mortgage Loans, then the servicer or the master servicer (each, a "MASTER SERVICER") for the corresponding series of Certificates will be named in the related Prospectus Supplement. The Master Servicer for any series of Certificates may be GMACCM or another affiliate of the Depositor. The Master Servicer may also be the Special Servicer for such series and, in such dual capacity, would be referred to as the "SERVICER". See "GMAC Commercial Mortgage Corporation" and "The Pooling and Servicing Agreements--Certain Matters Regarding the Master Servicer and the Depositor".

SPECIAL SERVICER............. If a Trust Fund includes Mortgage Loans, then any special servicers (each, a "SPECIAL SERVICER") for the corresponding series of Certificates will be named, or the circumstances under which a Special Servicer may be appointed will be described, in the related Prospectus Supplement. A Special Servicer for any series of Certificates may be the Master Servicer or an affiliate of the Depositor or the Master Servicer. See "The Pooling and Servicing Agreements--Special Servicers".

MBS ADMINISTRATOR............ If a Trust Fund includes MBS, then the entity responsible for administering such MBS (the "MBS ADMINISTRATOR") will be named in the related Prospectus Supplement. If an entity other than the Trustee and the Master Servicer is the MBS Administrator, such entity will be herein referred to as the "MANAGER". The Manager for any series of Certificates may be GMACCM or another affiliate of the Depositor.

THE MORTGAGE ASSETS.......... The Mortgage Assets will be the primary asset of any Trust Fund. The Mortgage Assets with respect to each series of Certificates will, in general, consist of a pool of Mortgage Loans secured by first or junior liens on, as described herein, multifamily residential properties or commercial properties. If so specified in the related Prospectus Supplement, a Trust Fund may include Mortgage Loans secured by liens on real estate projects under construction. The Mortgage Loans will not be guaranteed or insured by the Depositor, GMACCM or any of their affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. If so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent or non-performing as of the date the related Trust Fund is formed.

                              As and to the extent described in the related
                                Prospectus Supplement, a Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "MORTGAGE RATE") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, (iv) may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments and (v) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan will have had an original term to maturity of not more than 40 years. Unless otherwise provided in the related Prospectus Supplement, no Mortgage Loan will have been originated by the Depositor; however, some or all of the Mortgage Loans in any Trust Fund may have been originated by GMACCM or another affiliate of the Depositor. See "Description of the Trust Funds-- Mortgage Loans".

                              If and to the extent specified in the related
                                Prospectus Supplement, the Mortgage Assets with respect to a series of Certificates may also include, or consist of, MBS, provided that each MBS will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein. See "Description of the Trust Funds-- MBS".

THE CERTIFICATES............. Each series of Certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "POOLING AND SERVICING AGREEMENT") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                              As described in the related Prospectus Supplement,
                                the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) are senior (collectively, "SENIOR CERTIFICATES") or subordinate (collectively, "SUBORDINATE
                                CERTIFICATES") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest (collectively, "STRIPPED PRINCIPAL CERTIFICATES"); (iii) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal (collectively, "STRIPPED INTEREST CERTIFICATES");

                                (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distribution based on collections on the Mortgage Assets in the related Trust Fund attributable to prepayment premiums, yield maintenance penalties or equity participations.

                              Each class of Certificates, other than certain
                                classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates (as defined herein), will have an initial stated principal amount (a "CERTIFICATE BALANCE"); and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates, will accrue interest on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a notional amount (a "NOTIONAL AMOUNT") based on a fixed, variable or adjustable interest rate (a "PASS-THROUGH RATE"). The related Prospectus Supplement will specify the Certificate Balance, Notional Amount and/or Pass-Through Rate (or, in the case of a variable or adjustable Pass-Through Rate, the method for determining such rate), as applicable, for each class of Offered Certificates.

                              If so specified in the related Prospectus
                                Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes.

                              The Certificates will not be guaranteed or insured
                                by the Depositor, by the Master Servicer, by GMACCM or any of their affiliates, by any governmental agency or instrumentality or by any other person or entity, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Obligations".

DISTRIBUTIONS OF INTEREST ON
THE
  CERTIFICATES............... Interest on each class of Offered Certificates
                                (other than certain classes of Stripped
                                Principal Certificates and certain classes of REMIC Residual Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional Amount thereof outstanding from time to time and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "DISTRIBUTION DATE"). Distributions of interest with respect to one or more classes of Certificates (collectively, "ACCRUAL
                                CERTIFICATES") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual

                                Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Yield and Prepayment Considerations", "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" and "Description of the Certificates--Distributions of Interest on the Certificates".

DISTRIBUTIONS OF PRINCIPAL OF
  THE CERTIFICATES........... As and to the extent described in each Prospectus
                                Supplement, distributions of principal with respect to the related series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of
                                Certificates: (i) may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (ii) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series; (iii) may be made, subject to certain limitations, based on a specified principal payment schedule; or (iv) may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the Certificates-- Distributions of Principal of the Certificates".

CREDIT SUPPORT AND CASH FLOW
  AGREEMENTS................. If so provided in the related Prospectus
                                Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "CREDIT SUPPORT"). If so provided in the related Prospectus Supplement, a Trust Fund may include: (i) guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or
                                (ii) certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets or on one or more classes of Certificates (any such agreement, in the case of clause (i) or (ii), a

                                "CASH FLOW AGREEMENT"). Certain relevant information regarding any applicable Credit Support or Cash Flow Agreement will be set forth in the Prospectus Supplement for a series of Offered Certificates. See "Risk Factors--Credit Support Limitations", "Description of the Trust Funds--Credit Support" and "--Cash Flow Agreements" and "Description of Credit Support".

ADVANCES..................... If and to the extent provided in the related
                                Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, a Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on such Mortgage Loans. Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related Prospectus Supplement. See "Description of the Certificates--Advances in respect of Delinquencies". If and to the extent provided in the Prospectus Supplement for a series of Certificates, any entity making such advances may be entitled to receive interest thereon for a specified period during which certain or all of such advances are outstanding, payable from amounts in the related Trust Fund. See "Description of the Certificates--Advances in Respect of Delinquencies". If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling and Servicing Agreement, or of a party to the related MBS Agreement, will be described in the related Prospectus Supplement.

OPTIONAL TERMINATION......... The Master Servicer, the Depositor or, if
                                specified in the related Prospectus Supplement, the holder of the residual interest in a REMIC may at its option either (i) effect early retirement of a series of Certificates through the purchase of the assets in the related Trust Fund or (ii) purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement; in each case under the circumstances and in the manner set forth herein under "Description of the
                                Certificates--Termination; Retirement of
                                Certificates" and in the related Prospectus
                                Supplement.

CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES............... The Certificates of each series will constitute either (i) "regular interests" ("REMIC REGULAR CERTIFICATES") and "residual interests" ("REMIC RESIDUAL CERTIFICATES") in a Trust Fund, or a designated portion thereof, treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "CODE"), or (ii) interests ("GRANTOR TRUST CERTIFICATES") in a Trust Fund treated as a grantor trust (or a partnership) under applicable provisions of the Code.

                              Investors are advised to consult their tax
                                advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA CONSIDERATIONS......... Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
                                Section 4975 of the Code, should review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or
                                Section 4975 of the Code. See "ERISA
                                Considerations" herein and in the related
                                Prospectus Supplement.

LEGAL INVESTMENT............. The Offered Certificates will constitute "mortgage related securities" for purposes of the
                                Secondary Mortgage Market Enhancement Act of
                                1984, as amended ("SMMEA"), only if so specified in the related Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

RATING....................... At their respective dates of issuance, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "RATING AGENCY"). See "Rating" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

     In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.

LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or that it will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for any series of Offered Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. The Certificates will not be listed on any securities exchange.

LIMITED OBLIGATIONS

     The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, GMACCM or any of their affiliates. The only obligations of the foregoing entities with respect to the Certificates or the Mortgage Assets will be the obligations (if any) of the Depositor and the Master Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Assets, the Master Servicer's servicing obligations under the related Pooling and Servicing Agreement (including its limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable) and pursuant to the terms of any MBS, and such other limited obligations of the Master Servicer and the Depositor as may be described in the related Prospectus Supplement. Neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by the Depositor, the Master Servicer, GMACCM or any of their affiliates or, unless otherwise specified in the related Prospectus Supplement, by any governmental agency or instrumentality. Proceeds of the Trust Assets included in the related Trust Fund for each series of Certificates (including the Mortgage Assets, any fund or instrument constituting Credit Support and any Cash Flow Agreements) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor, the Master Servicer, GMACCM or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

CREDIT SUPPORT LIMITATIONS

     The Prospectus Supplement for a series of Certificates will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses; for example, Credit Support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of Senior Certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Offered Certificates of a series are made in a specified order of priority, any related Credit Support may be exhausted before the principal of the later paid classes of Offered Certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Offered Certificates having a later right of payment. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and certain other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support".

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity of the Offered Certificates of each series will depend on the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchases for breaches of representations and warranties or document defects) on the Mortgage Loans and the price paid by Certificateholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. The yield to maturity on Stripped Interest Certificates and Stripped Principal Certificates will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield to maturity on certain other types of classes of Certificates, including Accrual Certificates, Certificates with a Pass-Through Rate which fluctuates inversely with an index or certain other classes in a series including more than one class of Certificates, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the Mortgage Loans (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith). There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. See "Yield and Maturity Considerations" herein.

INVESTMENT IN COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS

     A description of certain material considerations associated with investments in mortgage loans is included herein under "Certain Legal Aspects of Mortgage Loans". Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See "Description of the Trust Funds--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by factors generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots; and other circumstances, conditions or events beyond the control of a Master Servicer.

     Additional considerations may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Anti-Deficiency Legislation".

     Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BALLOON PAYMENTS; BORROWER DEFAULT

     Certain of the Mortgage Loans included in a Trust Fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Depositor nor any of its affiliates will be required to refinance any Mortgage Loan.

     If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or a Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. See "The Pooling and Servicing Agreements--Realization upon Defaulted Mortgage Loans". While a Master Servicer or a Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

LEASES AND RENTS

     Each Mortgage Loan included in any Trust Fund secured by Mortgaged Property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged

Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".

ENVIRONMENTAL CONSIDERATIONS

     Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each Trust Fund will consist of Mortgage Loans (see "--Mortgage Loans" below), MBS (see "--MBS" below) or a combination of Mortgage Loans and MBS. Each Trust Fund will be established by the Depositor. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "MORTGAGE ASSET SELLER"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be GMACCM or another affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor, GMACCM or any of their affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

MORTGAGE LOANS

     General. The Mortgage Loans will be evidenced by promissory notes (the "MORTGAGE NOTES") secured by mortgages, deeds of trust or similar security instruments (the "MORTGAGES") that create first or junior liens on fee or leasehold estates in properties (the "MORTGAGED PROPERTIES") consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("MULTIFAMILY PROPERTIES") or (ii) office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties or unimproved land ("COMMERCIAL PROPERTIES"). The Multifamily Properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations ("COOPERATIVES"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "ORIGINATOR") other than the Depositor; however, the Originator may be GMACCM or, alternatively, may be or may have been another affiliate of the Depositor.

     If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related senior liens ("SENIOR LIENS") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgage Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to such Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and any Senior Liens or purchase the Mortgaged Property subject to such Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and
(ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse.

     If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "DEBT SERVICE COVERAGE RATIO" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments of principal and/or interest on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "NET OPERATING INCOME" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("NET LEASES"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "LOAN-TO-VALUE RATIO" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "VALUE" of a Mortgaged Property will be its fair market value determined in an appraisal obtained by the Originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a Mortgaged Property, value will in all cases be affected by property performance. As a result, if a Mortgage Loan defaults because the income generated by the related Mortgaged Property is insufficient to cover operating costs and expenses and pay debt service, then the value of the Mortgaged Property will reflect such and a liquidation loss may occur.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk

Factors--Investment in Commercial and Multifamily Mortgage Loans" and "--Balloon Payments; Borrower Default".

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have had original terms to maturity of not more than 40 years and (ii) provide for scheduled payments of principal, interest or both, to be made on specified dates ("DUE DATES") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at a Mortgage Rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization,
(iii) may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and (iv) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "LOCK-OUT PERIOD" and its date of expiration, a "LOCK-OUT DATE") and/or require payment of a premium or a yield maintenance penalty (a "PREPAYMENT PREMIUM") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "EQUITY PARTICIPATION"), as described in the related Prospectus Supplement.

     Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which, to the extent then applicable and specifically known to the Depositor, will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the earliest and latest origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios, (vi) the Mortgage Rates borne by the Mortgage Loans, or range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM LOANS"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to provide the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

MBS

     MBS may include (i) private-label (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National

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

Mortgage Association or the Federal Agricultural Mortgage Corporation ("FAMC"), provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS AGREEMENT"). The issuer of the MBS (the "MBS ISSUER") and/or the servicer of the underlying mortgage loans (the "MBS SERVICER") will have entered into the MBS Agreement, generally with a trustee (the "MBS TRUSTEE") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,
(vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements", and (x) the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the "CERTIFICATE ACCOUNT") established and maintained on behalf of the Certificateholders into which all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund will be deposited to the extent described herein and in the related Prospectus Supplement. See "The Pooling and Servicing Agreements--Certificate Account".

CREDIT SUPPORT

     If so provided in the Prospectus Supplement for a series of Certificates, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of such series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination thereof. The amount and types of Credit Support, the identification of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

     If so provided in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related Prospectus Supplement. The related Prospectus Supplement will also identify the obligor under the Cash Flow Agreement.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Yield and Prepayment Considerations". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the Offered Certificates of the related series.

PASS-THROUGH RATE

     The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of Offered Certificates of such series or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, a "DUE PERIOD" will be a specified time period (generally running from the second day of one month to the first day of the next month, inclusive) and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period

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

will, to the extent received by a specified date (the "DETERMINATION DATE") or otherwise advanced by the related Master Servicer or other specified person, be distributed to the holders of the Certificates of such series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "PREPAYMENT INTEREST SHORTFALL") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for each series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. The related Prospectus Supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

     A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

     Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of

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

various constant assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Unless otherwise specified in the related Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month.

Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a possibility that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or a Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur. A Mortgage Loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues thereon would, in the case of an ARM Loan, be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. In addition, negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

     Negative amortization also may occur in respect of an ARM Loan that (i) limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, (ii) provides that its scheduled payment will adjust less frequently than its Mortgage Rate or (iii) provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

     The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount thereof). See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by a reduction in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, and/or by establishing a priority of payments among such classes of Certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

     Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "EXCESS FUNDS" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a

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

premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources is likely to have any material effect on the rate at which such Certificates are amortized and the consequent yield with respect thereto.

     Optional Early Termination. The Master Servicer, the Depositor or, if specified in the related Prospectus Supplement, the holder of the residual interest in a REMIC may at its option either (i) effect early retirement of a series of Certificates through the purchase of the assets in the related Trust Fund or (ii) purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement; in each case under the circumstances and in the manner set forth herein under "Description of the Certificates--Termination; Retirement of Certificates" and in the related Prospectus Supplement. In the absence of other factors, any such early retirement of a class of Offered Certificates would shorten the weighted average life thereof and, if such Certificates were purchased at premium, reduce the yield thereon.

                                 THE DEPOSITOR

     GMAC Commercial Mortgage Securities, Inc. is a wholly-owned subsidiary of GMACCM which is a wholly-owned subsidiary of GMAC Mortgage Corporation, a Michigan Corporation. The Depositor was incorporated in the State of Delaware on June 22, 1995. The Depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The Depositor maintains its principal office at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is
(215) 682-3480. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                      GMAC COMMERCIAL MORTGAGE CORPORATION

     Unless otherwise specified in the related Prospectus Supplement, GMAC Commercial Mortgage Corporation, an affiliate of the Company and a corporation duly organized and existing under the laws of the State of California, will act as the Master Servicer or Manager for a series of Certificates.

     GMACCM buys mortgage loans primarily through its branch network and also from mortgage loan originators or sellers nationwide and services mortgage loans for its own account and for others. GMACCM's principal executive offices are located at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-4622. GMACCM conducts operations from its headquarters in Pennsylvania and from offices located in California, Colorado, the District of Columbia, Illinois, Michigan, Minnesota, Missouri, Nebraska, New York, Ohio, Texas, Virginia, Washington and Wisconsin.

     The size of the loan portfolio which GMACCM was servicing as of the end of the most recent calendar quarter will be set forth in each Prospectus Supplement relating to a Mortgage Pool master serviced by it. GMACCM's delinquency, foreclosure and loan loss experience as of the end of the most recent calendar quarter for which such information is available on the portfolio of loans master serviced by it that were originated under its modified loan purchase criteria will be summarized in each Prospectus Supplement relating to a Mortgage Pool master serviced by it. There can be no assurance that such experience will be representative of the results that may be experienced with respect to any particular Mortgage Pool.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling and Servicing Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) provide for the accrual of interest on the Certificate Balance or Notional Amount thereof at a fixed, variable or adjustable rate; (ii) constitute Senior Certificates or Subordinate Certificates; (iii) constitute Stripped Interest Certificates or Stripped Principal Certificates; (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or
(vii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

     If so specified in the related Prospectus Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of Certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of Certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "DEFINITIVE CERTIFICATES") or may be offered in book-entry format (such Certificates, "BOOK-ENTRY CERTIFICATES") through the facilities of The Depository Trust Company ("DTC"). The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations.

DISTRIBUTIONS

     Distributions on the Certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "AVAILABLE DISTRIBUTION AMOUNT" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such series on such date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related Prospectus Supplement. In general, the Distribution Date for a series of Certificates will be the 25th day of each month (or, if any such 25th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of Certificates is issued.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "RECORD DATE"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class in proportion to the respective Percentage Interests evidenced thereby unless otherwise specified in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the "PERCENTAGE INTEREST") represented by an Offered Certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the initial Certificate Balance or Notional Amount of such class.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of Certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date or otherwise deferred as described in the related Prospectus Supplement. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates), the "ACCRUED CERTIFICATE INTEREST" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance
of) one or more classes of the Certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Yield and Prepayment Considerations" and "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive as principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of a specified date (the "CUT-OFF DATE"), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "CONTROLLED AMORTIZATION CLASS") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of Certificates (each such class, a "COMPANION CLASS") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates, or by establishing a priority of payments among such classes of Certificates. See "Description of Credit Support".

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, a Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any Mortgage Loan, "RELATED PROCEEDS") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Assets in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer or Trustee if, in the judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "NONRECOVERABLE ADVANCE"); and, if previously made by a Master Servicer, Special Servicer or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made by a Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling and Servicing Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling and Servicing Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer, Manager or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "DISTRIBUTION DATE STATEMENT") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

          (i) the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

          (ii) the amount of such distribution to holders of such class of Offered Certificates that was applied to pay Accrued Certificate Interest;

          (iii) the amount, if any, of such distribution to holders of such class of Offered Certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

          (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

          (v) if the related Trust Fund includes Mortgage Loans, the aggregate amount of advances included in such distribution;

          (vi) if the related Trust Fund includes Mortgage Loans, the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and, if the related Trust Fund includes MBS, the amount of administrative compensation received by the REMIC Administrator;

          (vii) information regarding the aggregate principal balance of the related Mortgage Assets on or about such Distribution Date;

          (viii) if the related Trust Fund includes Mortgage Loans, information regarding the number and aggregate principal balance of such Mortgage Loans that are delinquent;

          (ix) if the related Trust Fund includes Mortgage Loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such Mortgage Loans during the related Prepayment Period (that is, the specified period, generally corresponding to the related Due Period, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date);

          (x) the Certificate Balance or Notional Amount, as the case may be, of such class of Certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

          (xi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

          (xii) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

          (xiii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

          (xiv) the amount of Credit Support being afforded by any classes of Subordinate Certificates.

     In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or as a percentage.

The Prospectus Supplement for each series of Certificates may describe additional information to be included in reports to the holders of the Offered Certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer, Manager or Trustee for a series of Certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "--Book-Entry Registration and Definitive Certificates" below.

     If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer, Manager or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement for each series of Certificates (other than limited payment and notice obligations of the applicable parties) will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to such Pooling and Servicing Agreement following the earlier of (i) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last Mortgage Asset subject thereto or of any property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan subject thereto and (ii) the purchase by the Master Servicer, the Depositor or, if specified in the related Prospectus Supplement, by the holder of the REMIC Residual Certificates (see "Certain Federal Income Tax Consequences" below) from the Trust Fund for such series of all remaining Mortgage Assets therein and property, if any, acquired in respect of the Mortgage Loans therein. In addition to the foregoing, the Master Servicer or the Depositor will have the option to purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement in the manner set forth in the related Prospectus Supplement. Upon the purchase of such Certificates or at any time thereafter, at the option of the Master Servicer or the Depositor, the Mortgage Assets may be sold, thereby effecting a retirement of the Certificates and the termination of the Trust Fund, or the Certificates so purchased may be held or resold by the Master Servicer or the Depositor. In no event, however, will the trust created continue beyond the expiration of 21 years from the death of the survivor of certain persons named in such Pooling and Servicing Agreement. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination. If the Certificateholders are permitted to terminate the trust under the applicable Pooling and Servicing Agreement, a penalty may be imposed upon the Certificateholders based upon the fee that would be foregone by the Master Servicer and/or any Special Servicer because of such termination.

     Any such purchase of Mortgage Assets and property acquired in respect of Mortgage Loans evidenced by a series of Certificates shall be made at the option of the Master Servicer, the Depositor or, if applicable, the holder of the REMIC Residual Certificates at the price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that series, but the right of the Master Servicer, the Depositor or, if applicable, such holder to so purchase is subject to the aggregate principal balance of the Mortgage Assets for that series as of the Distribution Date on which the purchase proceeds are to be distributed to Certificateholders being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for that series. The Prospectus Supplement for each series of Certificates will set forth the amounts that the holders of such Certificates will be entitled to receive upon such early retirement. Such early termination may adversely affect the yield to holders of certain classes of such Certificates. If a REMIC election has been made, the termination of the related Trust Fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of the Offered Certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("PARTICIPANTS") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "DIRECT PARTICIPANTS", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "CERTIFICATE OWNER") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Master Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder"(as such term is used in the related Pooling and Servicing Agreement) of Book-Entry Certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling and Servicing Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling and Servicing Agreement.

                      THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The Certificates of each series will be issued pursuant to a Pooling and Servicing Agreement. In general, the parties to a Pooling and Servicing Agreement will include the Depositor, the Trustee, the Master Servicer and, in some cases, a Special Servicer appointed as of the date of the Pooling and Servicing Agreement. However, a Pooling and Servicing Agreement that relates to a Trust Fund that includes MBS may include a Manager as a party, but may not include a Master Servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer, Special Servicer or Manager. Any party to a Pooling and Servicing Agreement or any affiliate thereof may own Certificates issued thereunder.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling and Servicing Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) that relates to any series of

Certificates without charge upon written request of a holder of a Certificate of such series addressed to it at its principal executive offices specified herein under "The Depositor".

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Mortgage Loan to be included in a Trust Fund, deliver, or cause to be delivered, to the related Trustee (or to a custodian appointed by the Trustee as described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers, or causes to be delivered, to the related Trustee (or such custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such Mortgage or assignment has been lost, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Unless otherwise specified in the related Prospectus Supplement, assignments of Mortgage to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

     The Trustee (or a custodian appointed by the Trustee) for a series of Certificates will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the Certificateholders of the related series, the Trustee (or such custodian) will be required to notify the Master Servicer and the Depositor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related Prospectus Supplement (in any event, the "PURCHASE PRICE"). If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective Mortgage Asset documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the Master Servicer will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so.

     The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Trust Fund, and to maintain possession of and, if applicable, to review, the documents relating to such Mortgage Loans, in any case as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Certificates will be set forth in the related Prospectus Supplement. Any such custodian may be an affiliate of the Depositor or the Master Servicer.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "WARRANTING PARTY") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling and Servicing Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the Master Servicer, a Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at the applicable Purchase Price. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a

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

Warranting Party and neither the Depositor nor the Master Servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made will be specified in the related Prospectus Supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer for any Mortgage Pool, directly or through Sub-Servicers, will be obligated under the related Pooling and Servicing Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Certificateholders, in accordance with applicable law and with the terms of such Pooling and Servicing Agreement, such Mortgage Loans and any instrument of Credit Support included in the related Trust Fund. Subject to the foregoing, the Master Servicer will have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, a Master Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided (i) such procedures are consistent with the terms of the related Pooling and Servicing Agreement, and (ii) do not impair recovery under any instrument of Credit Support included in the related Trust Fund. Consistent with the foregoing, the Master Servicer will be permitted, in its discretion, unless otherwise specified in the related Prospectus Supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

     Under a Pooling and Servicing Agreement, a Master Servicer will be granted certain discretion to extend relief to Mortgagors whose payments become delinquent. Unless otherwise specified in the related Prospectus Supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a Mortgage Loan, the Master Servicer will be permitted, subject to any specific limitations set forth in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, to modify, waive or amend any term of such Mortgage Loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that such modification, waiver or amendment (i) is reasonably likely to produce a greater recovery with respect to such Mortgage Loan on a present value basis than would liquidation and (ii) will not adversely affect the coverage under any applicable instrument of Credit Support.

     A mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged

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

Property in lieu of foreclosure) on behalf of the Certificateholders of the related series may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a mortgagor files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. The Master Servicer may approve such a request if it has determined, exercising its business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

     In the case of Mortgage Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Certificateholders, and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the related Certificateholders and the Master Servicer determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

     The Master Servicer for any Trust Fund, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO PROPERTY"); and maintaining servicing records relating to such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

SUB-SERVICERS

     A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "SUB-SERVICER"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer will remain obligated under the related Pooling and Servicing Agreement. A Sub-Servicer for any series of Certificates may be an affiliate of the Depositor or Master Servicer. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "SUB-SERVICING AGREEMENT") will provide for servicing of the applicable Mortgage Loans consistent with the related Pooling and Servicing Agreement. A Master Servicer will be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

     Unless otherwise provided in the related Prospectus Supplement, a Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer that retained it for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling and Servicing Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".

SPECIAL SERVICERS

     To the extent so specified in the related Prospectus Supplement, one or more Special Servicers may be a party to the related Pooling and Servicing Agreement or may be appointed by the Master Servicer or another specified party. A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer and may hold, or be affiliated with the holder of, Subordinate Certificates of such series. A Special Servicer may be entitled to any of the rights, and subject to any of the obligations, described herein in respect of a Master Servicer. In general, a Special Servicer's duties will relate to defaulted Mortgage Loans, including instituting foreclosures and negotiating work-outs. The related Prospectus Supplement will describe the rights, obligations and compensation of any Special Servicer for a particular series of Certificates. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in the related Prospectus Supplement. In certain cases the Master Servicer may be appointed the Special Servicer.

CERTIFICATE ACCOUNT

     General. The Master Servicer, the Trustee and/or a Special Servicer will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("PERMITTED INVESTMENTS"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Trustee or Special Servicer (if any) as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special Servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer (if any) or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, the following payments and collections received or made by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling and Servicing Agreement:

          (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

          (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or any Special Servicer as its servicing compensation or as compensation to the Trustee;

          (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower) (collectively, "INSURANCE PROCEEDS"), all proceeds received in connection with the condemnation or other governmental taking of all or any portion of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower) (collectively, "CONDEMNATION PROCEEDS"), and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (vii) below, "LIQUIDATION PROCEEDS"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

          (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates;

          (v) any advances made with respect to delinquent scheduled payments of principal and interest on the Mortgage Loans;

          (vi) any amounts paid under any Cash Flow Agreement;

          (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination; Retirement of Certificates";

          (viii) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer and is not otherwise retained by the Depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

          (ix) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

          (x) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

          (xi) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement.

     Withdrawals. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

          (i) to make distributions to the Certificateholders on each Distribution Date;

          (ii) to pay the Master Servicer or a Special Servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular Mortgage Loans as to which such fees were earned;

          (iii) to reimburse the Master Servicer, a Special Servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular Mortgage Loans, Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net

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

     income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties, or if in the judgment of the Master Servicer, the Special Servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

          (iv) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or any other specified person interest accrued on the advances and servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

          (v) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

          (vi) to reimburse the Master Servicer, the Depositor, the Trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor" and "--Certain Matters Regarding the Trustee";

          (vii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee and any provider of Credit Support;

          (viii) if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support;

          (ix) to pay the Master Servicer, a Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

          (x) to pay any servicing expenses not otherwise required to be advanced by the Master Servicer, a Special Servicer or any other specified person;

          (xi) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax
     Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

          (xii) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of Certificateholders;

          (xiii) to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement; and

          (xiv) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a Mortgage Loan has occurred or, in the Master Servicer's judgment, a payment default is imminent, the Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related series of

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

Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund) and either:

          (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (ii) the Master Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations".

     A Pooling and Servicing Agreement may grant to the Master Servicer, a Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Master Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless
(i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Master Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property. If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of its obligation to manage such Mortgaged Property as required under the related Pooling and Servicing Agreement.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer in connection with such Mortgage Loan, then, to the

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

extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the Trust Fund will realize a loss in the amount of such shortfall. The Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. In addition, if and to the extent set forth in the related Prospectus Supplement, amounts otherwise distributable on the Certificates may be further reduced by interest payable to the Master Servicer on such servicing expenses and advances.

     If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will require the Master Servicer to use reasonable efforts to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the Master Servicer's normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount

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

of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Master Servicer's normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund. Because such compensation is generally based on a percentage of the principal balance of each such Mortgage Loan outstanding from time to time, it will decrease in accordance with the amortization of the Mortgage Loans. If and to the extent described in the related Prospectus Supplement, a Master Servicer's compensation may also include: (i) an additional specified portion of the interest payments on each defaulted Mortgage Loan serviced by the Master Servicer; (ii) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to any defaulted Mortgage Loan as to which it negotiated a work-out or that it liquidated; and (iii) any other amounts specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may retain, as additional compensation, all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the Certificate Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the Trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, and the fees of any Special Servicer, may be required to be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

     Each Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the related Trustee to the effect that, on the basis of an examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing of mortgage loans under agreements (including the related Pooling and Servicing Agreement) substantially similar to each other was conducted in compliance with such agreements except for such significant exceptions or errors in

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

records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering its statement such firm may rely, as to the matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to those Subservicers which also have been the subject of such an examination.

     Each Pooling and Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there is to be delivered to the related Trustee an annual statement signed by one or more officers of the Master Servicer to the effect that, to the best knowledge of each such officer, the Master Servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer may be obtained by Certificateholders upon written request to the Trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The entity servicing as Master Servicer under a Pooling and Servicing Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement for a series of Certificates will provide that the Master Servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will also provide that, except as set forth below, neither the Master Servicer, the Depositor, nor any director, officer, employee or agent of the Master Servicer or the Depositor will be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will further provide that the Master Servicer, the Depositor, and any director, officer, employee or agent of the Master Servicer or the Depositor is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the related series of Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling and Servicing Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Pooling and Servicing Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will

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

be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

     Any person into which the Master Servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the Master Servicer is a party or any person succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Pooling and Servicing Agreement, provided that, unless otherwise specified in the related Prospectus Supplement, (i) such person is qualified to service mortgage loans on behalf of FNMA or FHLMC and (ii) such merger, consolidation or succession does not adversely affect the then-current ratings of the classes of Certificates of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the Master Servicer may assign its rights under a Pooling and Servicing Agreement to any person to whom the Master Servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (i) and (ii) above are satisfied. In the case of any such assignment, the Master Servicer will be released from its obligations under such Pooling and Servicing Agreement, other than liabilities and obligations incurred by it prior to the time of such assignment.

EVENTS OF DEFAULT

     Events of Default under the Pooling and Servicing Agreement in respect of a series of Certificates, unless otherwise specified in the Prospectus Supplement, will include, without limitation, (i) any failure by the Master Servicer to make a required deposit to the Certificate Account or, if the Master Servicer is so required, to distribute to the holders of any class of Certificates of such series any required payment which continues unremedied for 5 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates of such class evidencing not less than 25% of the aggregate Percentage Interests constituting such class; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement with respect to such series of Certificates which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of any class of Certificates of such series evidencing not less than 25% of the aggregate Percentage Interests constituting such class; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or to make them more restrictive) will be specified in the related Prospectus Supplement. A default pursuant to the terms of any MBS included in any Trust Fund will not constitute an Event of Default under the related Pooling and Servicing Agreement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default remains unremedied, either the Depositor or the Trustee may, and at the direction of the holders of Certificates evidencing not less than 51% of the aggregate undivided interests (or, if so specified in the related Prospectus Supplement, voting rights) in the related Trust Fund the Trustee shall, by written notification to the Master Servicer and to the Depositor or the Trustee, as applicable, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement covering such Trust Fund and in and to the related Mortgage Loans and the proceeds thereof (other than any rights of the Master Servicer as Certificateholder and other than any rights of the Master Servicer to payment and/or reimbursement for previously earned servicing fees and outstanding advances), whereupon the Trustee or, upon notice to the Depositor and with the Depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Pooling and Servicing Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, a FNMA- or FHLMC-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Pooling and Servicing Agreement (unless otherwise set forth in the Pooling and Servicing Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon

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

the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Pooling and Servicing Agreement.

     No Certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling and Servicing Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling and Servicing Agreement, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of Certificates, as evidenced by a letter from each applicable Rating Agency, (iv) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that
(1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Pooling and Servicing Agreement, or (C) to restrict the transfer of the REMIC Residual Certificates, provided that the Depositor has determined that the then-current ratings of the classes of the Certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-Permitted Transferee, (v) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder, or (vi) to amend specified provisions that are not material to holders of any class of Certificates offered hereunder.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66% of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

     Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Depositor, the Trustee or any other specified person in accordance

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with such amendment will not result in the imposition of a tax on the related
Trust Fund or cause such Trust Fund to fail to qualify as a REMIC.

THE TRUSTEE

     The Trustee under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates.

DUTIES OF THE TRUSTEE

     The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, the Certificates or any underlying Mortgage Asset or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Certificates or the underlying Mortgage Assets. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the aggregate undivided interests (or, if so specified in the related Prospectus Supplement, voting rights) in the related Trust Fund. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

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

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If and to the extent so provided in the related Prospectus Supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of Certificates.

     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See "Risk Factors--Credit Support Limitations".

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

     If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. The related Prospectus Supplement will describe the nature of such default risks and the extent of such coverage.

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

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such Prospectus Supplement (the "LETTER OF CREDIT BANK"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related Mortgage Assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of

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

Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the

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

lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws".

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

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

     Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Non-Judicial Foreclosure/Power of Sale. In states permitting non-judicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, are generally expected to be non-recourse. See "Risk Factors--Investment in Commercial and Multifamily Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the

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

ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee

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

notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain Mortgage Loans, however, may be secured by ground leases which do not contain these provisions.

     Cross-Collateralization. Certain of the Mortgage Loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized Mortgage Loan to foreclose on the related mortgages in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the section entitled "--Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the

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Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so called "secured creditor exemption".

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "ACT") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability

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

relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA").

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans".

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain

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

Depository Institutions Act of 1982 (the "GARN ACT") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("TITLE V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

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

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "RELIEF ACT"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Code and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of Offered Certificates. See "State and Other Tax Consequences". Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     The following discussion addresses securities of two general types: (i) certificates ("REMIC CERTIFICATES") representing interests in a Trust Fund, or a portion thereof, that the Master Servicer or the Trustee will elect to have treated as a REMIC under Sections 860A through 860G (the "REMIC PROVISIONS") of the Code, and (ii) Grantor Trust Certificates representing interests in a Trust Fund ("GRANTOR TRUST FUND") as to which no such election will be made. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

     The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the

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

extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Agreements".

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID REGULATIONS"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC REGULATIONS"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related Prospectus Supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of
Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Master Servicer or the Trustee will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

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

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe the Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(5)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(A) of the Code.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("TIERED REMICS") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

  Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "COMMITTEE REPORT") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "PREPAYMENT ASSUMPTION") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

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

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "CLOSING DATE"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

     Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the

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numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of
(i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated
(i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If

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made, such election will apply to all market discount bonds acquired by such
Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed

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

the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

  Taxation of Owners of REMIC Residual Certificates.

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined

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

under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer or the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "ISSUE PREMIUM"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income

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

of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as non-taxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates--General" above.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue

                                       66
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regulations that would treat the entire amount of income accruing on a REMIC
Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value."

     For REMIC Residual Certificateholders, excess inclusions (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below. Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in

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

REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. On December 28, 1993, the IRS released temporary regulations (the "MARK-TO-MARKET REGULATIONS") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a "negative value" REMIC Residual Certificate is not treated as a security and thus generally may not be marked to market. This exclusion from the mark-to-market requirement is expanded to include all REMIC Residual Certificates under proposed Treasury regulations published January 4, 1995 which provide that any REMIC Residual Certificate issued after January 4, 1995 will not be treated as a security and therefore generally may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for

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

investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "PROHIBITED TRANSACTIONS TAX"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

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

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "CONTRIBUTIONS TAX"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special Servicer, Manager or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer, Manager or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Trustee or the Master Servicer, which generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the Trustee or the Master Servicer, as the case may be, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee or the Master Servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by either the Trustee or the Master Servicer.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States Person and providing the name and address of such Certificateholder). For these purposes, "UNITED STATES PERSON" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATE". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "GRANTOR TRUST STRIP CERTIFICATE". A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

  Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans...secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code except to the extent that Grantor Trust assets are secured by mortgages on real property not used for residential or certain other prescribed purposes; (ii) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which...[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans...secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which...[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

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

  Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust

Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such prepayment assumption or any other rate and Certificateholders should bear in mind

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

that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1T, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. For a definition of "stated redemption price," see "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the holder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above within the exception that it is less like that a prepayment assumption will be used for purposes of such rules with respect to the Mortgage Loans.

     Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

     Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on

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

the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

     Possible Application of Proposed Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments, but no final regulations have been promulgated with respect to contingent payment debt instruments. Proposed regulations were promulgated on December 16, 1994 regarding contingent payment debt instruments, but it appears that the Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests) that are expressly exempted from the application of such proposed regulations, may be excepted from such proposed regulations. Like the OID Regulations, such proposed regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules under the proposed regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the

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

"noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield.

     Assuming that a prepayment assumption were used, if the proposed regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates."

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Trustee or Master

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

Servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer, the Special Servicer or any Sub-Servicer, and such other customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the income tax laws of any state or other jurisdiction. Therefore, potential investors should consult their tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

GENERAL

     ERISA and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("PLANS") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("PARTIES IN INTEREST") who have certain specified relationships to the Plan unless a statutory or administrative exemption is available. Unless an exemption is available, a Plan's purchase or holding of a Certificate may constitute a prohibited transaction if any of the Depositor, the Trustee, the Master Servicer, the Manager, the Special Servicer or a Sub-Servicer is a Party in Interest with respect to that Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and
Section 4975 of the Code.

PLAN ASSET REGULATIONS

     A Plan's investment in Offered Certificates may cause the underlying Mortgage Loans, MBS and other assets included in a related Trust Fund to be deemed assets of such Plan. A regulation of the United States Department of Labor ("DOL") at 29 C.F.R. sec.2510.3-101 provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined therein. Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Loans, MBS and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer, any Special Servicer, any Sub-Servicer, any Manager, the Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Mortgage Loans, MBS and other assets included in a Trust Fund constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA or the Code.

PROHIBITED TRANSACTION EXEMPTION

     On March 29, 1994, the DOL issued (with an effective date of June 9, 1992) an individual exemption (the "EXEMPTION"), to certain of the Depositor's affiliates, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates in a trust as to which (i) the Depositor is the sponsor if any entity which has received from the DOL an individual prohibited transaction exemption which is similar to the Exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a seller or placement agent, or
(ii) the Depositor or an affiliate is the Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "UNDERWRITER" shall include (a) the Depositor and certain of its affiliates, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Depositor and certain of its affiliates, (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Certificates, or (d) any entity which has received an exemption from the DOL relating to Certificates which is similar to the Exemption.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Offered Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Offered Certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other Certificates of the same trust. Third, the Offered Certificates at the time of acquisition by a Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps, Inc. or Fitch Investors Service, L.P. Fourth, the Trustee cannot be an affiliate of any member of the "RESTRICTED GROUP" which consists of any Underwriter, the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer, any obligor under any credit enhancement mechanism, any Manager and any mortgagor with respect to Trust Assets constituting more than 5% of the aggregate unamortized principal balance of the Trust Assets in the related Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Trust Assets to the related Trust Fund must represent not more than the fair market value of such obligations, and the sum of all payments made to and retained by the Master Servicer, any Special Servicer, any Sub-Servicer and any Manager must represent not more than reasonable compensation for such person's services under the related Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption states that the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that each Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of one of the rating agencies specified above for at least one year prior to the Plan's acquisition of Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Certificates.

     It is not clear whether certain Certificates that may be offered hereunder would constitute "certificates" for purposes of the Exemption, including but not limited to, (i) Certificates evidencing an interest in certificates insured or guaranteed by FAMC, (ii) Certificates evidencing an interest in Mortgage Loans secured by liens on real estate projects under construction, (iii) Certificates evidencing an interest in a Trust Fund including equity participations, (iv) Certificates evidencing an interest in a Trust Fund including Cash Flow Agreements, or (v) subordinated Classes of Certificates. In promulgating the Exemption, the DOL did not have under consideration interests in pools of the exact nature described in this paragraph and accordingly, unless otherwise provided in the related Prospectus Supplement, Plans should not purchase Certificates representing interests as described in the immediately preceding sentence based solely upon the Exemption.

     A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the general conditions set forth above will be satisfied with respect to such Certificate.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "EXCLUDED PLAN" by any person who has discretionary authority or renders investment advice with respect to assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant Plan Assets in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Trust Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan and (3) the holding of Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pools of Mortgage Assets. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the pools of Mortgage Assets, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any Offered Certificates with assets of a Plan.

CONSULTATION WITH COUNSEL

     Any Plan fiduciary which proposes to purchase Offered Certificates on behalf of or with assets of a Plan should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of the Exemption or any other prohibited transaction exemption in connection therewith. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, or any other exemption, with respect to the Certificates offered thereby.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "TAX EXEMPT INVESTOR") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

                                LEGAL INVESTMENT

     If so specified in the related Prospectus Supplement, the Offered Certificates will constitute "mortgage related securities" for purposes of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

     Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain Multifamily Loans, and originated by types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). Under SMMEA, if a state enacted legislation prior to October 3, 1991 that specifically limits the legal investment authority of any such entities with respect to "mortgage related securities", Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Upon the issuance of final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 and subject to any limitations such regulations may impose, a modification of the definition of "mortgage related securities" will become effective to expand the types of loans to which such securities may relate to include loans secured by "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily residential loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

     The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "POLICY STATEMENT") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities". The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Certificates, including Offered Certificates, will be treated as high-risk under the Policy Statement.

     The predecessor to the Office of Thrift Supervision (the "OTS") issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Offered Certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Offered Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     There may be other restrictions on the ability of certain investors either to purchase certain classes of Offered Certificates or to purchase any class of Offered Certificates representing more than a specified percentage of the investor's assets. The Depositor will make no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

     The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

          1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

          2. By placements by the Depositor with institutional investors through dealers; and

          3. By direct placements by the Depositor with institutional investors.

     In addition, if specified in the related Prospectus Supplement, the Offered Certificates of a series may be offered in whole or in part to the seller of the related Mortgage Assets that would comprise the Trust Fund for such Certificates.

     If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Depositor whose identities and relationships to the Depositor will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of Offered Certificates of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the Offered Certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor anticipates that the Certificates offered hereby will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Offered Certificates. Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each series, including certain federal income tax consequences, will be passed upon for the Depositor by Mayer, Brown & Platt, Chicago, Illinois or Thacher Proffitt & Wood, New York, New York.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                         PAGE
                                         -----
Accrual Certificates..................       7
Accrued Certificate Interest..........      26
Act...................................      54
ARM Loans.............................      17
Available Distribution Amount.........      25
Book-Entry Certificates...............      25
Cash Flow Agreement...................       9
CERCLA................................      54
Certificate Account...................      18
Certificate Balance...................       7
Certificate Owner.....................      31
Certificateholder.....................      57
Certificates..........................       1
Closing Date..........................      59
Code..................................       9
Commercial Properties.................      14
Commission............................       2
Committee Report......................      59
Companion Class.......................      27
Condemnation Proceeds.................      38
Contributions Tax.....................      70
Controlled Amortization Class.........      27
Cooperatives..........................      14
CPR...................................      21
Credit Support........................       8
Cut-off Date..........................      27
Debt Service Coverage Ratio...........      15
Definitive Certificates...............      25
Depositor.............................       1
Determination Date....................      20
Direct Participants...................      31
Distribution Date.....................       7
Distribution Date Statement...........      28
DOL...................................      82
DTC...................................      25
Due Dates.............................      17
Due Period............................      19
Equity Participation..................      17
ERISA.................................      10
Excess Funds..........................      23
Excluded Plan.........................      83
Exemption.............................      82
FAMC..................................      18
FHLMC.................................      17
FNMA..................................      17
Garn Act..............................      56
GMACCM................................       5
Grantor Trust Certificates............       9
Grantor Trust Fractional Interest
  Certificate.........................      73

                                         PAGE
                                         -----
Grantor Trust Fund....................      57
Grantor Trust Strip Certificate.......      73
Indirect Participants.................      31
Insurance Proceeds....................      38
IRS...................................      40
Issue Premium.........................      65
Letter of Credit Bank.................      48
Liquidation Proceeds..................      38
Loan-to-Value Ratio...................      16
Lock-out Date.........................      17
Lock-out Period.......................      17
Manager...............................       5
Mark-to-Market Regulations............      68
Master Servicer.......................       5
MBS...................................       1
MBS Administrator.....................       5
MBS Agreement.........................      18
MBS Issuer............................      18
MBS Servicer..........................      18
MBS Trustee...........................      18
Mortgages.............................      14
Mortgage Asset Pool...................       1
Mortgage Asset Seller.................      14
Mortgage Assets.......................       1
Mortgage Notes........................      14
Mortgage Rate.........................       6
Mortgaged Properties..................      14
Multifamily Properties................      14
Net Leases............................      16
Net Operating Income..................      15
Nonrecoverable Advance................      28
Notional Amount.......................       7
Offered Certificates..................       1
OID Regulations.......................      58
Originator............................      14
OTS...................................      85
Participants..........................      31
Parties in Interest...................      82
Pass-Through Rate.....................       7
Percentage Interest...................      26
Permitted Investments.................      37
Plans.................................      81
Policy Statement......................      85
Pooling and Servicing Agreement.......       6
Prepayment Assumption.................      59
Prepayment Interest Shortfall.........      20
Prepayment Period.....................      26
Prepayment Premium....................      17
Prohibited Transactions Tax...........      69
Prospectus Supplement.................       1

                                         PAGE
                                         -----
Purchase Price........................      34
Rating Agency.........................      10
RCRA..................................      55
Record Date...........................      25
Related Proceeds......................      28
Relief Act............................      57
REMIC.................................       2
REMIC Certificates....................      57
REMIC Provisions......................      57
REMIC Regular Certificates............       9
REMIC Regulations.....................      58
REMIC Residual Certificates...........       9
REO Property..........................      36
Restricted Group......................      83
Senior Certificates...................       6
Senior Liens..........................      14
Servicer..............................       5
SMMEA.................................      10
SPA...................................      21
                                         PAGE
                                         -----
Special Servicer......................       5
Stripped Interest Certificates........       6
Stripped Principal Certificates.......       6
Sub-Servicer..........................      36
Sub-Servicing Agreement...............      36
Subordinate Certificates..............       6
Tax Exempt Investor...................      84
Tiered REMICs.........................      59
Title V...............................      56
Trust Assets..........................       2
Trust Fund............................       1
Trustee...............................       5
UBTI..................................      84
UCC...................................      50
Underwriter...........................      82
United States Person..................      72
Value.................................      16
Warranting Party......................      34

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

     This diskette contains two spreadsheet files that can be put on a user-specified hard drive or network drive. These two files are "GMAC96Cl.xls" and "GMAC96Cl.wk4." The file "GMAC96Cl.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet, and the file "GMAC96Cl.wk4" is a Lotus 123(1), Version 4.1 spreadsheet. Each file provides, in electronic format, certain loan level information shown in ANNEX A of the Prospectus Supplement.

     Open either file as you would normally open any spreadsheet in either Microsoft Excel or Lotus 123. After either file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data, see the worksheet labeled "Annex A."
-------------------------
(1) Microsoft Excel and Lotus 123 are registered trademarks of Microsoft Corporation and Lotus Development Corporation, respectively.

             ------------------------------------------------------
             ------------------------------------------------------

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.
                            ------------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                          PAGE
                                          -----
Transaction Overview...................     S-5
Summary................................     S-6
Risk Factors...........................    S-17
Description of the Mortgage Asset
  Pool.................................    S-21
Servicing of the Mortgage Loans........    S-35
Description of the Certificates........    S-43
Yield and Maturity Considerations......    S-57
Certain Federal Income Tax
  Consequences.........................    S-77
Method of Distribution.................    S-79
Legal Matters..........................    S-80
Ratings................................    S-80
Legal Investment.......................    S-81
ERISA Considerations...................    S-81
Index of Principal Terms...............    S-83
Annex A................................     A-1
Annex B................................     B-1
                  PROSPECTUS
Prospectus Supplement..................       2
Available Information..................       2
Incorporation of Certain Information by
  Reference............................       3
Summary of Prospectus..................       5
Risk Factors...........................      11
Description of the Trust Funds.........      14
Yield and Maturity Considerations......      19
The Depositor..........................      24
GMAC Commercial Mortgage Corporation...      24
Description of the Certificates........      24
The Pooling and Servicing Agreements...      32
Description of Credit Support..........      47
Certain Legal Aspects of Mortgage
  Loans................................      49
Certain Federal Income Tax
  Consequences.........................      57
State and Other Tax Consequences.......      81
ERISA Considerations...................      81
Legal Investment.......................      84
Use of Proceeds........................      86
Method of Distribution.................      86
Legal Matters..........................      87
Financial Information..................      87
Rating.................................      87
Index of Principal Definitions.........      88

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                                  $395,151,146
                                 (APPROXIMATE)

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

                        CLASS X-1, CLASS X-2, CLASS A-1,
                        CLASS A-2A, CLASS A-2B, CLASS B,
                          CLASS C, CLASS D AND CLASS E
                             MORTGAGE PASS-THROUGH
                                  CERTIFICATES
                                 SERIES 1996-C1

                            ------------------------

                             PROSPECTUS SUPPLEMENT
                            ------------------------

                              GOLDMAN, SACHS & CO.

                              MORGAN STANLEY & CO.
                     INCORPORATED

                   AND SOLELY AS MEMBERS OF THE SELLING GROUP

                      CONTIFINANCIAL SERVICES CORPORATION
                                     [LOGO]

                                OCTOBER   , 1996
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